As filed with the Securities and Exchange Commission on September 1, 2004
Registration No. 333-115912

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Steel Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	3310	71-0871875
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4020 Kinross Lakes Parkway

Richfield, Ohio 44286-9000
Telephone: (330) 659-9100
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices Including Zip Code)

Leonard M. Anthony

Chief Financial Officer
International Steel Group Inc.
4020 Kinross Lakes Parkway
Richfield, Ohio 44286-9000
Telephone: (330) 659-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Kelly, Esq.
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list of the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

				Address, Including Zip
	State or Other	Primary Standard		Code, and Telephone
	Jurisdiction of	Industrial	I.R.S. Employer	Number, Including Area
Exact Name of Registrant	Incorporation or	Classification	Identification	Code of Registrant’s
as Specified in Its Charter	Organization	Code Number	Number	Principal Executive Offices

ISG ACQUISITION INC.	Delaware	3310	04-3742731	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG CLEVELAND INC.	Delaware	3310	04-3634649	3060 Eggers Road Cleveland, Ohio 44105 (216) 429-6000
ISG CLEVELAND WEST INC.	Delaware	3310	04-3634689	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG CLEVELAND WEST PROPERTIES INC.	Delaware	3310	04-3634701	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG CLEVELAND WORKS RAILWAY COMPANY	Delaware	3310	04-3634622	3060 Eggers Road Cleveland, Ohio 44105 (216) 429-6000
ISG HENNEPIN INC.	Delaware	3310	01-0649751	10726 ISG Drive Hennepin, Illinois 61327 (815) 925-2311
ISG INDIANA HARBOR INC.	Delaware	3310	04-3631839	3001 Dickey Road East Chicago, Indiana 46312 (219) 391-2000
ISG RIVERDALE INC.	Delaware	3310	74-3062732	13500 S. Perry Avenue Riverdale, Illinois 60627 (708) 849-8803
ISG SOUTH CHICAGO & INDIANA HARBOR RAILWAY COMPANY	Delaware	3310	04-3634638	9746 Avenue N Chicago, Illinois 60617 (773) 768-6408
ISG WARREN INC.	Delaware	3310	02-0573111	2234 Main Avenue S.W. Warren, Ohio 44481 (330) 841-2803
ISG/ EGL HOLDING COMPANY	Delaware	3310	75-1994274	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG BURNS HARBOR LLC	Delaware	3310	20-0653414	250 West US Highway 12 Burns Harbor, Indiana 46304 (219) 787-2120
ISG LACKAWANNA LLC	Delaware	3310	20-0653717	3175 Lakeshore Road Blasdell, New York 14219 (716) 821-1000
ISG PIEDMONT LLC	Delaware	3310	20-0653323	2027 McLin Creek Road Newton, North Carolina 28658 (828) 464-9214
ISG PLATE LLC	Delaware	3310	20-0653500	139 Modena Road Coatesville, Pennsylvania 19320 (717) 986-2509
ISG RAILWAYS INC.	Delaware	3310	56-2348283	250 West US Highway 12 Burns Harbor, Indiana 46304 (219) 787-2120
ISG REAL ESTATE INC.	Delaware	3310	76-0729176	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG SALES INC.	Delaware	3310	76-0729186	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG SPARROWS POINT LLC	Delaware	3310	20-0653633	5111 North Point Road Sparrows Point, Maryland 21219 (410) 388-3000
ISG STEELTON LLC	Delaware	3310	20-0653772	215 North Front Street Steelton, Pennsylvania 17113 (717)986-2000

				Address, Including Zip
	State or Other	Primary Standard		Code, and Telephone
	Jurisdiction of	Industrial	I.R.S. Employer	Number, Including Area
Exact Name of Registrant	Incorporation or	Classification	Identification	Code of Registrant’s
as Specified in Its Charter	Organization	Code Number	Number	Principal Executive Offices

ISG STEELTON SERVICES LLC	Delaware	3310	41-2096678	215 North Front Street Steelton, Pennsylvania 17113 (717)986-2000
ISG VENTURE INC.	Delaware	3310	76-0729180	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG TECHNOLOGIES INC.	Delaware	3310	56-2348282	116 Research Drive Bethlehem, Pennsylvania 18015 (610)694-4395
ISG HIBBING INC.	Delaware	3310	37-1464981	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
HIBBING TACONITE HOLDING INC.	Minnesota	3310	23-2125944	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG LACKAWANNA SERVICES LLC	Delaware	3310	41-2096667	3175 Lakeshore Road Blasdell, New York 14219 (716)821-1000
ISG SPARROWS POINT SERVICES LLC	Delaware	3310	41-2096677	5111 North Point Road Sparrows Point, Maryland 21219 (410)388-3000
ISG PLATE SERVICES LLC	Delaware	3310	41-2096672	129 Modena Road Coatesville, Pennsylvania 19320 (717)986-2509
ISG BURNS HARBOR SERVICES LLC	Delaware	3310	41-2096671	250 West US Highway 12 Burns Harbor, Indiana 46304 (219)787-2120
TOW PATH VALLEY BUSINESS PARK DEVELOPMENT COMPANY	Delaware	3310	35-2203344	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG COLUMBUS COATINGS LLC	Delaware	3310	20-0653817	1800 Watkins Road Columbus, Ohio 43207 (614) 492-6803
ISG COLUMBUS PROCESSING LLC	Delaware	3310	81-0613446	1800 Watkins Road Columbus, Ohio 43207 (614) 492-6803
PRISTINE RESOURCES INC.	Delaware	3310	13-4246647	219 Bethlehem Road Revloc, Pennsylvania 15948 (330) 659-9100
TECUMSEH REDEVELOPMENT INC.	Delaware	3310	01-0649791	4020 Kinross Lakes Parkway Richfield, Ohio 44286-9000 (330) 659-9100
ISG CHICAGO COLD ROLLING LLC	Delaware	3310	20-0653898	1000 E. Boundary Road Portage, Indiana 46368 (219) 787-9444
HIBBING LAND CORPORATION	Delaware	3310	23-1987059	c/o Hibbing Taconite PO Box 589 Hibbing, Minnesota 55746 (218) 262-5900
ISG WEIRTON INC.	Delaware	3310	56-2435202	400 Three Springs Drive Weirton, West Virginia 26062 (304) 797-2000
ISG GEORGETOWN INC.	Delaware	3310	20-1268535	420 Hazard Street Georgetown, South Carolina 29440 (843) 546-2525

The name, address and telephone number of the registered agent for service of each of the additional registrants listed above is the same as the address and telephone number of the registered agent for service of International Steel Group Inc.

The information in this prospectus in not complete and may be changed. ISG may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and ISG is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2004

PROSPECTUS

$600,000,000

Offer to Exchange

All Outstanding 6.500% Senior Notes Due 2014
For 6.500% Senior Notes Due 2014
of
International Steel Group Inc.

This Exchange Offer Will Expire at 5:00 p.m.

New York City Time, on October 6, 2004

The Exchange Notes

•	The terms of the notes to be issued are substantially identical to the outstanding notes that ISG issued on April 14, 2004, except for transfer restrictions, registration rights and special interest provisions relating to the outstanding notes that will not apply to the exchange notes.

•	Interest on the notes accrues at the rate of 6.500% per year, payable in cash every six months on April 15 and October 15, with the first payment on October 15, 2004.

•	Our obligations under the notes are jointly and severally guaranteed by most of our domestic subsidiaries.

•	The notes are senior, unsecured obligations of ISG and rank equally with our and our guarantors’ other senior unsecured debt and are effectively junior to our secured obligations and the guarantors’ secured obligations to the extent of the value of the collateral securing such debt.

Material Terms of the Exchange Offer

•	Expires at 5:00 p.m., New York City time, on October 6, 2004, unless extended.

•	This exchange offer is not subject to any condition other than that it must not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•	All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of notes which are registered under the Securities Act of 1933.

•	Tenders of outstanding notes may be withdrawn at any time before the expiration of the exchange offer.

•	ISG will not receive any cash proceeds from the exchange offer.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

       Please consider carefully the “Risk Factors” beginning on page 11 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer, nor have any of these authorities determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The date of this prospectus is September   , 2004.

REFERENCES TO ADDITIONAL INFORMATION

      This prospectus refers to important business and financial information about ISG that is not included in or delivered with this prospectus. You may obtain documents that are filed by ISG with the Securities and Exchange Commission and without charge by requesting the documents, in writing or by telephone, from the Securities and Exchange Commission, or SEC, or:

International Steel Group Inc.

4020 Kinross Lakes Parkway

Richfield, Ohio 44286-9000

Attention: Investor Relations
Telephone: (330) 659-9100

      If you would like to request copies of these documents, please do so by September 29, 2004 in order to receive them before the expiration of the exchange offer. For additional information, see “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

      Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov, which may be accessed directly or through our web site at www.intlsteel.com. The information on our web site does not constitute a part of this prospectus.

      You may request a copy of these filings at no cost, by writing or telephoning International Steel Group Inc., 4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9000, (330) 659-9100, Attention: Investor Relations.

i

MARKET AND INDUSTRY DATA

      The market and industry data presented in this prospectus are generally estimates and are based upon third-party data, including the American Iron and Steel Institute, or AISI, and Purchasing MagazineTM, information made public by other steelmakers and our own internal estimates. While we believe that these data are reasonable, in some cases these data are based on our or others’ estimates and cannot be independently verified by us.

ii

SUMMARY

      This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all the information that you should consider before exchanging the outstanding notes. You should read the entire prospectus carefully, including the risk factors, our audited financial statements and related notes and other financial and operating data to understand this offering fully. In this prospectus, unless the context indicates otherwise, “ISG,” “International Steel Group,” “we,” “us” and “our” and similar terms refer to International Steel Group Inc. and its consolidated subsidiaries. References to tons in this prospectus are to U.S. net tons (2,000 pounds) unless otherwise indicated. Unless otherwise indicated, “notes” refers to outstanding notes and exchange notes.

Our Company

Overview

      ISG is one of the largest integrated steel producers in North America with annual raw steel production capability of about 22 million net tons. We ship a variety of steel products from 13 major steel producing and finishing facilities in eight states. We have grown by acquiring out of bankruptcy the steelmaking assets of LTV Steel Company Inc., or LTV, Acme Steel Company, or Acme, Bethlehem Steel Corporation, or Bethlehem, Weirton Steel Corporation, or Weirton, and Georgetown Steel Corporation, or Georgetown.

      We believe that our cost structure is lower and more variable than other domestic integrated steelmakers and is competitive with domestic mini-mill steelmakers as well as most low cost international steelmakers. By acquiring facilities through asset purchases in bankruptcy proceedings, we are substantially free from the historical legacy costs that burdened the acquired facilities. We have collective bargaining agreements with the United Steelworkers of America, or USWA, and the Independent Steelworkers Union, or ISU, covering all of our principal facilities, which are substantial departures from the labor agreements that previously governed employment at the acquired facilities. We believe our collective bargaining agreements, which expire in late 2008 and early 2009, have enabled us to implement a culture and operating philosophy that results in a significantly higher level of labor productivity than achieved previously at the facilities we acquired. A significant factor in our success has been the talent and experience of our senior management team, led by Rodney B. Mott, our president and chief executive officer. Our senior management team has experience managing both integrated and mini-mill facilities.

      We believe our plants are some of the most modern and well-maintained integrated steelmaking facilities in North America. Our facilities and the skills of our workforce enable us to manufacture high quality, value-added steel products for our demanding customer base. We believe that we have a significant market share in the steel markets we serve. We produce a broad range of hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod, rail products and semi-finished shapes. We sell these products directly to end-users, third-party processors and service centers primarily located in the Midwest and along the eastern seaboard of the United States.

      For the year ended December 31, 2003, we had net sales of $4,070.0 million, shipments of 10.4 million net tons, net loss of $23.5 million and earnings before interest, provision for income taxes and depreciation and amortization expense, or EBITDA, of $79.5 million. For a reconciliation of EBITDA to the most comparable financial measure calculated in accordance with generally accepted accounting principles, or GAAP, see footnote 3 to “Summary Historical Consolidated and Pro Forma Financial and Operating Data.” Our results of operations for the year ended December 31, 2003 include only a partial year of Bethlehem performance (from May 2003). For the six months ended June 30, 2004, we had net sales of $3,854.1 million, shipments of 7,676 thousand net tons, net income of $165.0 million and EBITDA of $277.3 million. For a reconciliation of EBITDA to the most comparable financial measure calculated in accordance with generally accepted accounting principles, or GAAP, see footnote 3 to “Summary Historical Consolidated and Pro Forma Financial and Operating Data.”

      In May 2004, we acquired substantially all of the assets of Weirton for approximately $169 million cash plus assumed liabilities. In 2003, the Weirton facilities reported about 3.0 million net tons of raw steel capability and shipped about 2.4 millions tons of finished product. Weirton had net sales of $1,036.2 million and a net loss of $117.4 million for the year ended December 31, 2002 and net sales of $1,057.8 million and a net loss of $700.0 million for the year ended December 31, 2003.

      In June 2004, we acquired substantially all of the assets of Georgetown for approximately $18 million cash plus assumed liabilities.

History

      We were formed in early 2002 by WL Ross & Co. LLC, or WLR, to acquire and operate globally competitive steel facilities. In 2002, we acquired the idled principal steelmaking and finishing assets of LTV and Acme’s idled compact strip mill and basic oxygen furnace. In May 2003, we acquired substantially all of the assets of Bethlehem and its subsidiaries. In December 2003, we completed our initial public offering. In May 2004, we acquired substantially all of the assets of Weirton, and in June 2004 we acquired substantially all of the assets of Georgetown.

Our Strengths

      Best-in-class cost structure. We possess a cost structure that we believe is lower and more variable than other steelmakers in North America.

•	Strong relationship with the USWA. We partnered with the USWA to establish our operating philosophy that enabled us to purchase the LTV, Acme, Bethlehem and Georgetown assets. We have a similar relationship with the ISU at Weirton that resulted in the acquisition of the Weirton assets.

•	Lean and efficient workforce. In implementing our operating philosophy, we significantly reduced centralized corporate staff and eliminated redundant levels of supervisory management at the plant level. In addition, our collective bargaining agreements reduced the number of job classifications from over 30 found in historical labor agreements in the steel industry to only five, eliminated previously restrictive work rules and provided many other productivity enhancing changes. As of June 30, 2004, we had about 14,900 employees.

•	Absence of legacy liabilities. We did not assume any substantial portion of our predecessors’ liabilities for pension benefits and other post-employment benefit expenses for the facilities we acquired through bankruptcy.

•	Reduced fixed costs. We have an enhanced cost structure that resulted from transforming a portion of costs that were traditionally fixed, such as compensation and benefits, to a more variable structure. Our depreciation charges are low and we have low corporate overhead. We have also tied certain bonus and profit sharing programs, as well as funding of certain medical costs for retirees of certain facilities we purchased, primarily to profitability.

      Culture and operating philosophy. We believe our culture and operating philosophy results in higher labor productivity than other companies in the integrated steel industry. We have implemented an operating philosophy at our facilities that emphasizes individual and team performance and productivity through a broadened scope of responsibility and accountability.

      Modern facilities with value-added production capabilities. We believe our plants are some of the most modern and well-maintained integrated steelmaking facilities in North America. Our facilities include the newest integrated steelmaking facility in the United States at Burns Harbor, a world-class cold-roll mill at Sparrows Point, and several of the most modern coating lines in the steel industry.

      Diversified customer base. We produce a broad range of flat-rolled and specialty steel products and have a highly diversified customer base representing all major steel-consuming markets. Our broad customer base and product mix makes us less vulnerable to downturns in any particular market sector. No single customer represented more than 10% of our revenues in 2003.

      Strong and experienced management team. Our management team is comprised of experienced managers from both the integrated and mini-mill segments of the steel industry.

Our Strategy

      Increase market share in value-added products. We seek to be the supplier of choice for value-added products to customers in the most attractive markets, including the direct automotive, appliance, machinery and construction markets.

      Achieve cost savings from the integration of the Bethlehem and Weirton businesses. In addition to labor savings, we anticipate that significant cost savings can be achieved from the integration of the Bethlehem and Weirton assets into our businesses. We plan to optimize internal transfers of semi-finished goods and achieve longer production runs. We also expect to realize cost savings by reducing inventory, reducing the cost per ton of centralized research and development functions and some sales resources, and minimizing the impact of any scheduled or unscheduled equipment shutdowns. Furthermore, we believe that the integration of the Bethlehem and Weirton assets with ours will enable us to more efficiently manage capital expenditures.

      Pursue additional growth through a disciplined approach to acquisitions. We intend to continue to pursue value-adding acquisition opportunities.

      Maintain a conservative financial profile. We intend to maintain a conservative financial profile, emphasizing working capital management and return on capital. The completion of our initial public offering in December 2003 served to strengthen our balance sheet, lower our leverage and increase our liquidity. The offering of the outstanding notes further increased our financial flexibility and strengthened our balance sheet through extending the maturity dates of our debt and further enhanced our cash position and liquidity. We believe a strong balance sheet will allow us to be opportunistic regarding strategic investments, to build strong relationships with our key customers and suppliers and to recruit and retain the best employees. As of June 30, 2004, we had $362.2 million of cash and cash equivalents and $875.9 million of total debt with a weighted average maturity of 8.8 years.

Recent Developments

      On July 23, 2004, we acquired a hot briquetted iron facility in Port of Spain, Trinidad and Tobago, or the Trinidad Facility, for approximately $18 million in cash, including payment at closing of certain assumed liabilities. The facility was not operating and we expect the facility to begin production in the fourth quarter of 2004.

      On August 5, 2004, we announced that we will add a new hot dip galvanizing line by converting one of the currently idled continuous anneal lines at one of our Cleveland facilities. The new line is expected to begin production by the fourth quarter of 2005, and will have an operating capacity of about 500,000 tons per year. The total cost of the project will be approximately $40 million.

      Our principal executive offices are located at 4020 Kinross Lakes Parkway, Richfield, Ohio 44286. Our telephone number is (330) 659-9100. We were incorporated in February 2002 under Delaware law.

The Exchange Offer

The Exchange Offer	We are offering to exchange $600.0 million in aggregate principal amount of our 6.500% senior notes due April 15, 2014, which have been registered under the federal securities laws, for $600.0 million in aggregate principal amount of our outstanding unregistered 6.500% senior notes due April 15, 2014, which we issued on April 14, 2004 in a private offering at 99.096% of par resulting in an effective yield to maturity of 6.625%. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.

In order for your outstanding notes to be exchanged, you must properly tender them before the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer.

Registration Rights Agreement	We sold the outstanding notes on April 14, 2004 to a limited number of initial purchasers. At that time, we signed a registration rights agreement with those initial purchasers that requires us to conduct this exchange offer. This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will not have any further rights under the registration rights agreement, including any right to require us to register any outstanding notes that you do not exchange or to pay you special interest.

If You Fail to Exchange Your Outstanding Notes	If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on October 6, 2004, unless we decide to extend the expiration date. For additional information, see “The Exchange Offer — Expiration Date; Extensions; Amendments.”

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange. For additional information, see “The Exchange Offer — Conditions.”

We reserve the right, subject to applicable law, at any time and from time to time, but before the expiration of the exchange offer:

• to delay the acceptance of the outstanding notes;

• to terminate the exchange offer if specified conditions have not been satisfied;

• to extend the expiration date of the exchange offer and retain all tendered outstanding notes subject to the right of tendering holders to withdraw their tender of outstanding notes; and

• to waive any condition or otherwise amend the terms of the exchange offer in any respect. For additional information, see “The Exchange Offer — Expiration Date: Extensions; Amendments.”

Procedures for Tendering Notes	If you wish to tender your outstanding notes for exchange, you must:

• complete and sign the enclosed letter of transmittal by following the related instructions; and

• send the letter of transmittal, as directed in the instructions, together with any other required documents, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specified procedures for guaranteed delivery of the outstanding notes.

Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. For additional information, see “The Exchange Offer — Exchange Agent.”

Special Procedures for Beneficial Owners	If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. For additional information, see “The Exchange Offer — Procedures for Tendering.”

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time before the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading “The Exchange Offer — Withdrawal of Tenders.”

Federal Income Tax Considerations	The exchange of outstanding notes for the exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes.

Resale of Exchange Notes	We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:

• you are acquiring the exchange notes in the ordinary course of business;

• you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes;

• you are not a broker-dealer tendering outstanding notes acquired directly from us for your own account;

• you are not one of our affiliates, as defined in Rule 405 of the Securities Act; and

• you are not prohibited by law or any policy of the SEC from participating in the exchange offer.

Our belief is based on interpretations by the Staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The Staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the Staff would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume or indemnify you against this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. For additional information, see “The Exchange Offer — Resale of the Exchange Notes.”

Exchange Agent	The exchange agent for the exchange offer is The Bank of New York. The address, telephone number and facsimile number of the exchange agent are set forth in “The Exchange Offer — Exchange Agent” and in the letter of transmittal.

For additional information, see “The Exchange Offer” for more detailed information concerning the exchange offer.

The Exchange Notes

      For a more complete description of the terms of the exchange notes, see “Description of Notes.”

Exchange Notes	$600.0 million in aggregate principal amount of 6.500% Senior Notes due 2014.

Maturity	April 15, 2014.

Interest Rate	6.500% per year.

Interest Payment Date	April 15 and October 15 of each year, commencing October 15, 2004.

Ranking	The exchange notes and the guarantees will rank:

• equally in right of payment with any of our and the guarantors’ existing and future senior unsecured indebtedness;

• senior in right of payment to any of our and the guarantors’ existing and future subordinated indebtedness;

• junior to our and the guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

• effectively junior to all existing and future liabilities of all of our subsidiaries that do not guarantee the exchange notes.

Guarantees	The exchange notes will be guaranteed by most of our domestic subsidiaries.

Optional Redemption	At any time, we may redeem the exchange notes, in whole or in part, pursuant to a “make-whole” call at the redemption price set forth in this prospectus. For additional information, see “Description of Notes — Optional Redemption.”

Optional Redemption After Equity Offerings	At any time before April 15, 2007, on one or more occasions, we can choose to redeem up to 35% of the outstanding principal amount of the exchange notes, including any additional exchange notes, with the net cash proceeds of one or more equity offerings, so long as:

• we pay holders of the exchange notes a redemption price of 106.500% of the face amount of the exchange notes we redeem, plus accrued interest and special interest, if any;

• we redeem the exchange notes within 90 days of any such equity offering; and

• at least 65% of the aggregate principal amount of exchange notes issued under the indenture, including the principal amount of any additional exchange notes, remains outstanding immediately after each such redemption.

Covenants	The indenture governing the notes contain covenants that limit our ability and that of certain of our subsidiaries to:

• create liens on our assets to secure debt;

• enter into sale and leaseback transactions; and

• consolidate, merge or transfer all or substantially all of our assets.

These covenants are subject to a number of important limitations, exceptions and qualifications, which are described in the “Description of Notes” section of this prospectus. For additional information, see “Description of Notes — Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

Risk Factors

      You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under “Risk Factors” in deciding whether to exchange any outstanding notes.

Summary Historical Consolidated and Pro Forma Financial and Operating Data

      The summary consolidated financial data presented below under the captions “Statement of Operations Data” for the six months ended June 30, 2004 and June 28, 2003, year ended December 31, 2003 and for the period from inception (February 22, 2002) through December 31, 2002 and “Balance Sheet Data” as of June 30, 2004, June 28, 2003, December 31, 2003 and December 31, 2002 are derived from our consolidated financial statements and related notes included elsewhere in this prospectus. The summary information presented below under the caption “Other Data” is not derived from our financial statements, except for the net cash provided by (used in) operating activities and capital expenditures and investments information.

      The following table also includes unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2003, and six months ended June 30, 2004, which give effect to our acquisition of the Bethlehem assets and assumption of certain liabilities, borrowings under our credit facilities, in part, to finance the Bethlehem asset acquisition, the acquisition of the Weirton assets and assumption of certain liabilities, and the initial public offering of ISG common stock as if these events occurred on January 1, 2003.

      This unaudited pro forma condensed consolidated financial information includes estimates regarding the allocation of the purchase price in the acquisition transactions and other assumptions that management believes are reasonable. The pro forma financial information is not necessarily indicative of the results that would have occurred if the above transactions had been in effect on the dates indicated, or which may result in the future.

      This unaudited pro forma condensed consolidated financial information does not include the full impact of the expected labor cost reductions resulting from our collective bargaining agreements, or the other synergies and cost reductions that we expect to realize from the ongoing integration of the Bethlehem and Weirton assets into our business.

      The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes, included elsewhere in this prospectus.

					Period From
	Six Months	Six Months	Six Months		Inception
	Ended	Ended	Ended	Year Ended	(Feb. 22, 2002) to	Year Ended
	June 30, 2004	June 28, 2003	June 30, 2004	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003

	Unaudited	Unaudited	Unaudited			Unaudited
	Actual	Actual	Pro Forma	Actual	Actual	Pro Forma

	(Dollars in millions)
Statement of Operations Data:
Net sales	$3,854.1	$1,466.8	$4,310.8	$4,070.0	$933.1	$6,366.6
Costs and expenses:
Cost of sales	3,460.7	1,433.9	3,860.7	3,836.9	755.3	5,916.6
Marketing, administrative and other expenses	116.1	43.8	121.2	153.6	50.2	195.5
Depreciation and amortization	61.3	23.7	64.0	76.0	11.0	95.2
Special charges	—	—	—	—	—	4.6

Total costs and expenses	3,638.1	1,501.4	4,045.9	4,066.5	816.5	6,211.9

Income (loss) from operations	216.0	(34.6)	264.9	3.5	116.6	154.7
Interest and other financing expense, net	34.9	15.0	35.0	50.9	2.6	45.2

Income (loss) before income taxes	181.1	(49.6)	229.9	(47.4)	114.0	109.5
Provision (benefit) for income taxes	16.1	(19.8)	31.7	(23.9)	45.9	37.6

Net income (loss) before cumulative effect of accounting change	165.0	(29.8)	198.2	(23.5)	68.1	71.9

Deemed dividend on conversion of Class B common stock(1)	—	—	—	(73.6)	—	(73.6)

Net income (loss) applicable to common stock before cumulative effect of accounting change	$165.0	$(29.8)	$198.2	$(97.1)	$68.1	$(1.7)

					Period From
	Six Months	Six Months	Six Months		Inception
	Ended	Ended	Ended	Year Ended	(Feb. 22, 2002) to	Year Ended
	June 30, 2004	June 28, 2003	June 30, 2004	Dec. 31, 2003	Dec. 31, 2002	Dec. 31, 2003

	Unaudited	Unaudited	Unaudited			Unaudited
	Actual	Actual	Pro Forma	Actual	Actual	Pro Forma

	(Dollars in millions)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$362.2	$126.5	*	$193.6	$9.8	*
Working capital	1,157.0	739.1	*	875.9	160.2	*
Property, plant, and equipment, net	969.6	810.0	*	861.9	244.8	*
Total assets	3,365.6	2,438.3	*	2,635.0	668.1	*
Total debt and capital lease obligations (including current portion)	875.9	980.3	*	622.3	69.5	*
Total stockholders’ equity	1,107.8	448.7	*	949.2	304.2	*
Other Data:
Net cash provided by (used in) operating activities(2)	$209.9	$179.8	*	$288.9	$(111.6)	*

				Period From
	Six Months	Six Months		Inception
	Ended	Ended	Year Ended	(Feb. 22, 2002) to
	June 30, 2004	June 28, 2003	Dec. 31, 2003	Dec. 31, 2002

	Actual	Actual	Actual	Actual

			(Dollars in millions)
Ratio of operating cash flow to interest and other financing expense, net	6.0	12.0	5.7	**
Ratio of total debt to operating cash flow	4.2	5.5	2.2	**
EBITDA(3)	$277.3	$(10.9)	$79.5	$127.6
Ratio of EBITDA to interest and other financing expense — net(3)	7.9	**	1.6	49.1
Ratio of total debt to EBITDA(3)	3.2	**	7.8	0.5
Ratio of earnings to fixed charges	5.5	***	***	39.6
Capital expenditures and investments	$86.0	$33.3	$96.9	$48.1
Shipments (thousands of net tons)	7,676	3,989	10,406	2,602
Number of employees (end of period)	14,900	11,950	12,000	3,400
EBITDA per net ton shipped(3)	$36.13	$(2.73)	$7.64	$49.04

*	Amounts not applicable

**	EBITDA was negative in first half 2003 and operating cash flow was negative in 2002.

***	Earnings were less than fixed charges in first half 2003 by $49.9 million and in the year ended 2003 by $47.8 million.

(1)	Upon completion of our initial public offering in December 2003, all outstanding shares of our Class B common stock automatically converted into 8,759,929 shares of our common stock at the $28.00 per share price of the public offering. The conversion of the Class B common stock resulted in a one-time “deemed dividend” to the holders of the Class B common stock of $73.6 million.

(2)	Referred to as operating cash flow.

(3)	EBITDA represents net (loss) income before interest, provision for income taxes and depreciation and amortization expense. EBITDA is not a measure of performance under GAAP and has been presented because we believe that investors use EBITDA to analyze operating performance, which includes our ability to incur additional indebtedness and to service existing indebtedness. EBITDA should not be considered in isolation or as a substitute for net income, net cash from operating activities or cash flow statement data prepared in accordance with GAAP. In addition, comparison to other companies using similarly titled measures is not recommended due to differences in the definitions and methods of calculation used by various companies. The following table reconciles EBITDA to the most directly comparable GAAP measure of ability to service and incur indebtedness, which we believe to be cash provided by (used in) operating activities.

				Period From
	Six Months	Six Months		Inception
	Ended	Ended	Year Ended	(Feb. 22, 2002) to
	June 30, 2004	June 28, 2003	Dec. 31, 2003	Dec. 31, 2002

EBITDA	$277.3	$(10.9)	$79.5	$127.6
Plus (minus)
Interest and other financing expense, net	(34.9)	(15.0)	(50.9)	(2.6)
Taxes on income	(16.1)	19.8	23.9	(45.9)
Deferred income taxes	(18.8)	–	20.5	(5.3)
Other adjustment for items not affecting operating cash flow	14.6	(1.1)	16.2	(7.0)
Changes in working capital and other items(a)	(12.2)	187.0	199.7	(178.4)

Net cash provided by (used in) operating activities	$209.9	$179.8	$288.9	$(111.6)

(a)	Includes pension and retiree healthcare expense in excess of actual payments.

RISK FACTORS

      You should carefully consider the following risk factors, together with all the other information contained in this prospectus, before making a decision to exchange any outstanding notes. An investment in the exchange notes involves a high degree of risk. If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.

Risks Relating to Our Debt, Including the Exchange Notes

Our level of indebtedness and other demands on our cash resources could materially adversely affect our ability to execute our business strategy.

      As of June 30, 2004, we had cash and cash equivalents of $362.2 million and total consolidated debt, including current maturities and capital lease obligations, of approximately $875.9 million. Subject to the limits contained in our senior credit facilities and the indenture governing the outstanding notes and the exchange notes, we may also incur additional debt in the future. In addition to the principal repayments on our outstanding debt, we have other demands on our cash resources, including, among others, capital expenditures and operating expenses.

      Our level of indebtedness could have material effects on our operations and our ability to execute our business strategy. For example, they could:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the amount of our cash flow available for working capital, capital expenditures, payment of dividends on our common stock, acquisitions and other general corporate purposes;

•	require us to raise additional capital through the issuance of equity, which may have a dilutive impact to existing stockholders;

•	limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

•	place us at a competitive disadvantage compared to our competitors, some of which have less debt service obligations and greater financial resources than we do;

•	limit our ability to borrow additional funds;

•	increase our vulnerability to general adverse economic and industry conditions; and

•	result in our failure to satisfy the financial covenants contained in our senior credit facilities or in other agreements governing our indebtedness, which could result in an event of default that, if not cured or waived, could restrict or eliminate our ability to finance the cash requirements of our business.

      Our senior credit facilities are secured by substantially all of our material assets. If we default under these facilities, the lenders could choose to declare all outstanding amounts immediately due and payable, and seek foreclosure of the assets we granted to them as collateral. If the amounts outstanding under our senior credit facilities were accelerated, we may not have sufficient resources to repay all outstanding amounts, and our assets may not be sufficient to repay all of our outstanding debt in full. Foreclosures on any of our material assets could disrupt our operations, and have a material adverse effect on our reputation, production volume, sales and earnings.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks described above.

      The terms of the indenture governing the outstanding notes and the exchange notes and our senior credit facilities permit us and our subsidiaries to incur significant additional indebtedness in the future. As of June 30, 2004, we had approximately $197.5 million available for additional borrowing under our revolving credit facility, subject to certain conditions. Because we have secured our senior credit facilities, all borrowings under our senior credit facilities are effectively senior to the exchange notes to the extent of the value of the assets securing such borrowings.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

      Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

      Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowing under our senior credit facilities will be adequate to meet our future liquidity needs.

      We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule, or that future borrowing will be available to us under our credit facilities in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facilities and the exchange notes, on commercially reasonable terms or at all.

We may incur variable rate indebtedness that subjects us to interest rate risk, which could cause our annual debt service obligations to increase significantly.

      Some of our future borrowings, including borrowings under our senior credit facilities, may be at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even if the amount borrowed remained the same, resulting in a decrease in our net income.

Our ability and the ability of some of our subsidiaries to engage in some business transactions may be limited by the terms of our debt, including the indenture governing the outstanding notes and the exchange notes.

      Our senior credit facilities contain a number of financial covenants requiring us to meet financial ratios and financial condition tests, as well as covenants restricting our and our subsidiaries’ ability to:

•	incur additional debt;

•	in the case of ISG only, pay dividends on, redeem or repurchase capital stock;

•	allow our subsidiaries to issue new stock to any person other than us or any of our other subsidiaries;

•	make investments;

•	incur or permit to exist liens;

•	enter into transactions with affiliates;

•	guarantee the debt of other entities, including joint ventures;

•	merge or consolidate or otherwise combine with another company; and

•	transfer or sell our assets.

      The indenture governing the outstanding notes and the exchange notes contain covenants that limit our ability and the ability of certain of our subsidiaries to:

•	create liens on our assets to secure debt;

•	enter into sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets.

      Our ability to borrow under our senior credit facilities will depend upon our ability to comply with certain covenants and our borrowing base requirements. Our ability to meet these covenants and requirements may be affected by events beyond our control and we may not meet these obligations. Our failure to comply with these covenants and requirements could result in an event of default under our senior credit facilities that, if not cured or waived, could terminate our ability to borrow further, permit acceleration of the relevant debt and permit foreclosure on any collateral granted as security under our senior credit facilities, as well as result in a default under the indenture governing the outstanding notes and the exchange notes. If the lenders under our senior credit facilities require immediate repayment, we may not be able to repay them and also repay the exchange notes in full.

The exchange notes will be effectively subordinated to our existing and future secured debt, and the guarantees of the exchange notes will be effectively subordinated to the guarantors’ secured debt.

      Holders of our secured debt and the secured debt of any guarantors will have claims that are prior to your claims as holders of the exchange notes to the extent of the value of the assets securing that other debt. The exchange notes and the related guarantees will be effectively subordinated to all such secured debt to the extent of the value of its collateral. In the event of any distribution or payment of our or any guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have a prior claim to the assets that constitute their collateral. Holders of the exchange notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the respective exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of exchange notes may receive less, ratably, than holders of secured debt. As of June 30, 2004 we had $4.4 million in secured debt, and $197.5 million of availability under our revolving credit facility, which would be secured debt. We may also incur additional senior secured debt in the future, consistent with the terms of the indenture governing the outstanding notes and the exchange notes and our other debt agreements.

Under some circumstances, a court could cancel the subsidiary guarantees.

      Most of our domestic subsidiaries will guarantee the exchange notes. If, however, any subsidiary becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent conveyance law a court might avoid (that is, cancel) its guarantee. The court might do so if it found that when the subsidiary entered into its guarantee (or, in some states, when payments became due thereunder), it (a) received less than reasonably equivalent value or fair consideration for the guarantee and (b) either (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its business, or (3) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid a guarantee, without regard to those factors, if it found that the subsidiary entered into its guarantee with actual intent to hinder, delay, or defraud its creditors.

      A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the notes’ issuance. If a court avoided a guarantee, you would no longer have a claim against the guarantor. In addition, the court might direct you to repay any amounts already received from the guarantor. If the court were to avoid any subsidiary’s guarantee, we cannot assure you that funds would be available to pay the exchange notes from another subsidiary guarantor or from any other source.

      The test for determining solvency for purposes of the foregoing will depend on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or if the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.

      The indenture governing the notes provides that the liability of each subsidiary under its guarantee will be limited as necessary to prevent the subsidiary guarantee from constituting a fraudulent conveyance under applicable law. We cannot assure you that this limitation will protect the guarantees from fraudulent conveyance attack or, if it does, that the guarantees will be in amounts sufficient, if necessary, to pay the exchange notes when due.

An active liquid trading market for the exchange notes may not develop.

      There is currently no public market for the exchange notes. The exchange notes are a new class of securities which have never been traded. We cannot assure you that an active trading market for the exchange notes will develop, or if one does develop, that it will be sustained. Also, it is possible that the market for the exchange notes will also be volatile. This volatility in price may effect your ability to resell your exchange notes or the timing of their sale.

If you do not exchange your outstanding notes, you may have difficulty transferring them at a later time.

      We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have rights to registration.

      If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited amount expected to remain outstanding following the completion of the exchange offer.

Risks Related to the Steel Industry

Excess global capacity and the availability of competitive substitute materials have, at times, resulted in intense competition and may, in the future, cause downward pressure on prices.

      Competition within the steel industry, both domestic and worldwide, is intense and is expected to remain so. We compete primarily on the basis of price, quality and the ability to meet customers’ product needs and delivery schedules. Our primary competitors are other integrated steel producers and mini-mills, some of which may be larger than us and have substantially greater capital resources than we do. The highly competitive nature of the steel industry periodically exerts downward pressure on prices for our products. In the case of certain product applications, we and other steel manufacturers compete with manufacturers of other materials, including plastic, aluminum, graphite composites, ceramics, glass, wood and concrete. The global steel industry is generally characterized by overcapacity, which can have a negative impact on domestic steel prices. This overcapacity has sometimes resulted in high levels of steel imports into the United States, exerting downward pressure on domestic steel prices and resulting in, at times, a dramatic reduction in, or, in the case of many steel producers, the elimination of gross margins.

Increased imports of steel into the United States could adversely impact domestic steel prices, which could adversely affect our sales, margins and profitability.

      Based on AISI’s apparent steel supply (excluding semi-finished products), imports of steel into the United States constituted 15.8%, 20.4% and 20.2% of the domestic steel market supply for 2003, 2002 and 2001, respectively. Significant imports of steel into the United States have at times exerted downward pressure on domestic steel prices and substantially reduce sales, margins and profitability. We and other domestic steel producers compete with many foreign producers. We face strong competition from foreign producers, and competition has greatly increased in recent years as a result of an excess of foreign steelmaking capacity. Furthermore, a weakening of certain foreign economies, particularly in Eastern Europe, Asia and Latin America, has at times resulted in lower local demand for steel products and greater steel exports to the United States at depressed prices.

      The U.S. government established various protective actions during 2001 and 2002, including the enactment of various steel import quotas and tariffs, which contributed to a decrease of some steel imports during 2002. However, on December 4, 2003, these steel import quotas and tariffs were lifted. At this time it is uncertain what impact the lifting of these measures will have on the domestic steel industry over time, but there is a risk that there will be a resurgence of steel imports in the future, resulting in downward pressure on domestic steel prices and harming our sales, margins and profitability.

Our level of production and our sales and earnings are subject to significant fluctuations as a result of the cyclical nature of the industries we serve.

      The price of steel and steel products may fluctuate significantly due to many factors beyond our control. This fluctuation directly affects the levels of production and sales and earnings. The domestic steel industry has been highly cyclical in nature, influenced by a combination of factors, including periods of economic growth or recession, strength or weakness of the U.S. dollar, worldwide production capacity, levels of steel imports and applicable tariffs. The demand for steel products is generally affected by macroeconomic fluctuations in the United States and the global economies in which steel companies sell their products. For example, future economic downturns, stagnant economies or currency fluctuations in the United States or globally could decrease the demand for products or increase the amount of imports of steel into the United States, which could negatively impact our sales, margins and profitability.

      A prolonged weakness in the U.S. automotive industry would reduce the demand for our products and could reduce our sales. A significant portion of our sales are currently sold directly to automotive customers and to intermediate steel processor and service center markets where some of our products are further processed and resold to various companies in the automotive industry. The cyclical nature of the automotive industry is caused by factors such as the level of consumer spending, the strength or weakness of the U.S. dollar and the impact of international trade and various other factors, including labor unrest and the availability of raw materials, which affect the ability of the automotive industry to build cars. Any decrease in automotive manufacturing will reduce our shipments, increase our operating costs and reduce our earnings. In addition, if automobile manufacturers choose to substitute steel with more plastics, aluminum and other steel substitutes in their automobiles, it could further reduce demand for our products.

      In addition, a disruption or downturn in the oil and gas, gas transmission, construction, commercial equipment, rail transportation, appliance, agricultural and durable goods industries, all of which are significant markets for our products and are highly cyclical, could negatively impact our sales volumes, pricing, margins and earnings.

Risks Related to Our Business

Because of our limited operating history, and our recent acquisitions of various steelmaking assets, we believe that historical information regarding the acquired assets is of limited relevance in understanding our business as currently conducted and our prospects for the future.

      We have a limited operating history. We did not have any operations until we consummated our acquisition of the idled steelmaking assets of LTV in April 2002 and we did not begin producing steel until May 2002. We completed the acquisition of the idled steelmaking assets of Acme in October 2002 and did not generate significant revenues from those assets during 2002. We completed the acquisition of the Bethlehem steelmaking assets in May 2003 and Weirton in May 2004. We also completed the acquisition of the idled steelmaking assets of Georgetown in June 2004 and the Trinidad Facility in July 2004. As a result, we believe the historical financial results of the acquired assets are of limited relevance in understanding our business as currently conducted.

We may not be able to integrate effectively our new employees and the operations of the various assets we acquired or achieve the level of efficiencies we intend.

      We are subject to the risks, expenses, uncertainties and problems encountered by companies in the early stages of operations and associated with the integration of new businesses. Our workforce may not be able to readily adapt to the new work rules, job consolidations, software systems and unique business culture of the combined companies. The dramatic changes in individual responsibilities, communication structure and software systems may result in operating inefficiencies and increased expenses until the changes are fully incorporated into our workforce’s daily routines. Additionally, the expansion of duties may require additional training and skill development before we realize the full extent of the planned efficiencies.

We may not be able to realize the anticipated federal income tax benefits of acquiring the Bethlehem assets.

      Our acquisition of the Bethlehem assets was structured for federal income tax purposes to allow us to acquire Bethlehem’s historical tax attributes, including its basis in its assets and net operating loss carryforwards, subject to certain limitations. We have not, however, obtained a ruling from the Internal Revenue Service, or IRS, to that effect, nor have we undergone an IRS examination, and the IRS or courts could disagree with our position. If we do not meet certain profitability thresholds, we will not be able to realize the expected federal income tax savings related to Bethlehem’s net operating loss carryforwards and depreciable basis of plant and equipment.

Our business requires substantial capital investment and maintenance expenditures, which we may be unable to provide.

      Our business strategy will require additional substantial capital investment. We require capital for, among other purposes, managing acquired assets, acquiring new equipment, maintaining the condition of our existing equipment, completing future acquisitions and maintaining compliance with environmental laws and regulations. To the extent that cash generated internally and cash available under our senior credit facilities is not sufficient to fund capital requirements, we will require additional debt and/or equity financing. However, this type of financing may not be available or, if available, may not be on satisfactory terms. Future debt financings, if available, may result in increased interest and amortization expense, increased leverage and decreased income available to fund further acquisitions and expansion. In addition, future debt financings may limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns. If we fail to generate or obtain sufficient additional capital in the future, we could be forced to reduce or delay capital expenditures and acquisitions, sell assets or restructure or refinance our indebtedness.

Unexpected equipment failures may lead to production curtailments or shutdowns.

      Interruptions in production capabilities will inevitably increase production costs and reduce our sales and earnings. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or adverse weather conditions. Our manufacturing processes depend on critical pieces of steelmaking equipment, such as furnaces, continuous casters and rolling equipment, as well as electrical equipment, such as transformers, and this equipment may, on occasion, be out of service as a result of unanticipated failures. In the future, we may experience material plant shutdowns or periods of reduced production as a result of any equipment failures. Furthermore, any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative effect on our profitability and cash flows. Although we maintain business interruption insurance, any recovery under this insurance policy may not offset the lost revenues or increased costs that we experience during the disruption of our operations. In addition to the revenue losses, which may not be recoverable under the policy, longer-term business disruption could result in a loss of customers. If this were to occur, our future sales levels, and therefore our profitability, could be adversely affected.

Environmental regulations impose substantial costs and limitations on operations.

      We have environmental liability risks and limitations on operations brought about by the requirements of environmental laws and regulations. We are subject to various federal, state and local environmental, health and safety laws and regulations, and are required to maintain numerous permits and governmental approvals required for operation, concerning issues such as air emissions, wastewater discharges, solid and hazardous waste management and disposal and the investigation and remediation of contamination. These laws and regulations are becoming increasingly stringent. While we believe that our facilities are in material compliance with all permits, governmental approvals, applicable environmental laws and regulations, the risks of substantial unanticipated costs and liabilities related to compliance with these permits, governmental approvals, laws and regulations are an inherent part of our business. It is possible that future conditions may develop, arise or be discovered that create new environmental compliance or remediation liabilities and costs. While we believe that we can comply with environmental legislation and regulatory requirements and that the costs of compliance have been included within budgeted cost estimates, compliance may prove to be more limiting and costly than anticipated. There can also be no assurance that the facilities will continue to operate in accordance with the conditions and restrictions established by the permits or approvals. Similarly, we cannot assure you that the requirements contained in such permits will not change or that the facilities will be able to renew or to maintain all permits and approvals required for continued operation of the facilities.

      If any substances are found at the facilities that are classified by applicable environmental laws, ordinances or regulations as hazardous materials, we could become liable for the investigation and removal of those substances, regardless of their source. Failure to comply with these laws, ordinances or regulations, or any change in the requirements of these laws, ordinances or regulations could result in liabilities, imposition of cleanup liens and fines and large expenditures to bring the facilities into compliance. We may also be subject from time to time to legal proceedings brought by private parties or governmental agencies with respect to environmental matters, including matters involving alleged property damage or personal injury. We may also be subject to future claims with respect to historic asbestos exposure relating to our acquired assets.

Any decrease in the availability, or increase in the cost, of raw materials and energy could materially affect our earnings.

      Our operations depend heavily on the availability of various raw materials and energy resources, including iron ore, coke, scrap, electricity and natural gas. The availability of raw materials and energy resources may decrease and their prices are likely to be volatile as a result of, among other things, changes in overall supply and demand levels and new laws or regulations. Disruption in the supply of our raw materials or energy resources could temporarily impair our ability to manufacture some of our products or require us to pay higher prices in order to obtain these raw materials or energy resources from other sources. In the event our raw material and energy costs increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for raw materials or energy resources could materially increase our costs and therefore lower our earnings.

      We currently obtain most of our iron ore pellet needs for our Cleveland, Indiana Harbor and Weirton facilities from one supplier, Cleveland-Cliffs Inc, pursuant to long-term supply contracts. Additionally, as part of the Bethlehem asset acquisition, we acquired a 62.3% interest in Hibbing Taconite. Excluding tonnage applicable to interests owned by others, Hibbing Taconite is estimated to contain recoverable reserves at December 31, 2003 sufficient to produce at least 140 million net tons of iron ore pellets. This mine is operated by Cleveland-Cliffs Inc, which also owns 23% of the mine. Hibbing Taconite has mining and processing facilities, which can supply a majority of our current annual iron ore requirements for Burns Harbor. We expect these two sources will supply approximately 90% of our iron ore pellet needs in 2004. Should Cleveland-Cliffs Inc or the Hibbing Taconite mine be unable to meet our iron ore pellet needs, or should the Cleveland-Cliffs Inc contracts be terminated, we may be unable to meet our iron ore pellet needs or may be forced to obtain iron ore pellets at higher prices.

      Both the domestic and foreign supply of coke has decreased significantly over the last decade as coke suppliers have ceased operations primarily due to age of facilities and environmental issues. Global demand for coke is higher due to increased global steel demand. These supply and demand dynamics have supported higher global coke costs, which have surged in early 2004. In addition to the coke we produce in our coke facilities, which amounts to about 40% of our estimated needs in 2004, we have contracts for the purchase of about 30% of our estimated future coke requirements in 2004. However, adequate supplies of coke may not be available to us in the future, or, if available, only at higher prices than the prices we currently pay. If we are unable to obtain an adequate supply of coke in the future we would have to use alternative and more costly sources of energy or reduce production, both of which actions would have a negative impact on our earnings and cash flow.

      All our furnaces are equipped to burn natural gas or utilize electric power, which are the primary energy sources used at our manufacturing facilities. Backup systems are in place at most facilities to permit the use of fuel oil or propane should that become necessary. Prices for natural gas have fluctuated in recent years. Energy prices, particularly for natural gas, fuel oil and coke, were recently at historically high levels, which increased our production costs. Although we continue to evaluate our energy costs and consider ways to factor energy costs into our pricing, energy prices may increase further, which could adversely affect our production costs, competitive position and results of operations. A substantial and prolonged increase in energy costs would have an adverse effect on our margins, earnings and cash flow.

A significant portion of our flat-rolled products are currently sold on the spot market, and therefore, our sales, margins and earnings are negatively affected by decreases in domestic spot flat-rolled steel prices.

      Because a significant portion of our flat-rolled products are sold on the spot market under contracts with terms of 12 months or less, our sales, margins and earnings are negatively impacted by decreases in domestic flat-rolled steel prices. As a result, downturns in the domestic flat-rolled steel market could have an adverse effect on our sales, margins and earnings.

Senior management may be difficult to replace if they leave.

      The loss of the services of one or more members of our senior management team or the inability to attract, retain and maintain additional senior management personnel could harm our business, financial condition, results of operations and future prospects. Our operations and prospects depend in large part on the performance of our senior management team, including our chief executive officer, Rodney B. Mott, our chief operating officer, V. John Goodwin, and the other members of the senior management team. We may not be able to find qualified replacements for any of these individuals if their services are no longer available. There is key man insurance only on Mr. Mott.

Our internal control over financial reporting may not be sufficient to ensure timely and reliable external financial reports.

      The rapid growth we have experienced since we were established in February 2002 has placed a significant strain on our internal controls over financial reporting. In March 2004, as required by procedures established by the SEC, management informed our Audit Committee of the Board of Directors and represented to KPMG, our independent auditors, that significant deficiencies in documentation, consistency, review and information systems, among other issues, when taken in the aggregate, amount to material weakness in internal controls over financial reporting under definitions established by the SEC.

      KPMG issued to our Board of Directors and Audit Committee a “management letter” in connection with their audit of our 2003 consolidated financial statements. That letter identified certain matters involving internal controls over financial reporting and its operation that KPMG considers to be reportable conditions under standards established by the American Institute of Certified Public Accountants. The reportable conditions identified by KPMG include: Policies and Procedures; Workload of Accounting Staff; Segregation of Duties; Closing and Consolidation Process; Interdepartmental Communication; Accounts Payable Cutoff; Journal Entry Preparation, Review and Approval; Period-end Accruals; Inventory at Outside Processors; Cost Accounting; Raw Material Inventory; Environmental Liabilities; Litigation and Insurance Reserves. Additionally, KPMG indicated that it believes these reportable conditions combined with the numerous other control deficiencies represent material weaknesses in internal control over financial reporting in the areas of review, communication, documentation, consistency and information systems.

      These material weaknesses, significant deficiencies and reportable conditions in internal control over financial reporting have been discussed in detail among management, our Audit Committee and KPMG. Management has adopted a plan to resolve these issues and believes that overriding issue is the lack of documented accounting policies and procedures along with inadequate accounting information technology and certain other accounting information processes.

      Section 404 of the Sarbanes-Oxley Act of 2002 requires that management document and test the internal controls over financial reporting and to assert in our Annual Report on Form 10-K for the year ended December 31, 2004, whether the internal controls over financial reporting at December 31, 2004 are effective. Any material weakness in internal controls over financial reporting existing at that date will preclude management’s making a positive assertion. At this time, there is significant uncertainty regarding whether management will be able to implement the required changes to correct these material weaknesses in internal controls over financial reporting and sufficiently document and test the revised internal controls procedures in order to make a positive assertion as to the effectiveness of internal controls over financial reporting by December 31, 2004. Our failure to implement these actions could adversely affect our ability to record, process, summarize and report financial data to ensure timely and reliable external financial reporting.

Implementation of our strategy to pursue additional acquisition opportunities has certain risks.

      We intend to continue to pursue value-adding acquisition opportunities in the steel industry. As part of this strategy, we may expand existing facilities, build additional plants, acquire other steel assets, enter into joint ventures or form strategic alliances that we believe will expand or complement our existing business. These transactions will likely involve some or all of the following risks:

•	the potential disruption of our ongoing business;

•	the diversion of resources and management’s time;

•	the inability of management to maintain uniform standards, controls, procedures and policies;

•	the difficulty of managing the operations of a larger company;

•	the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprise;

•	the risk of contractual or operational liability to joint venture participants or to third parties as a result of our participation;

•	the difficulty of competing for acquisitions and other growth opportunities with companies having greater financial resources than us; and

•	the difficulty of integrating the acquired operations and personnel into our existing business.

      Pursuing our growth strategy may be required for us to remain competitive, but we may not be able to complete any such transactions or obtain financing, if necessary, for such transactions on favorable terms. Future transactions may not improve the competitive position and business prospects as anticipated, and could reduce sales or profit margins, and, therefore, earnings if they are not successful.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains statements that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. These statements speak only as of the date of such statements and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations of our directors, our officers or advisors with respect to, among other things:

•	trends affecting our financial condition, results of operations or future prospects;

•	our business and growth strategies;

•	our operating culture and philosophy;

•	our financing plans and forecasts; and

•	the integration of the Bethlehem, Weirton and Georgetown assets and the assets at the Trinidad Facility.

      You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect our actual results and performance include, without limitation:

•	negative overall economic conditions or conditions in the markets we serve;

•	competition within the steel industry;

•	changes in U.S. or foreign trade policy affecting steel imports or exports;

•	actions by our domestic and foreign competitors;

•	our inability to achieve our anticipated growth objectives;

•	changes in availability or cost of raw materials, energy or other supplies;

•	labor issues affecting our workforce or the steel industry generally;

•	our inability to implement our operating culture and philosophy at acquired facilities;

•	our substantial level of indebtedness; and

•	the other factors that we describe under “Risk Factors.”

      You are urged to carefully consider these factors and the “Risk Factors” that appear elsewhere in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our debt.

CAPITALIZATION

      The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2004. The table should be read in conjunction with our audited consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial data included in this prospectus.

As of June 30, 2004

Actual

(Dollars in millions)
Cash and cash equivalents	$362.2

Total debt and capital lease obligations, including current maturities:
Revolving Credit Facility(1)	—
Tranche B Term Loan(1)	—
$600.0 million, 6.500% Notes due 2014, net of discount(2)	594.7
Industrial Revenue Bond(3)	4.4
Other debt, including capital leases(4)	276.8

Total debt and capital lease obligations, including current maturities	875.9
Other long-term obligations(5)	314.1
Stockholders’ equity:
Preferred Stock par value $.01 per share — 10,000,000 shares authorized, no shares issued and outstanding	—
Common Stock par value $.01 per share — 350,000,000 shares authorized, 98,017,229 issued and outstanding	1.0
Additional paid in capital	973.9
Accumulated other comprehensive loss	(3.1)
Retained earnings	136.0

Total stockholders’ equity	1,107.8

Total capitalization	$2,297.8

(1)	In April 2004, we repaid the remaining $266.9 million under our tranche B loan with a portion of the proceeds from the offering of the outstanding notes. As of June 30, 2004, we had $197.5 million of availability under our revolving credit facility. For more information, see “Description of Other Indebtedness.”

(2)	Reflects unamortized original issue discount of approximately $5.3 million.

(3)	Revenue bonds are collateralized by certain assets at the Cleveland facility.

(4)	Actual amount includes the $236.8 million of capital lease obligations; the $35.0 million 6.00% convertible subordinated note issued to the PBGC in connection with the Bethlehem asset acquisition; and a $5.0 million promissory note issued in connection with the Weirton acquisition. The PBGC note was issued in exchange for the PBGC’s release of various claims against Bethlehem.

(5)	Other long-term obligations as of June 30, 2004 on an actual basis consist of $181.0 million of environmental liabilities, $119.4 million of pension and other retiree benefits, and $13.7 million of other long-term liabilities.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the first half ended June 30, 2004 have been prepared to give effect to the following as if each of these transactions had occurred on January 1, 2003:

•	the acquisition of the Bethlehem and Weirton assets and assumption of certain liabilities;

•	borrowings under our credit facilities, in part, to finance the Bethlehem asset acquisition; and

•	initial public offering of ISG common stock on December 12, 2003.

      Because Georgetown was winding down operations during 2003, ceased operations in October 2003 and we do not expect to resume full operations at our Georgetown facility until the fourth quarter of 2004, the following pro forma condensed consolidated financial information does not include any amounts related to Georgetown operations.

      This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of ISG, Bethlehem and Weirton included elsewhere in this prospectus. This unaudited pro forma condensed consolidated financial information includes estimates regarding the allocation of the purchase prices and other assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that would have occurred if the above transactions had been in effect on the dates indicated, or which may result in the future, and do not include any cost reductions or other effects of our planned integration of the acquired assets.

      The unaudited pro forma condensed consolidated statements of operations do not reflect the following non-recurring charges or credits, which result directly from our acquisition of the Bethlehem and Weirton assets and assumption of certain liabilities:

•	an increase in the value of the Bethlehem acquired inventory of $40.8 million for the manufacturing and selling profit added to inventory in accordance with GAAP under purchase accounting requirements;

•	a reduction in the value of the Weirton acquired inventory which was estimated to be $5.0 million recognizing the estimated lower margins on inventory after manufacturing and selling profit was added to inventory in accordance with GAAP under purchase accounting requirements, of which $3.7 was credited to cost of sales in the second quarter 2004. The remaining $1.3 will be credited to cost of sales as this inventory is sold;

•	a charge of $19.4 million for the initial contribution to the USWA multi-employer pension plan under the collective bargaining agreement covering employees at the acquired Bethlehem facilities which was charged to expense in May 2003.

•	a charge of $2.8 million for the initial contribution to the ISU pension plan under the collective bargaining agreement covering employees at the acquired Weirton facilities which was charged to expense in May 2004. Payment of the contribution will be paid two years from the date of the acquisition.

      In addition, the following pro forma condensed consolidated financial information does not include the full impact of the expected labor cost reductions resulting from our collective bargaining agreements, or the other synergies and cost reductions that we expect to realize from the ongoing integration of the Bethlehem and Weirton assets into our business.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2004

			Weirton
	Historical	Historical*	Pro Forma		Pro Forma
	ISG	Weirton	Adjustments		Combined

	(Dollars in millions)
Net Sales	$3,854.1	$456.7	$—		$4,310.8
Cost and expenses:
Cost of sales	3,460.7	406.8	(7.1	)(7)	3,860.4
Marketing, administrative and other expenses	116.1	5.4	—		121.5
Other (income) loss, net	—	(0.2)	0.2	(7)	—
Depreciation and amortization	61.3	18.5	(15.8	)(8)	64.0
Equity in income from affiliates	—	(2.2)	2.2	(7)	—

Total costs and expenses	3,638.1	428.3	(20.5)		4,045.9

Operating income (loss)	216.0	28.4	(20.5)		264.9
Reorganization items	—	7.7	(7.7	)(10)	—
Interest and other financing expense, net	34.9	11.4	(11.3	)(11)	35.0

Income (loss) before income taxes	181.1	9.3	(39.5)		229.9
Provision (benefit) for income taxes	16.1	—	15.6	(12)	31.7

Net income (loss)	$165.0	$9.3	$(23.9)		$198.2

Income per share:
Common Stock
Basic	$1.69	$0.22			$2.03
Diluted	$1.62	$0.22			$1.94
Average shares outstanding
Common Stock
Basic	97,859,156	42,279,231			97,859,156
Diluted	102,347,506	42,279,231			102,347,506

*	Historical Weirton amounts are for the period January 1, 2004 through May 16, 2004, since the results of the Weirton asset acquisition are included in the consolidated ISG results beginning May 17, 2004.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003

			Bethlehem			Weirton
	Historical	Historical	Pro Forma		Weirton	Pro Forma		Equity Offering		Pro Forma
	ISG	Bethlehem*	Adjustments		Historical	Adjustments		Adjustments		Combined

	(Dollars in millions)
Net Sales	$4,070.0	$1,238.8	$—		$1,057.8	$—		$—		$6,366.6
Costs and expenses:
Cost of sales	3,836.9	1,152.5	(128.5	)(1)	1,100.4	(44.7	)(7)	—		5,916.6
Marketing, administrative and other expenses	153.6	22.5	—		19.4	—		—		195.5
Other income (loss) net	—	—	—		0.9	(0.9	)(7)			—
Depreciation and amortization	76.0	70.8	(53.3	)(2)	59.1	(57.4	)(8)	—		95.2
Equity in income from affiliates	—	—	—		(0.4)	0.4	(7)	—		—
Special charges	—	2,300.0	(2,300.0	)(3)	544.2	(539.6	)(9)	—		4.6

Total costs and expenses	4,066.5	3,545.8	(2,481.8)		1,723.6	(642.2)		—		6,211.9

Income (loss) from operations	3.5	(2,307.0)	2,481.8		(665.8)	642.2		—		154.7
Reorganization items	—	7.7	(7.7	)(4)	12.8	(12.8	)(10)	—		—
Interest and other financing expense, net	50.9	16.7	(4.8	)(5)	21.4	(21.2	)(11)	(17.8	)(13)	45.2

Income (loss) before income taxes	(47.4)	(2,331.4)	2,494.3		(700.0)	676.2		17.8		109.5
Provision (benefit) for income taxes	(23.9)	—	63.6	(6)	—	(9.0	)(12)	6.9	(14)	37.6

Net (loss) income before cumulative effect of accounting change	(23.5)	(2,331.4)	2,430.7		(700.0)	685.2		10.9		71.9
Deemed dividend on conversion of Class B common stock	(73.6)	—	—		—	—		—		(73.6)

Net (loss) income before cumulative effect of accounting change applicable to common stock	$(97.1)	$(2,331.4)	$2,430.7		$(700.0)	$685.2		$10.9		$(1.7)

(Loss) income per share:
Common Stock
Basic	$(1.26)	$(17.76)			$(16.64)					$(0.02)
Diluted	(1.26)	(17.76)			(16.64)					(0.02)
Average shares outstanding
Common Stock
Basic	77,100,000	131,258,000			42,078,000					94,550,633
Diluted	77,100,000	131,258,000			42,078,000					94,550,633

*	Historical Bethlehem amounts are for the four months ended April 30, 2003 since the results of the Bethlehem asset acquisition are included in the consolidated ISG results beginning May 1, 2003.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003 and First Half Ended June 30, 2004

(Dollars in millions)

      (1) Represents the net decrease in pension and other post employment expenses as a result of ISG’s acquisition of the Bethlehem assets, the elimination of amortization of deferred gains recognized on Bethlehem historical results, the impact of acquired below-market contracts and elimination of the increase in inventory value required by generally accepted accounting principles for purchase accounting.

Effect of Labor Agreement
Elimination of Bethlehem OPEB	$(85.6)
Implementation of new ISG OPEB	4.6
Elimination of pension charge under new labor agreement	(19.4)

Subtotal	(100.4)
Impact of acquired below market contracts	5.5
Elimination of amortization of deferred gains	7.2
Elimination of the increase in inventory value under purchase accounting	(40.8)

Total adjustment to cost of sales	$(128.5)

      (2) Represents a reduction of depreciation expense due to the revaluation of the acquired property, plant and equipment in the acquisition of the Bethlehem assets.

      (3) Represents the elimination of special charges related to pensions and other post-retirement obligations for liabilities that were not assumed in connection with the Bethlehem asset acquisition and impairment charges of long-lived assets acquired in the acquisition.

Employee benefit plan	$(10.0)
Impairment of long-lived assets	(2,290.0)

Total cost of products sold adjustment	$(2,300.0)

      (4) Represents the elimination of the reorganization costs incurred in connection with Bethlehem’s Chapter 11 bankruptcy proceedings

      (5) Represents the net adjustments to interest expense as a result of the borrowings under the credit facility and other debt incurred in the acquisition of the Bethlehem assets.

Amortization of new deferred debt fees	$2.1
Eliminate Bethlehem interest expense	(16.7)
Eliminate ISG debt fee amortization	(4.5)
Eliminate ISG historical interest expense	(1.7)
Record interest expense on new ISG debt	16.0

Total interest expense	$(4.8)

      (6) Represents the net tax effect of the Bethlehem purchase accounting adjustments. Assumes a full valuation allowance for any net deferred tax asset generated.

      (7) Represents the net decrease in pension and other post employment expenses as a result of ISG’s new labor agreement in connection with the acquisition of the Weirton assets and the reclassification of

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS — (Continued)

the equity in income from affiliates and other income (loss) to cost of sales in conformity with ISG’s classification.

	Year Ended	First Half
	12/31/03	6/30/04

Effect of Labor Agreement
Elimination of Weirton OPEB expense	$(26.0)	$(5.8)
Elimination of Weirton pension expense	(29.8)	—
Elimination of pension charge under new labor agreement	—	(2.8)
Implementation of new ISG pension expense	10.6	3.9

Subtotal	(45.2)	(4.7)
Reclassification from equity in income from affiliates to cost of sales	(0.4)	(2.2)
Reclassification other income(loss) to cost of sales	0.9	(0.2)

Total cost of sales adjustment	$(44.7)	$(7.1)

      (8) Represents a reduction of depreciation expense due to the revaluation of the acquired property, plant and equipment in the acquisition of the Weirton assets.

      (9) Represents the elimination of special charges related to pensions and other post-retirement obligations for liabilities that were not assumed in connection with the Weirton asset acquisition, the elimination of the write off of reimbursement contingency and elimination of the gain on early extinguishment of debt and elimination of the restructuring and severance charges.

Year Ended
12/31/03

Pension and OPEB curtailment	$(572.1)
Write off of reimbursement contingency	19.0
Gain on early extinguishment of debt	13.5

Total special charges adjustment	$(539.6)

      (10) Represents the elimination of the reorganization costs incurred in connection with Weirton’s Chapter 11 bankruptcy proceedings.

      (11) Represents the elimination of the Weirton interest expense less interest expense associated with the term loan assumed by ISG as follows.

	Year Ended	First Half
	12/31/03	6/30/04

Elimination of the Weirton interest expense	$(21.4)	$(11.4)
Interest on loan assumed by ISG	0.2	0.1

Total interest expense adjustment	$(21.2)	$(11.3)

      (12) Represents the net tax effect of the purchase accounting and equity offering adjustments. Assumes a full valuation allowance for any net deferred tax asset generated.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS — (Continued)

      (13) Represents the decrease in interest expense as a result of the repayment of the Tranche A term loan and a portion of the Tranche B term loan less interest on additional revolving credit facility borrowings to finance the Weirton acquisition.

Year Ended 12/31/03

Elimination of Tranche A interest expense	$(10.6)
Elimination of Tranche B interest expense	(5.8)
Elimination of amortization of deferred debt issuance costs	(4.8)
Interest on borrowing to finance Weirton acquisition	3.4

Total interest expense adjustment	$(17.8)

      (14) Represents the net tax effect of the initial public offering of ISG common stock. Assumes a full valuation allowance for any net deferred tax asset generated.

SELECTED FINANCIAL AND OPERATING DATA

      The selected financial data presented below under the captions “Statement of Operations Data” for the six months ended June 30, 2004 and June 28, 2003, the year ended December 31, 2003 and for the period from inception (February 22, 2002) through December 31, 2002 and “Balance Sheet Data” as of June 30, 2004, June 28, 2003, December 31, 2003 and December 31, 2002 are derived from our consolidated financial statements and related notes included elsewhere in this prospectus. The information presented below under the caption “Other Data” is not derived from our financial statements, except for the capital expenditures and investments information.

      The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements and related notes, each included elsewhere in this prospectus.

	Unaudited		Audited

				Period From
				Inception
	Six Months	Six Months		(February 22, 2002)
	Ended	Ended	Year Ended	Through
	June 30, 2004	June 28, 2003	December 31, 2003	December 31, 2002

	(Dollars in millions)
Statement of Operations Data:
Net sales	$3,854.1	$1,466.8	$4,070.0	$933.1
Costs and expenses:
Cost of sales	3,460.7	1,433.9	3,836.9	755.3
Marketing, administrative and other expenses	116.1	43.8	153.6	50.2
Depreciation and amortization	61.3	23.7	76.0	11.0

Total costs and expenses	3,638.1	1,501.4	4,066.5	816.5

Income (loss) from operations	216.0	(34.6)	3.5	116.6
Interest and other financing expense, net	34.9	15.0	50.9	2.6

Income (loss) before income taxes	181.1	(49.6)	(47.4)	114.0
Provision (benefit) for income taxes	16.1	(19.8)	(23.9)	45.9

Net income (loss)	$165.0	$(29.8)	$(23.5)	$68.1

Deemed dividend on conversion of Class B common stock(1)	—	—	(73.6)	—

Net income (loss) applicable to common stock	$165.0	$(29.8)	$(97.1)	$68.1

Balance Sheet Data (at end of period):
Cash and cash equivalents	$362.2	$126.5	$193.6	$9.8
Working capital	1,157.0	739.1	875.9	160.2
Property, plant, and equipment, net	969.6	810.0	861.9	244.8
Total assets	3,365.6	2,438.3	2,635.0	668.1
Total debt and capital lease obligations (including current portion)	875.9	980.3	622.3	69.5
Total liabilities	2,257.8	1,989.6	1,685.8	363.9
Stockholders’ equity	1,107.8	448.7	949.2	304.2

	Unaudited		Audited

				Period From
				Inception
	Six Months	Six Months		(February 22, 2002)
	Ended	Ended	Year Ended	Through
	June 30, 2004	June 28, 2003	December 31, 2003	December 31, 2002

	(Dollars in millions)
Other Data:
Capital expenditures and investments	$86.0	$33.3	$96.9	$48.1
Annual raw steel production capability at end of period (net tons in thousands)	22,000	18,000	18,000	7,000
Ratio of earnings to fixed charges	5.5	(2)	(2)	39.6
Raw steel production (net tons in thousands)	8,381	3,942	11,274	3,081
Steel products shipped (net tons in thousands)	7,676	3,989	10,406	2,602
Employees at end of period	14,900	11,950	12,000	3,400

(1)	Upon completion of our initial public offering in December 2003, all outstanding shares of our Class B common stock automatically converted into 8,759,929 shares of our common stock at the $28.00 per share price of the public offering. The conversion of the Class B common stock resulted in a one-time “deemed dividend” to the holders of the Class B common stock of $73.6 million.

(2)	Earnings were less than fixed charges in the first half 2003 by $49.9 million and in the year ended 2003 by $47.8 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion contains forward-looking statements that involve numerous risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of these risks and uncertainties, including those set forth in this prospectus under “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.” You should read the following discussion in conjunction with “Selected Financial and Operating Data” and our audited consolidated financial statements and related notes appearing elsewhere in this prospectus.

Overview

      ISG is an integrated U.S.-based steel manufacturing company that owns and operates 13 major steel producing and finishing facilities in eight states. ISG was formed on February 22, 2002 and has since become one of the largest domestic integrated steel producers based on annual raw steel production capability by acquiring out of bankruptcy the principal steel assets of five companies.

      The following table below shows the assets acquired, liabilities assumed and the net cash paid for the assets of Georgetown on June 21, 2004, Weirton on May 18, 2004, Bethlehem on May 7, 2003, Acme on October 10, 2002 and LTV in April and May 2002.

	Georgetown	Weirton	Bethlehem	Acme	LTV

	($ in millions)
Acquired Assets:
Receivables, net	—	$124.8	$379.2	—	—
Inventories	—	84.8	730.3	—	$52.4
Prepaid and other current assets	—	—	5.1	—	3.2
Assets held for sale	—	—	91.2	—	30.4
Intangible assets	—	—	26.4	—	—
Property, plant & equipment and non-current assets	$19.6	85.0	608.9	$67.9	148.8

	19.6	294.6	1,841.1	67.9	234.8
Acquired Liabilities:
Current portion of debt and capital leases	—	—	32.7	—	—
Accounts payable	.7	32.8	251.3	—	—
Other current liabilities	.3	56.4	125.9	3.9	64.8
Debt and capital leases (less current portion)	—	17.1	358.9	—	—
Environmental and other long-term liabilities	.2	19.7	234.6	3.1	86.6

	1.2	126.0	1,003.4	7.0	151.4
Value of stock issued	—	—	(15.0)	—	—

Net assets recorded	18.4	168.6	822.7	60.9	83.4
Cash paid in future periods, net	—	—	(80.5)	—	—

Cash paid, net of cash acquired	$18.4	$168.6	$742.2	$60.9	$83.4

      Although there is generally considered to be substantial global excess steel capacity, there is insufficient capacity in the United States to serve the country’s typical annual market demand. Accordingly, when the U.S. dollar has been strong, substantial steel imports have flowed to the United States to meet that demand and utilize a portion of the excess global capacity. Recently, with the significant growth in both production of and demand for steel in the People’s Republic of China, ocean-going freight vessels and raw materials such as coke and steel scrap have been in short supply, driving up prices for these commodities. Also, the value of the U.S. dollar has recently declined from general historic levels in the international market. All these global economic industry factors have a significant positive effect on ISG and the domestic steel industry. Higher international raw material costs and a relatively weak domestic dollar causes imports of foreign steel to be more expensive than domestically produced products, reducing available imports to meet market demand. When worldwide demand is strong, there is also less pressure on foreign steel producers to ship products into the domestic market. With a relatively weak U.S. dollar, rising raw material costs and an improving worldwide demand for steel products, the domestic steel industry expects to realize substantial price increases in 2004 for the first time in several years. This recent increase in prices and limited available international supply of steel to the domestic market, however, could reverse just as rapidly as it arose.

      The U.S. economy has been improving from the recession of late 2000 and early 2001 with strong consumer demand, improving business investment in equipment and software resulting in strong growth in Gross Domestic Product, or GDP, in the second half of 2003. The ongoing consolidation of the domestic steel industry has reduced the number of domestic competitors, mainly by financially sound producers acquiring facilities from competitors who have gone through the bankruptcy process. Over 35 domestic companies in the steel industry have filed for bankruptcy protection in the past six years. Consolidation and selective rationalization of some capacity could continue. While consolidation has been occurring, the market remains somewhat fragmented because steel service centers and processors compete with producers.

Consolidated Results of Operations

      The discussion below relates to the results of ISG for the second quarter and first half 2004 and 2003, the year ended December 31, 2003 and the period from February 22, 2002 (inception) through December 31, 2002. Prior to the acquisition of assets from LTV in April 2002, we had no operations. Our operating philosophy and labor contracts are also substantially different from those previously in effect at those operations. As a result, we believe pro forma historical financial information, had we been organized and owned those assets, is not appropriate for understanding what our financial results would have been for such previous periods. In May 2003, we acquired substantially all the assets of Bethlehem. The Bethlehem acquisition more than doubled our shipping capacity, substantially broadened our product mix with the addition of plate, tin and rail products, and improved our product mix by increasing the percentage of higher value-added cold rolled and coated products. In May 2004, we acquired substantially all the assets of Weirton. The Weirton acquisition is expected to increase our 2004 shipments on an annualized basis by about 15%. Accordingly, our financial results for the first half 2004 are not comparable to our results for the first half 2003 and our financial results for the year ended December 31, 2003 are not comparable to our results for the period from February 22, 2002 (inception) through December 31, 2002.

Consolidated Results of Operations for the Second Quarter and First Half 2004 and 2003

      The table below shows shipments by product and certain other data for the periods shown. Pro forma information reflects the acquisitions of the Bethlehem and Weirton assets as if they had occurred on January 1, 2003.

	Actual				Pro forma

	Second Quarter		First half		Second Quarter		First half

	2004	2003	2004	2003	2004	2003	2004	2003

Hot Rolled	41%	49%	41%	53%	43%	43%	43%	41%
Cold Rolled	19	17	20	20	18	16	18	18
Coated	22	19	22	17	21	21	21	21
Plate	10	8	10	5	9	8	9	8
Tin Plate	5	3	4	2	6	8	6	9
Rail and other	3	4	3	3	3	4	3	3

	100%	100%	100%	100%	100%	100%	100%	100%

	Actual				Pro forma

	Second Quarter		First half		Second Quarter		First half

	2004	2003	2004	2003	2004	2003	2004	2003

Net sales (dollars in millions)	$2,083.8	$1,005.1	$3,854.1	$1,466.8	$2,243.9	$1,579.3	$4,310.8	$3,208.5
Average net sales per ton shipped	$546	$378	$502	$368	$551	$404	$505	$414
Shipments (tons in thousands)	3,814	2,662	7,676	3,989	4,071	3,913	8,529	7,741
Raw steel production (tons in thousands)	4,333	2,590	8,381	3,942	4,557	3,968	9,091	8,163
Net income (loss) (dollars in millions)	$94.1	$(27.5)	$165.0	$(29.8)	$119.4	$28.4	$198.2	$54.4
Diluted income (loss) per common share	$0.92	$(0.37)	$1.62	$(0.41)	$1.17	$0.35	$1.94	$0.68

      For the second quarter 2004, we reported net income of $94.1 million on net sales of $2,083.8 million and shipments of 3,814,000 net tons, compared to a net loss of $27.5 million on net sales of $1,005.1 million and shipments of 2,662,000 net tons in the second quarter 2003. The Bethlehem and Weirton acquisitions contributed about 87% of the increased shipments in the second quarter 2004 over the comparable period in 2003. Our average net sales per ton shipped was $546 for the second quarter 2004 compared to $378 in the second quarter 2003. Realized prices were significantly higher as a result of strong demand for steel products globally allowing the domestic industry to implement price increases, including surcharges, to offset higher raw material costs. Our product mix improved as value-added cold-rolled and coated shipments increased to 41% of total shipments in the second quarter 2004 from 36% in the second quarter 2003.

      For the first half 2004, we reported net income of $165.0 million on net sales of $3,854.1 million and shipments of 7,676,000 net tons, compared to a net loss of $29.8 million on net sales of $1,466.8 million and shipments of 3,989,000 net tons in the first half 2003. The Bethlehem and Weirton acquisitions contributed about 84% of the increased shipments in the first half 2004 from the first half 2003. Our average net sales per ton shipped was $502 for the first half 2004 compared to $368 in the first half 2003. Prices were higher as a result of strong demand and the industry’s implementation of price increases, including surcharges, to offset increased raw material costs. Our product mix improved as value added cold rolled and coated shipments increased to 42% in the first half 2004 from 37% in the first half 2003.

      Cost of sales for the second quarter and first half 2004 were about 89% and 90% of sales compared to 98% in both the second quarter and first half 2003 reflecting the benefits of higher average selling prices, higher operating rates and an improved product mix. During 2004, the cost of raw materials such as coke, scrap and iron ore have increased significantly. Employment costs were also higher as a 3% wage increase for our employees represented by the USWA was effective as of the beginning of the second quarter 2004 and variable compensation including profit sharing and contributions to the USWA voluntary employee beneficiary association welfare benefit trust was higher in the second quarter and first half 2004.

      Inventory cost was determined using the last-in, first-out, or LIFO, method of accounting for about 20% of inventories at December 31, 2003 and the balance, principally the inventories at the former Bethlehem facilities, was determined using the first-in, first-out, or FIFO, or average cost method. Effective January 1, 2004, we changed to the LIFO cost method of accounting for substantially all inventories and reduced the number of pools from a pool for each manufacturing facility to a single pool. We believe that the LIFO method of valuing inventories is preferable because it more closely matches current costs and revenues in periods of increasing costs. We believe that a single method and a single pool for substantially all inventories is preferable because, in order to further achieve the operating synergies from our acquisitions, we are reallocating the supply of semi-finished materials to our finishing facilities among our steel producing facilities and are reallocating the sources of certain raw materials among our steel producing facilities in order to improve operating efficiencies. Having a single LIFO pool for substantially all inventories eliminates the potential for changes in inventory value solely because of this movement of inventory among manufacturing facilities.

      Because of significant raw material cost increases in the first quarter 2004, we changed our interim accounting for LIFO effective January 1, 2004, from an allocation of the projected annual LIFO provision ratably over the year to an estimated year-to-date calculation. We believe that the year-to-date calculation method is preferable because it more closely matches current costs with revenues in interim periods of rapidly rising costs. Consistent with the accounting for inventories in the Bethlehem business combination during 2003, the inventories at Weirton, which were $118.4 million at June 30, 2004, are being accounted for under the FIFO or average cost method during 2004. We expect to include the Weirton inventories in the single LIFO pool beginning January 1, 2005.

      The total LIFO provision for the second quarter and first half 2004 was about $183 million and $286 million driven principally by the significant increases in the cost of coke purchased in the international markets, scrap and iron ore. Because of the volatility of raw material costs expected for the remainder of 2004, it is not possible to estimate the effect of the accounting changes mentioned above on interim 2004 results.

      The second quarter and first half 2004 net financing expense increased from the comparable periods in 2003 because of higher average debt outstanding in 2004, including the $600 million 6.5% Senior Notes due 2014 issued in April 2004. During the second quarter 2004, we wrote off $10.6 million of deferred financing fees related to debt repaid with proceeds from the new Senior Notes. In the second quarter 2003, we wrote off $3.7 million of deferred debt fees relating to debt prepaid from the proceeds of a new credit facility obtained in May 2003 in connection with the Bethlehem acquisition.

      At December 31, 2003, we had recorded a full valuation allowance for our net deferred tax asset as discussed in our Annual Report on Form 10-K for the year ended December 31, 2003. As a result, our provision for income taxes will typically reflect the amounts we expect to pay or recover for the year until we reduce the valuation allowance. Based on our first half 2004 pretax income and forecasted pretax income for the year 2004, we expect to pay income taxes for the year after recognizing temporary differences that arise during the year, the benefit of the net operating loss, or NOL, carryforward arising in 2003 and the benefit of NOL carryforwards available from the Bethlehem acquisition. In addition, generally accepted accounting principles require that we recognize in 2004 the benefit of temporary differences, principally depreciation, that are expected to be available in 2005 and 2006 to carryback against the current income taxes paid for 2004. The net effect of all these items results in an estimated effective income tax rate for 2004 of about 8.9% compared to a normally expected rate of about 40% for federal and state income taxes. The expected additional 2004 pretax income from Weirton caused the effective tax rate to increase to our current estimate of 8.9% from the 6.9% used in the first quarter 2004. As a result, the effective tax rate for the second quarter 2004 is 10.4% in order to bring the first half 2004 effective tax rate to the 8.9% full year rate.

      SFAS (Statement of Financial Accounting Standards) No. 109, Accounting for Income Taxes, requires that we record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during periods in which those temporary differences become deductible and before the expiration of the NOL carryforwards. Because of ISG’s two-year existence, limited financial performance and cumulative tax loss from inception, it was management’s judgment at December 31, 2003, that SFAS No. 109 required recording a full valuation allowance for the net deferred tax asset. That resulted in a $5.3 million provision for deferred income taxes for the fourth quarter and year 2003 to provide a full valuation allowance on the previously recorded net deferred tax asset. Generally accepted accounting principles require that we recognize any tax benefits of the Bethlehem acquisition realized in 2003 through the income statement only after writing off any remaining intangible assets acquired from Bethlehem. Accordingly, in the fourth quarter of 2003, we wrote off $15.2 million of intangible assets as a provision for deferred income taxes bringing the total provision for deferred taxes in the fourth quarter and year 2003 to $20.5 million.

Consolidated Results Of Operations for the Year Ended December 31, 2003

      In 2003, we had a net loss of $23.5 million on net sales of $4.1 billion and shipments of 10.4 million net tons. In early May 2003, we completed the acquisition of substantially all of the assets of Bethlehem and its subsidiaries. We accounted for this acquisition as a business combination and the results of these former Bethlehem facilities are included in our consolidated financial statements since the date of the acquisition. The Bethlehem acquisition more than doubled our shipping capacity. Sales of these former Bethlehem operations represented about 55% of our 2003 sales. The addition of the Bethlehem facilities substantially broadened our product mix with the addition of plate, tin and rail products. It also improved our product mix by increasing the percentage of higher value-added cold rolled and coated products.

      The table below shows our revenues by product and certain other data for the years ended December 31, 2003 and 2002.

	2003	2002

Hot Rolled	46%	71%
Cold Rolled	19	22
Coated	20	7
Plate	8	—
Tin Plate	4	—
Rail and other	3	—

	100%	100%

Net sales (dollars in millions)	$4,070.0	$933.1
Average derived price per ton shipped	391	359
Shipments (tons in thousands)	10,406	2,602
Raw steel production (tons in thousands)	11,274	3,081

      The $32 increase for 2003 in our price per ton, derived by dividing net sales by net tons shipped, results from the Bethlehem acquisition. Excluding the effect of Bethlehem’s product mix, the average price for 2003 was about $40 per ton below the 2002 price. Prices were lower, principally as a result of additional industry capacity being restarted in late 2002 that was fully operational during all of 2003, as total demand for steel remained about the same.

      Cost of sales in 2003 was about 94% of sales compared to 81% for 2002. As mentioned previously, excluding the effect of the Bethlehem acquisition, average price per ton was down $40 or 11%. Excluding the effect of a higher value added product mix, costs per ton shipped were higher in 2003 due to reduced raw steel production for the second and third quarters causing fixed costs to be absorbed over fewer net tons. In addition, 2002 includes certain low cost slabs and coils purchased initially from LTV. Our 2003 results also include $51.8 million of non-cash charges in connection with the acquisition of Bethlehem assets. Under business combination accounting, inventory acquired is recorded at a fair value that allows for a reasonable margin for costs to complete processing and selling efforts. As a result, the cost of sales was recorded at an amount greater than our costs to produce by $40.8 million. Also, Bethlehem had certain supply contracts for electricity, natural gas and coke at prices below current market rates at the acquisition date. We recognized the value of these below market contracts as an asset and were expensing this asset over the life of the associated contracts. Consequently, we recognized a non-cash charge of $11.0 million in 2003 related to these contracts. In the fourth quarter of 2003, we wrote off about $15.2 million of these intangible assets as a provision for deferred income taxes. For more information, see the discussion below on federal income tax provision. During 2003, liquidation of LIFO inventory quantities reduced cost of sales by about $9.0 million.

      In 2003, our costs increased for natural gas, coke and employment. Natural gas spot prices for facilities that were part of ISG in 2002 increased about 50% to average $5.81 per MMBtu during 2003 as compared to approximately $4 per MMBtu for 2002, or $46 million for the year. Coke costs for the facilities that were part of ISG in 2002 increased for the coke ovens and purchased coke, increasing costs about $42 million in 2003. Our employment costs were higher in 2003 principally from higher required contributions to the Steelworkers Pension Trust under our labor agreements. An expense of $2,800 per steelworker employed on the dates the labor agreements were ratified was recognized for the Bethlehem facilities in 2003 and the LTV and Acme facilities in 2002. The resulting expense was about $19.1 million and $7.6 million, respectively. In addition, 2003 includes expense of $1.50 per hour paid for steelworkers pension for a total of about $25.9 million.

      Marketing, administrative and other expenses increased in 2003 on an absolute basis from 2002 levels as a result of the acquisition of Bethlehem assets but decreased from 5.4% of sales for the period ended December 31, 2002, to 3.8% of sales for the year ended December 31, 2003.

      Depreciation expense was $76.0 million and increased from 2002 as a result of the Bethlehem acquisition.

      Interest costs increased from $2.6 million in 2002 to $50.9 million in 2003 as a result of our borrowing under our senior credit facilities in May to finance the acquisition of Bethlehem assets and our assumption of capital leases and certain debt of Bethlehem.

      The acquisition of Bethlehem assets was structured as a tax-free reorganization. Accordingly, the historical tax attributes of Bethlehem with certain limitations are carried forward to ISG’s consolidated federal income tax return. These tax attributes include Bethlehem’s net operating loss carryforward and depreciable basis in property, plant and equipment. At the date of acquisition, the net deferred tax assets acquired were not recognized because there were a number of required actions related to, among other matters, Bethlehem’s plan of liquidation under federal bankruptcy law. During the fourth quarter of 2003, the Bankruptcy Court confirmed Bethlehem’s plan of liquidation, which subsequently became effective on December 31, 2003. Accordingly, in the fourth quarter, we determined it was appropriate to recognize the acquired net deferred tax assets and any related valuation allowance. We estimate the deferred tax assets acquired from Bethlehem to be about $1.3 billion. The ultimate realization of these tax benefits depends on our ability to generate future taxable income and agreement by the Internal Revenue Service to the transaction structure. Generally accepted accounting principles allow deferred tax assets to be recorded only if based on management’s judgment sufficient evidence exists to support that it is “more likely than not” that the asset will be realized. Based on ISG’s two year existence, limited financial performance and cumulative tax loss from inception at December 31, 2003, management concluded that the available evidence was insufficient to support that it is “more likely than not” that the deferred tax asset will be realized. Accordingly, a full valuation allowance was established for the Bethlehem and ISG deferred tax asset in the fourth quarter of 2003 resulting in a provision for federal income taxes of $5.3 million. In addition, generally accepted accounting principles require that we recognize any tax benefits of the Bethlehem acquisition realized in 2003 through the income statement only after writing off any remaining intangible assets acquired from Bethlehem. Accordingly, in the fourth quarter of 2003, we wrote off $15.2 million of intangible assets as a provision for deferred income taxes.

      These adjustments combined with carrying back a portion of our 2003 tax loss to obtain a federal income tax refund resulted in an unusually high tax benefit in 2003.

Consolidated Results of Operations for the Period Ended December 31, 2002

      In 2002, we had net income of $68.1 million on net sales of $933.1 million and shipments of 2.6 million net tons. The substantial majority of these products were sold to third-party processors and service centers on the spot market. Our Hennepin and Riverdale facilities commenced operations in the fourth quarter of 2002. However, these facilities did not achieve their production capacities or contribute significantly to our net sales in 2002.

      Prices at the start of 2002 were at their lowest level in many years, but rapidly increased through the first nine months driven by significant domestic capacity reduction, the impact of Section 201 tariffs and inventory replacement by service centers. Fueled by these factors, spot market prices increased by as much as 80% during 2002. During the majority of 2002, as we established our market presence, we priced our products below the spot market price until the fourth quarter when we began to price at the prevailing market price. Sales throughout 2002 steadily increased as we restarted idled facilities and built our customer base. During this restart period, our net sales were positively impacted by the relatively high prices in the spot market.

      Cost of sales was approximately 81% of our sales. Labor costs in 2002 were incurred under an interim collective bargaining agreement, which remained in place until our new collective bargaining agreement became effective on December 15, 2002. Our new agreement had a minimal impact on our results of operations for 2002, but will result in higher future costs. Our energy requirements for 2002 were purchased at both market rates and under future contracts throughout 2002. In late 2002, natural gas prices began to escalate from a price of approximately $3 per MMBtu to approximately $4 per MMBtu; however, due to forward contracts purchased at earlier prices covering approximately 70% of our requirements, there was no significant effect on our results of operations in 2002.

      In addition, cost of sales for 2002 includes $21.4 million of non-recurring costs related to the start-up of previously idled LTV and Acme assets and a non-cash charge of $21.6 million due to the adoption of the LIFO method for inventory valuation. Cost of sales in 2002 also included a charge of $10.6 million relating to USWA contract-related expenses as well as the initial contribution to the USWA’s multiemployer pension plan for the employees covered by our collective bargaining agreement. Finally, our cost of sales for 2002 was in part influenced by our initial purchase of slabs and raw materials from LTV at spot market prices, which were at historically low levels. Subsequently in the second half of 2002, spot market steel prices rose significantly. As a result, we were able to convert the slabs and raw materials acquired from LTV to finished products which were sold at favorable prices.

      Marketing, administrative and other expenses were $50.2 million during 2002. These expenses consisted primarily of salaries and expenses for sales and marketing functions both at our corporate headquarters and each of our operating facilities, legal and professional fees and information system development costs.

      Depreciation of $11.0 million in 2002 was calculated on a straight-line basis over estimated useful lives from three to 20 years. The depreciation recorded in 2002 and to be recorded thereafter results from the advantageous purchase prices paid for the idled LTV and Acme assets that were only a fraction of the selling entities’ prior book value for the assets.

      Total net interest expense of $2.6 million includes $1.6 million of interest expense on senior credit facilities, $1.4 million of amortization of deferred debt fees and was reduced by $250,000 of capitalized interest and $173,000 of interest income in 2002.

      During 2002, our income tax expense was $45.9 million. Our effective tax rate was 40.3%. Current deferred tax assets relate primarily to differences between financial and tax reporting for inventories and accrued expenses.

Liquidity and Capital Resources

      Our business is capital intensive and requires substantial capital expenditures for upgrading and maintaining our equipment and remaining in compliance with environmental laws and regulations. Our short-term liquidity needs arise primarily from capital expenditures, working capital requirements and principal and interest payments related to our outstanding debt. We have met these liquidity requirements with cash provided by operations, equity offerings and debt.

      We define liquidity as our cash position and remaining availability under our revolving credit facility. At June 30, 2004, we had liquidity of $559.7 million, consisting of cash of $362.2 million and available borrowing capacity of $197.5 million under our $350.0 million revolving credit facility. As of December 31, 2003, we had liquidity of $432.7 million. We believe that our liquidity will be adequate to meet our obligations for the foreseeable future.

      Cash provided by operating activities for the first half 2004 was $209.9 million. Receivables were higher as a result of higher sales in the current period. Inventory quantities increased during the first half of 2004, particularly coke purchased in international markets for use in the second half 2004, and the higher unit costs were included in cost of sales as a result of the LIFO method of accounting for most of our inventories. We also made advances to secure certain coke in the international market, increasing our prepaid and other current assets during the first half 2004. Higher prices for raw materials also resulted in higher accounts payable at June 30, 2004. We also made certain required contributions to the USWA pension plan and continued to make payments under our transition assistance program with the USWA. Cash provided by operations for the first half 2003 was $179.8 million principally from lower inventories as we processed and shipped semi-finished inventories acquired in late 2002.

      In the second quarter 2004, we acquired substantially all of the assets of Weirton and Georgetown for a total of $187.0 million cash plus assumed liabilities. In May 2003, we acquired substantially all of the assets of Bethlehem Steel Corporation for $742.2 million net cash plus assumed liabilities.

      The amounts recorded for the net assets acquired follows:

	Georgetown	Weirton	Bethlehem

Acquired Assets:
Receivables, net		$124.8	$379.2
Inventories		84.8	730.3
Prepaid and other current assets		—	5.1
Assets held for sale		—	91.2
Intangible assets		—	26.4
Property, plant & equipment and non-current assets	$19.6	85.0	608.9

	19.6	294.6	1,841.1

Acquired Liabilities:
Current portion of long term debt and capital leases	—	—	32.7
Accounts payable	.7	32.8	251.3
Other current liabilities	.3	56.4	125.9
Long-term debt and capital leases (less current portion)	—	17.1	358.9
Environmental and other long-term liabilities	.2	19.7	234.6

	1.2	126.0	1,003.4
Value of stock issued	—	—	(15.0)

Net assets recorded	18.4	168.6	822.7
Cash paid in future periods, net	—	—	(80.5)

Cash paid, net of cash acquired	$18.4	$168.6	$742.2

      The amounts assigned to the Weirton and Georgetown assets and liabilities are preliminary and could change as more information as to values is obtained.

      We made capital expenditures and other investments of $86 million and $33.3 million in the first half 2004 and 2003. We anticipate making capital expenditures in 2004 of about $340 million of which about $110 million is for strategic purposes excluding any future potential acquisitions and the acquisition of the hot briquetted iron facility (see below). Proceeds from asset sales were $12.1 million in the first half 2004 compared to $13.6 million in 2003. We expect proceeds of about $40 million in the remainder of 2004 from sales of surplus assets.

      On April 14, 2004, ISG issued $600 million aggregate principal amount of 6.5% Senior Notes due 2014 that were sold at 99.096% of par resulting in an effective yield to maturity of 6.625%. Certain proceeds were used to repay outstanding debt totaling $323.1 million. The remaining funds will be used to paydown other debt, for strategic investments and for general corporate purposes.

      In connection with the Bethlehem acquisition in May 2003, we entered into a new $1.0 billion credit facility and issued 7,994,643 shares of Class B common stock through a private equity placement for $156.7 million. The proceeds from these two issues were used to finance the Bethlehem acquisition, repay $60.7 million of the existing credit facility and for general corporate purposes.

      We are currently in discussions with our lenders to replace our current credit facilities with a new arrangement that provides more liquidity and fewer covenants. We expect to complete these discussions prior to year-end. There is no assurance that a new arrangement will be entered into or what the terms of such arrangement will be.

      Contractual Obligations. The following table sets forth our contractual obligations at December 31, 2003, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

		Payments Due By Period

		Less Than	One-Three	Three-Five	Beyond
	Total	One Year	Years	Years	Five Years

	(Dollars in millions)
Debt	$374.3	$11.5	$22.9	$339.9	$—
Guarantee of joint venture debt and leases	36.1	9.1	13.2	13.2	0.6
Operating leases	216.6	34.6	57.4	41.5	83.1
Capital leases	248.0	35.3	72.6	43.1	97.0
Other long-term liabilities	338.8	54.0	71.8	37.0	176.0
Pensions and other retiree benefits	143.4	24.1	39.5	28.7	51.1
Purchase obligations	6,505.2	689.1	1,298.0	1,101.4	3,416.7

Total	$7,862.4	$857.7	$1,575.4	$1,604.8	$3,824.5

      Purchase obligations include long-term contracts for our requirements of certain commodities and others on a take or pay basis but exclude purchase orders issued in the ordinary course of business, because they generally are cancelable if our needs change. We expect to purchase goods and services on such ordinary course purchase orders of about $4 to $5 billion per year over the next few years. Our ability to meet our debt service obligations and reduce our total debt will depend upon our future performance, which in turn, will depend upon general economic, financial and business conditions, along with competition, legislation and regulation, which are factors that are largely beyond our control.

      Subsequent Events. On July 23, 2004, we acquired the Trinidad Facility for about $18 million cash, including payment at closing of certain assumed liabilities. The facility was not operating and we expect the facility to begin production in the fourth quarter of 2004.

Outlook for the Third Quarter 2004

      With the acquisition of Weirton completed in the second quarter, we expect shipments to increase about 300,000 tons in the third quarter. Average selling prices are expected to increase about $50 per ton as announced increases in base prices and raw material surcharges take effect. Production costs are expected to increase as scrap and other metallic costs increases are expected to be greater than the decline in coke costs. The markets for steel remain strong and we expect income from operations to increase about 50% in the third quarter.

      We expect to have sufficient iron ore available for the third quarter if production disruptions at our suppliers attributable to labor negotiations continue or other disruptions occur. Depending of the length of any disruptions, however, our steel production later in 2004 and early 2005 could be reduced.

Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation No. 46 as revised in December 2003, requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. It is based on the concept that companies that control another entity through interests other than voting interests should consolidate the controlled entity. Interpretation No. 46 and its revision did not have an effect on our consolidated financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an effect on our consolidated financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares of stock in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an effect on ISG’s consolidated financial position, results of operations or cash flows.

      In December 2003, the FASB revised SFAS No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postemployment Benefits. SFAS No. 132 (revised 2003) requires additional disclosure on the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans in the notes to consolidated financial statements. The disclosures include describing the types of plan assets, investment strategy, measurement dates, plan obligations cash flows, and components of net periodic benefit cost recognized during interim periods. We adopted SFAS No. 132 (revised 2003) in the fourth quarter of 2003 and since this statement requires changes in disclosure only, it did not have any effect on our consolidated financial position, results of operations or cash flows.

      The accumulated postretirement benefit obligation and net periodic postretirement benefit costs recorded in our financial statements do not reflect the effects of the recently passed legislation entitled “Medicare Prescription Drug, Improvement and Modernization Act of 2003”, or the 2003 Medicare Act. Detailed regulations necessary to implement the 2003 Medicare Act have not been issued. Accordingly, we have not been able to determine if the defined benefit retire medical and death benefit plan, or the Plan, covering USWA employees who are eligible to retire under the current labor agreements, meets the actuarial equivalent requirement of the 2003 Medicare Act or if we will modify the Plan. However, because the Plan requires that the Plan beneficiaries pay premiums beginning in 2011 to cover any cost per capita increases after 2008, the 2003 Medicare Act is not likely to have any significant effect on our accumulated postretirement benefit obligation nor our future net periodic benefit costs.

Critical Accounting Policies and Estimates

      ISG’s consolidated financial statements require management to select accounting principles where alternatives exist and make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and in required disclosures. Future results may differ from these amounts because outcomes may differ from those on which management based their estimates. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

      Purchase Accounting. Accounting for acquisitions requires us to allocate the cost of the enterprise to the specific assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. Accounting principles allow us up to one year to acquire all necessary valuation information for the allocation. While independent appraisals and other valuations are used to allocate the cost of acquisitions, management is still required to make significant estimates and assumptions, for example, regarding the timing of the sale of certain surplus assets acquired that are not expected to be used in our business. In addition, when the fair value of the assets acquired exceeds their cost, we are required to pro rate that excess to reduce noncurrent assets making the amount initially assigned to all assets and liabilities more important.

      Revenue Recognition. Sales are recognized primarily upon shipment and transfer of all substantial risks of ownership to the customer. Shipments are made only under a valid contract or purchase order where the sales price is fixed or determinable and collectability of the resulting receivable is reasonably assured. Sales are made with no rights to return product, other than for defective materials. An allowance is estimated for future credits to customer for returns of defective materials and other adjustments. The adequacy of the allowance is periodically reviewed by comparison to actual experience. Claims and adjustments in any future period from sales in 2003 could differ from our current estimates.

      Allowances for Accounts Receivable. We evaluate the collectability of our receivables on a regular basis based on a combination of factors. When we become aware that it is likely that a customer may not meet its financial obligations to us, such as in the case of bankruptcy or deterioration in the customer’s financial performance, we record a specific allowance for bad debts to reduce the related receivable to the amount we reasonably expect to collect. We also record allowances for accounts receivable for all other customers based on a variety of factors, including the length of time the receivables are past due and historical experience. If circumstances related to specific customers change, our estimates of the recoverability of receivables are adjusted.

      Inventories. Inventories are stated at the lower of cost or market. Cost was determined using the LIFO method of accounting for about 20% of inventories at December 31, 2003, and the balance was determined using the FIFO or average cost method.

      Effective January 1, 2004, we changed to the LIFO cost method of accounting for substantially all inventories and we reduced the number of pools from a pool for each manufacturing facility to a single pool. We believe that the LIFO method of valuing inventories is preferable because it more closely matches current costs and revenues in periods of increasing costs. We believe that a single method and a single pool for substantially all inventories is preferable because, in order to further achieve the operating synergies from our acquisitions, we now plan to reallocate the supply of semi-finished materials to our finishing facilities among our steel producing facilities. Also, we are considering how to best reallocate the sources of certain raw materials among our steel producing facilities in order to improve operating efficiencies. Having a single LIFO pool for substantially all inventories eliminates the potential for changes in inventory value solely because of this movement of inventory among manufacturing facilities.

      Because of significant raw material cost increases in the first quarter 2004, we changed our interim accounting for LIFO effective January 1, 2004, from an allocation of the projected annual LIFO provision ratably over the year to a specific quarterly calculation based on year-to-date estimates. We believe that the specific quarterly calculation method is preferable because it more closely matches current costs with revenues in interim periods of rapidly rising costs.

      We are accounting for inventories at Weirton, which were $118.4 million at June 30, 2004, under the FIFO or average cost method during 2004 and expect to include these inventories in the single LIFO pool beginning January 1, 2005. This is consistent with the accounting for inventories in the Bethlehem acquisition during 2003 and 2004.

      Impairment of Long-Lived Assets. We evaluate the recoverability of the carrying value of long-lived assets used in operations, consisting of property, plant and equipment and intangible assets regularly and when specific indicators of impairment, such as reductions in demand or significant economic factors are present. Our policy is to determine whether the carrying value of an asset is impaired based on a comparison to the undiscounted estimated future cash flows from the asset. If such a comparison indicated that there is impairment, the impaired asset would be written down to fair value, which is typically calculated using estimated future cash flows and a discount rate based upon our weighted average cost of capital. Significant management judgment is required in the forecast of future operating results that is used in the preparation of estimated future cash flows and others may reasonably arrive at different conclusions. It is reasonably possible that actual future net sales and the remaining estimated economic life of the assets could differ from the estimates used to assess the recoverability. In that event, impairment charges or shortened useful lives of certain long-lived assets could be required. To date, no impairments have been recognized.

      Deferred Income Taxes. Our acquisition of the assets of Bethlehem was structured under the Federal Internal Revenue Code to allow us to acquire the historical tax attributes of Bethlehem’s assets and net operating loss carryforwards within certain limitations. Generally accepted accounting principles allow us to record such deferred tax assets only when based on available evidence it is “more likely than not” that we will realize these benefits. At December 31, 2003, ISG had less than two years of operations and that resulted in a cumulative tax loss. Accordingly, there is currently insufficient evidence to support recognizing the asset. We have established a full valuation allowance at December 31, 2003, for our net deferred tax asset acquired from Bethlehem and that generated by ISG. Because the fair value of the Bethlehem net assets acquired exceeds our cost, we are required to reduce the fair value assigned to noncurrent assets other than deferred taxes. If we had determined that it was “more likely than not” that we would realize these deferred tax assets based on available evidence, it is possible that we could have recognized an extraordinary gain in 2003 after reducing all of the Bethlehem noncurrent assets to zero. In the fourth quarter of 2003, we realized certain tax benefits from the Bethlehem acquisition. Generally accepted accounting principles required that we reduce any long-term intangible assets acquired from Bethlehem before recognizing any benefit for income taxes in the income statement. Accordingly, we wrote off about $15.2 million of intangible assets through the provision for deferred income taxes in 2003. If based on available evidence in the future, we determine that it is “more likely than not” that we will realize these deferred tax assets, we will eliminate the valuation allowance in that year by providing a benefit for income taxes in the income statement.

      Environmental and Other Contingencies. We are currently engaged in the investigation and remediation of environmental contamination at a number of our facilities pursuant to both federal and state environmental laws. For a more detailed site-by-site discussion, see “Business — Environmental Matters.” We are subject to changing and increasingly stringent environmental laws and regulations concerning air emissions, water discharges and waste disposal, as well as certain remediation activities that involve the clean up of soils and groundwater. We recognize a liability for environmental remediation when it is likely that such remediation will be required and we can estimate the amount. Environmental liabilities assumed in connection with the acquisition of steel facilities and other assets are recorded at the present value of the estimated future payments discounted at 8%. Environmental liabilities recorded in the future for currently unknown contamination and future contamination will not be discounted. There are numerous uncertainties over both the timing and the ultimate costs that we expect to incur with respect to this work. Significant judgment is required in making these estimates and it is reasonable that others may come to different conclusions. If, in the future, we are required to investigate and remediate any currently unknown contamination and waste on properties we own, we may record significant additional liabilities. Also, if our estimates of the cost to remediate currently known contamination and waste change, we will reduce or increase the recorded liabilities through credits or charges in the income statement.

      Pensions and Other Postemployment Benefits. Accounting for defined benefit pensions and other postemployment benefits requires the use of actuarial techniques and assumptions including, among others, assumptions about employees’ future retirement decisions, mortality of participants, future increases in wages and health care costs, discount and interest rates and plan continuation. These assumptions have a material impact on the net obligation disclosed in the notes to the consolidated financial statements and the amount recognized as expense for a year. For example, we do not plan to continue to provide retiree medical benefits after the expiration of the current labor agreement with the USWA in 2008. Accordingly, we assume that only those who are eligible and choose to retire under the current labor agreement will receive retiree medical benefits. We are also assuming that the elimination of this retirement benefit in 2008 will not significantly affect the ages at which our employees choose to retire. Changing either of these assumptions would have a significant impact on our disclosed obligation and annual expense for other postemployment benefits.

Quantitative and Qualitative Disclosure About Market Risk

      We are exposed to certain risks associated with the fluctuation in interest rates and prices in consumable commodities, including natural gas, heating oil, coal, coke, steel scrap and non-ferrous metals. We seek to minimize the potential adverse impact of those market risks through the use of appropriate management techniques that could include derivative financial instruments. At June 30, 2004, we held cash flow hedges with respect to natural gas and zinc with the effective portion of such instruments reflected in accumulated other comprehensive income. We conduct the majority of our business in the United States and all of our revenues and expenses are transacted in U.S. dollars. As a result, our operations are not materially affected directly by fluctuations in the foreign currencies. We currently have no financial instruments in place for managing the exposure for foreign currency exchange rates. Therefore, a hypothetical change in the exchange rate of the U.S. dollar versus other major currencies would impact our future earnings, fair values or cash flows, only to the extent it affects domestic imports of, demand for and price of raw materials and steel products.

      Energy costs expose us to cost volatility particularly on natural gas requirements. In an effort to manage the risks associated with price fluctuations on natural gas and other commodities, from time to time, we use a variety of hedging instruments including forward contracts, futures, swaps and options. Financial instruments currently in effect hedge about 30% of our expected natural gas consumption for the period of August 2004 through April 2005. We are also exposed to interest rate risk arising from the variable rate financing on our revolving credit facility. A hypothetical increase or decrease in interest rates of 1% on our credit facilities would have changed interest expense by $0.7 million in the first half 2004.

      We estimate that our coke needs for 2004, excluding Weirton, will be about 5.1 million net tons. Most of Weirton’s coke requirements, up to 850,000 net tons annually, are supplied under an agreement that provides for prices to be negotiated annually through 2005. Within certain limits, we have the ability to optimize fuel costs at our blast furnaces by switching among the fuels of coke, natural gas, oil and, at the Burns Harbor and Sparrows Point facilities, pulverized coal depending on their relative costs.

      We expect that our coke ovens in Warren, Ohio and Burns Harbor, Indiana will supply approximately 2.2 million net tons in 2004. We also have various multi-year contracts that we expect to supply about 1.8 million net tons of our estimated 2004 coke requirements. For the remaining estimated 2004 requirements, we have been and expect to continue to be able to purchase coke in the short-term international market. 2004 short-term coke prices have surged from late 2003 levels because of strong international demand and rising ocean freight rates. Excluding Weirton, we estimate that our 2004 coke costs will average at least $75 per net ton higher than the average costs for the fourth quarter 2003. In 2003, we signed an agreement to purchase 0.55 million net tons annually beginning in 2005 from a coke oven currently being constructed. In July 2004, we signed a letter of intent to double the size of that coke oven which is expected to supply us an additional 0.55 million net tons beginning in 2006. The agreement is contingent on execution of related transportation agreements, granting of certain local and state incentives, permits from various agencies and approval by the respective Boards of Directors. In the second quarter 2004, we consummated a long-term coke supply agreement with a subsidiary of DTE Energy Services for 0.7 million net tons in 2005 and almost 1.0 million net tons thereafter. However, adequate supplies of coke may not be available to us beyond 2004, or prices of these supplies may continue to increase significantly. If we are unable to obtain an adequate supply of coke in the future we may have to use more costly alternative sources of energy or reduce production, both of which actions would have a negative impact on our earnings and cash flow from operations.

      Please also refer to the discussion of coal, coke, scrap, and energy and industrial gases later in this prospectus in “Business — Raw Materials.”

BUSINESS

Our Company

Overview

      ISG is one of the largest integrated steel producers in North America with annual raw steel production capability of about 22 million net tons. We ship a variety of steel products from 13 major steel producing and finishing facilities in eight states. We have grown by acquiring out of bankruptcy the steelmaking assets of LTV, Acme, Bethlehem, Weirton and Georgetown.

      We believe that our cost structure is lower and more variable than other domestic integrated steelmakers and is competitive with domestic mini-mill steelmakers as well as most low cost international steelmakers. By acquiring facilities through asset purchases in bankruptcy proceedings, we are substantially free from the historical legacy costs that burdened the acquired facilities. We have collective bargaining agreements with the USWA and the ISU covering all of our principal facilities, which are a substantial departure from the labor agreements that previously governed employment at the acquired facilities. We believe our collective bargaining agreements, which expire in late 2008 and early 2009, have enabled us to implement a culture and operating philosophy that results in a significantly higher level of labor productivity than achieved previously at the facilities we acquired. A significant factor in our success has been the talent and experience of our senior management team, led by Rodney B. Mott, our president and chief executive officer. Our senior management team has experience managing both integrated and mini-mill facilities.

      We believe our plants are some of the most modern and well-maintained integrated steelmaking facilities in North America. Our facilities and the skills of our workforce enable us to manufacture high quality, value-added steel products for our demanding customer base. We believe that we have a significant market share in the steel markets we serve. We produce a broad range of hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod, rail products and semi-finished shapes. We sell these products directly to end-users, third-party processors and service centers primarily located in the Midwest and along the eastern seaboard of the United States.

History

      On April 12, 2002, we acquired out of bankruptcy the principal steelmaking and steel finishing assets of LTV, including the Cleveland, Indiana Harbor and Hennepin facilities, for $83.4 million in cash and assumed liabilities. These assets were idle when we acquired them. In addition, in May 2002, we purchased semi-finished and raw material inventories from LTV for $52.4 million in cash. We did not assume any of LTV’s defined benefit pension obligations and defined benefit retiree health obligations.

      On October 10, 2002, we acquired out of bankruptcy Acme’s sheet strip mill and basic oxygen furnace in Riverdale, Illinois for $60.9 million in cash, plus debt and certain assumed liabilities. The compact strip mill at the Riverdale facility was commissioned in September 1996 at a cost of over $400.0 million. These assets were idle when we acquired them. We restarted these assets in December 2002 and believe the facility is a competitive producer of high quality specialty steel products. We supply Riverdale’s basic oxygen furnace with hot metal from blast furnaces at our Indiana Harbor Works and Burns Harbor facilities.

      Since December 15, 2002, substantially all of the hourly employees at our Cleveland, Indiana, Hennepin and Riverdale facilities have been governed by our collective bargaining agreement with the USWA. This agreement was ratified in February 2003 by approximately 95% of our represented steelworkers who voted. This collective bargaining agreement is substantially different from historical contracts the USWA has had with other large, integrated steel companies. On June 16, 2003, a substantially similar collective bargaining agreement was ratified by approximately 90% of the represented workers at the acquired Bethlehem facilities who voted. This agreement became effective at the acquired Bethlehem facilities on that same day. The terms of our collective bargaining agreement will also apply, subject to approval by the USWA and ratification by the covered workers, to any facilities with USWA represented employees that we may acquire in the future. The Weirton facility was acquired on May 18, 2004 and the employees ratified the collective bargaining agreement by over a 90% vote. The Georgetown facility was acquired on June 21, 2004 and the collective bargaining agreement was unanimously ratified by the employees.

      In May 2003, we acquired out of bankruptcy substantially all of the assets of Bethlehem and its subsidiaries for $822.7 million in cash and the assumption of certain liabilities. This amount is net of cash acquired and $41.1 million in cash received subsequent to the closing from Bethlehem as required in the acquisition agreements for working capital adjustments and amounts not needed for secured, priority and administrative claims. Additional amounts could be received pending resolution of certain legal and contingent issues. Also, this amount includes payments of $81.6 million related to the transition assistance program for USWA-represented former Bethlehem employees.

      As part of the Bethlehem asset acquisition we acquired steelmaking and finishing facilities at Burns Harbor, Indiana; Sparrows Point, Maryland; Coatesville, Pennsylvania; and Steelton, Pennsylvania, and several rolling and finishing facilities, including those at Conshohocken, Pennsylvania; Lackawanna, New York; and Columbus, Ohio. The Bethlehem asset acquisition broadened our product offerings and expanded our geographic presence.

      In May 2004, we acquired out of bankruptcy substantially all of the assets of Weirton for approximately $169 million cash plus assumed liabilities. Weirton based in Weirton, West Virginia is a significant producer of tin mill products.

      In June 2004, we acquired substantially all of the assets of Georgetown for approximately $18 million cash plus assumed liabilities. The Georgetown plant, located in Georgetown, South Carolina has the capability to produce high-quality wire rod products, which are used to make low carbon fine wire drawing, wire rope, tire cord, high-carbon machinery, and upholstery springs.

      In July 2004, we acquired the Trinidad Facility for approximately $18 million in cash, including payment at the closing of certain assumed liabilities. The facility was not operating and we expect the facility to begin production in the fourth quarter of 2004.

Our Strengths

      Best-in-Class Cost Structure. We possess a cost structure that we believe is lower and more variable than other integrated steelmakers in North America and competitive with domestic mini-mill steelmakers as well as most low cost international steel makers. We have achieved this low cost operating structure through our lean and efficient workforce, our acquisition strategy and our variable cost structure.

Strong Relationship with the USWA. We partnered with the USWA to establish our operating philosophy that enabled us to purchase the LTV and Acme assets. Our successful integration of these assets further strengthened our relationship with the USWA and enhanced our ability to purchase the Bethlehem and Georgetown assets. We believe this relationship will enable us to apply the terms of our collective bargaining agreement to any facilities with USWA represented employees that we may acquire in the future. We have a similar relationship and partnership with the ISU at Weirton.

Lean and Efficient Workforce. In implementing our operating philosophy, we significantly reduced centralized corporate staff and eliminated redundant layers of supervisory management at the plant level. In addition, our collective bargaining agreements collapsed the number of job classifications from over 30 typically found in historical labor agreements in the steel industry to only five, provided the opportunity for a 12-hour, four-day work week, incorporated production and profit-sharing bonuses as a significant portion of pay, and provided a multiemployer pension plan to which we make a fixed contribution versus a single-employer defined benefit pension plan, healthcare plans that include significant employee cost sharing, streamlined grievance procedures and safety committees, and greater participation of the USWA in our corporate governance. The agreement also eliminated previously restrictive work rules and provided many other productivity enhancing changes, such as outsourcing flexibility, the implementation of alternative work schedules and increased discretion in the use of outside contractors. In addition, our collective bargaining agreements provide that during their term, our employees cannot declare any strikes or work stoppages at any of our facilities. These agreements have enabled us to implement our operating culture at the acquired Bethlehem facilities and, as a result, we are running those facilities with staffing levels comparable to our facilities acquired from LTV and Acme. The average number of active employees receiving pay at the facilities acquired from Bethlehem was reduced from about 11,000 during 2002 to about 8,300 as of December 31, 2003. This reduction is expected to provide gross annual cost savings of about $250 million as compared to Bethlehem’s corresponding 2002 employment costs. Similarly, the average number of employees at Weirton was approximately 3,550 in June 2003 which was reduced to approximately 2,650 at June 30, 2004. At Georgetown, the number of employees in October 2003 was 490 and it is anticipated that final manning will approximate 330. As of June 30, 2004, we had about 14,900 employees.

      While we demand much of our employees in terms of higher productivity and initiative, we believe our employees are among the best compensated in the steel industry. Our hourly employees’ base wage rates are comparable to the base wage rates of our competitors. Additionally, we paid substantially all of our employees, other than officers and general managers, profit-sharing bonuses totaling the equivalent of 120 hours of pay in 2002 and we paid a production bonus to substantially all of our hourly employees and frontline supervisors during every pay period in 2003. We believe that as a result of our production bonus structure and the control operators have over the production process, our workforce is both highly efficient and motivated.

Absence of Legacy Liabilities. We did not assume any substantial portion of our predecessors’ liabilities for pension benefits and other post-employment benefit expenses for the facilities we acquired through bankruptcy. For example, Bethlehem’s pension and other post-employment benefit recorded liability was about $5 billion at December 31, 2002, and resulted in expenses totaling more than $425 million in 2002.

Reduced Fixed Costs. We have an enhanced cost structure that resulted from transforming a portion of costs that were traditionally fixed, such as compensation and benefits, to a more variable structure. Our depreciation charges are low as a result of the advantageous asset acquisition prices we paid, and we have established a business model with low corporate overhead. We believe that as a result of our lower fixed costs, we have a greater ability to adjust our costs during periods of weak demand, which may have a stabilizing impact on the volatility of our earnings. Key components of our variable cost structure include bonus and profit sharing programs as a significant portion of pay and a voluntary employee beneficiary association for certain medical costs of retirees of certain of the companies from which we have acquired assets. Neither of these components require any significant contributions from us until a profitability threshold is achieved or provide for a credit against payments due under profit sharing programs based on any advance contributions made by us. We have also obtained variable pricing contracts for a significant portion of our raw materials, including iron ore pellets. In particular, we have contracts with Cleveland-Cliffs Inc to supply most of the iron ore pellet needs at our Cleveland Works, Indiana Harbor Works and Weirton facilities. Iron ore held at our Cleveland and Indiana Harbor facilities are on a consignment basis through 2004. The prices we pay for iron ore pellets under the agreement are subject to annual adjustments for changes in certain price indices and selling prices for certain steel products, which effectively helps maintain our operating margin percentage.

      Culture and Operating Philosophy. We believe our culture and operating philosophy will result in higher labor productivity than other companies in the integrated steel industry. We have implemented an operating philosophy at our facilities that emphasizes individual and team performance and productivity through a broadened scope of responsibility and accountability throughout every level of our workforce. We have few levels of corporate and plant management and have created autonomous production teams. We have a decentralized management structure. We also provide training to our employees to enable operators to perform more diverse tasks and problem solving. Our profit sharing and performance bonus system reinforces our culture by providing our employees the opportunity to benefit directly from their contribution to our profitability. Our plant managers are expected to consider costs related to investments in working capital and property, plant and equipment to focus on return on invested capital. The changes in culture and operating philosophy are highlighted by the support we received from the USWA and the ISU and their cooperation in crafting our collective bargaining agreement which incorporates these changes. This decentralization of management has the additional advantage of eliminating the need for a large corporate staff. Our corporate staff at our headquarters in Richfield, Ohio totals approximately 55 employees.

      Modern Facilities with Value-Added Production Capabilities. We believe our plants are some of the most modern and well-maintained integrated steelmaking facilities in North America. We have an annual raw steelmaking capability of approximately 22 million tons in 13 steelmaking and finishing facilities that provide coverage to a majority of the principal steel-using industrial regions of the United States and several foreign countries. Our steel products include a broad range of hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod, rail products and semi-finished shapes serving the automotive, construction, pipe and tube, appliance, container and machinery markets. We made an aggregate capital investment of $123.0 million in our facilities in 2003 (including investments made by Bethlehem in 2003 in the facilities that we acquired). Our facilities include the newest integrated steelmaking facility in the United States at Burns Harbor, a world-class cold-roll mill at Sparrows Point, a state-of-the-art compact strip mill at Riverdale and several of the most modern coating lines in the steel industry, with an aggregate 3.5 million tons of galvanizing capacity. In addition, our vacuum degassing capacity, which is critical for supplying automotive customers, is one of the largest in North America.

      Diversified Customer Base. We produce a broad range of flat-rolled and specialty steel products and have a highly diversified customer base representing all major steel-consuming markets. Our broad customer base and product mix makes us less vulnerable to downturns in any particular market sector. We currently have a significant presence in industries such as the automotive, construction, service centers, appliance, container, and machinery markets. No single customer represented more than 10% of our total revenues in 2003. Our acquisition of the Bethlehem assets further diversified our customer base by providing us many established relationships with contract customers, especially in the automotive business. To service our customers, we have a dedicated sales force, located principally at our operating facilities. As the second largest integrated producer of flat-rolled steel in North America, we believe our scale and the scope of our business positions us to more efficiently serve customers with highly demanding product needs.

      Strong and Experienced Management Team. Our management team is comprised of experienced managers from both the integrated and mini-mill segments of the steel industry. Our management team executed successful restarts of the idled LTV and Riverdale facilities in 2002, and, in 2003, completed the acquisition of the Bethlehem assets and implementation of our collective bargaining agreement without interruption to operations. Additionally, this team successfully developed a favorable relationship with the USWA and ISU. Our president and chief executive officer, Rodney B. Mott, worked for 13 years at Nucor Corporation and 14 years at U.S. Steel. During his time at Nucor Corporation, Mr. Mott was vice president and general manager and was responsible for the construction and start-up of its two newest flat roll mills in Hickman, Arkansas and Berkeley, South Carolina. Other members of our management team, including our chief operating officer, V. John Goodwin, have diverse steel industry experience.

Our Strategy

      Increase Market Share in Value-Added Products. While we intend to continue to expand our market position across our product mix, we also seek to be the supplier of choice for value-added products to customers in the most attractive markets, including the direct automotive, appliance, machinery and construction markets. In order to accomplish this, we are pursuing the required qualification of certain previously idled facilities as accepted suppliers to OEMs. We believe our ability to offer to our customers the enhanced capabilities of multiple facilities will enable us to win market acceptance and expedite the qualification process. We seek to obtain the majority of our sales from contracts generally with terms of one to three years, with the balance being sold in either the spot or export markets. Typical contract sales are for value-added products, such as galvanized and Galvalume™ coated products, cold-rolled sheet, and high strength steel and alloy products, which are generally less vulnerable to lower priced competition.

      Achieve Cost Savings from the Integration of the ISG, Bethlehem and Weirton Businesses. We anticipate that significant cost savings can be achieved from the integration of the Bethlehem and Weirton assets into our businesses. We plan to migrate Bethlehem’s legacy information technology systems to our lower cost operating platform. We also plan to optimize internal transfers of semi-finished goods and achieve longer production runs. For example, some coils currently being transferred from Burns Harbor to Columbus Coatings and/or Lackawanna will now be supplied by Cleveland Works. We also intend to use our Sparrows Point facility for our export activities as it is the only domestic integrated steel mill with direct ocean access. Further, we will be able to achieve longer production runs by aggregating similar products within facilities and will be better able to match width requirements and capabilities within the larger group of facilities thereby further increasing productivity and yields and reducing costs. We also believe that we will be able to more efficiently manage capital expenditures because the combined company provides us with excess capacity resulting from our use of a broader array of facilities with varied capabilities. Our increased scope and scale is also expected to reduce the cost per ton of centralized research and development functions and some centralized sales resources, such as for automotive marketing. With increased scale, we also expect to achieve cost savings by reducing inventory as well as minimizing the impact of any scheduled or unscheduled equipment shutdowns.

      Pursue Additional Growth Through a Disciplined Approach to Acquisitions. We intend to pursue value-adding acquisition opportunities in the steel industry. We will focus on acquiring assets that can be adapted to fit our unique culture and operating model, with the support of partners like the USWA and the ISU. We have successfully completed six acquisitions of high quality steel assets and we intend to continue to maintain a disciplined approach to identifying and acquiring assets in the future. We will actively seek opportunities where high-quality assets are or can be unburdened from legacy liabilities and where there is an opportunity to substantially improve the cost structure through implementing our more efficient work processes and philosophies. Additionally, we will seek opportunities that would provide further cost reduction or market share expansion.

      Achieve a Conservative Financial Profile. We intend to maintain a conservative financial profile, emphasizing working capital management and return on capital. The completion of our initial public offering in December 2003 served to strengthen our balance sheet, lower our leverage and increase our liquidity. The offering of the outstanding notes further increased our financial flexibility and strengthened our balance sheet by extending the maturity dates of our debt and further enhancing our cash position and liquidity. We believe a strong balance sheet will allow us to be opportunistic regarding strategic investments, to build strong relationships with our key customers and suppliers and to recruit and retain the best employees. As of June 30, 2004, we had $362.2 million of cash and cash equivalents and $875.9 million of total debt with a weighted average maturity of 8.8 years.

The Domestic Steel Industry

      Steel is produced either by integrated steel facilities or electric arc furnaces. Integrated mills use blast furnaces to produce hot metal typically from iron ore, limestone and coke. Coke is a refined carbon product produced by firing coal in large coke ovens. Hot metal is then converted through the basic oxygen process into liquid steel where it can be metallurgically refined. For flat rolled steel products, liquid steel is either teemed into ingots for later processing or cast into slabs in a continuous caster machine. The slabs are further shaped or rolled at a hot strip mill. This may be followed by various finishing processes, including pickling, cold-rolling, annealing, tempering or coating processes, including galvanizing (zinc coating). These various processes are often distinct steps undertaken at different times rather than during a continuous process and may take place in separate facilities. Steel produced by integrated mills tends to be cleaner or purer than steel produced by electric arc furnaces since less scrap is used in the production process and scrap contains non-ferrous tramp elements. These purer products are more often required for value-added applications.

      A mini-mill uses an electric arc furnace to melt steel scrap or scrap substitutes, which for flat rolled products is then cast into slabs in a continuous casting process. The slabs are then rolled into finished product. Mini-mills are designed to accommodate shorter production runs with relatively fast product change-over time. Mini-mills generally produce a narrower range of steel products than integrated producers and their products tend to be more commodity in nature; however, mini-mills have historically enjoyed certain competitive advantages as compared to integrated mills, including lower required capital investment and lower labor costs per ton shipped.

      Beginning in 2000, the domestic steel industry has experienced a period of significant volatility, marked by declining finished product prices, fluctuating domestic capacity and declining demand. As a result of depressed market conditions, many steelmakers were unable to generate profits. Many domestic steelmakers, particularly large integrated steel producers, were hampered with significant “legacy” costs, particularly underfunded pension and retiree health obligations. Since 1997, approximately 35 domestic companies in the steel industry have filed for bankruptcy protection.

      The declining value of the U.S. dollar and steel imports combined with surging ocean freight rates, coke prices and scrap prices in the fourth quarter of 2003 required the domestic steel industry to begin raising prices. These market conditions have continued into 2004 and both steel prices and input costs are expected to be volatile throughout the year.

Products

      Our principal products include a broad range of hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod, rail products and semi-finished shapes to serve the automotive, construction, pipe and tube, appliance, container and machinery markets. We sell steel products directly to end-users, third-party processors and service centers primarily located in the Midwest and along the eastern seaboard of the United States. All of these products are available in standard carbon grades as well as high strength, low alloy grades for more demanding applications. The following chart sets forth ISG’s respective product mixes based on shipments for the six months ended June 30, 2004 and the years ended December 31, 2003 and 2002.

	Six Months Ended	Years Ended
	June 30,	December 31,

	2004	2003	2002

Hot Rolled	43%	46%	71%
Cold Rolled	18	19	22
Coated	21	20	7
Plate	9	8	—
Tin Plate	6	4	—
Rail and other	3	3	—

	100%	100%	100%

      Hot-Rolled Products. All coiled flat-rolled steel is initially hot-rolled by passing a slab through a multi-stand rolling mill to reduce its thickness to less than  5/8 inch. Hot-rolled steel destined for the sheet market can be either shipped as black band, or cleaned in an acid bath and sold as pickled band. These products are used in non-critical surface applications such as automotive frames and wheels, construction products, pipe, off-highway equipment and guardrails.

      Cold-Rolled Products. Cold-rolled sheet is hot-rolled coil that has been further processed through a pickler and then passed through a rolling mill without reheating until the desired gauge, or thickness, and other physical properties have been achieved. Cold-rolling reduces gauge and hardens the steel. Further processing through an annealing furnace and a temper mill improves ductility and formability. Cold-rolling can also impart various surface finishes and textures. Cold-rolled sheet is used in exposed steel applications that demand higher surface quality, such as exposed automobile and appliance panels. Cold-rolled sheet prices are usually higher than hot-rolled steel prices. Typically, cold-rolled sheet is coated or painted.

      Coated Products. Either hot-rolled or cold-rolled coil may be coated with zinc to render it corrosion resistant and to improve its paintability. Hot-dipped galvanized, galvannealed, Galvalume™, electrogalvanized and aluminized products are types of coated steel. These are also the highest value-added sheet products because they require the greatest degree of processing and usually have the strictest quality requirements.

      Coated steel products are used in high volume applications such as automobiles, household appliances, roofing and siding, heating and air conditioning equipment, air ducts, switch boxes, chimney flues, awnings and grain bins.

      Plate. Plate is steel that is generally more than 3/16 inch thick. It can be made on either a coiled plate mill up to 1-inch thick or a discrete plate mill. The coiled plate or discrete mill plate is then cut into sections for specific end uses. Commodity steel plate is used in a variety of applications such as storage tanks, ships and railcars, large diameter pipe and machinery parts. More specialized steel plate, such as high-strength-low-alloy, heat-treated, or alloy plate, can have superior strength and performance characteristics for particular applications such as the manufacture of construction, mining and logging equipment; pressure vessels and oil and gas transmission lines; and the fabrication of bridges and buildings. Quenched and tempered plate is harder and stronger and can be used in products such as military armor and hard rock mining equipment.

      Tin Mill. Tin mill sheet steel is used to produce food and other containers. It is available as black plate, tin plate and tin-free steel. Black plate is an uncoated thin gauge cold rolled steel, tin plate is black plate electrolytically plated with metallic tin and tin-free steel is black plate that has been electrolytically plated with metallic chromium and chromium oxides. Both tin plate and tin-free steel undergo a plating process whereby the molecules from the positively charged tin or chromium anode attach to the negatively charged sheet steel. The thickness of the coating is readily controlled through regulation of the voltage and speed of the sheet through the plating area.

      Rail. Billets and blooms are fed through rollers that form rail. Rail is available in a number of sections determined by their weight per yard and relative strengths. Rail is sold to railroad companies and regional transit authorities for new track projects as well as the repair of existing track.

      Wire Rod. Billets are fed through rolls that form wire rod. Wire rod is available in a variety of grades and dimensions for further processing into wire products or fabricated to make fasteners.

Customers

      We sell our products to a highly diversified customer base representing all major steel-consuming markets as well as to third-party processors and service centers. Our customers are primarily in the Midwest and along the eastern seaboard of the United States. No single customer represented more than 10% of our total consolidated revenues in 2003.

      Direct Sales to End-Users. We sell directly to end-users representing a wide range of consuming markets, including automotive, construction, appliance, transportation, container, machinery and equipment. Our sales, technical and engineering staff are organized with both a specific product (plate, flat rolled, tinplate and rail products) and geographic market focus.

      Sales to Intermediate Processors and Steel Service Centers. A significant portion of our sales are to intermediate processors and steel service centers. These processors and steel service centers typically act as intermediaries between steel producers and various end-user manufacturers that require further processing or inventory programs. The additional services performed by steel service centers and processors include pickling, galvanizing, cutting to length, slitting to size, leveling, blanking, shape correcting, edge rolling, shearing and stamping.

      Contract and Spot Sales. A majority of our sales in 2003 were sold on the spot market with price terms of three months or less. We expect the Bethlehem asset acquisition to enhance our ability to shift a portion of our sales to contract sales with price terms typically 12 months or longer over time. With the integration of Bethlehem’s sales, research and production capabilities, we expect to gradually increase our automotive sales as a percentage of total sales and decrease sales to intermediate processors and service centers.

      International Sales. Historically, the opportunities for sales outside North America of domestic steel products have been intermittent and highly competitive. Our export sales were $163.4 million in 2003 and $2.7 million in 2002.

Sales, Customer Service and Product Development

      To service our customer base, we have a dedicated sales force of approximately 90 employees, who are principally aligned with our business units. Each of our major businesses has a dedicated sales and customer service staff on site that is responsible for the products produced by that particular facility. Although each sales group reports to a specific facility, it has responsibility to represent products and services produced by other divisions to increase customer convenience and maximize cross-selling opportunities. Our overall sales strategy is directed by management at our corporate office and implemented by the division sales groups at each of our businesses.

      Technical resources exist within each division sales group, supported by plant technical personnel to help customers specify the proper material for each end-use. We have created an automotive sales group at our Burns Harbor facility to act as the focal point for our automotive sales, service and development effort.

      In connection with the Bethlehem acquisition, we acquired a research and product development facility and staff in Bethlehem, Pennsylvania. During 2003, we spent approximately $5 million for research and development. In 2002, we did not have spending for research and development.

Backlog

      We had approximately $1.8 billion and $700 million of backlog orders on June 30, 2004 and June 28, 2003, respectively. These backlogs consist of customer commitments that generally can be modified or terminated at any time prior to production. Typically, a customer will modify or cancel an order due to major shifts in their inventory levels or market conditions that change their need for the product. We estimate that substantially all of our backlog will be shipped during the current year. We do not believe that our backlog data and comparisons of that data as of different dates are reliable indicators of future sales or future shipments.

Competition

      Competition within the steel industry, both domestically and globally, is intense and expected to remain so. Our primary domestic competitors are United States Steel Corporation, Nucor Corporation, AK Steel Holding Corporation, Ispat Inland Inc., and IPSCO Inc. However, the steel market in the United States is also served by a number of foreign sources and domestic supply is subject to changes in worldwide demand and currency fluctuations, among other factors.

      More than 35 domestic companies in the steel industry have declared bankruptcy since 1997 and have either ceased production or more often continued to operate after being acquired or reorganized. In addition, many foreign steel producers are owned and subsidized by their governments, and their decisions with respect to production and sales may be influenced by political and economic policy considerations rather than by prevailing market conditions. The steel industry is highly cyclical in nature and subject to significant fluctuations in demand as a result of macroeconomic changes in global economies, including those resulting from currency volatility. The global steel industry is also generally characterized by overcapacity, which can result in downward pressure on steel prices and gross margins. For additional information, see “Risk Factors — Risks Related to the Steel Industry.”

      With the acquisition of the Bethlehem assets, we became the second largest integrated steel producer in North America based on raw steelmaking capability. We compete with other flat-rolled steel producers (both integrated steel mills and mini-mills) and producers of plastics, aluminum, ceramics, carbon fiber, concrete, glass, plastic and wood that can be used in lieu of flat-rolled steels in manufactured products. Mini-mills generally offer a narrower range of products than integrated steel mills but can have some cost advantages as a result of their different production processes.

      The competition in the cut plate business, both carbon and alloy, is somewhat fragmented with ISG having the largest capability and the widest product range domestically.

      There is only one other major domestic producer of rail products, Oregon Steel, which has about 50% of the domestic rail market. Imports have about 20% of the domestic rail market.

      Price, quality, delivery and service are the primary competitive factors in all markets that we serve and vary in relative importance according to the product category and specific customer.

Raw Materials

      Our business depends on continued access to reliable supplies of various raw materials, principally iron ore, coal, coke, scrap, energy and industrial gases. We believe there will be adequate sources of our principal raw materials to meet our near term needs, although probably at higher prices than in the past.

Iron Ore

      For an integrated steelmaker, iron ore is an essential element in the production of steel. In 2003, we consumed approximately 10.9 million net tons of iron ore pellets and 2.7 million net tons of iron ore fines and other iron ore materials. We estimate that our needs for 2004 will be approximately 16.7 million net tons of iron ore pellets and 4.2 million net tons of iron ore fines and other iron ore materials. We expect to have sufficient iron ore available for the third quarter if production disruptions at our suppliers attributable to labor negotiations continue or other disruptions occur. Depending on the length of any disruptions, however, our steel production later in 2004 and early 2005 could be reduced.

      During 2004, we signed a five year agreement to purchase 1.7 million net tons of iron ore pellets annually beginning in 2004 for our Sparrows Point plant. This agreement will renew on an annual basis after 2008, unless either party gives one year notice.

      Cleveland-Cliffs Inc, one of our stockholders, is under a noncancellable contract to supply all of our requirements for iron ore pellets through 2016 for our Cleveland and Indiana Harbor facilities. This agreement will renew on an annual basis after 2016, unless either party gives at least two years’ advance notice of termination. The agreement specifies product quality requirements and provides us with the right to negotiate price adjustments or to refuse to accept shipments of products in some circumstances. The prices we pay for iron ore pellets under the agreement are subject to annual adjustments for changes in certain price indices and selling prices for certain steel products, which effectively helps maintain our operating margin percentage. With the Weirton acquisition, we assumed Weirton’s agreement with Cleveland-Cliffs Inc and as part of the assignment agreed to certain amendments. The agreement will supply all of Weirton’s iron ore pellets for the period 2006-2018 and partial requirements for 2004 and 2005. The other terms of the agreement are similar to our other contract with Cleveland-Cliffs Inc but only require a one year advance notice of termination.

      Our share of estimated recoverable reserves in the Hibbing Taconite (for additional information, see “— Principal Operating Facilities — Joint Ventures”) iron ore mine joint venture at December 31, 2003 is 140 million net tons of iron ore pellets. This mine and its processing facilities supply substantially all of Burns Harbor’s current annual iron ore pellet requirements and are operated by Cleveland-Cliffs Inc, which also owns 23% of the joint venture.

Coal and Coke

      Coke, a refined carbon product produced by baking coal to drive off volatile matter, is the principal fuel used to produce hot metal in our blast furnaces. The domestic supply of coke has decreased significantly over the last decade and is expected to decrease further in the future primarily due to increased costs of complying with the requirements of the Clean Air Act and other environmental regulations. In the future, therefore, we may need to import more of our coke requirements. Our integrated steelmaking facilities have access to both inland and coastal waterway systems, which enable us to more easily transport our coke needs.

      In 2003, we used 4.4 million net tons of coke and estimate that our needs for 2004 will be about 5.1 million net tons, excluding Weirton. We expect that our coke batteries in Warren, Ohio and Burns Harbor, Indiana will supply approximately 2.2 million net tons in 2004. We also have contracts through 2005 for 0.3 million net tons per year, a contract through 2006 for 0.3 million net tons per year and a contract through 2020 for 0.7 million net tons per year. In 2003, we signed an agreement to purchase 0.55 million net tons annually beginning in 2005 from a coke oven currently being constructed. In July 2004, we signed a letter of intent to double the size of that coke oven which is expected to supply us an additional 0.55 million net tons beginning in 2006. The agreement is contingent on execution of related transportation agreements, granting of certain local and state incentives, permits from various agencies and receipt of corporate approvals. In the second quarter 2004, we consummated a long-term coke supply agreement with a subsidiary of DTE Energy Services for 0.7 million net tons in 2005 and almost 1.0 million net tons thereafter. With the acquisition of Weirton, we continued their supply agreement for most of their coke requirements through 2005. Within certain limits, we have the ability to optimize fuel costs at our blast furnaces by switching among the fuels of coke, natural gas, oil and, at the Burns Harbor and Sparrows Point facilities, pulverized coal depending on their relative costs.

      2004 short-term coke prices have surged from late 2003 levels because of strong international demand and rising ocean freight rates. We estimate that our 2004 coke costs will average at least $75 per net ton higher than the fourth quarter of 2003. We and other domestic steel producers have recently announced steel price increases, including surcharges relating to higher costs of coke and other raw materials, to recover some or all of these cost increases. However, adequate supplies of coke may not be available to us in the future causing potential production disruption, or prices of these supplies may continue to increase significantly. If we are unable to obtain an adequate supply of coke in the future we may have to use more costly alternative sources of energy or reduce production, both of which actions would have a negative impact on our earnings and cash flow from operations.

      We used about 2.9 million net tons of coal in 2003 and expect to use about 4.3 million net tons in 2004. We have contracts for substantially all our 2004 coal requirements for our coke oven batteries and pulverized coal injection at prices about 10% higher than those in 2003. We do, however, periodically buy small amounts of coal in the spot market for specific needs.

Scrap

      Historically, we use hot metal for approximately 75% of our basic oxygen furnace charge and scrap for approximately 25%. These percentages can change plus or minus 5 percentage points depending on their relative costs, availability and other factors. Approximately half of that scrap is generated at our own facilities. Our electric arc furnaces use scrap for 100% of their production, of which only a small portion is internally generated. Our estimated scrap purchases in 2004 are 3.6 million net tons. There are no long-term scrap contracts available as all purchases are in a short-term open market. Scrap prices surged in late 2003 but have become volatile during 2004. Electric arc furnaces use approximately five times more scrap per ton of liquid steel and, therefore, higher scrap cost is a competitive disadvantage for electric arc furnace steelmakers. We and other domestic steel producers have recently announced price increases, including surcharges related to scrap, to recover some or all of these cost increases. We expect scrap to continue to be in sufficient supply to satisfy our needs, although at higher prices than in recent history. We estimate that our 2004 scrap costs will average approximately $80 per net ton higher than the fourth quarter of 2003. We expect scrap costs to remain high during the balance of the year.

Energy and Industrial Gases

      Our steel operations consume large amounts of electricity, natural gas, oxygen and other industrial gases. We purchase our electrical power requirements from various suppliers. In addition, we operate co-generation facilities on certain of our sites that utilize waste gases from the blast furnaces to supplement our electrical power requirements and control our energy costs. We purchase natural gas under short-term supply contracts with a common group of suppliers. We use financial instruments to hedge such purchases when appropriate. Various service providers provide transportation of the natural gas to our facilities. We also have several long-term contracts to supply our oxygen, argon and nitrogen gas requirements.

Employees

      As of June 30, 2004 and December 31, 2003, we had approximately 14,900 and 12,000 employees, respectively. Since December 15, 2002, substantially all of the hourly employees at our steelmaking facilities are under collective bargaining agreements with the USWA or ISU, which expire in late 2008 or early 2009. These agreements were ratified in February 2003 at the acquired LTV and Acme facilities, in June 2003 at the acquired Bethlehem facilities, in April 2004 at Weirton and May 2004 at Georgetown. The terms of our collective bargaining agreements will also apply, subject to approval by the USWA and ratification by the covered workers, to any facilities with USWA-represented employees that we may acquire in the future. Our collective bargaining agreements are substantially different from those historically in effect in the domestic steel industry. Our collective bargaining agreements provide for:

•	five or six-year term;

•	five job classifications with broadened job descriptions;

•	increased work force flexibility;

•	base wages that increase 3% every 18 months through 2008 for the USWA;

•	base wages that increase approximately 5% in the first 12 months and every 18 months thereafter through 2008 for the ISU;

•	incentive compensation tied to productivity and profits per ton shipped;

•	benefit costs that are shared by us and our employees;

•	a partnership involving both the union and management;

•	flexibility to hire contractors for non-core, capital and surge work;

•	defined contributions to retiree healthcare benefits; and

•	defined contributions to pensions based on the number of employees hired and hours paid.

      These features provide greater flexibility and increased productivity as compared to historical agreements at integrated steel mills. The absence of significant defined benefit pension and retiree health care plans makes our cost structure significantly more variable than most of our domestic integrated competitors. We also paid substantially all of our hourly employees and frontline supervisors production bonuses during every pay period in 2003. These combined factors make our labor costs competitive with domestic mini-mills and low cost international integrated producers. Our relations with our hourly-represented employees and the USWA continue to be positive.

Regulatory Environment

Anti-Dumping Regulations

      U.S. steel producers compete with many foreign producers. Competition from foreign producers is typically strong, and is substantially affected by the relative strength of foreign economies, international freight rates and fluctuation in the value of the U.S. dollar against foreign currencies, with steel imports tending to increase when the value of the dollar is strong relative to foreign currencies. The situation has been exacerbated by a weakening of certain economies, particularly in Eastern Europe, Asia and Latin America. Because of the ownership, control or subsidization of some foreign steel producers by their governments, foreign producers production, sales and pricing decisions are often influenced more by political and economic policy considerations than by prevailing market conditions, realities of the marketplace or consideration of profit or loss. From time to time since 1998, when imports of hot-rolled and cold-rolled sheet products increased 43% compared to the prior year, domestic steel producers have been adversely affected by illegally “dumped” imported steel. Dumping involves selling a product below cost or for less than in the exporter’s home country and is a violation of U.S. trade laws. Most foreign markets are less open than the U.S. market; allowing foreign producers to maintain higher prices in their own markets, while dumping excess production at lower and often subsidized prices into the U.S. market.

Section 201 Tariffs

      On March 20, 2002, in response to a federal investigation of steel imports, President Bush imposed a remedy under Section 201 of the United States Trade Act. The remedy provided for three years of declining tariffs ranging from 9% to 30% on imports of hot-rolled, cold-rolled, coated sheet and tubular steel products and a three-year increasing tariff rate quota on imports of steel slabs.

      Several foreign governments, including members of the European Union, Japan, and other countries, appealed to the World Trade Organization, or WTO, contending that the Section 201 remedy violated global trade rules. On November 10, 2003, the highest trade court of the WTO issued a final decision declaring that the Section 201 tariffs violated global trade rules.

      On December 4, 2003, the President announced his decision to rescind the Section 201 tariffs. At the same time the Bush administration noted, however, that the government will continue the steel import licensing and monitoring program in order to respond quickly to future import surges that unfairly damage the industry.

Environmental Matters

      Our operations are subject to a broad range of laws and regulations relating to the protection of human health and the environment. The prior owners of our facilities expended in the past, and we expect to expend in the future, substantial amounts to achieve or maintain ongoing compliance with federal, state, and local laws and regulations, including the Clean Air Act, the Resource Conservation and Recovery Act, or RCRA, and the Clean Water Act. These environmental expenditures are not projected to have a material adverse effect on our consolidated financial position or on our competitive position with respect to other similarly situated domestic steelmakers subject to the same environmental requirements.

     RCRA and Other Remediation Requirements

      Under RCRA and similar state programs, the owners of certain facilities that manage hazardous wastes are required to investigate and, if appropriate, remediate historic environmental contamination found at such facilities. All our major operating and inactive facilities are or may be subject to a corrective action program or other laws and regulations relating to environmental remediation, including projects relating to the reclamation of industrial properties, also known as brownfield projects.

      At our properties in Lackawanna, New York, a RCRA Facility Investigation, or RFI, is nearing completion. A report will be submitted to U.S. Environmental Protection Agency, or EPA, and the New York State Department of Environmental Conservation for approval. We anticipate performing a Corrective Measures Study, or CMS, and then implementing likely required corrective measures. We have estimated that the cost of performing anticipated remediation and post remediation activities will be about $71 million and will be completed over a period of 15 years or more.

      Bethlehem, the U.S. EPA and the Maryland Department of the Environment agreed to a phased RFI as part of a comprehensive multimedia pollution consent decree with respect to our Sparrows Point, Maryland facility, which was entered by the U.S. District Court for Maryland on October 8, 1997. We have assumed Bethlehem’s ongoing obligations under the consent decree. The consent decree requires us to address compliance, closure and post-closure care matters and implement corrective measures associated with two onsite landfills (Grays Landfill and Coke Point Landfill), perform a site-wide investigation required by Section 3008(h) of RCRA, continue the operation and maintenance of a remediation system at an idle rod and wire mill, and address several pollution prevention items such as reducing the generation of iron kish, and recycling blast furnace water treatment slurry and an onsite wastewater treatment plant sludge. The potential costs, as well as the time frame for the complete implementation of possible remediation activities at Sparrows Point, cannot be reasonably estimated until more of the investigations required by the decree have been completed and the data analyzed. Notwithstanding the above, it is likely based on currently available data that remediation will be required at the former coke plant. In addition, pursuant to the order of the U.S. District Court for Maryland, we also must implement corrective measures at the Gray’s Landfill, Coke Point Landfill, and post-closure care at the former Rod and Wire Mill Area. The total cost of these related matters is estimated to be approximately $43 million.

      We are required to prevent acid mine drainage from discharging to surface waters at idled mining operations in western Pennsylvania. We entered into a Consent Order and Agreement with the Pennsylvania Department of Environmental Protection, or PaDEP, in May 2003 addressing the transfer of required permits from Bethlehem to us and financial assurance for long-term operation and maintenance of the wastewater treatment facilities associated with these mines. In accordance with this Consent Order and Agreement, we submitted an operational improvement plan to improve treatment facility operations and lower long-term wastewater treatment costs. The Consent Order and Agreement also required us to propose a long-term financial assurance mechanism. Our cost reduction plan was approved by PaDEP and on May 9, 2004 we entered into a revised Consent Order and Agreement outlining a schedule for implementation of capital improvements and requiring the establishment of a treatment trust. The treatment trust is expected to be funded over a period up to 10 years at a current target value of approximately $20 million dollars. It is expected that the trust will then be utilized to fund the cost of treatment of acid mine drainage from the idled mining operations. The total costs related to these matters are estimated to be approximately $57 million.

      We own a large former integrated steelmaking site in Johnstown, Pennsylvania. The site has been razed and there are a number of historic waste disposal units located at the site that are subject to regulation by PaDEP. There are also historic operating locations at the Johnstown site that may have caused groundwater contamination. Although potentially subject to RCRA corrective action or similar state authority, no comprehensive environmental investigations have been performed at this site to date. We estimate the costs associated with future investigations and likely remediation at this facility that presently can be estimated to be approximately $23 million.

      Our facility at Indiana Harbor, Indiana is subject to a U.S. EPA 3013 Administrative Order requiring development of a monitoring program to assess soil and groundwater conditions associated with 14 solid waste management units. The order was received on June 30, 2003 and requires submission of an investigation plan to U.S. EPA for approval. The plan was submitted to the U.S. EPA in November 2003. Although localized remediation activities have been conducted at this facility, additional remediation may be required after the investigation of these solid waste management units has been completed. It is not possible to estimate the cost of any required remediation or monitoring that may result from this investigation at this time. An area of subsurface fuel oil contamination exists and is currently the subject of remediation actions. A solid waste landfill at Indiana Harbor will require closure and post-closure care. The total cost related to these matters that can presently be estimated is approximately $22 million.

      At our Burns Harbor, Indiana facility, an RFI was completed in accordance with a U.S. EPA approved work plan. Based on the results of the investigation, we do not believe there will be any substantial remediation required to complete the corrective action process at the facility; however, it is likely that we will incur future costs primarily related to long term post-closure monitoring. In addition, Bethlehem managed approximately one million net tons of air pollution control dusts and sludges in piles on the ground at the Burns Harbor site. While an alternative means of handling this material continues to be evaluated, it is likely that we will incur future costs to manage this material. We also have a continuing obligation pursuant to a consent order issued by the U.S. District Court in Indiana to operate a collection and treatment system to control contaminated groundwater seeps from the face of a sea wall at the site. The total costs related to these matters are estimated to be approximately $22 million.

      Our Cleveland, Ohio facilities may be subject to RCRA corrective action or remediation under other environmental statutes. An integrated steel facility has operated on the property since the early part of the 20th century. As a result, soil and groundwater contamination may exist that might require remediation pursuant to the RCRA corrective action program or similar state programs. No RCRA corrective action has been demanded at any of the Cleveland facilities by either federal or state authorities and no comprehensive investigation of any of the facilities has been performed. However, certain limited and localized remediation activities have been or will be conducted at these sites. These remediation activities include a large permitted solid waste landfill at the site that will require closure and post-closure in the future. The cost of closure and post-closure care for this landfill is estimated to be approximately $14 million.

      At a site of the former steelmaking facilities in Bethlehem, Pennsylvania, a remedial investigation is being performed pursuant to the Pennsylvania Land Recycling (Brownfield) Program in conjunction with comprehensive redevelopment plans. These investigations are continuing to be performed with input and oversight from both the PaDEP, and the EPA Region III corrective action staff to ensure that the actions taken are acceptable to both state and federal regulatory authorities. The majority of the site was sold by us in April 2004. Pursuant to the sales agreement, the buyer assumed financial responsibility for environmental obligations associated with the acquired property. The cost associated with anticipated environmental remediation actions on property we continue to own is estimated to be about $10 million.

      Our facility at Riverdale, Illinois may be subject to RCRA corrective action or remediation under other environmental statutes. The facility has been operated as an integrated steel facility since the early part of the 20th century. As a result, soil and groundwater contamination may exist that might require remediation pursuant to the RCRA corrective action program or similar state programs. Certain localized remediation activities have been conducted at this facility; however, there is no present federal or state demand for a RCRA corrective action program at the facility. No comprehensive environmental investigation of the facility has been performed. In January 2004, the State of Illinois filed a proceeding alleging that we arranged for the transport of slag waste to an off-site location without performing the necessary testing and notification to the Illinois Environmental Protection Agency and the owner of the land to which the material was sent. The matter was resolved through a Consent Order and Agreement signed by the parties on May 4, 2004 which required payment of an $80,000 civil penalty and removal of slag from the offsite location.

      Our recently acquired Weirton, West Virginia facility has been subject to a RCRA corrective action related consent decree since 1996. The Order requires the facility to conduct investigative activities to determine the nature and extent of hazardous substances that may be located on the facility’s property and to evaluate and propose corrective measures needed to abate unacceptable risks. Areas within the facility’s property have been prioritized. Investigation of the two highest priority areas has been completed. Investigation of the remaining areas is underway. In addition, we are required to complete closure activities for a surface impoundment pursuant to the RCRA corrective action and a 1996 consent decree. The cost of investigative and closure activities at the site is estimated to be about $15 million.

     Clean Air Act

      Our facilities are subject to a variety of permitting requirements under the Clean Air Act, which restricts the type and amount of air pollutants that may be emitted from regulated emission sources. On February 28, 2003, the U.S. EPA issued a final rule to reduce hazardous air pollutant emissions from integrated iron and steel manufacturing facilities. The final rule will require affected facilities to meet standards reflecting the application of maximum achievable control technology, or MACT, standards. Many of our facilities are subject to the new MACT standards, and compliance with such standards will be required by May 20, 2006. We anticipate installing controls at facilities to comply with the new MACT standards with capital expenditures of about $90 million through 2007.

      Other Clean Air Act requirements, such as revisions to national ambient air quality standards for ozone and particulate matter, may have significant impacts on us in the future, although whether and how we will be affected will not be determined for many years. We also may be affected if the federal government or the states in which we operate begin to regulate emissions of greenhouse gases such as carbon dioxide. However, because we cannot predict what requirements will be imposed on us or the timing of such requirements, we are unable to evaluate the ultimate cost of compliance with respect to these potential developments.

      The U.S. EPA has alleged that an acid fume scrubber at our Indiana Harbor facility was not operated in compliance with federal hazardous air pollutant standards for HCL emissions at the time we restarted the plant. We have tentatively agreed to enter into a settlement with the U.S. EPA with respect to this matter that would require us to pay a penalty of about $43,000 and to undertake a supplemental environmental project in lieu of additional penalties with an estimated cost of about $112,000. The supplemental project is underway and is scheduled to be completed by December 15, 2004.

      On July 8, 2003, the Indiana Department of Environmental Management, or IDEM, issued a notice of violation to our Indiana Harbor plant. The notice of violation alleges that the H3 and H4 blast furnaces violated specified opacity limitations on January 2, 2003 and April 2, 2003, respectively. The notice of violation also alleges operations at the basic oxygen furnace exceeded fugitive emission and that on May 14, 2003 the basic oxygen furnace roof monitor exceeded an opacity standard. We expect to discuss the notice of violation with the IDEM. IDEM may attempt to impose a penalty on us in regard to these allegations, which is not expected to be material.

      On June 2, 2004, the Illinois Environmental Protection Agency issued a violation notice alleging that our Riverdale facility failed to obtain a construction and operating permit for locating or modifying existing operations. The agency may seek penalties and injunctive relief associated with its allegations.

     Clean Water Act

      Our facilities also are subject to a variety of permitting requirements under the Clean Water Act, which restricts the type and amount of pollutants that may be discharged from regulatory sources into receiving bodies of waters, such as rivers, lakes and oceans. On October 17, 2002, the U.S. EPA issued regulations that require existing wastewater dischargers to comply with new effluent limitations. Several of our facilities are subject to the new regulations, and compliance with such regulations will be required as new discharge permits are issued for continued operation.

      The Circuit Court for Baltimore County, Maryland entered into a consent decree in March 2001, which requires the installation of improvements to our Sparrow Point’s wastewater treatment plant. The improvements are underway and we expect to spend about $16 million to complete the improvements during 2004.

      The U.S. EPA has alleged, among other things, that water discharged from a wastewater lagoon at our Indiana Harbor facility is not permitted pursuant to the facility’s national pollution discharge elimination system, or NPDES, permit. It is our position that this discharge is authorized by the NPDES permit. As a result of a meeting with the U.S. EPA on February 5, 2004 and a revised order issued on June 30, 2004, we believe that most of the U.S. EPA’s concerns raised in the original order have been resolved. On July 20, 2004, the Indiana Department of Environmental Management issued a notice of violation to the Indiana Harbor facility alleging violations of Indiana’s water pollution control laws and regulations and the facility’s NPDES permit. The agency may seek penalties and injunctive relief associated with its allegations.

      On June 29, 2004, the Indiana Department of Environmental Management issued a violation letter to our Burns Harbor facility alleging violations of the facility’s NPDES permit. The agency may seek penalties and injunctive relief associated with its allegations.

      Our Weirton facility was formerly subject to a U.S. EPA Oil Removal Order that recently has been terminated. However, we have agreed to continue oil sheen abatement activities on an ongoing basis. In addition, the facility expects to complete a tank diking program for groundwater protection and spill prevention purposes at an estimated cost of $750,000.

     Other

      We anticipate spending approximately $57 million over the next 40 years, including $5 million in 2004, to address the removal and disposal of PCB equipment and asbestos material utilized in operations applications at our facilities.

      There are a number of other facilities and properties, which we own across the United States, which may present incidental environmental liabilities. The estimated cost of future investigations and likely remediation at these sites is estimated to be about $15 million.

Intellectual Property

      We own a number of U.S. and foreign patents that relate to a wide variety of products and processes, have filed pending patent applications and are licensed under a number of patents. However, we believe no single patent or license or group of patents or licenses is of material importance to our overall business. We also own registered trademarks for certain of our products and service marks for certain of our services, which, unlike patents and licenses, are renewable so long as they are continued in use and properly protected.

Principal Operating Facilities

      Our steel operations consist of five integrated steelmaking plants, one basic oxygen furnace/compact strip mill, three electric arc furnace plants and four finishing plants. We also own interests in various joint ventures that support these facilities, as well as numerous raw material, railroad and transportation assets.

Integrated Steelmaking Facilities

      Burns Harbor. Our Burns Harbor facility is located on approximately 3,300 acres in Indiana on Lake Michigan, about 50 miles southeast of Chicago, Illinois, strategically located near many of our customers. Burns Harbor, which is the newest integrated steel making facility in the United States, is capable of producing hot-rolled sheet, cold-rolled sheet, corrosion resistant coated sheet and steel plates for use in construction, machinery, automotive, oil and gas and shipbuilding applications. Burns Harbor’s principal facilities include a sintering plant, two coke oven batteries (one of which is under a capital lease), two blast furnaces (including coal injection facilities), which yield 4.8 million net tons of hot metal per year, three basic oxygen furnaces, which each can make approximately 300 net tons of liquid steel in 30 minutes, a vacuum degassing facility, two continuous slab casters that produce internally clean steel with highly consistent chemistry (with a combined annual raw steel production capability of about 4.7 million net tons), an 80-inch hot-strip mill, two continuous pickling lines, an 80-inch five-stand cold-rolling mill, sheet finishing mills, a continuous heat treating line, batch annealing facilities, a 72-inch hot-dip galvanizing line, which is capable of making both galvanized and galvannealed sheets, the currently idled 110-inch plate mill (including two continuous reheat furnaces, a roughing mill, a finishing mill and a normalizing furnace), which can roll plates from 3/16 to 1-inch thick, and a 160-inch shared plate mill (including two continuous reheat furnaces, four batch reheat furnaces, a roughing mill, a finishing mill, an in-line accelerated cooling facility, a quench and temper line and a batch normalizing furnace), which can roll plates up to 15 inches thick. Burns Harbor continuously casts 100% of its raw steel production volume.

      Indiana Harbor. Our Indiana Harbor facility is located on approximately 1,200 acres in Indiana, 20 miles southeast of Chicago, Illinois on Lake Michigan, strategically located near many of our customers. Indiana Harbor’s customer base includes the automotive, agricultural, appliance, pipemaking and service center markets. Among its products are hot-rolled sheet, carbon and high-strength, processed and unprocessed; cold-rolled sheet, carbon and high-strength, enameling sheet, annealed cold-rolled and corrosion resistant coated products. Indiana Harbor’s major facilities include a sintering plant and two blast furnaces that have the capability to produce approximately 3.6 million net tons of hot metal per year. Indiana Harbor also has two basic oxygen furnaces, a ladle metallurgy facility, a vacuum degassing facility, two continuous slab casters (with annual raw steel production capability of about 4.0 million tons per year), three pusher reheat furnaces and an 84-inch hot-strip mill. Indiana Harbor’s finishing facilities consist of a pickle line, an 80-inch five-stand tandem mill, two hot-dip galvanizing lines, batch annealing, a two-stand temper mill and various slitting, recoil and inspection lines.

      Cleveland. Our Cleveland facilities are located on approximately 1,200 acres on opposite banks of the Cuyahoga River, near Lake Erie in Cleveland, Ohio. Cleveland historically operated as two separate steel mills-Cleveland East and Cleveland West. Although we acquired the entire facility, we initially only restarted operations at Cleveland East. On March 11, 2004, we announced that we will restart a continuous caster and a basic oxygen furnace at our Cleveland West facility. These assets have been idle since June 2001. We plan to invest approximately $10 million in this effort, primarily for maintenance and engineering necessary to restart the assets, and to hire approximately 140 steelworkers to operate the assets. The first slabs were produced in May 2004, and at full production, the caster will add 60,000 tons of steel slabs per month. On August 5, 2004, we announced that we will add a new hot dip galvanizing line by converting Cleveland’s currently idled continuous anneal line. The new line is expected to begin production by the fourth quarter of 2005, and will have an operating capacity of about 500,000 tons per year. The total cost of the project will be approximately $40 million. Except as specifically indicated, references to Cleveland in “— Principal Operating Facilities” refer only to the facilities we are operating at Cleveland East.

      Most of Cleveland’s output is hot-rolled or cold-rolled sheet, with approximately 4% electrogalvanized sheet. The Cleveland blast furnaces are capable of supplying about 3.1 million net tons to two basic oxygen furnaces. Other major facilities located at Cleveland include a twin strand 9-inch continuous slab caster (with annual raw steel production capability of about 3.0 million net tons), a ladle metallurgy facility, vacuum degassing facilities, an 84-inch hot-strip mill, an 84-inch cold reducing mill, a temper mill and a batch anneal shop. Cleveland is serviced by our regional coke battery, the Warren Coke Battery, which supplies approximately 40% of Cleveland’s coke needs. Cleveland’s hot-strip mill, when supplemented with externally produced slabs, can produce approximately 3.8 million net tons annually. With the added slab production from the restart of our Cleveland West facility, we believe that Cleveland could be able to optimize production on the hot-strip mill.

      Sparrows Point. Our Sparrows Point facility is located on approximately 3,100 acres on the Chesapeake Bay near Baltimore, Maryland. Principal facilities include a sintering plant, a large blast furnace with a pulverized coal injection system, two basic oxygen furnaces, a twin strand continuous slab caster (with annual raw steel production capability of about 3.9 million net tons), a 68-inch hot-strip mill, a new continuous pickling and cold reducing mill, two galvanizing lines, two GalvalumeTM lines and tin mill facilities that include tin and chrome plating lines. Sparrows Point continuously casts 100% of its raw steel production. Sparrows Point’s location on the Chesapeake Bay makes it the only domestic steel mill with direct ocean access and provides us with a deep-water port and the capability to ship products and receive raw materials by ship, thereby reducing our freight costs. Sparrows Point supplies slabs to Burns Harbor and Conshohocken plate facilities and to other ISG facilities depending on market conditions.

      Riverdale. Our Riverdale, Illinois facility is located on 165 acres approximately 14 miles west of our Indiana Harbor facility. We supply hot metal from our Indiana Harbor and Burns Harbor blast furnaces to Riverdale’s basic oxygen furnaces. Riverdale’s major facilities include basic oxygen furnaces; two ladle metallurgy furnaces, a continuous thin slab caster which uses a compact strip process (with annual raw steel production capability of about 750,000 net tons), a 62-inch wide tunnel furnace and a seven-stand hot-strip rolling mill. The Riverdale compact strip mill incorporates the latest casting and rolling technology designs with state-of-the-art computer-generated features to precisely control the thickness, profile and flatness of our products.

      Weirton. Our Weirton, West Virginia facility is located on approximately 2,700 acres near the Ohio River. Principal facilities include two blast furnaces, a two vessel basic oxygen process shop, a ladle metallurgy facility, two vacuum degassing facilities, and a four strand continuous caster (with annual raw steel production capability of up to 3.0 million tons), a hot strip mill, two continuous picklers, three tandem cold mills, three hot dip galvanizing lines, one electro-galvanizing line, two tin plate lines, one chrome plate line, one bimetallic chrome/tin plate line and various annealing, temper rolling, shearing, cleaning and edge slitting lines.

Electric Arc Furnaces

      Coatesville. Our facility located in Coatesville, Pennsylvania consists of an electric arc furnace (with an annual raw steel production capability of about 900,000 net tons), ingot teeming facilities, a slab caster, two plate mills (140-inch and 206-inch) and heat treating facilities. This facility refines more than 450 steel chemistries and together with our Conshohocken facility, process some of the widest, heaviest and thickest plates in the industry. This facility produces a wide range of carbon and alloy products (carbon plate, high-strength, low alloy plate, commercial alloy plate, military alloy plate and coiled and cut plate) and special products (clad plate, re-sulpherized plate, steel plate, floor plate and clean steel plate) for use in infrastructure, chemical process facilities and shipbuilding applications. This facility also provides finishing and conversion services to key customers.

      Steelton. Our facility in Steelton, Pennsylvania consists of an electric arc furnace (with an annual raw steel production capability of about 1.2 million net tons), a ladle furnace, a vacuum degassing facility, ingot teeming facilities, a continuous bloom caster, a 44-inch blooming mill, a 28-inch rail mill, in-line rail head-hardening facilities, finishing and shipping facilities for long-length (80 foot) rails and a 20-inch bar mill. The Steelton facility primarily produces railroad rails, specialty blooms and flat bars.

      Georgetown. Our Georgetown, South Carolina facility is located on 60 acres on Winyah Bay. We produce a wire rod coil from a billet that is cast on a 6 strand continuous caster. We have two 80 ton electric arc furnaces (with an annual raw steel production capability of about 1.0 million net tons) and two ladle metallurgy furnaces. We also have a Direct Reduced Iron plant that is capable of producing about 550,000 net tons annually. We have deep water access that allows us to receive ships.

Rolling and Finishing Facilities

      Hennepin. Our Hennepin, Illinois finishing facility is located on 861 acres on the Illinois River. It can produce more than 1.2 million net tons of cold-rolled and galvanizing steel products a year from a hot rolled band substrate. The Hennepin facility’s location is well suited to serve the electrical, machinery and appliance markets, which are predominantly located in the industrial Midwest region of the United States. Additionally, Hennepin’s location on the Illinois River makes it capable of shipping and receiving by barge, thereby reducing shipping costs. Our Hennepin facility consists of an 84-inch pickle line, an 84-inch five-stand tandem mill, a batch annealing facility, a temper mill, a hot-dip galvanized line and three processing lines. The Burns Harbor and Indiana Harbor facilities currently provide substrate to Hennepin.

      Columbus Coatings. Our Columbus Coatings facility is located in Columbus, Ohio. It operates a coating line that produces quality corrosion resistant steel sheets primarily for the exposed and unexposed automotive market. Our Burns Harbor facility currently provides cold-rolled coils for most of Columbus Coatings’ annual capability and is responsible for marketing of the finished product. We also operate a steel slitting and warehousing facility at our Columbus facility through Columbus Processing Company.

      Conshohocken. Our facility in Conshohocken, Pennsylvania consists of a 110-inch Steckel mill, two reheat furnaces, a roughing mill, an in-line cooling and cut-to-length line, a quench and temper line and batch heat-treating system. This facility produces a wide range of carbon and alloy coiled and cut plate from slabs produced at Coatesville and Sparrows Point for use in infrastructure, chemical process facilities and shipbuilding applications. This facility also provides finishing and conversion services to key customers.

      Lackawanna. We operate a 4-stand tandem mill, an annealing facility, a temper mill, a continuous pickling line and a galvanizing line in Lackawanna, New York. The galvanizing line produces about 335,000 net tons per year of quality corrosion-resistant steel sheets for the unexposed automotive market. Hot-rolled steel substrate is supplied principally from our Burns Harbor and Cleveland facilities.

Railroad and Transport

      We own the assets of seven short-line railroads, having sold three that were acquired from Bethlehem, that transport raw materials and semi-finished steel products within our various facilities, and an interstate truck broker which serves our facilities.

      We also operate, under long-term charters, two 1,000-foot self-unloading ore vessels that are used for the transportation of iron ore on the Great Lakes.

ISG — Homer Research Facility

      As part of our acquisition of Bethlehem’s assets, we acquired the Homer Research Facility, a research and product development facility in Bethlehem, Pennsylvania. Our research efforts are focused on process and product technologies that will benefit our customers’ manufacturing operations.

Joint Ventures

      Hibbing Taconite. We own a total 62.3% direct and indirect interest in Hibbing Taconite Company located in Hibbing, Minnesota, that owns iron ore reserves and operates mines and a pelletizing plant. Hibbing Taconite has mining and processing facilities that can supply all of Burns Harbor’s iron ore pellet needs. We own a 90% interest in Ontario Iron Company, which is located in Hibbing, Minnesota that owns surface, land and mineral leases used by Hibbing Taconite.

      AK-ISG Metal Coatings Co. We own a 40% interest in an electrogalvanizing joint venture facility, located on the east side of our Cleveland facility.

      Double G Coatings Company, L.P. We own a 50% interest in Double G Coatings Company, L.P., or Double G, which is located near Jackson, Mississippi. This company operates a 270,000-ton-per year sheet coating line that produces galvanized and Galvalume™ coated sheets primarily for the construction market. Sparrows Point provides cold-rolled coils for our share of production and is responsible for marketing its share of the finished product.

      Steel Construction Systems. We own a 45% interest in Steel Construction Systems, which is located in Orlando, Florida and manufactures steel studs and roll-formed trusses for residential and light commercial buildings.

      Indiana Pickling and Processing Company. We own a 20% interest in Indiana Pickling and Processing Company, which is located in Portage, Indiana and operates a pickling line.

      Bethlehem Roll Technologies LLC. We own a 50% interest in Bethlehem Roll Technologies LLC, which is located in Sparrows Point, Maryland and operates a facility for grinding steel mill rolls for us and others.

      Chesapeake Heavy Machine Services, L.L.C. We own a 50% interest in Chesapeake Heavy Machine Services, L.L.C., which is located in Sparrows Point, Maryland and manages and markets the services of a machine shop.

      Steel Health Resources, L.L.C. We own a 47.5% interest in Steel Health Resources, L.L.C., which is located in Chesterton, Indiana and operates a healthcare clinic.

      We account for all these joint ventures on the equity method except Hibbing Taconite, which is pro-rata consolidated.

Legal Proceedings

      See “— Environmental Matters” for a discussion of environmental litigation and governmental proceedings.

      In the ordinary course of business, we are involved in various pending or threatened legal proceedings. We cannot predict with certainty the outcome of any legal or environmental proceedings to which we are a party. In our opinion, however, adequate liabilities have been recorded for losses that are probable to result from legal proceedings and environmental remediation requirements. If such liabilities prove to be inadequate, however, it is reasonably possible that we could be required to record a charge to earnings that could be material to the results of operations in a particular future quarterly or annual period. We believe that any ultimate additional liability arising from these actions, that is reasonably possible over what has been recorded, will not be material to our consolidated financial condition and sufficient liquidity will be available for required payments.

      As described elsewhere, we purchased only specified assets of Bethlehem, Acme, LTV, Weirton and Georgetown through sales in bankruptcy proceedings. The sellers in those transactions retained liability for certain claims related to the assets that we purchased, including personal injury claims. The sale orders issued by the U.S. Bankruptcy Courts having jurisdiction over each respective transaction entered orders barring assertion of claims (other than those in respect of certain specifically assumed liabilities which did not include asbestos-related liabilities), against us related to the assets in question, and confirming that neither we nor our subsidiaries shall be responsible for any liabilities related to the assets (other than those in respect of certain specifically assumed liabilities which did not include asbestos-related liabilities). The sale orders issued by the U.S. Bankruptcy Courts also found that under no circumstances could we be deemed a successor to any of the sellers for purposes of any liabilities. We believe the manner through which our facilities were purchased in conjunction with the attendant orders of the U.S. Bankruptcy Court places us in a better position than other steelmakers with substantial exposure to asbestos-related liability or off-site environmental liability. Despite the foregoing it is possible that future claims with respect to historic asbestos exposure could be directed at us. The risk of incurring liability as the result of such claims is considered remote.

MANAGEMENT

Directors and Executive Officers

      The directors and executive officers of International Steel Group Inc. as of June 30, 2004 were as follows:

Name	Age	Position

Wilbur L. Ross	66	Chairman of the Board of Directors
Rodney B. Mott	52	President, Chief Executive Officer and Director
V. John Goodwin	60	Chief Operating Officer
Leonard M. Anthony	49	Chief Financial Officer and Secretary
Lonnie A. Arnett	58	Vice President, Controller and Chief Accounting Officer
Jerome V. Nelson	43	Vice President, Sales & Marketing
Gordon C. Spelich	45	Vice President, Business Development
Karen A. Smith	50	Vice President, Human Resources
Rand V. Araskog	72	Director
William C. Bartholomay	75	Director
James C. Boland	64	Director
Peter J. Powers	60	Director

      Wilbur L. Ross, Jr. has served as the Chairman of the Board of Directors of ISG since inception. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a merchant banking firm, a position he has held since April 2000. Mr. Ross is also the Chairman and Chief Executive Officer of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., Asia Recovery Fund, Asia Recovery Fund Co-Investment, Nippon Investment Partners and Absolute Recovery Hedge Fund. Mr. Ross is also the general partner of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., Asia Recovery Fund, and Absolute Recovery Hedge Fund. Mr. Ross is also Chairman of Ohizumi Manufacturing Company in Japan, Burlington Industries and Cone Mills Corporation in the United States, and Insuratex, Ltd. in Bermuda. Mr. Ross is a board member of the Turnaround Management Association, Nikko Electric Co. in Japan, Tong Yang Life Insurance Co. in Korea, and of Syms Corp., Clarent Hospital Corp., 360 Networks Corp. and News Communications Inc. in the United States. Mr. Ross is also a member of the Business Roundtable. Previously, Mr. Ross served as the Executive Managing Director at Rothschild Inc., an investment banking firm, from October 1974 to March 2000. Mr. Ross was also formerly Chairman of the Smithsonian Institution National Board.

      Rodney B. Mott has served as our President, Chief Executive Officer and a director of ISG since April 2002. Mr. Mott has over 30 years of management experience in the metals industry. He served as President and Chief Executive Officer of Pechiney Rolled Products, an aluminum rolling company and a division of Pechiney SA from January 2000 to August 2001. From 1987 to 2000 Mr. Mott held various positions with Nucor Corporation, a mini-mill steel producer, including Vice President/ General Manager of Nucor Steel, a division of Nucor Corporation, at the Blytheville, Arkansas and Berkley, South Carolina facilities. Prior to joining Nucor, Mr. Mott was Superintendent of Operations at Lone Star Steel from 1986 to 1987. He began his metals management career at U.S. Steel’s Fairless Hills operation, where he held positions of increasing responsibility during a 14-year career from 1971 to 1986.

      V. John Goodwin has been our Chief Operating Officer since March 2003. Prior to that, he served as Chairman and Chief Executive Officer of Steel Consultants from 2000 to February 2003. Mr. Goodwin has 35 years of leadership experience in the American steel industry including 27 years with U.S. Steel, an integrated steel producer. During his service with U.S. Steel, Mr. Goodwin held positions of increasing responsibility including serving as General Manager of Gary Works from 1987 to 1994, General Manager of Mon Valley Works from 1984 to 1987 and various supervisory and management positions at Fairless Works from 1967 to 1984. After leaving U.S. Steel, Mr. Goodwin assumed the position of CEO/COO of National Steel from 1994 to 1996. Mr. Goodwin was also the former President and General Manager of Beta Steel Corp. from 1998 to 2000.

      Leonard M. Anthony has been our Chief Financial Officer since May 2003. He has over 25 years of financial management experience. He joined Bethlehem Steel Corporation, an integrated steel producer, in 1979 and advanced through increasingly responsible financial management positions. He served as Corporate Credit Manager from October 1985 to October 1986, Director of Financial Services from November 1986 to November 1990, Director Risk Management from December 1990 to February 1993, Manager Financial Planning from March 1993 to March 1995, Assistant Treasurer from March 1995 to March 1998, Vice President and Treasurer from October 1999 to September 2001 and Senior Vice President Finance and Chief Financial Officer from October 2001 to May 2003.

      Lonnie A. Arnett joined ISG in November 2003 and currently serves as our Vice President, Controller and Chief Accounting Officer. He worked at Bethlehem from 1984 until October 2003, most recently in a similar capacity. Mr. Arnett has 35 years of experience in accounting and finance with over 25 years being in the steel industry.

      Jerome V. Nelson has served as our Vice President, Sales & Marketing since April 2002. Prior to that, he was employed with Birmingham Steel Corporation, a mini-mill steel producer, where he served as Vice President, Sales & Marketing from December 2001 to March 2002 and General Sales Manager from August 2000 to December 2001. Previously Mr. Nelson was employed with Nucor Steel Corporation, a mini-mill steel producer, as Sales Manager from November 1992 to August 2000. Mr. Nelson began his sales career in the metals industry at LTV Steel in July 1983, worked for Bethlehem Steel Corporation from July 1988 to July 1992, and worked for Armco Advanced Materials from July 1992 to November 1992.

      Gordon C. Spelich has been our Vice President, Business Development since April 2002. Prior to joining ISG, Mr. Spelich worked as an independent consultant serving the steel industry from September 2001 until April 2002. Prior to that, Mr. Spelich served as Vice President of Operations at Pechiney Rolled Products, an aluminum rolling company and a Division of Pechiney S.A. from March 2000 to September 2001 and Manager, Operations at Nucor Steel, a mini-mill steel producer, from October 1991 to March 2000.

      Karen A. Smith has been our Vice President, Human Resources since January 2004 and previously served as Assistant Vice President & Corporate Manager Human Resources since April 2002. Prior to that, she held various positions in Human Resources and Benefits at Pechiney Rolled Products, LLC, an aluminum rolling company and a Division of Pechiney S.A., from October 1992 to March 2002, including Benefits Administrator, Benefits Manager, and Manager Benefits and Compensation.

      Rand V. Araskog has served as a director since March 2004. Mr. Araskog is the retired chairman and chief executive officer of ITT Corporation, a diverse, global engineering company, and served as chairman of the National Security Telecommunications Advisory Committee from 1982 to 1984. For the past five years, Mr. Araskog has been self-employed as a private investor. He currently is a member of the boards of Hartford Financial Services Group, ITT Industries, ITT Educational Services and Rayonier, Inc.

      William C. Bartholomay has served as a director of ISG since April 2002. Mr. Bartholomay currently serves as Vice Chairman of Willis Group Holdings, Inc., an insurance brokerage and financial services company, which he joined on August 6, 2003. Prior to that time he served as the President of Near North National Group, an insurance brokerage and financial services company, a position which he had held for more than five years. Mr. Bartholomay also serves as the Chairman Emeritus and Chairman of the Executive Committee of the Atlanta Braves baseball team and as a director of both WMS Industries Inc., a gaming manufacturer, and Midway Games Inc., a publisher of entertainment software.

      James C. Boland has served as a director since March 2004. Mr. Boland was President and CEO of the Cleveland Cavaliers, a professional basketball team and the Gund Arena Company, a professional sports and entertainment management company, from 1998 to 2002 and has served as the Vice Chairman from 2003 to the present. Mr. Boland is also a 34-year veteran of Ernst & Young, where he served in numerous capacities, including vice chairman and regional managing partner. He is currently a member of the boards of Invacare Corporation, The Sherwin-Williams Company and Goodyear Tire & Rubber Company.

      Peter J. Powers has served as a director since March 2004. Mr. Powers found Powers Global Strategies, LLC, a consulting firm, in 1998, where he currently serves as President and Chief Executive Officer. Mr. Powers has also served as First Deputy Mayor of the City of New York. Mr. Powers has also had a 25-year career as an attorney, certified public accountant and consultant. He is currently a member of the boards of Fox Entertainment Group and NDS Group, Plc.

      On December 29, 2000, LTV and substantially all of its domestic subsidiaries filed separate petitions for reorganization under Chapter 11 of the Code in bankruptcy court, and on October 15, 2001, Bethlehem and 22 of its subsidiaries filed separate petitions for reorganization under Chapter 11 of the Code in bankruptcy court. As described above, some of our officers were employed by LTV or Bethlehem at the time those companies filed for bankruptcy.

Composition of the Board of Directors

      Our business, property and affairs are managed by or, are under the direction of, the board of directors pursuant to the General Corporation Law of the State of Delaware and our bylaws. Members of the board of directors are kept informed of ISG’s business through discussions with the chairman, the president and chief executive officer and with key members of management, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

      Our board of directors is currently comprised of six directors. Our board of directors is divided into three staggered classes, with as nearly equal a number of directors in each class as possible. Messrs. Ross and Mott are our Class I directors, and their terms will expire in 2007. Messrs. Araskog and Powers are our Class II directors, and their terms will expire in 2005. Messrs. Bartholomay and Boland are our Class III directors, and their terms will expire in 2006. Starting with the directors elected in 2004 (the Class I directors), our directors will serve three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Our bylaws provide that no director may stand for election or re-election after the age of 74. Additionally, to the extent our chairman of the board is unable to continue serving in such capacity, our bylaws provide that our chief executive officer will automatically become our chairman of the board for the remainder of the then current term.

      Under our collective bargaining agreement with the USWA, the USWA has the right to nominate one individual to serve as a member of our board of directors. The individual must be acceptable to the Chairman of our board of directors, which acceptance may not be unreasonably withheld. If the size of our board of directors increases to more than 14 members, the USWA has the right to nominate one additional director. Any nominated individual who is elected as a director will be subject to all fiduciary responsibilities to us and our stockholders. No current member of the board of directors is a nominee of the USWA.

Committees of the Board of Directors

      Our board of directors has standing audit, compensation, and nominating and corporate governance committees.

Audit Committee

      Our audit committee currently consists of Messrs. Araskog, Bartholomay and Boland (Chairman). Our board of directors has determined that all members of the audit committee satisfy ISG’s categorical standards of independence as well as the applicable independence requirements for audit committee members under NYSE listing standards and federal securities laws, and that all members of the audit committee are financially literate as required by the NYSE listing standards. The board of directors has also determined that Messrs. Araskog and Boland are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by the NYSE listing standards. For more information on the relevant work experience of Messrs. Araskog and Boland supporting this determination, see “— Directors and Executive Officers” above. Mr. Boland currently serves on the audit committees of three other public companies. The board of directors has determined, after considering Mr. Boland’s extensive experience in accounting and service on public company audit committees, and taking into account Mr. Boland’s other work commitments, that his service on these other audit committees does not undermine his ability to serve on our audit committee.

      The duties of the audit committee include, among other things, the following:

•	review and discuss the auditor’s quality control, the independence of the auditors, and the conduct of the audit;

•	set our hiring policies for employees or former employees of the independent auditors;

•	review and discuss our financial statements, disclosures, and earnings press releases; review and discuss internal audit plans, internal audit reports, and the systems of internal accounting controls;

•	meet with the independent auditors to discuss the audit results and the recommendations of the independent auditors;

•	discuss risk management policies; and

•	evaluate conformity by us with legal requirements and ISG’s code of ethics, establish “whistleblower” procedures, and discuss with legal counsel any material legal matters regarding financial statements or compliance policies.

      The committee also has the sole authority to appoint, retain, terminate, and compensate our independent auditors, and to approve all fees and non-audit engagements.

Compensation Committee

      Our compensation committee currently consists of Messrs. Araskog, Bartholomay (Chairman) and Powers, all of whom have been determined by our board of directors to satisfy ISG’s categorical standards of independence as well as the independence standards under the NYSE rules. The compensation committee reviews, approves and makes recommendations to the board of directors concerning our compensation practices, policies and procedures for our executive officers. The compensation committee’s duties also include, among other things, establishing executive compensation policies and programs, reviewing and approving executive officer compensation, recommending incentive compensation plans and equity-based plans, administering compensation plans, overseeing regulatory compliance with respect to compensation matters, reviewing employment and severance agreements with our executive officers, and reviewing director compensation.

Nominating and Corporate Governance Committee

      Our nominating and corporate governance committee currently consists of Messrs. Araskog (Chairman), Bartholomay and Powers. The duties of the nominating and corporate governance committee include, among other things, identifying individuals qualified to become members of our board of directors, recommending candidates to fill vacancies and newly-created positions on our board of directors, recommending whether incumbent directors should be nominated for re-election to our board of directors, and developing and recommending corporate governance principles applicable to our board of directors and our employees.

Director Compensation

      We pay our non-employee directors an annual retainer of $50,000. Each non-employee director is also paid $15,000 per year for each standing committee of the board of which he is the chairman, $10,000 per year for each standing committee of the board of which he is a member but not chairman, and $2,000 for attending each meeting of the board or of any standing committee of which he is a member (provided that only a single $2,000 fee is paid for attendance at meetings all held on the same date). Each director of ISG is also reimbursed by ISG for out-of-pocket expenses incurred in attending board of directors and board of directors committee meetings.

Compensation Committee Interlocks and Insider Participation

      The following people served on our compensation committee during various points in 2003: William Bartholomay, John S. Brinzo, Raymond P. Park, and Wilbur L. Ross, Jr. None of these people has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation committee.

      Our compensation committee customarily has met and discussed matters relating to the compensation of our key officers. Mr. Ross, a former compensation committee member, currently serves as Chairman and Chief Executive Officer of WLR, which manages two funds, WLR Recovery Fund L.P. and WLR Recovery Fund II, L.P., and which beneficially owned approximately 7.0% of our common stock outstanding as of August 15, 2004. Prior to June 9, 2004, WLR was deemed to have beneficially owned approximately 32.8% of our common stock. On that date, voting arrangements giving WLR the right to vote approximately 25.7% of our common stock held by the non-affiliated limited partners of two funds managed by WLR terminated. WLR acted as our financial advisor in connection with our formation and certain subsequent asset acquisitions, including our acquisition of certain assets of Bethlehem. During 2003, we paid WLR a total of $5.9 million for rendering services to us in its capacity as our financial advisor and for out-of-pocket expenses.

      Mr. Brinzo, who served as one of our directors and compensation committee members in 2003, currently serves as the chairman and chief executive officer of Cleveland-Cliffs Inc, which supplies iron ore pellets to us under long-term supply agreements. Cleveland-Cliffs Inc. held over 5.0% of our stock during 2003, although as of August 15, 2004, Cleveland-Cliffs has ceased to own at least 5.0% of our stock. In July 2004 we purchased substantially all of the assets, and assumed certain of the liabilities, of the Trinidad Facility for approximately $18 million in cash, including the payment of certain liabilities at closing. The Trinidad Facility is part of a joint venture that began in the mid-1990s as a joint venture between Cleveland-Cliffs, Lurgi Metallurgie (now known as Outokumpu Technology GmbH), and LTV Steel. Mr. Park, also a former director and compensation committee member, is the Chairman of the Park Corporation, from whom we purchase mill rolls and to whom we sell steel ingots. For a more detailed description of these matters, see “Related Party Transactions.”

Executive Compensation

      Annual compensation paid to our named executive officers consists of salary and cash bonus awards. Unless otherwise indicated, the following table sets forth the cash compensation, as well as other compensation paid or accrued by us, since our inception, to our chief executive officer and each of the next most highly compensated executive officers, serving as such as of December 31, 2003.

						Long-Term
		Annual Compensation				Compensation Awards

				Other		Securities
				Annual		Underlying	All Other
Name and Principal Position(s)	Year	Salary	Bonus	Comp		Options(1)	Compensation

Rodney B. Mott(3)	2003	$533,000	$500,000	—		115,840	—
President and Chief Executive Officer	2002	$333,333	$632,867	$52,836	(2)	2,968,400	$962,481 (9)

V. John Goodwin(4)	2003	$291,667	$175,000	$24,399	(2)	144,800	—
Chief Operating Officer

Leonard M. Anthony(5)	2003	$200,000	$135,000	$20,163	(2)	144,800	—
Chief Financial Officer

Jerome V. Nelson(6)	2003	$226,000	$150,000	$121,255	(2)	72,400	—
Vice President — Sales and Marketing	2002	$165,000	$313,269	$77,487	(2)	557,480	—

John C. Mang III(7)	2003	$237,334	$150,000	$111,236	(2)	36,200	—
Vice President — General Manager —	2002	$150,000	$284,790	—		296,840	—
ISG Burns Harbor

Gordon C. Spelich(8)	2003	$212,000	$150,000	—		54,300	—
Vice President — Business Development	2002	$150,000	$284,790	$80,309	(2)	742,100	—

(1)	Gives effect to the stock split that was effective as of November 26, 2003. Stock options granted vest in equal increments over four years.

(2)	Represents gross up payment made with respect to taxable relocation benefits.

(3)	Mr. Mott’s employment with ISG commenced in April 2002.

(4)	Mr. Goodwin’s employment with ISG commenced in March 2003. Mr. Goodwin’s annual salary rate for 2003 was $350,000.

(5)	Mr. Anthony’s employment with ISG commenced in May 2003. Had Mr. Anthony’s employment with us commenced on January 1, 2003, he would have been ISG’s third most highly compensated officer. Mr. Anthony’s annual salary rate for 2003 was $300,000.

(6)	Mr. Nelson’s employment with ISG commenced in April 2002.

(7)	Mr. Mang’s employment with ISG commenced in April 2002.

(8)	Mr. Spelich’s employment with ISG commenced in April 2002.

(9)	Represents a one-time special bonus of $962,481.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding options we granted during the fiscal year ended December 31, 2003 to the named executive officers.

Option/ SARs Grants in Last Fiscal Year(1)

					Potential Realizable
			Individual Grant		Value at Assumed
		Percent of Total			Annual Rates of
	Number of	Options Granted to			Stock Price
	Securities	Employees During			Appreciation for
	Underlying	the Fiscal Year Ended	Exercise		Option Term(4)
	Options	December 31,	Price	Expiration
Name	Granted(2)	2003(3)	($/Share)	Date	5%	10%

Rodney B. Mott	115,840	11.14%	$25.55	July 1, 2009	$1,006,683	$2,283,821
V. John Goodwin	144,800	13.94%	$25.55	July 1, 2009	$1,258,354	$2,854,776
Leonard M. Anthony	144,800	13.94%	$25.55	July 1, 2009	$1,258,354	$2,854,776
Jerome V. Nelson	72,400	6.97%	$25.55	July 1, 2009	$629,176	$1,427,388
John C. Mang III	36,200	3.48%	$25.55	July 1, 2009	$314,588	$713,694
Gordon C. Spelich	54,300	5.23%	$25.55	July 1, 2009	$471,883	$1,070,541

(1)	Gives effect to the stock split that was effective as of November 26, 2003.

(2)	Consists of options to acquire common stock, each of which was granted on July 1, 2003 and which options vest over four years, with one quarter of the award vesting on each of the first, second, third and fourth anniversaries of the grant date.

(3)	The percentage of total options granted is based on an aggregate of 1,038,940 options granted by us during fiscal year December 31, 2003 to our employees.

(4)	There is no assurance provided to any executive officer or any other holder of company securities that the actual stock price appreciation over the option term will be at the assumed 5% or 10% annual rate of compound stock price appreciation or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Year-End Values

      The following table sets forth information with respect to exercises of options during 2003 by the executive officers named in the Summary Compensation Table and the values of unexercised options held by them as of December 31, 2003.

Aggregated Option Exercises in 2003 and Year-End Option Values

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-The-Money
	Shares			Options at Year-End (#)		Options at Year-End
	Acquired on	Value
Name	Exercise (#)	Realized		Exercisable	Unexercisable	Exercisable	Unexercisable

Rodney B. Mott	36,200	$399,922	(1)	1,448,000	1,636,240	$52,399,600	$55,261,588
V. John Goodwin	—	—		—	144,800	—	$1,939,960
Leonard M. Anthony	—	—		—	144,800	—	$1,939,960
Jerome V. Nelson	—	—		139,370	490,510	$5,043,462	$16,100,365
John C. Mang III	36,200	$399,922	(1)	38,010	258,830	$1,375,490	$8,541,429
Gordon C. Spelich	—	—		185,525	610,875	$6,713,699	$20,868,581

(1)	Messrs. Mang and Mott each exercised options to purchase 36,200 shares of ISG’s common stock on September 10, 2003 and September 15, 2003, respectively. The value realized is the product of (A) the difference between the fair market value of the stock on the date of exercise minus the exercise price multiplied by (B) the number of options exercised. The exercise price of the options exercised by each of Messrs. Mang and Mott was approximately $2.76 per share. There was no market in ISG’s stock on either of these dates; for the purposes of this calculation, ISG has assumed that the fair value of its stock on both September 10, 2003 and September 15, 2003 was approximately $13.81 per share.

Employee Benefit Plans

2002 Stock Option Plan

      In June 2002, our board of directors approved our 2002 Stock Option Plan, which had been approved by our stockholders on April 11, 2002. The 2002 Stock Option Plan provides for the grant of incentive stock options and nonqualified stock options. Incentive stock options will have an exercise price of 100% or more of the market value of our common stock on the date of grant. Nonqualified stock options may have an exercise price of more or less than 100% of the market value of our common stock on the date of grant.

      Our employees, directors, consultants and independent contractors and the employees, directors, consultants and independent contractors of our subsidiaries may be selected by the board, or a committee thereof, to receive benefits under the plan. We have reserved a total of 8,134,140 shares of our common stock for issuance under the 2002 Stock Option Plan. As of December 31, 2003, options to purchase 7,373,940 shares of our common stock under the 2002 Stock Option Plan were outstanding.

      The options currently outstanding generally vest in four equal annual installments and expire six years after the date of grant. However, the vesting of certain options was accelerated in connection with the completion of our initial public offering. In addition, the vesting of the options is fully accelerated upon death, disability, retirement at age 65 or a change in control.

      The 2002 Stock Option Plan provides that the number of shares covered by outstanding awards, certain other provisions contained in outstanding awards, the number of shares reserved for issuance under the plan and the other share limits contained in the plan are subject to adjustment in certain situations. Our compensation committee currently administers and interprets the plan. The plan may be amended by the board of directors, or a committee thereof, at any time as it relates to options not yet granted and with the consent of the affected option holder with respect to any outstanding option. However, any amendment that would increase the number of shares issuable under options granted to any individual or change the class of persons to whom options may be granted shall be subject to the approval of our stockholders within one year of such amendment.

Officer Cash and Stock Bonus Plan

      In June 2002, our board of directors approved our Officer Cash and Stock Bonus Plan, which had been approved by our stockholders on April 11, 2002. The Officer Cash and Stock Bonus Plan provides for bonuses in the form of cash and restricted stock. We have not reserved any of our shares of common stock for issuance under the Officer Cash and Stock Bonus Plan. The Officer Cash and Stock Bonus Plan was amended and restated effective June 16, 2003 so as to provide that effective upon consummation of our initial public offering, any shares of common stock to be issued under this plan must come from purchases in the open market. The number of shares covered by outstanding awards under the plan are subject to adjustment in certain situations.

      Our compensation committee administers and interprets the plan. Our board of directors, or a committee thereof, has full power and authority to amend the plan to the extent that any provision is found not to be in compliance with applicable law or securities rules, without the necessity of any further approval by the stockholders. Our board, or a committee thereof, has the exclusive power to adopt, alter and repeal such administrative rules, guidelines and practices governing the plan. Our officers and the officers of our subsidiaries may be selected by our board of directors, or a committee thereof, to receive benefits under the plan.

      Under the plan, each participant will receive a specified percentage of a distribution pool. The total amount of such pool is determined by a formula based on our adjusted post-tax net income and capital for each fiscal year. The percentage that a participant is entitled to receive is based upon the participant’s salary in relation to all participants’ salaries. A portion of the bonus must be paid in cash and such portion is limited to two times a participant’s base salary. If the amount of the bonus pool exceeds the cash bonuses described in the preceding sentence, the excess will be distributed to participants in restricted stock (or, if so determined by the compensation committee, in cash). The fair market value of any stock bonus is limited to the participant’s base salary. Any restricted stock granted under the plan will vest in cumulative installments of  1/3 of the restricted stock on each anniversary of the initial issuance date, provided that no less than six months prior to the date upon which the restricted stock is scheduled to vest, a participant may direct that such restricted stock shall vest at a later date. Subject to waiver at the discretion of our board of directors, or its committee, any shares of restricted stock that are not vested at the time of a participant’s termination of employment, for any reason other than retirement, shall be forfeited. In addition, if a change in control occurs on or prior to June 28, 2004, all shares of restricted stock held by those participants whose employment has not terminated shall vest upon such change in control. As of December 31, 2003, we have not granted any restricted stock under the plan. The plan terminates on June 28, 2005, unless extended or earlier terminated by the board of directors.

Employment Agreements

      We have entered into employment agreements with Messrs. Anthony, Goodwin, Mott and Nelson, or the Executives. The agreements for Messrs. Anthony, Goodwin and Nelson have an initial term that expires on December 31, 2005 and, following the initial term, will automatically be extended by one year on each December 31 unless either party to the agreement provides notice of the intent not to renew the agreement by September 30 of such year. Mr. Mott’s agreement has an initial term that expires on December 31, 2006, and will also be automatically extended by one year on each December 31 unless either party to the agreement provides notice of the intent not to renew the agreement by September 30 of such year.

      The agreements provide for an annual base salary of $600,000 for Mr. Mott, $300,000 for Mr. Anthony, $350,000 for Mr. Goodwin, and $242,000 for Mr. Nelson. In addition to base salary, the agreements also provide that the Executives will (a) receive an annual bonus in accordance with ISG’s Officer Cash and Stock and Bonus Plan, (b) be eligible to participate in our 401(k) plan, (c) be entitled to participate in our disability program, (d) be eligible to participate in such hospitalization, life insurance, and other employee benefit plans and programs, if any, as may be adopted by us from time to time and (e) be eligible to receive awards under any stock option plan as in effect from time to time. Mr. Mott’s agreement also provides that he is entitled to receive executive life insurance in the amount of $1,000,000, and indemnification from ISG in respect of claims brought against Mr. Mott by former employers subject to certain conditions.

      The agreements will automatically terminate upon the Executives’ death, disability or retirement. We may terminate the agreements and the Executives’ employment (i) without “cause” (as described in the Executive’s agreement) upon 90 days’ prior written notice and (ii) immediately for “cause.” The Executives may terminate the agreements and their employment with us with 90 days’ written notice to us.

      Upon termination of employment (a) by reason of death, disability or by ISG for “cause,” (b) by the Executive other than for “good reason” (as defined in the Executive’s agreement) or (c) upon the expiration of the agreement, each Executive will be entitled only to the base salary to which the Executive was entitled through the date of termination, any accrued and unpaid bonus compensation (calculated on a pro rata basis) due to the Executive with respect to the calendar year prior to and the calendar year in which the date of termination occurs, and such other benefits as may be available through our other benefit plans and policies.

      In the case of a termination of employment by us without “cause” or by the Executive for “good reason,” the Executive is entitled to a severance payment equal to two times his usual base salary and bonus compensation (using the average bonus over the past three years or if he was employed for less than three years, such shorter period), or three times his usual base salary and bonus in the case of Mr. Mott. The Executive is also entitled to health care and major medical coverage for two years, in the case of Messrs. Anthony, Goodwin, and Nelson, or for three years, in the case of Mr. Mott, following termination. We have also agreed to make a “gross-up” payment to Mr. Mott in the event that payments made under his agreement trigger excise taxes imposed under Section 4999 of the Internal Revenue Code.

      Upon any termination of an Executive’s employment, in the case of Messrs. Nelson and Mott, for any reason, and in the case of Messrs. Anthony and Goodwin, for any reason other than “cause,” or by any Executive for “good reason”, any stock options granted to the Executive prior to the termination date will automatically vest and be exercisable. Notwithstanding the preceding sentence, however, if Messrs. Mott or Nelson’s employment is terminated by us for “cause” arising out of the commission by Messrs. Mott or Nelson of certain crimes or an uncured breach by Messrs. Mott or Nelson of his obligations under his employment agreement, only those stock options granted to Messrs. Mott or Nelson, as the case may be, on April 12, 2002 will immediately vest and be exercisable. If an Executive terminates his employment without “good reason,” only those options that have vested on the date of termination will be exercisable.

      Payments made to any Executive upon a termination by us without “cause” or by the Executive for “good reason” are conditioned on the execution of a mutual release of any claims arising out of the Executive’s employment. The agreements also include non-competition, non-solicitation and confidentiality obligations on the part of the Executives.

Liability Limitations and Indemnification

      Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law expressly permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

      These express limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

      The provisions of Delaware law that relate to indemnification expressly state that the rights provided by the statute are not exclusive and are in addition to any rights provided in a certificate of incorporation, bylaws, agreement or otherwise. Our certificate of incorporation provides that we will indemnify our directors and officers, to the maximum extent permitted by law and that we may indemnify other employees and agents. Our certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims. Finally, we have entered into agreements with each of our directors and executive officers that, among other things, require us to indemnify them and advance expenses to them relating to indemnification suits to the fullest extent permitted by law. We have also provided in Mr. Mott’s employment agreement to indemnify him in respect of claims brought by former employers subject to certain conditions. We believe that these provisions, policies and agreements will help us attract and retain qualified persons.

      The limited liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders.

A stockholder’s investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, employees and agents under our certificate of incorporation or indemnification agreements we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RELATED PARTY TRANSACTIONS

      Wilbur L. Ross, Jr., the Chairman of our board of directors, is the chairman and chief executive officer of WLR, which manages two funds, WLR Recovery Fund L.P. and WLR Recovery Fund II, L.P., that beneficially owned approximately 32.9% of our common stock as of December 31, 2003. These two funds subsequently distributed an amount of our shares equal to approximately 25.7% of our common stock to their unaffiliated limited partners and an amount equal to 5.1% of our common stock to WLR, Mr. Ross or entities affiliated with them. As of June 30, 2004, Mr. Ross beneficially owned 6,936,788 shares, or 7.1% of our common stock outstanding. Prior to June 9, 2004, WLR was deemed to have beneficially owned approximately 32.8% of our common stock. On that date, voting arrangements giving WLR the right to vote approximately 25.7% of our common stock held by the non-affiliated limited partners of two funds managed by WLR terminated. WLR receives no other compensation from us other than ongoing actual out-of-pocket expenses and certain fees for serving as our financial advisor. WLR acted as our financial advisor in connection with our formation and the acquisition of the Bethlehem assets. We paid WLR a total of $5.9 million in respect of services rendered to us in 2003 in its capacity as our financial advisor and for out-of-pocket expenses.

      We believe that all of the transactions in which we have engaged with WLR were on terms at least as favorable to us as we would have expected to receive in comparable transactions with unrelated third parties.

      John S. Brinzo, who served as one of our directors and compensation committee members during 2003, currently serves as the chairman and chief executive officer of Cleveland-Cliffs Inc. Cleveland-Cliffs Inc. held over 5.0% of our stock during 2003, although as of August 15, 2004, Cleveland-Cliffs has ceased to own at least 5.0% of our stock. We have a 15-year supply agreement with Cleveland-Cliffs to purchase all of our iron ore pellet requirements for use in certain of our blast furnaces at prices that are adjusted annually for changes in certain price indices and selling prices for certain steel products. The supply agreement can be extended beyond the initial term with the consent of both parties or can be terminated at the end of the initial term with a two-year advance termination notice. During the year ended December 31, 2003 and for the period ended December 31, 2002, we purchased iron ore pellets for $236.1 million and $119.7 million, respectively, under this agreement. In addition, with the Weirton acquisition, we assumed Weirton’s agreement with Cleveland-Cliffs Inc, and as part of the assignment agreed to certain amendments. The agreement will supply all of Weirton’s iron ore pellets for the period 2006-2018 and partial requirements for 2004 and 2005. The other terms of the agreement are similar to our other contract with Cleveland-Cliffs Inc, but only require a one year advance notice of termination. Under the Bethlehem acquisition, we assumed an agreement to sell iron ore pellets to Cleveland-Cliffs that resulted in sales of approximately $20.7 million since the date of acquisition.

      In addition, in July 2004 we purchased substantially all of the assets, and assumed certain of the liabilities, of the Trinidad Facility for approximately $18 million in cash, including the payment of certain liabilities at closing. The Trinidad Facility is a part of a joint venture that began in the mid-1990s as a joint venture between Cleveland Cliffs, Lurgi Metallurgie (now known as Outokumpu Technology GmbH), and LTV Steel. Production began in 2000 at the Trinidad Facility but ceased a year later as a result of depressed global scrap iron and hot briquetted iron prices, changes in the makeup of the joint venture, and other factors.

      Georgia Financial LLC, a significant stockholder of ISG, provides mill rolls to us through its affiliate, Park Corporation. The Park Corporation provided $6.4 million of supplies and services to ISG during 2003. Under the Bethlehem acquisition, we assumed an agreement that resulted in approximately $6.9 million of ingot sales to Park Corporation between the date of acquisition and December 31, 2003. All transactions with the Park Corporation were at market prices. Raymond P. Park, the chairman of Park Corporation, was also a director of ISG until May 2003.

PRINCIPAL STOCKHOLDERS

      Except as otherwise indicated below, the following table sets forth certain information known to us, based on publicly available information and in some cases affirmations, made to us by the subject parties, regarding the beneficial ownership of our common stock as of August 15, 2004, for:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

      We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe that each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them.

		Percent of
	Number of	Outstanding
	Shares of	Shares of
	Common	Common
Name and Address	Stock(1)	Stock(2)

Franklin Mutual Advisors, LLC(3)	16,333,381	16.5%
51 John F. Kennedy Parkway Short Hills, NJ 07078
Georgia Financial, LLC(4)	5,356,198	5.4%
6200 Riverside Drive Cleveland, Ohio 44135
Howard Hughes Medical Institute(5)	8,209,807	8.3%
4000 Jones Bridge Road Chevy Chase, Maryland
Wilbur L. Ross, Jr.(6)	6,936,788	7.0%
Manhattan Tower (19th Floor) 101 East 52nd Street New York, New York 10022
Rodney B. Mott(7)	1,410,019	1.4%
Rand V. Araskog	25,000	*
William C. Bartholomay(8)	121,337	*
James C. Boland	—	*
Peter J. Powers	—	*
V. John Goodwin(9)	36,200	*
Leonard M. Anthony(9)	36,200	*
Gordon C. Spelich(10)	286,322	*
Jerome V. Nelson(11)	156,840	*
John C. Mang III(12)	45,250	*
All executive officers and directors as a group (13 persons)	9,117,308	9.2%

*	Less than one percent

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

(2)	Calculated assuming 99,020,431 outstanding shares, the number of shares of common stock outstanding as of August 15, 2004. This number excludes the number of shares of common stock for which any options to purchase common stock held by directors and executive officers are exercisable.

(3)	Represents shares beneficially owned by advisory clients of Franklin Mutual Advisers, LLC, or FMA: 6,143,191 shares of common stock beneficially owned by Mutual Shares Fund, 2,855,428 shares of common stock beneficially owned by Mutual Qualified Fund, 3,546,660 shares of common stock beneficially owned by Mutual Beacon Fund, 2,689,230 shares of common stock beneficially owned by Mutual Discovery Fund, 639,453 shares of common stock beneficially owned by Mutual Shares Securities Fund, 128,899 shares of common stock beneficially owned by Mutual Discovery Securities Fund, and 66,259 shares of common stock beneficially owned by Mutual Beacon Fund (Canada), all of which shares are held of record by Bosworth & Co. c/o Franklin Mutual Advisers, LLC, and 264,260 shares of common stock beneficially owned by Franklin Mutual Beacon Fund, all of which shares are held of record by Kane & Co. c/o Franklin Mutual Advisers, LLC. Pursuant to advisory contracts with its clients, FMA has voting and investment discretion over these securities beneficially owned by its clients. FMA disclaims beneficial ownership of these shares owned by its advisory clients.

(4)	Georgia Financial, LLC is the wholly-owned subsidiary of Park Corporation, whose principal executive offices are at 6200 Riverside Drive, Cleveland, Ohio 44135.

(5)	Based on a Schedule 13 G/A filed by Howard Hughes Medical Institute with the SEC on May 4, 2004.

(6)	Represents 152,889 shares of common stock beneficially owned by Mr. Ross individually and 6,783,899 shares of common stock deemed to be beneficially owned by Mr. Ross as a result of his position as a principal of WLR, which is also deemed to be a beneficial owner of such shares. The address of WLR is Manhattan Tower (19th Floor), 101 West 52nd Street, New York, New York 10022. To the extent that Mr. Ross is deemed to beneficially own any shares as a result of his position as a principal of WLR, Mr. Ross disclaims beneficial ownership of such shares. Prior to June 9, 2004, WLR was deemed to have beneficially owned 32,102,533 shares, or approximately 32.8%, of our common stock. On that date, voting arrangements giving WLR the right to vote approximately 25.7% of our common stock held by the non-affiliated limited partners of two funds managed by WLR terminated.

(7)	Includes options to purchase 28,960 shares of our common stock, which were currently exercisable as of August 15, 2004.

(8)	Represents the 23,597 shares of our common stock held of record by Mr. Bartholomay and 97,740 shares of common stock held of record by Bartholomay Interest, L.P. Mr. Bartholomay is the general partner in Bartholomay Interest, L.P. To the extent Mr. Bartholomay is deemed to beneficially own these shares as a result of his position as general partner of Bartholomay Interest, L.P., Mr. Bartholomay disclaims beneficial ownership of these shares.

(9)	Includes options to purchase 36,200 shares of our common stock, which were currently exercisable as of August 15, 2004.

(10)	Includes options to purchase 13,575 shares of our common stock, which were currently exercisable as of August 15, 2004, and 200,347 shares which have been pledged under a forward sales contract.

(11)	Represents options to purchase 135,840 shares of our common stock, which were currently exercisable as of August 15, 2004.

(12)	Includes options to purchase 9,050 shares of our common stock, which were currently exercisable as of August 15, 2004.

DESCRIPTION OF OTHER INDEBTEDNESS

Our Credit Facilities

      In connection with the Bethlehem asset acquisition in the second quarter of 2003, we entered into our senior credit facilities, which, among other things, replaced our prior $200 million secured revolving line of credit. We subsequently amended our senior credit facilities as of August 6, 2003, as of September 30, 2003, as of March 19, 2004, as of April 27, 2004, and as of June 21, 2004 and the discussion of our senior credit facilities in this section reflects these amendments. Our senior credit facilities consist of a $350.0 million revolving credit facility. As of June 30, 2004, we had no amount outstanding and had issued $52.5 million in letters of credit under our revolving credit facility.

      Advances under the revolving credit facility are subject to our compliance at all times with a borrowing base that permits borrowings in an amount not to exceed certain percentages of our receivables and inventory. The interest rate on borrowings under the revolving credit facility are subject to our overall leverage ratio and bear interest, at our option, at either LIBOR plus a margin ranging from 2.50% to 4.00% per annum or the prime rate plus a margin ranging from 1.50% to 3.00% per annum.

      All of our material operating subsidiaries are borrowers, on a joint and several basis, under our senior credit facilities. In addition, we and each of our other domestic subsidiaries (except for certain excluded subsidiaries) guarantee all of the indebtedness under our senior credit facilities. The obligations of the borrowers under our senior credit facilities are secured by substantially all of our assets and the assets of all of our domestic subsidiaries that are borrowers or guarantors (except for certain excluded subsidiaries), as well as by a pledge of 100% of the stock of our domestic subsidiaries and 65% of the stock of each of our foreign subsidiaries.

      Our senior credit facilities require certain mandatory prepayments upon the receipt of the proceeds from certain asset sales, casualty events, equity offerings, debt offerings, including this offering, and in the event that we have excess cash flow as determined in accordance with our senior credit facilities.

      Our senior credit facilities contain customary affirmative and negative covenants for senior credit facilities of this type, including, but not limited to, limitations on the incurrence of indebtedness, asset dispositions, investments, dividends and other restricted payments, liens and transactions with affiliates. Our senior credit facilities also contain the following financial covenants, each of which are tested quarterly:

•	a minimum fixed charge coverage ratio, set at 0.50 to 1.00 for the fiscal quarter ending December 31, 2003 and increasing to 0.70 to 1.00 beginning with the first day of the fiscal quarter ending March 31, 2004 and 1.10 to 1.00 beginning with the first day of the fiscal quarter ending March 31, 2005;

•	a maximum leverage ratio, set at 6.00 to 1.00 for the (four fiscal quarter) period ending March 31, 2004 and decreasing to 4.00 to 1.00 beginning with the first day of the fiscal quarter ending June 30, 2004, 3.00 to 1.00 beginning with the first day of the fiscal quarter ending September 30, 2004, and 2.00 to 1.00 beginning with the first day of the fiscal quarter ending March 31, 2005;

•	a minimum consolidated adjusted EBITDA, set at $70 million for the trailing twelve months ending December 31, 2003 and increasing to $140 million for the trailing twelve months ending March 31, 2004, $220 million for the trailing twelve months ending June 30, 2004, $275 million for the trailing twelve months ending September 30, 2004, $350 million for the trailing twelve months ending December 31, 2004, $530 million for the trailing twelve months ending March 31, 2005, $580 million for the trailing twelve months ending June 30, 2005, $620 million for the trailing twelve months ending September 30, 2005, and $650 million beginning with the first day of the trailing twelve months ending December 31, 2005; and

•	a minimum net worth, which minimum amount currently is $334 million and which minimum amount will increase by an amount equal to the sum of 50% of our consolidated net income during the relevant testing period and 50% of the net cash proceeds received by us from an issuance of our equity during the relevant testing period.

      In addition, our senior credit facilities contain a maximum consolidated capital expenditures covenant, currently set at $350 million for 2004 and for each fiscal year after that.

      Our senior credit facilities contain customary events of default, including, but not limited to, failure to pay principal or interest, breach of covenants or representations and warranties, cross-default to other indebtedness, judgment default and insolvency. If an event of default occurs under our senior credit facilities, the lenders under our senior credit facilities will be entitled to take various actions, including demanding payment for all amounts outstanding thereunder and foreclosing on any collateral. As of June 30, 2004, we were in compliance with all of our covenants.

      We are currently in negotiations with various lenders regarding the replacement of our senior credit facilities with a new credit facility or facilities in an effort to eliminate certain restrictions imposed on us and modify the amount of security that we provide. However, we cannot assure you that we will be successful in entering into a new credit facility or facilities with more favorable terms than the current senior credit facilities.

Other Indebtedness

      We have $4.4 million of industrial revenue development bond financing that matures in May 2007. The bonds bear interest at 5.8% and require monthly sinking fund payments of principal and interest beginning in December 2002. Bondholders receive principal and interest payments from the sinking fund trustee semi-annually. These bonds are secured by the Cleveland plant facilities.

      In connection with the Bethlehem asset acquisition, we issued a $35.0 million convertible subordinated note due 2007. The note is subordinated to all of our senior indebtedness, including our senior credit facilities and the notes. The note bears interest at 6.0%, with interest paid semi-annually throughout the term, commencing with January 1, 2004. The note is convertible, at the PBGC’s option, into 29,240.55 shares of our common stock for each $1 million outstanding on the note at any time. At June 30, 2004, the note was eligible to be converted into 1,054,122 shares of our common stock.

      In connection with the Weirton asset acquisition, we issued a $5.0 million promissory note due 2019. The note bears interest at 5.0% with principal and interest payments due annually beginning in May 2005.

      In addition, our senior credit facilities permit our subsidiary ISG Burns Harbor Inc. to incur and maintain indebtedness of approximately $14.9 million in favor of DTE Burns Harbor L.L.C. This indebtedness may be secured by the coke battery at our Burns Harbor facility.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      On April 14, 2004, we sold $600.0 million in the aggregate principal amount at maturity of the outstanding notes in a private placement through initial purchasers to a limited number of “Qualified Institutional Buyers,” as defined under the Securities Act. In connection with the sale of the outstanding notes, we and the initial purchasers entered into a registration rights agreement, dated as of April 14, 2004. Under that agreement, we must, among other things, use our commercially reasonable efforts to file with the SEC a registration statement under the Securities Act covering the exchange offer and to cause that registration statement to become effective under the Securities Act. Upon the effectiveness of that registration statement, we must also offer each holder of the outstanding notes the opportunity to exchange its outstanding notes for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books or any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

      We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

      In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the exchange notes under the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not a broker-dealer tendering outstanding notes acquired directly from us for your own account;

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act; and

•	you are not prohibited by law or any policy of the SEC from participating in the exchange offer.

Resale of the Exchange Notes

      Based on a previous interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of us, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in “— Purpose and Effect of the Exchange Offer” apply to you.

      If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the SEC as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume or indemnify you against this liability.

      The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see “Plan of Distribution.” In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the day the exchange offer expires.

      As of the date of this prospectus, $600.0 million in principal amount at maturity of the outstanding notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates therefor or cause their outstanding notes to be tendered by book-entry transfer before the expiration date of the exchange offer to participate.

      The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional special interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. For additional information, see “— Consequences of Failure to Exchange.”

      We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be promptly returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes promptly after the expiration date of the exchange offer. For additional information, see “— Procedure for Tendering.”

      Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange under the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. For additional information, see “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

      The expiration date is 5:00 p.m., New York City time, on October 6, 2004, unless we, in our sole discretion, extend the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of the exchange offer or, upon the occurrence of particular events, terminate the exchange offer. The events that would cause us to terminate the exchange offer are set forth under “— Conditions.”

      To extend the exchange offer, we must notify the exchange agent by oral or written notice before 5:00 p.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

      We reserve the right:

•	to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Conditions” are not satisfied by giving oral or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

      Any delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during that extension period.

      Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

      When all the conditions to the exchange offer have been satisfied or waived, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after the expiration date of the exchange offer. For additional information, see “— Conditions” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral or written notice of our acceptance to the exchange agent.

      In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws any previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned promptly after the expiration or termination of the exchange offer, or, in the case of the outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder.

Conditions

      Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange and before the expiration of the exchange offer, if:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

•	the Staff of the SEC proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

•	any governmental approval or approval by holders of the outstanding notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer.

      If we determine that any of these conditions are not satisfied, we may:

•	refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company;

•	extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their outstanding notes; or

•	waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

Procedure for Tendering

      To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent before the expiration date of the exchange offer. You may also tender your outstanding notes by means of The Depository Trust Company’s Automatic Tenders Over the Participant Terminal System, or ATOP, subject to the terms and procedures of that system. If delivery is made through ATOP, you must transmit any agent’s message to the exchange agent account at The Depository Trust Company. The term “agent’s message” means a message, transmitted to The Depository Trust Company and received by the exchange agent and forming a part of a book-entry transfer, that states that The Depository Trust Company has received an express acknowledgement that you agree to be bound by the letter of transmittal and that we may enforce the letter of transmittal against you. In addition:

•	the exchange agent must receive certificates, if any, for the outstanding notes, along with the letter of transmittal;

•	the exchange agent must receive a timely confirmation of the transfer by book-entry of those outstanding notes before the expiration of the exchange offer, if the book-entry procedure is available, into the exchange agent’s account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below; or

•	you must comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before the expiration of the exchange offer.

      If you tender your outstanding notes and do not withdraw them before the expiration date of the exchange offer, you will be deemed to have an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date of the exchange offer. You should not send your letter of transmittal or outstanding notes to us. You may request your respective broker, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender its outstanding notes on the owner’s own behalf, that owner must, before completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner’s name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the related outstanding notes tendered are tendered:

•	by a registered holder who has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

      If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, each of the following is deemed an eligible institution:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank;

•	a trust company having an officer or correspondent in the United States; or

•	an eligible guarantor institution as provided by Rule 17Ad-15 of the Exchange Act.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

      If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal unless we waive such requirement.

      We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in our sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we, nor the exchange agent, nor any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

      In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under “— Conditions,” to terminate the exchange offer and, to the extent permitted by applicable law and the terms of our agreements relating to our outstanding debt, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

      If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under “— Resale of the Exchange Notes”; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      In all cases, issuance of exchange notes under the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at The Depository Trust Company, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes that the holder of the outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company’s system may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “— Exchange Agent” on or before the expiration date of the exchange offer, unless the holder either (1) complies with the guaranteed delivery procedures described below or (2) sends an agent’s message through ATOP.

Guaranteed Delivery Procedures

      Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•	before the expiration date of the exchange offer, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

      Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

      To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

•	specify the name of the person who deposited the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

•	specify the name in which any outstanding notes are to be registered, if different from the name of the person who deposited the outstanding notes to be withdrawn.

      We will determine all questions as to the validity, form and eligibility of the notices, which determinations will be final and binding on all parties. Any outstanding notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes withdrawn are validly retendered.

      Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date of the exchange offer.

Termination of Certain Rights

      All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

•	to use commercially reasonable efforts to keep the registration statement continuously effective during the 180-day period following the closing of the exchange offer; and

•	to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under “— Resale of the Exchange Notes.”

Exchange Agent

      The Bank of New York has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the notice of guaranteed delivery with respect to the outstanding notes should be addressed to the exchange agent as follows:

By Hand or Overnight Delivery:

The Bank of New York
Corporate Trust Operations
Reorganization Unit

101 Barclay Street, 7E

New York, New York 10286

Attention: Mr. William Buckley

By Registered or Certified Mail:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street, 7E
New York, New York 10286

Attention: Mr. William Buckley

By Facsimile (for Eligible Institutions only): (212) 298-1915

By Telephone (to confirm receipt of facsimile): (212) 815-5788

Fees and Expenses

      We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by our officers and regular employees and by officers and regular employees of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We, will however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

      We estimate that our cash expenses in connection with the exchange offer will be approximately $400,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

      We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or:

•	if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

      If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

Consequences of Failure to Exchange

      Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

      Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, such outstanding notes may not be offered, sold, pledged or otherwise transferred except:

•	to us or any of our subsidiaries;

•	to a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	under an exemption from registration under the Securities Act provided by Rule 144, if available;

•	under an exemption from registration under the Securities Act provided by Rule 904, if available; or

•	under an effective registration statement under the Securities Act,

and in each case, in accordance with all other applicable securities laws and the terms of the indenture governing the outstanding notes.

Accounting Treatment

      For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

DESCRIPTION OF NOTES

      ISG issued the outstanding notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes included those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

      The following description is a summary of the material provisions of the indenture. It does not restate the agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture. In this description, references to “ISG,” “we,” “our” or “us” refer only to International Steel Group Inc. and not to any of its subsidiaries.

      The registered holder of an exchange note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

      The notes are:

•	general unsecured obligations of ISG;

•	pari passu in right of payment with all of our existing and future unsecured senior Indebtedness;

•	effectively junior to our secured Indebtedness up to the value of the collateral securing such Indebtedness;

•	senior in right of payment to any existing or future subordinated Indebtedness of ISG; and

•	unconditionally guaranteed on a senior, unsecured basis by the Guarantors.

The Guarantees

      The notes are fully and unconditionally guaranteed by each existing Domestic Subsidiary of ISG that guaranteed, or is a borrower under, any Credit Facilities, as well as various other subsidiaries, and ISG covenanted to cause any Domestic Subsidiary of ISG acquired or created in the future that guarantees any Credit Facilities to fully and unconditionally guarantee the notes.

      Each guarantee of the notes is:

•	a general unsecured obligation of the Guarantor;

•	equal in right of payment with any existing and future senior Indebtedness of that Guarantor; and

•	senior in right of payment to any existing or future subordinated Indebtedness of that Guarantor.

Principal, Maturity and Interest

      ISG issued $600.0 million in aggregate principal amount of notes in the offering of the outstanding notes. ISG may issue additional notes from time to time after the offering of the outstanding notes under the indenture. Any issuance of additional notes is subject to all of the covenants in the indenture. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, for all purposes of the indenture and this “Description of Notes,” all references to the notes include any additional notes actually issued. ISG will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on April 15, 2014.

      Interest on the notes accrues at the rate of 6.500% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2004. The notes were sold at 99.096% of par resulting in an effective yield to maturity of 6.625%. Interest on overdue principal and interest and Special Interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. ISG will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

      Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

      For so long as the notes remain in the form of global securities, we will pay all principal, interest and premium, if any, on the notes to the depository or its nominee as the registered holder of the global securities representing the notes. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless ISG elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

      The trustee will initially act as paying agent and registrar. ISG may change the paying agent or registrar without prior notice to the holders of the notes, and ISG or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

      A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer. ISG is not required to transfer or exchange any note selected for redemption. Also, ISG is not required to transfer or exchange any note for a period of 15 days before a selection of the notes to be redeemed.

Subsidiary Guarantees

      The notes are fully and unconditionally guaranteed by each existing Domestic Subsidiary of ISG that guarantees, or is a borrower under, any Credit Facilities, as well as various other subsidiaries, and ISG covenants to cause any Domestic Subsidiary of ISG acquired or created in the future that guarantees any Credit Facilities to fully and unconditionally guarantee the notes. These Subsidiary Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee is limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. For additional information, see “Risk Factors — Under some circumstances, a court could cancel the subsidiary guarantees.”

      The Subsidiary Guarantee of a Guarantor will be released if:

•	the Company sells, transfers or disposes of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise;

•	the Company sells, transfers or disposes of all or substantially all of the Capital Stock of any Guarantor;

•	upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions “— Defeasance” and “— Satisfaction and Discharge;” or

•	such Guarantor ceases to guarantee any Credit Facilities.

Optional Redemption

      ISG may at any time at its option redeem all or part of the notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) as determined by the Quotation Agent, the sum of the present values of 100% of the principal amount of the notes being redeemed, plus all scheduled payments of interest on such notes to and including April 15, 2014 (but not including accrued and unpaid interest to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case with accrued and unpaid interest and Special Interest, if any, to the redemption date.

      At any time prior to April 15, 2007, ISG may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.500% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of the notes originally issued under the indenture (excluding notes held by ISG and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Mandatory Redemption

      We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Certain Covenants

Limitation on Liens

      We may not, nor may we permit any Restricted Subsidiary to, create or assume any mortgage, security interest, pledge or lien, collectively, a “lien,” upon any Principal Property or upon the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness, without equally and ratably securing the notes and the Subsidiary Guarantees. However, this restriction does not apply to:

(1) liens of the Company and any Restricted Subsidiary securing obligations under the Credit Agreement;

(2) liens on any Principal Property existing at the time of its acquisition and liens created contemporaneously with or within 180 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the completion of the acquisition, improvement or construction of such property to secure payment of the purchase price of such property or the cost of such construction or improvement, and (b) the date such property was placed in operation after the acquisition or completion of any such construction or substantial improvement;

(3) liens on property or shares of stock or Indebtedness of a corporation existing at the time it is merged into or its assets are acquired by us or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of those assets being acquired by us or a Restricted Subsidiary;

(4) liens on property or shares of stock or Indebtedness of a corporation existing at the time it becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of that entity becoming a Restricted Subsidiary;

(5) liens securing debts of a Restricted Subsidiary to us and/or one or more of our subsidiaries;

(6) liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business;

(7) liens in favor of governmental authorities, or any trustee or mortgagee acting on behalf, or for the benefit of any governmental authorities, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of property subject to the liens, and any other liens incurred or assumed in connection with pollution control, industrial revenue, private activity or similar bonds issued by a governmental authority on behalf of us or a Restricted Subsidiary;

(8) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(9) mechanics’, workmen’s and similar liens;

(10) liens arising out of litigation or judgments being contested;

(11) liens for taxes not yet due, or being contested, landlords’ liens, tenants’ rights under leases, easements, and similar liens not impairing the use or value of the property involved; and

(12) liens to extend, renew or replace any liens referred to in clauses (1) through (11) or this clause (12) or any lien existing on the date of the indenture.

      See “— Exemption from Limitations on Liens and Sale and Leaseback” below.

Limitation on Sale and Leaseback

      Transactions involving a Sale and Leaseback Transaction by us or one or more Restricted Subsidiaries of any Principal Property, except for leases not exceeding three years, are prohibited unless:

(1) we and/or such Restricted Subsidiary or Restricted Subsidiaries would be entitled to incur Indebtedness secured by a lien on that property without securing the notes; or

(2) an amount equal to the Value of the Sale and Leaseback Transaction is applied within 270 days to:

•	the retirement of Indebtedness for borrowed money of ISG or any Restricted Subsidiary maturing more than one year after the date incurred and which is senior to or equal with the notes or the Subsidiary Guarantees in right of payment (“Funded Debt”);

•	the purchase of other property that will constitute Principal Property having a value at least equal to the net proceeds of the sale; or

•	capital expenditures with respect to any existing Principal Property; or

(3) we and/or a Restricted Subsidiary shall repay, repurchase, redeem or otherwise retire Funded Debt (including the notes) in an aggregate principal amount at least equal to the net proceeds of the sale; or

(4) the Sale and Leaseback Transaction is entered into in connection with pollution control, industrial revenue, private activity or similar bonds issued by a governmental authority.

      See “— Exemption from Limitations on Liens and Sale and Leaseback.”

Exemption from Limitations on Liens and Sale and Leaseback

      We and/or one or more Restricted Subsidiaries are permitted to create or assume liens or enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described under “— Limitation on Liens” and “— Limitation on Sale and Leaseback,” provided that the sum of the aggregate amount of all Indebtedness secured by these liens (not including Indebtedness otherwise permitted under the exceptions described in clauses (1) through (12) under “— Limitation on Liens”) and the Value of all of these Sale and Leaseback Transactions (not including those that are for less than three years or as described in clauses (2) through (4) under “— Limitation on Sale and Leaseback”) will not exceed 10% of the Net Tangible Assets of ISG.

Merger, Sale and Lease

      Under the indenture, we may consolidate with or merge into any other corporation or sell, convey or lease all or substantially all of our properties and assets to any person, without the consent of the holders of any of the outstanding notes, provided that:

•	any successor or purchaser will expressly assume the due and punctual payment of the principal of and interest on all the notes and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us under a supplemental indenture reasonably satisfactory to the trustee; and

•	we have delivered to the trustee an opinion of counsel stating compliance with these provisions;

•	immediately after the transaction, no Default or Event of Default occurs and continues; and

•	certain other conditions are met.

      If upon any merger of us with or into any other entity, or upon any sale or lease of all or substantially all of our properties, any Principal Property of ISG or a Restricted Subsidiary or any shares of stock or Indebtedness of a Restricted Subsidiary owned immediately prior to such merger, sale or lease would, thereupon, become subject to any lien other than liens permitted, without securing the notes and Subsidiary Guarantees, prior to such event, we will secure the notes and Subsidiary Guarantees equally with all of our other obligations so secured, by a lien on such Principal Property, shares or Indebtedness prior to all liens other than any liens existing up to that time thereon and liens permitted by the indenture.

Events of Default

      The indenture provides that each of the following events constitutes an Event of Default:

•	failure to pay any interest or Special Interest, if any, upon the notes when due, and that failure continues for 30 days;

•	failure to pay the principal of, or premium, if any, on, the notes when due at its maturity or upon acceleration;

•	failure to perform any other covenants or warranties in the indenture and such failure continues for 90 days after written notice as provided in the indenture;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ISG or any of its Restricted Subsidiaries (or the payment of which is guaranteed by ISG or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default results in the acceleration of such Indebtedness prior to its express maturity and the then outstanding principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $40.0 million or more and the acceleration is not discharged within 10 days after notice had properly been given under such mortgage, indenture or instrument; and

•	certain events of bankruptcy, insolvency or reorganization of ISG.

      If an Event of Default with respect to the notes at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes may declare the principal amount of all notes due and payable immediately. At any time after a declaration of acceleration with respect to the notes has been made but, before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul that acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof) with respect to the notes, have been cured or waived as provided in the indenture.

      Holders of the notes may not enforce the indenture or notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Special Interest.

      The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest on, or the principal of, the notes.

      ISG is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days after becoming aware of any Default or Event of Default, ISG is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of ISG, as such, will have any liability for any obligations of ISG or the Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      ISG may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes and all of the obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such notes when such payments are due from the trust referred to below;

(2) ISG’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and ISG’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

      In addition, ISG may, at its option and at any time, elect to have the obligations of ISG and the Guarantors released with respect to certain covenants in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute Events of Default with respect to the notes.

      In the event of either such defeasance, holders of the notes would be able to look only to such trust for payment of, and any interest on, such notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) ISG must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the stated maturity or on the redemption date, as the case may be, and ISG must specify whether such notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, ISG has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) ISG has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, ISG has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit under the indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which ISG or any of its Restricted Subsidiaries is a party or by which ISG or any of its Restricted Subsidiaries is bound;

(6) ISG must deliver to the trustee an officers’ certificate stating that the deposit was not made by ISG with the intent of preferring the holders of notes being defeased over the other creditors of ISG with the intent of defeating, hindering, delaying or defrauding creditors of ISG or others; and

(7) ISG must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the notes and the indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or compliance with any provision of the notes and the indenture may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

      With respect to the notes, without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder)

(1) reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such note or alter the provisions with respect to the redemption of such notes;

(3) reduce the rate of or change the time for payment of interest on any such note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Special Interest, if any, on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of the notes, and a waiver of the payment Default that resulted from such acceleration);

(5) make any such note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the notes;

(7) waive a redemption payment with respect to any such note;

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

      With respect to the notes, notwithstanding the preceding paragraphs, without the consent of any holder of such notes, ISG and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect, omission or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of ISG’s obligations to holders of such notes in the case of a merger or consolidation or sale of all or substantially all of ISG’s assets;

(4) to make any change that would provide any additional rights or benefits to the holders of such notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture or the notes;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture.

Satisfaction and Discharge

      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to ISG or discharged from the trust, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and ISG has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which ISG or any Guarantor is a party or by which ISG or any Guarantor is bound;

(3) ISG or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) ISG has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

      In addition, ISG must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the trustee becomes a creditor of ISG, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

      The holders of at least a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

      Anyone who receives this prospectus may obtain a copy of the indenture without charge by following the instructions under the section “Where You Can Find More Information” in this prospectus.

Certain Definitions

      The following terms are defined in more detail in the indenture.

      “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      “Columbus Coatings Credit Agreement” means that certain Amended and Restated Loan and Security Agreement among ISG Columbus Coatings LLC, as Borrower, General Electric Capital Corporation and Boeing Capital Corporation, as Lenders, the other several Lenders from time to time parties thereto and General Electric Capital Corporation, as Administrative Agent, dated as of August 5, 2003.

      “Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

      “Comparable Treasury Price” means, with respect to any redemption date:

(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”; or

(2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      “Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of May 7, 2003, as amended on August 6, 2003, as further amended on September 30, 2003, and as further amended on March 19, 2004 by and among International Steel Group Inc., as Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG

Plate LLC, ISG Piedmont LLC, ISG Burns Harbor LLC, ISG Sparrows Point LLC, ISG Steelton LLC, and ISG Lackawanna LLC, as Borrowers, certain Subsidiaries of ISG, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, (f.k.a. UBS Warburg LLC), as Joint Lead Arranger and Joint Bookrunner, UBS AG Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, The CIT Group/ Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent, providing for up to $1,000,000,000 of revolving credit and term loan borrowings (including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) and including any successor or replacement to the foregoing, and in each case as such agreement may be amended, restated, amended and restated, supplemented, modified, renewed, including adding additional Subsidiaries as borrowers or guarantors), modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether in one agreement or more than one agreement, whether with the same or different lenders, and whether including the same or different borrowers or guarantors, and specifically including any increase in the principal amount thereof.

      “Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement, but excluding the Columbus Coatings Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Domestic Subsidiaries” means any Subsidiary of ISG that was formed under the laws of the United States or any state of the United States or the District of Columbia and that guarantees or is a borrower under, any Credit Facilities, other than a Subsidiary that is formed as a special purpose entity in connection with a receivables, inventory or other asset securitization or project financing.

      “Equity Offering” means an offer and sale of Capital Stock of ISG.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

      “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      “Guarantors” means each of:

(1) the Domestic Subsidiaries; and

(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, but only for as long as any Domestic Subsidiary guarantees the Credit Agreement;

and their respective successors and assigns.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, without duplication:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances; or

(4) representing Capital Lease Obligations,

if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount of the Indebtedness, in the case of any other Indebtedness.

      Notwithstanding the foregoing, “Indebtedness” shall not include (a) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future or (b) deferred taxes.

      “Net Tangible Assets” means, at any date, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all of the foregoing as set forth on the most recent consolidated balance sheet of ISG and computed in accordance with generally accepted accounting principles.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Principal Property” means any facility, together with the land on which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing or distribution (other than any facility or portion thereof that is a pollution control facility that is financed by state or local government obligations), owned or leased by ISG or a Subsidiary of ISG and having a net book value in excess of 3% of Net Tangible Assets of ISG.

      “Quotation Agent” means the Reference Treasury Dealer appointed by the trustee to act as the Quotation Agent after consultation with ISG.

      “Reference Treasury Dealer” means Goldman, Sachs & Co. and its respective successors and, at our option, other primary U.S. government securities dealers in New York City selected by us.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      “Restricted Subsidiary” means any Domestic Subsidiary of the Company that owns or leases a Principal Property or properties which in the aggregate would constitute a Principal Property or owns or controls stock which under ordinary circumstances has the voting power to elect a majority of the Board of Directors of Restricted Subsidiary.

      “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets, within 12 months of the start of such lease, have been or are being sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such properties or assets.

      “Special Interest” means interest payable on the notes in the event of a Registration Default, the amount of which shall be determined as provided above under the caption “— Registration Rights; Special Interest.”

      “Subsidiary” means any corporation, association or other business entity, a majority of the outstanding Voting Stock of which is owned or controlled by ISG or one or more of its subsidiaries and which is fully consolidated in our accounts.

      “Subsidiary Guarantee” means the Guarantee by each Guarantor of ISG’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

      “Value” means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair value in the opinion of the Board of Directors of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination without regard to any renewal or extension options contained in the lease.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Book Entry, Delivery and Form

      The exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

      The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (“the Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. For additional information, see “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. ISG takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised ISG that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised ISG that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

      Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, ISG and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither ISG, the trustee nor any agent of ISG or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised ISG that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or ISG. Neither ISG nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and ISG and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      DTC has advised ISG that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of ISG, the trustee and any of their respective agents will have any responsibility for the performance by DTC, or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies ISG that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, ISG fails to appoint a successor depositary;

(2) ISG, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

      ISG will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. ISG will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTAL(SM) Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. ISG expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

      Because the exchange notes will not differ materially in kind or extent from the outstanding notes, your exchange of outstanding notes for exchange notes will not constitute a taxable disposition of the outstanding notes for United States federal income tax purposes. As a result, you will not recognize income, gain or loss on your exchange of outstanding notes for exchange notes, your holding period for the exchange notes will generally include your holding period for outstanding notes, your adjusted tax basis in the exchange notes will generally be the same as your adjusted tax basis in your outstanding notes and all of the United States federal income tax consequences associated with owning the outstanding notes should continue to apply to the exchange notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

RELATING TO THE EXCHANGE NOTES

      The following is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of the exchange notes. It is not a complete analysis of all the potential tax considerations relating to the exchange notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. ISG has not sought any ruling from the Internal Revenue Service, or the I.R.S., or an opinion of counsel with respect to the statements made herein concerning the exchange notes, and ISG cannot assure you that the I.R.S. will agree with such statements.

      This summary assumes that you purchased your outstanding notes upon their initial issuance at their initial offering price and that you held your outstanding notes, and you will hold your exchange notes, as capital assets for United States federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	holders whose functional currency is not the United States dollar;

•	persons that will hold the exchange notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the exchange notes under the constructive sale provisions of the Code; or

•	partnerships or other pass-through entities.

      If a partnership holds exchange notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will hold exchange notes, you should consult your tax advisor regarding the tax consequences of the exchange notes to you.

      This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

      The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the exchange notes. Certain consequences to “Non-U.S. Holders” of the exchange notes are described under “— Consequences to Non-U.S. Holders,” below. “U.S. Holder” means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

      Stated interest on the exchange notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Disposition of Exchange Notes

      Upon the sale, exchange, redemption or other taxable disposition of an exchange note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the exchange note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder.

      Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than 12 months. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

Information Reporting and Backup Withholding

      In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of exchange notes unless you are an exempt recipient. A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the I.R.S. that payments to you are subject to backup withholding.

      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

Consequences to Non-U.S. Holders

      The following is a summary of the U.S. federal income tax consequences that will generally apply to you if you are a Non-U.S. Holder of exchange notes. The term “Non-U.S. Holder” means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

      Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies,” as such terms are defined in the Code. If you are a Non-U.S. Holder, we encourage you to consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

Payments of Interest

      The 30% U.S. federal withholding tax (or lower applicable treaty rate) generally will not apply to any payment to you of interest on an exchange note that is not effectively connected with a U.S. trade or business provided that:

•	you do not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a “United States person” (which certification may be made on an I.R.S. Form W-8BEN) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, either that it has received I.R.S. Form W-8BEN from you or from another qualifying financial institution intermediary or that it is permitted to establish and has established your foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the exchange notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

      If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) I.R.S. Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) I.R.S. Form W-8ECI stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on an exchange note is effectively connected with the conduct of that trade or business, you will instead be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. Holder, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the exchange notes which is effectively connected with your conduct of a trade or business in the United States would be included in your earnings and profits.

Disposition of Exchange Notes

      Any gain recognized upon the sale, exchange, redemption or other taxable disposition of an exchange note (except with respect to accrued and unpaid interest, which would be taxable as such) will not be subject to the 30% U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

      A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on the net gain derived from the sale, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable tax treaty. A Non-U.S. Holder described in the second bullet point above will generally be subject to a 30% tax on the excess of all U.S. source gains over any U.S. source losses.

Information Reporting and Backup Withholding

      In general, information reporting and backup withholding may apply to certain payments of principal, premium (if any) and interest on the exchange notes to Non-U.S. Holders, as well as to the proceeds of certain sales of exchange notes made through brokers, unless the holder has made appropriate certifications as to its foreign status, or has otherwise established an exemption. The certification of foreign status described above under “— Payments of Interest” is generally effective to establish an exemption from backup withholding.

      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

ERISA CONSIDERATIONS

      Certain requirements apply to plans that are subject to ERISA or Section 4975 of the Code (“ERISA Plans”), and to those persons who are “fiduciaries” with respect to ERISA Plans. In considering an investment of the assets of an ERISA Plan in the exchange notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such ERISA Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the ERISA Plan. A fiduciary must act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The fiduciary must diversify the investments of an ERISA Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, as well as discharge its duties in accordance with the documents and instruments governing the ERISA Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

      In addition, Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve an ERISA Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of prohibited transactions include, but are not limited to, extensions of credit and transactions in which a fiduciary of an ERISA Plan uses its position to cause the Plan to make investments from which the fiduciary (or a party related to the fiduciary) would receive a fee or other consideration. Under Section 4975 of the Code, excise taxes are imposed on parties involved in non-exempt prohibited transactions.

      Although governmental plans (as defined in Section 3(32) of ERISA), “Governmental Plans”, and church plans (as defined in Section 3(33) of ERISA) that have not made an election under section 410(d) of the Code, “Church Plans”, are not subject to ERISA or Section 4975 of the Code, they may be subject to other federal, state, or local laws, which are similar to ERISA or the Code, “Similar Laws”. A fiduciary of a Governmental Plan or a Church Plan should make its own determination as to the requirements, if any, under a Similar Law applicable to the acquisition of the exchange notes.

      In order to ensure that the acquisition of the exchange notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, each acquiror will be deemed to represent and covenant that it is not acquiring the exchange notes for or on behalf of, and will not transfer the exchange notes to, any Benefit Plan Investor, except that such an acquisition for or on behalf of a pension or welfare plan shall be permitted to the extent that (i) the issuer is not a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to such acquiror and the investment decision to purchase the exchange notes was made by a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to such acquiror other than the issuer and neither the fiduciary nor such acquiror has relied on any advice or recommendation from the issuer as a basis for the decision to purchase the exchange notes and (ii) one or more of the following statements is true and accurate:

(a) such acquisition is made by or on behalf of a bank collective investment fund maintained by the acquiror in which, at any time while the exchange notes are held by the acquiror, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of United States Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 91-38 are satisfied;

(b) such acquisition is made by or on behalf of an insurance company pooled separate account maintained by the acquiror in which, at any time while the exchange notes are held by the acquiror, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of PTCE 90-1 are satisfied;

(c) such acquisition is made by or on behalf of an insurance company general account maintained by the acquiror in which, at any time while the exchange notes are held by the acquiror, the conditions of PTCE 95-60 are satisfied;

(d) such acquisition is made on behalf of a plan by (i) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50,000,000 and had stockholders’ or partners’ equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, or (iv) a savings and loan association, the accounts of which are insured by the Federal Deposit Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of $1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a qualified professional asset manager, as such term is used in PTCE 84-14, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan and the conditions of Section I of such exemption are otherwise satisfied;

(e) such plan is a Governmental Plan or a Church Plan which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and is not subject to any Similar Laws that would otherwise prohibit the purchase and holding of the exchange notes;

(f) such acquisition is made by or on behalf of an investment fund managed by an “in-house asset manager,” or the INHAM (as defined in Part IV of PTCE 96-23), Plans maintained by affiliates of the INHAM and/or the INHAM have aggregate assets in excess of $250 million, and the conditions of Part I of PTCE 96-23 are otherwise satisfied; or

(g) such acquisition will not otherwise give rise to (i) a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable or (ii) a transaction that is prohibited under a Similar Law.

      This summary of certain ERISA considerations is for general information only and is not legal or tax advice. Any fiduciary considering the acquisition of exchange notes on behalf of an ERISA Plan is urged to consult with experienced legal counsel regarding the applicability of any exemption from the prohibited transaction rules and whether the notes would be an appropriate investment for the ERISA Plan under the terms of the ERISA Plan, ERISA and the Code. Any fiduciary considering the acquisition of exchange notes on behalf of a governmental plan or church plan is urged to consult with experienced legal counsel regarding the requirements of any other federal, state, or local laws that are similar to ERISA or the Code that would otherwise prohibit the purchase and holding of the exchange notes.

PLAN OF DISTRIBUTION

      Except as discussed below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for its own account in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses of counsel for the holders of the exchange notes and will indemnify the holders of the exchange notes, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the exchange notes offered hereby will be passed upon in certain respects by Jones Day, Cleveland, Ohio. Jones Day will rely as to certain matters under Minnesota law upon the opinion of Faegre & Benson, LLP, Minneapolis, Minnesota.

EXPERTS

      The consolidated financial statements of International Steel Group Inc. and its subsidiaries as of December 31, 2003 and December 31, 2002, and for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002 have been included in this prospectus in reliance on the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Bethlehem Steel Corporation as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Bethlehem Steel Corporation’s ability to continue as a going concern as described in Note B to the financial statements) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Weirton Steel Corporation and its subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the two years in the period ended December 31, 2003 have been included in this prospectus in reliance on the report (which contains an explanatory paragraph relating to Weirton Steel Corporation’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page

International Steel Group Inc.

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Statements of Operations for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002	F-3
Consolidated Balance Sheets as of December 31, 2003 and December 31, 2002	F-4
Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002	F-6
Notes to the Consolidated Financial Statements	F-7
Independent Auditors’ Report on Schedule II — Valuation and Qualifying Accounts	F-27
Schedule II — Valuation and Qualifying Accounts	F-28
Unaudited Consolidated Statements of Operations for the Second Quarter and First Half 2004 and 2003	F-29
Unaudited Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003	F-30
Unaudited Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2004 and June 28, 2003	F-31
Notes to the Unaudited Consolidated Financial Statements	F-32

Bethlehem Steel Corporation

Report of Independent Registered Public Accounting Firm	F-38
Consolidated Statements of Operations for the years 2002, 2001 and 2000	F-39
Consolidated Balance Sheets as of December 31, 2002 and 2001	F-40
Consolidated Statements of Cash Flows for the years 2002, 2001 and 2000	F-41
Notes to Consolidated Financial Statements	F-42

Weirton Steel Corporation

Report of Independent Registered Public Accounting Firm	F-60
Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2003, December 31, 2002, and December 31, 2001	F-61
Consolidated Balance Sheets as of December 31, 2003 and December 31, 2002	F-62
Consolidated Statements of Cash Flows for the years ended December 31, 2003, December 31, 2002, December 31, 2001	F-63
Notes to the Consolidated Financial Statements	F-66

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

International Steel Group Inc.:

      We have audited the accompanying consolidated balance sheets of International Steel Group Inc. and subsidiaries (Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Steel Group Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Cleveland, Ohio

March 9, 2004

INTERNATIONAL STEEL GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Period
		from Inception
		February 22
	Year Ended	through
	December 31,	December 31,
	2003	2002

	(Dollars in millions,
	except per share data)
Net sales	$4,070.0	$933.1
Costs and expenses:
Cost of sales	3,836.9	755.3
Marketing, administrative, and other expenses	153.6	50.2
Depreciation and amortization	76.0	11.0

Total costs and expenses	4,066.5	816.5

Income from operations	3.5	116.6
Interest and other financing expense, net	50.9	2.6

(Loss) income before income taxes	(47.4)	114.0
(Benefit) provision for income taxes	(23.9)	45.9

Net (loss) income	$(23.5)	$68.1
Deemed dividend on conversion of Class B common stock	(73.6)	—

Net (loss) income applicable to common stock	$(97.1)	$68.1

(Loss) income per common share:
Basic	$(1.26)	$1.02
Diluted	$(1.26)	$0.99

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2003 and 2002

	2003	2002

	(Dollars in millions,
	except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$193.6	$9.8
Receivables, less allowances of $36.6 and $7.3	553.9	148.8
Inventories	866.8	203.9
Assets held for sale	68.6	16.1
Prepaid and other current assets	24.5	15.7

Total current assets	1,707.4	394.3
Property, plant and equipment, net	861.9	244.8
Investments in joint ventures	27.0	14.1
Other assets	38.7	14.9

Total assets	$2,635.0	$668.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$46.8	$1.1
Accounts payable	427.9	117.8
Accrued compensation and benefits	212.9	30.5
Other current liabilities	143.9	84.7

Total current liabilities	831.5	234.1
Long term liabilities:
Debt	362.8	68.4
Capital leases	212.7	—
Environmental liabilities	161.2	44.5
Pensions and other retiree benefits	101.0	0.3
Other obligations	16.6	16.6

Total liabilities	1,685.8	363.9
Stockholders’ equity:
Preferred Stock, $0.01 par value per share, authorized 5,000 shares, none issued	—	—
Common Stock, $0.01 par value per share, authorized 108,600,000 shares, 97,470,609 and 69,663,280 issued and outstanding	1.0	0.7
Additional paid-in capital	972.2	235.4
Retained (deficit) earnings	(29.0)	68.1
Accumulated other comprehensive income	5.0	—

Total stockholders’ equity	949.2	304.2

Total liabilities and stockholders’ equity	$2,635.0	$668.1

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002

							Accumulated
			Class B Common				Other	Total
	Common Stock		Stock		Additional	Retained	Compre-	Stock-
					Paid-in	Earnings	hensive	holders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Income	Equity

	(Dollars in millions)
Balance, February 22, 2002	—	$—	—	$—	$—	$—	$—	$—
Proceeds from equity offering on April 22	64,874,020	0.7	—	—	174.3	—	—	175.0
Proceeds from equity offering on October 10	4,789,260	—	—	—	61.1	—	—	61.1
Net income	—	—	—	—	—	68.1	—	68.1

Balance, December 31, 2002	69,663,280	$0.7	—	$—	$235.4	$68.1	$—	$304.2
Proceeds from Class B Common Stock equity offering on May 7	—	—	7,994,623	0.1	156.6	—	—	156.7
Class B Common Stock issued upon Bethlehem acquisition	—	—	765,306	—	15.0	—	—	15.0
Proceeds from stock option exercise	72,400	—	—	—	0.2	—	—	0.2
Proceeds from initial public equity offering on December 12	18,975,000	0.2	—	—	491.4	—	—	491.6
Conversion of Class B Common Stock to Common Stock with initial public equity offering on December 12	8,759,929	0.1	(8,759,929)	(0.1)	—	—	—	—
Deemed dividend on Class B Common Stock					73.6	(73.6)	—	—
Net gains on derivative instruments designated as cash flow hedges	—	—	—	—	—	—	5.0	5.0
Net loss	—	—	—	—	—	(23.5)	—	(23.5)

Balance, December 31, 2003	97,470,609	$1.0	—	$—	$972.2	$(29.0)	$5.0	$949.2

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
		from Inception
		February 22, 2002
	Year Ended	through
	December 31,	December 31,
	2003	2002

	(Dollars in millions)
Cash flows from operating activities:
Net (loss) income	$(23.5)	$68.1
Adjustments for items not affecting cash from operating activities:
Depreciation and amortization	76.0	11.0
Deferred income taxes	20.5	(5.3)
Other	16.2	(7.0)
Changes in working capital and other items:
Receivables	11.2	(145.7)
Inventories	67.5	(151.5)
Accounts payable	58.5	56.3
Accrued income taxes	(74.0)	30.1
Pension and other retiree benefits expense more than payments	67.9	0.3
Other	68.6	32.1

Net cash provided by (used in) operating activities	288.9	(111.6)

Cash flows from investing activities:
Capital expenditures and investments	(96.9)	(48.1)
Acquisitions, net of cash received	(822.6)	(144.3)
Proceeds from sales of assets	34.3	14.3

Net cash used in investing activities	(885.2)	(178.1)

Cash flows from financing activities:
Borrowings under revolving credit facility	941.6	867.9
Payments under revolving credit facility	(1,002.3)	(807.2)
Proceeds from long-term debt	710.0	8.8
Payments on long-term debt	(469.3)	—
Payments on capital leases	(23.7)	—
Issuance of common stock, net	648.5	236.2
Deferred financing fees	(24.7)	(6.2)

Net cash provided by financing activities	780.1	299.5

Increase in cash and cash equivalents	183.8	9.8
Cash and cash equivalents— beginning of period	9.8	—

Cash and cash equivalents— end of period	$193.6	$9.8

Other information:
Interest paid	$34.3	$1.4
Interest capitalized	0.4	0.3
Income taxes paid	30.0	21.2
Capital lease obligation incurred	0.2	—

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003 and 2002
(Dollars in millions, except per share data)

(1) Summary of Significant Accounting Policies

(a) Basis of Presentation

      These consolidated financial statements include the accounts of International Steel Group Inc. and its consolidated subsidiaries (ISG or the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in joint ventures are accounted for under the equity method of accounting, except an iron ore-mining venture, which is pro rata consolidated. Certain prior period amounts have been reclassified to conform to the current period presentation.

(b)	Nature of Operations

      ISG was organized in February 2002 to acquire the principal steelmaking and steel finishing assets from The LTV Corporation (LTV) and began operations in April 2002. In October 2002, ISG acquired the compact strip mill and basic oxygen furnace of Acme Steel Corporation (Acme). In May 2003, ISG acquired substantially all the assets of Bethlehem Steel Corporation and subsidiaries (Bethlehem). See Note 2, Acquisitions, for additional information. ISG is a domestic manufacturer of light flat-rolled, plate and rail steel products whose customers are located primarily in the United States of America. ISG reports its activities as a single segment and serves the automotive, appliance, transportation, machinery and construction markets, either directly or through steel service centers.

(c)	Revenue Recognition

      Substantially all revenue is recognized at the time products are shipped and all substantial risks of ownership are transferred to the customer.

(d)	Stock Based Compensation

      The Company accounts for stock based compensation under the fair value method as permitted under Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation.

(e)	Amortization of Debt Issue Costs

      The Company capitalizes certain debt issuance costs and amortizes them on a straight-line basis over the expected term of the debt. In the event of an early termination of debt, the unamortized amounts are expensed in the period of termination.

(f)	Income Taxes

      Income taxes are accounted for under the asset and liability method that requires deferred income taxes to reflect the future tax consequences attributable to differences between the tax and financial reporting bases of assets and liabilities. Deferred tax assets and liabilities recognized are based on the tax rates in effect in the year in which differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management based on available evidence, it is more likely than not that some or all of any net deferred tax assets will not be realized.

(g)	Earnings per Share

      Basic earnings per share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share include the net incremental shares

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

issuable upon the assumed exercise of stock options and conversion of convertible debt as if the conversion occurred at the beginning of the period.

(h)	Cash and Cash Equivalents

      Cash and cash equivalents consist of highly liquid instruments with an original maturity of three months or less and are carried at cost, which approximates market value.

(i)	Inventories

      Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method of accounting for about 20% of the inventories at December 31, 2003 and the balance is determined using the first-in, first-out (FIFO) or average cost method. We plan to adopt LIFO for all inventories in 2004. The components of inventories follow:

	December 31,

	2003	2002

FIFO or average cost:
Raw materials	$291.0	$75.1
Finished and semi-finished goods	612.0	150.4

	903.0	225.5
LIFO reserve	(36.2)	(21.6)

Total	$866.8	$203.9

      During 2003, liquidation of LIFO inventory quantities reduced cost of sales by about $9.0. Inventories acquired in a business combination were valued at fair market value less, for in-process and finished goods, costs to complete processing and a reasonable profit for selling efforts. As a result, the value assigned to inventory acquired from Bethlehem, see Note 2, Acquisitions, and cost of sales for 2003 were $40.8 higher than our production costs.

(j)	Assets Held for Sale

      Properties expected to be sold within one year are recorded as assets held for sale at the lower of the carrying value or fair value, less costs to sell. These assets are not depreciated while classified as held for sale. The net expense relating to all assets classified as held for sale was $7.0 and $0.6 in 2003 and 2002.

(k)	Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives are 20 years for buildings and range from 3 to 10 years for machinery and equipment. Repairs and maintenance that do not significantly improve or extend the lives of the respective assets are expensed as incurred throughout the year.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of Property, plant and equipment, net follow:

	December 31,

	2003	2002

Land and land improvements	$31.5	$17.0
Buildings	70.0	21.7
Machinery and equipment	796.6	206.0
Construction in progress	50.2	11.1

Total	948.3	255.8
Accumulated depreciation and amortization	(86.4)	(11.0)

Total property, plant and equipment, net	$861.9	$244.8

(l)	Long-lived Assets

      Long-lived assets are subject to an impairment assessment if there are circumstances that indicate the carrying amount may no longer be recoverable from future operations or sale. The amount of the impairment recognized, if any, is the difference between the carrying amount and the fair value of the asset.

(m)	Contingencies

      Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

      The Company’s estimates of environmental remediation liabilities are based on current technology and existing laws and regulations and site-specific estimated costs. The liabilities recognized under business combination accounting were recorded at their net present value. These amounts are adjusted for accretion of the discount and when the effect of new information or changes in law or technology can be reasonably estimated. Required future recognition of any environmental liabilities relating to currently owned properties will not be discounted.

(n)	Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

(o)	Market Risk

      ISG is exposed to fluctuations in interest rates and the prices of certain commodities such as natural gas, fuel oil, coke, steel scrap, iron ore and various non-ferrous metals. Management is authorized to use various financial instruments where available to manage the exposures associated with these fluctuations. ISG may employ the use of futures, forwards, collars, options and swaps to manage certain exposures when practical. By policy, ISG does not enter into such contracts for the purpose of speculation. These policies include establishing a risk management philosophy and objectives, providing guidelines for derivative usage and establishing procedures for control and reporting of derivative activity. The change in value of the effective portion of financial instruments used to hedge certain exposures is reported as a component of other comprehensive income and is reclassified into earnings in the same period during which the hedged transactions affect earnings.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(p)	Recent Accounting Pronouncements

      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation No. 46 as revised in December 2003, addresses consolidation by business enterprises of variable interest entities and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. It is based on the concept that companies that control another entity through interests other than voting interests should consolidate the controlled entity. Interpretation No. 46 and its revision did not have an effect on the Company’s consolidated financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have an effect on the Company’s consolidated financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares of stock in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an effect on the Company’s consolidated financial position, results of operations or cash flows.

      In December 2003, the FASB revised SFAS No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postemployment Benefits. SFAS No. 132 (revised 2003) requires additional disclosure on the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans in the notes to consolidated financial statements. The disclosures include describing the types of plan assets, investment strategy, measurement dates, plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. The Company adopted SFAS No. 132 (revised 2003) as of December 31, 2003. Since this statement requires changes in disclosure only, it did not have any effect on the Company’s consolidated financial position, results of operations or cash flows.

(2)	Acquisitions

      In 2002, ISG acquired certain steelmaking and finishing assets that had been idled and assumed certain liabilities of LTV and Acme that were in bankruptcy proceedings. In May 2003, ISG acquired substantially all the assets and assumed certain liabilities of Bethlehem, which was in bankruptcy proceedings. The acquisition of the Bethlehem net assets was accounted for as a business combination. Bethlehem’s results have been included in the consolidated financial results since May 1, 2003.

      The following unaudited pro forma data for ISG includes the results of operations of the Bethlehem acquisition as if it had been consummated on April 1, 2002, including the effects of the new labor agreement as it pertains to the former Bethlehem facilities and the financings incurred to fund the

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition. Thus the unaudited pro forma data is based on historical information and does not necessarily reflect the actual results that would have occurred, nor is it indicative of future results of operations.

	2003	2002

	(Unaudited)
Net sales	$5,308.7	$3,701.7
Net income	75.7	180.5
Net income applicable to common stock	2.1	180.5
Income per share
Basic	$0.03	$2.47
Diluted	$0.03	$2.37

      The purchase agreement included a minimum working capital requirement at closing and requires Bethlehem to return to ISG any excess cash after all secured, administrative and priority claims in Bethlehem’s bankruptcy case have been paid. As a result, ISG received cash subsequent to the purchase date from Bethlehem for working capital adjustments and excess cash. Additional amounts could be received pending resolution of certain legal and contingent issues.

      ISG created the transition assistance program to assist departing USWA–represented Bethlehem employees. This program affects about 2,100 former employees and we expect to pay the remaining liability of $23.6 recorded at December 31, 2003 during 2004. The following amounts have been paid (received) in connection with the Bethlehem purchase through December 31, 2003:

Cash paid at closing	$752.3
Cash acquired	(90.2)

Net cash paid at closing	662.1
Subsequent required installments paid	120.0
USWA transition assistance program payments	81.6
Cash received for working capital adjustments and amounts not needed for secured, priority and administrative claims	(41.1)

Cash paid, net	$822.6

      ISG has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed or recognized in the Bethlehem purchase based on their estimated fair values. ISG has not yet received all information expected to determine the final values to be assigned to all assets and liabilities acquired as it relates to certain legal and contingent issues. Values currently assigned are based on best estimates. The fair value of the net assets acquired from Bethlehem was in excess of the purchase price, resulting in negative goodwill. In accordance with SFAS No. 141, Business Combinations, the negative goodwill was allocated as a pro rata reduction of the amounts that would have otherwise been assigned to the acquired non-current assets, primarily property, plant and equipment and intangible assets, based on their relative fair values.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The amounts recorded for the net assets acquired follows:

	Bethlehem	Acme	LTV

Acquired assets:
Receivables, net	$379.2	$—	$—
Inventories	730.3	—	52.4
Prepaids and other current assets	5.1	—	3.2
Assets held for sale	85.7	—	30.4
Intangible assets	26.5	—	—
Property, plant and equipment	602.8	67.9	135.2
Other noncurrent assets	15.4	—	13.6

	1,845.0	67.9	234.8
Acquired liabilities:
Current portion of long term debt and capital lease obligations	32.7	—	—
Accounts payable	251.4	—	—
Accrued expenses and other current liabilities	130.1	3.9	64.8
Long term debt and capital lease obligations	358.9	—	—
Long term environmental liabilities	144.0	3.1	86.6
Long term pension and retiree benefits	82.5	—	—
Other long term obligations	7.8	—	—

	1,007.4	7.0	151.4

Net assets recorded	837.6	60.9	83.4
Value of stock issued	(15.0)	—	—

Cash paid, net	$822.6	$60.9	$83.4

      See Note 4, Income Taxes, regarding federal income tax issues related to the acquisition of the Bethlehem assets.

      Intangible assets consist of $5.5 assigned to patents with an estimated useful life of 16 years and $21.0 assigned to favorable supply contracts that were being amortized over the term of the associated contracts ranging from one to four years. ISG recognized $11.3 of expense during 2003 related to these intangibles. At December 31, 2003, the remaining balance of these intangible assets was reduced to zero through a provision for deferred federal income taxes.

(3)	Stock Compensation

      The Company recognizes compensation expense for its stock compensation program in accordance with the fair value method of SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of expense for stock based compensation on their fair value on the measurement date.

      ISG’s Key Employees’ Incentive Stock Option Plan provides that common stock options may be granted to key employees and officers with exercise prices at no less than the market value on the grant date. Outstanding options vest in four equal annual installments and expire six years after date of grant. The Company’s initial public offering of common stock on December 12, 2003 caused vesting of certain options to be accelerated in 2003. If there is a change of control of 50% or more of the voting stock of the Company, all remaining unvested options will vest immediately. The fair value of options granted in 2003 was determined to be zero. The fair value of the options granted in 2002 is $9.4, of which, $3.3 and $2.9 were recognized as compensation expense during 2003 and 2002. These fair values were determined on the

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

measurement date using the Black-Scholes option-pricing model under the following assumptions: risk-free rate of return of 3.04%; dividend yield of 0%; and the options are anticipated to be exercised upon vesting.

	2003		2002

		Weighted		Weighted
		Average		Average
	Shares	Price	Shares	Price

Options outstanding at beginning of the year	7,167,600	$2.76	—	$—
Granted	1,038,940	25.55	7,464,440	2.76
Exercised	(72,400)	2.76	—	—
Canceled/forfeited	(760,200)	2.76	(296,840)	2.76

Options outstanding at end of period	7,373,940	$5.97	7,167,600	$2.76

Options exercisable at end of period	2,619,975	$2.76	—	$—

      ISG has a Stock Appreciation Rights Plan (stock rights) for certain key employees that provides employees a cash payment after vesting for the difference between the stock rights price and the market value of the stock on the date of exercise, with the award limited to 200% of the stock rights price. Stock rights vest in four substantially equal installments and expire five years after grant. The Company granted 188,481 and 1,248,900 stock rights and recognized compensation expense of $2.5 and $0.5 during 2003 and 2002.

(4)	Income Taxes

      The components of the (benefit) provision for income taxes follows:

	2003	2002

(Benefit) provision:
Current
Federal	$(42.5)	$42.5
State	(1.9)	8.7
Deferred	20.5	(5.3)

Total	$(23.9)	$45.9

      A reconciliation of the statutory U.S. tax rate to the recorded effective tax rate follows:

	2003	2002

Taxes at statutory rate	(35.0)%	35.0%
Benefits of acquired tax attributes	(11.7)	—
Depletion	(2.8)	—
State and local income taxes net of federal effect	(1.5)	4.6
Other	0.7	0.7

Tax	(50.3)%	40.3%

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Significant components of deferred income tax assets and (liabilities) follow:

	December 31,

	2003	2002

Temporary differences— assets (liabilities):
Plant and equipment	$378.2	$—
State deferred income taxes	163.7	—
Environmental liabilities	76.3	22.8
Capitalized leases	65.8	—
Compensation and benefits	48.1	2.0
Accruals and reserves	45.0	2.5
Vacation accruals	26.2	3.8
Inventories	16.1	2.5
Joint ventures	15.4	—
Other	18.3	14.6

Total assets	853.1	48.2

Prepaid expenses	(9.7)	—
LIFO inventories	(5.0)	(2.2)
Other	(3.5)	(0.2)
Plant and equipment	—	(40.5)

Total liabilities	(18.2)	(42.9)

Net operating loss carryforwards	399.6	—
AMT credit carryfoward	25.8	—
Valuation allowance	(1,260.3)	—

Net deferred tax asset	$—	$5.3

      Temporary differences represent the cumulative taxable or deductible amounts recorded in the consolidated financial statements in different years than recognized in the income tax returns.

      The acquisition of the Bethlehem assets was structured as a tax-free reorganization under Internal Revenue Code (IRC) Section 368 (a)(1)(G). The historic tax attributes of Bethlehem are, therefore, carried over to the ISG consolidated federal income tax return. These tax attributes are composed principally of net operating loss (NOL) carryforwards, alternative minimum tax (AMT) credit carryforwards and temporary differences related to the tax basis of property, plant and equipment. The net deferred tax assets acquired related to these tax attributes were not recognized at the date of acquisition because there were a number of required actions related to, among other matters, Bethlehem’s plan of liquidation under federal bankruptcy law. During the fourth quarter of 2003, among other events, the Bankruptcy Court confirmed Bethlehem’s plan of liquidation, which subsequently became effective on December 31, 2003. Accordingly, in the fourth quarter, we determined that it was appropriate to recognize the acquired net deferred tax assets and any related valuation allowance.

      IRC Section 382 restricts any excess tax depreciation and other deductions attributable to Bethlehem’s higher historic tax basis for five years and limits the annual utilization of Bethlehem’s NOL carryforwards. Realization of these future tax benefits is subject to our ability to generate sufficient future taxable income and agreement by the Internal Revenue Service to the transaction structure. We estimate the deferred tax assets acquired from Bethlehem to be about $1,300.

      SFAS No. 109, Accounting for Income Taxes, requires that we record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

during periods in which those temporary differences become deductible and before the expiration of the NOL carryforwards. Because of ISG’s two-year existence, limited financial performance and cumulative tax loss from inception, it is management’s judgment that SFAS No. 109 requires the recording of a full valuation allowance for net deferred tax assets that resulted in a $5.3 provision for deferred income taxes for 2003. The requirement for this valuation allowance will be evaluated on a regular basis in light of the changing evidence. In addition, generally accepted accounting principles require that we recognize any tax benefits of the Bethlehem acquisition realized in 2003 through the income statement only after writing off any remaining intangible assets acquired from Bethlehem. Accordingly, in the fourth quarter of 2003, we wrote off $15.2 of intangible assets as a provision for deferred income taxes.

      In the future, if it is determined that it is more likely than not that the deferred tax assets will be realized based upon the available evidence, including actual taxable results and other sources of future taxable income, we will reduce the valuation allowance by providing a federal income tax benefit in that year.

      At December 31, 2003, ISG had regular tax NOL carryforwards of about $1,060 acquired from Bethlehem as limited by IRC Section 382, and with about $80 arising in 2003, AMT loss carryforwards acquired from Bethlehem of about $1,300 and AMT credit carryforwards acquired from Bethlehem of approximately $25. The NOL and AMT loss carryforwards will expire in varying amounts from 2005 through 2023 if we are unable to generate sufficient amounts of taxable income in the future. Approximately $630 of the NOL carryforwards expire between 2005 and 2008. AMT credits can be carried forward indefinitely.

(5)	Income (loss) per Share

      The following table presents calculations of income (loss) per share of common stock:

	2003	2002

Net (loss) income	$(23.5)	$68.1
Deemed dividend on the conversion of Class B common stock	(73.6)	—

Net (loss) income applicable to common stock	$(97.1)	$68.1

Weighted average number of shares of common stock outstanding— Basic	77.1	66.5
Incremental shares issuable upon assumed conversion	—	2.4

Total shares— Diluted	77.1	68.9

(Loss) income per share:
Basic	$(1.26)	$1.02

Diluted	$(1.26)	$0.99

      The basic and diluted loss per share are the same for 2003 because incremental shares issuable upon conversion are anti-dilutive.

      The Class B common stock was issued in 2003 for cash and in connection with the acquisition of the Bethlehem assets. It was identical in all respects to common stock, except that it contained an automatic conversion to common stock upon ISG’s initial public offering at a conversion ratio per share equal to (1) $92,500, divided by (2) the product of (a) the price per share paid by the public in the initial public offering multiplied by (b) 0.7, divided by (3) 3,620. Upon the completion of the offering on December 12, 2003, therefore, the Class B common stock automatically converted into 8,759,929 shares of common stock at the $28 per share price of the public offering. The conversion of the Class B common stock resulted in a one-time “deemed dividend” to the holders of the Class B common stock of $73.6. The “deemed dividend” was recognized on the balance sheet as a reclassification from retained earnings to paid in

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

capital in excess of par value. This transaction had no impact on cash flows or net income. The “deemed dividend,” however, is required to be treated similar to a preferred stock dividend in the calculation of loss per share of common stock by deducting it from net loss to arrive at net loss applicable to common stock, increasing the 2003 loss per common share by $0.95 from $0.31 to $1.26.

(6)	Comprehensive Income (Loss)

      The Company has financial instruments that are designated as cash flow hedges for natural gas, the effective portion of the change in value of these financial instruments is reported as a component of other comprehensive income and is reclassified into earnings in the same period during which the hedged transactions affect earnings. At December 31, 2003, the Company recognized $5.0 in both prepaid expenses and in other comprehensive income related to the cash flow hedges. Total comprehensive loss was $18.5 for the year ended December 31, 2003.

(7)	Long-term Debt and Capital Lease Obligations

      Components of long-term debt and capital leases follow:

	December 31,

	2003	2002

Debt— Notes and loans:
Credit Facilities, Tranche B, LIBOR plus 3.5%, Due May 2007	$266.8	$—
G. E. Facility, Variable, Due May 2006	—	60.7
Columbus Coatings financing, Variable, Due August 2008	57.8	—
PBGC convertible note, 6%, Due May 2007	35.0	—
Coal Act Subordinated Note, 9%, Due September 2005	7.0	—
Industrial Revenue Bonds, 5.8%, Due May 2007	4.9	6.0
Acme Steel Promissory Note, 7.75%, Due October 2007	2.8	2.8

Total debt	374.3	69.5
Current portion	(11.5)	(1.1)

Total long-term debt	$362.8	$68.4

Capital lease obligations:
Coke oven battery, approximately 5%, payable 2004-2014	$174.2	$—
Wide slab caster, 9.86%, payable 2004-2005	39.2	—
Iron ore vessel, 13%, payable 2004-2009	21.9	—
Other	12.7	—

Total capital lease obligations	248.0	—
Current portion	(35.3)	—

Total long-term capital lease obligations	$212.7	$—

      The maturities of long-term debt and required capital lease payments at December 31, 2003 follows:

2004	$46.8
2005	63.4
2006	32.1
2007	345.6
2008	37.4
2009 and beyond	97.0

Total	$622.3

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      ISG had a $200.0 Revolving Credit Facility with GE Capital Commercial Finance (GE Facility) that was replaced on May 7, 2003. The GE Facility was collateralized by the inventory and accounts receivable of ISG with interest payable at the option of ISG at the prime rate plus 1.25% or LIBOR plus 2.75%. During the second quarter 2003, $3.7 of debt issuance costs was expensed related to the early termination of this credit facility.

      In connection with the Bethlehem acquisition, the Company entered into new $1.0 billion credit facilities (Credit Facilities) that are collateralized by inventory, accounts receivable, real property and capital stock. The new Credit Facilities consist of a three-year $350.0 revolving credit facility, a two-year $250.0 tranche A term loan facility and a four-year $400.0 tranche B term loan facility. A total of $700.1 was borrowed under the facilities at May 7, 2003. Borrowings under the revolving credit facility are subject to overall leverage ratios and bear interest, at the option of ISG, at a floating rate equal to either LIBOR plus a margin ranging from 2.00% to 3.50% per annum or the Prime rate plus a margin ranging from 1.00% to 2.50% per annum. Borrowings under the tranche A term loan bore interest at a floating rate equal to either LIBOR plus 3.25% per annum or the Prime rate plus 2.25% per annum. The borrowings under the tranche B term loan bear interest at a floating rate equal to either LIBOR plus 3.50% per annum or the Prime rate plus 2.50% per annum. In October 2003, we amended certain covenants, increasing the interest rates by 0.5 percentage points. Commitment fees are payable quarterly for the unused portion of the total loan commitment with the rates ranging from 0.25% to 0.50% per annum. The Company is subject to various financial covenants including a minimum borrowing availability, limitations on capital expenditures, minimum fixed charges coverage, maximum leverage ratios, minimum net worth and minimum earnings before interest, taxes, depreciation and amortization (EBITDA) as defined in the agreement governing the Credit Facilities. The revolving credit facility may be withdrawn if a material adverse effect or event of default has occurred and the Company is unable to remedy the event in a timely manner as defined in the agreement.

      On December 18, 2003, the tranche A term loan was repaid in full and the $132.1 of the tranche B term loan was repaid using a portion of the proceeds from ISG’s initial public offering of common stock as required by the Credit Facilities. The amounts repaid are not eligible to be borrowed again during the remaining term of the Credit Facilities.

      At December 31, 2003, based on outstanding letters of credit, eligible accounts receivable, and inventories, the Company had unused borrowing capacity under the revolving credit facility of $239.1 and the weighted average interest rate on all outstanding borrowings under the facilities was 5.178% per annum. Payments of dividends are restricted by the minimum fixed charges coverage ratio which includes dividend payments as a component. Amounts available for payment of dividends and other restricted payments at December 31, 2003 were $52.5.

      Also in connection with the Bethlehem acquisition, ISG assumed a credit facility from Columbus Coatings Corporation, a subsidiary of Bethlehem. Borrowings under the facility bore interest at a floating rate equal to LIBOR plus 5.0% per annum. The facility was paid in full on August 8, 2003, when ISG entered into a new loan agreement with GE Capital Corporation for $60.0. The loan bears interest at the greater of 5.75% per annum or the Eurodollar base rate plus a margin of 4.25% per annum. Monthly principal payments are $0.5 and increase to $1.7 beginning September 15, 2006 through maturity.

      The convertible note to the Pension Benefit Guaranty Corporation (PBGC) requires semi-annual interest payments beginning January 1, 2004, and the principal is due in full on May 6, 2007. The note is convertible, at the PBGC’s option, into 29,240.55 shares of ISG’s common stock for each $1 of principal and accrued interest outstanding. At December 31, 2003, the note was eligible to be converted into 1,064,015 shares of ISG common stock.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Coal Act subordinated note to the United Mine Workers of America 1992 Benefit Plan and the UMWA Combined Benefit Fund was paid in full in January 2004.

      The industrial development bonds bear interest at 5.8% and require monthly sinking fund payments of $0.1 for principal and interest beginning in December 2002. These bonds are secured by the Cleveland plant facilities.

      The promissory note payable to Acme was paid in full in January 2004.

      The amounts included in property, plant and equipment for capital leases were $179.4 (net of $11.3 of accumulated amortization) at December 31, 2003. The capital lease on a coke oven battery at the Burns Harbor facility requires payments in 2004 based on the cost and amount of coke production, which is estimated to be $25.6 and minimum monthly payments of $0.5 beginning in January 2005 with additional payments based on coke production. The capital lease on the slab caster at the Sparrows Point facility requires quarterly payments of $2.3 in 2004 with the balance due in 2005. The capital lease on an ore vessel requires monthly payments of $0.5.

      The Company believes that the carrying amount of its long-term debt at December 31, 2003 approximates fair market value.

      ISG, the parent corporation, has no independent assets or operations. Substantially all of its subsidiaries are full and unconditional guarantors of the debt and the guarantees are joint and several. All non-guarantor subsidiaries of ISG in the aggregate are minor. There are no restrictions on the ability of ISG or the guarantor subsidiaries to obtain funds from their respective subsidiaries.

(8)	Contingencies

      ISG is subject to various legal actions and contingencies in the normal course of conducting business. ISG recognizes liabilities for such matters when a loss is likely and the amount can be reasonably estimated. The effect of the ultimate outcome of these matters on future results of operations and liquidity cannot be predicted with any certainty. While the resolution of these matters may have a material effect on the results of operations of a particular quarter or year, the Company believes that the ultimate resolution of such matters in excess of liabilities recorded will not have a material adverse effect on its competitive position or financial position.

      ISG is subject to changing and increasingly stringent environmental laws and regulations concerning air emissions, water discharges and waste disposal, as well as certain remediation activities that involve the clean up of environmental media such as soils and groundwater. If, in the future, the Company is required to investigate and remediate any currently unknown contamination and wastes at plant sites, ISG could be required to record additional liabilities.

      Undiscounted environmental liabilities related to the acquisition of the net assets from Bethlehem, Acme and LTV in the amount of $337.6 were recorded at their fair value based on their net present value determined using an 8% discount rate, resulting in recorded environmental liabilities of $216.2 at the acquisition dates.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The table below represents the amounts recorded for environmental liabilities discounted at 8%:

	2003	2002

Beginning balance	$56.4	$—
Liabilities recognized at acquisition	159.0	57.2
Accretion and changes in estimates and timing of spending	1.0	3.5
Spending for remediation	(8.0)	(4.3)

Total	208.4	56.4
Total current portion included in other current liabilities	(47.2)	(11.9)

Long term balance at year end	$161.2	$44.5

      The 2003 current portion includes $13.5 related to assets held for sale.

      Environmental expenditures related to these liabilities for the next five years and thereafter are expected to be:

2004	$47.2
2005	25.7
2006	37.0
2007	19.8
2008	17.1
2009 and thereafter	168.6

Total— undiscounted	$315.4

      These accrued environmental liabilities relate principally to locations in Lackawanna, New York; Sparrows Point, Maryland; Western Pennsylvania; Johnstown, Pennsylvania; Indiana Harbor, Indiana; Burns Harbor, Indiana; and Cleveland, Ohio.

      At Lackawanna, we own a site where an integrated steel facility operated until 1983 and a coke oven operated until 2001. The Company anticipates performing a corrective measures study and implementing the likely required corrective measures after approval by appropriate environmental authorities. The estimated undiscounted cost for continuation of required studies and likely remediation and post remediation activities is $72.

      At Sparrows Point, ISG assumed the comprehensive multimedia pollution prevention agreement entered into by Bethlehem in 1997. The agreement requires, among other matters, compliance, closure and post-closure care of two landfills, a site wide investigation that is nearing completion of a facilities investigation under the Resource Conservation and Recovery Act (RCRA) and continuation of certain remediation systems. The estimated undiscounted cost to comply with this agreement and likely remediation required excluding capital expenditures is $43.

      Idled mining operations located in western Pennsylvania near Johnstown will require the prevention of acid mine drainage from discharging into surface waters. To comply with these obligations, the Company will pump and treat acid mine drainage from five closed mines and one coal refuse disposal area. The estimated undiscounted cost of the treatment combined with the establishment of required financial assurance for the long-term operation and maintenance of facilities at the mines is $32.

      We own a large former integrated steelmaking site in Johnstown, Pennsylvania. Although subject to RCRA corrective action, no comprehensive environmental investigations have been performed at this site to date. The site has been razed and there are a number of historic waste disposal facilities located at the site that are subject to state regulation and historic operations that may have caused groundwater

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

contamination. We estimate undiscounted costs associated with the future investigations and likely remediation of the site that can be estimated to be $23.

      Our Indiana Harbor facility is under an administrative order requiring development and implementation of a monitoring program to assess soil and groundwater conditions associated with 14 solid waste management units. It is not possible to estimate the costs of monitoring and remediation that may be required as a result of this investigation. There is an area of fuel contamination and solid waste landfill at the facility that requires remediation, closure and post closure care. The undiscounted cost of these activities combined with the cost of other administratively required site assessments and investigative studies that can be estimated is $22.

      At Burns Harbor, air pollution control dusts and sludges in piles on the ground are likely to require offsite disposal, although alternative means are currently being evaluated. The estimated undiscounted cost of the corrective action combined with the costs to complete certain other studies and likely corrective actions is $22.

      An integrated steel facility has operated at our Cleveland facility since the early part of the 20th century. As a result, soil and groundwater contamination exists that will likely require remediation. No corrective action has been demanded by any government authority and no comprehensive investigation of any of the facilities has been performed. Nevertheless, a large permitted solid waste landfill at the site will likely require closure and post-closure care in the future. The estimated undiscounted cost for this landfill combined with the other study costs and likely remediation requirements is $14.

      There are a number of other facilities and properties, which ISG owns across the United States which present incidental environmental liabilities. The undiscounted cost of future investigations and likely remediation at these sites is estimated to be $16.

      We are spending about $4 per year to properly dispose of contaminated PCB equipment and asbestos material that periodically deteriorates. The estimated undiscounted cost of such future disposal is $48. This amount does not include costs to dispose of all such material in our facilities upon closure or dismantling.

      ISG purchased only selected assets of Bethlehem, Acme and LTV through sales in bankruptcy proceedings. The sales orders issued by the U.S. Bankruptcy Courts having jurisdiction over each transaction explicitly provide that the sellers retained asbestos-related liability, and that ISG shall not be deemed as a successor to any seller with respect to asbestos-related liabilities or any other matter. Despite the foregoing, it is possible that future claims with respect to historic asbestos exposure might be directed at us. The Company considers the risk of incurring liability as the result of such claims extremely remote.

      In 2003, the Company spent approximately $90 for recurring costs to manage hazardous substances and pollution in ongoing operations. Spending for environmental compliance related capital expenditures to limit or monitor pollutants was $5 in 2003 and the Company expects to spend an average of $38 per year for capital expenditures through 2008 to meet environmental standards.

      ISG has guaranteed the debt of a joint venture in the amount of $2.5 and has guaranteed a joint venture’s operating lease with annual payments of $6.6 through 2008 and one monthly payment of $0.6 in 2009.

      Other contingent liabilities with respect to product warranties and other matters arise in the normal course of business. In the opinion of management, any such unrecognized matters, would not have a material effect on the Company’s financial position, results of operations, or cash flows.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(9)	Pension and Other Postretirement Benefit Plans

      Under ISG’s labor agreement with the United Steelworkers of America (USWA), the Company and the USWA established defined contribution benefit trusts to fund pensions and retiree medical and death benefits for retirees and dependents from USWA represented bargaining units of LTV, Bethlehem and ISG. Contributions to the pension trust are an annual amount per employee for 2003 and 2002 and $1.50 per hour paid for 2003. The related expense was $45.0 ($25.9 based on hours paid and $19.1 based on number of employees) for 2003 and $7.6 (based on the number of employees) for 2002. About $5.8 was paid in 2003 and about $47.0 is expected to be paid in 2004 for prior years. Contributions to the retiree medical and death benefits trust are based on ISG’s quarterly EBITDA and certain overtime hours worked as defined in the agreement beginning in 2003. Related 2003 expense was $4.3, which will be paid in 2004.

      ISG also has a defined benefit retiree medical and death benefit plans covering USWA employees who are eligible to retire under the current labor agreements. The Company does not intend to provide similar retiree medical benefits for employees who retire after the current labor agreement expires. ISG is not required to pre-fund any benefits and expects any benefits to be paid in 2004 to be minimal.

      The accumulated postretirement benefit obligation and net periodic postretirement benefit costs presented below do not reflect the effects of the recently passed legislation “Medicare Prescription Drug, Improvement and Modernization Act of 2003.” We have not completely assessed the impact of this Act to determine if the currently existing plan will be modified and what financial impact, if any, it may have on our future expenses and obligations.

      In the Bethlehem acquisition, ISG acquired a 62.3% interest in Hibbing Taconite Company (Hibbing), an iron ore mining joint venture that is pro rata consolidated in ISG’s consolidated financial statements. Hibbing maintains a noncontributory defined benefit pension plan for hourly and salary employees with benefits based on years of service and compensation. Hibbing funds the pension plans within statutory guidelines. Hibbing also provides retiree medical and death benefits to most full-time employees with 30 years of service or employees who are 60 years of age with 15 years of service. ISG’s prorated required contribution to the plan based on net tons produced in 2003 will be $1.0 in 2004.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      ISG’s consolidated pension and other postemployment benefits information, at our measurement date of December 31, follows:

	Pension	Other Benefits

	2003	2003	2002

	(Dollars in millions)
Change in benefit obligation:
Postretirement benefit obligation at Bethlehem purchase date/beginning of period	$74.1	$32.3	$32.2
Service cost	1.5	2.9	—
Interest cost	3.0	5.8	0.1
Benefits paid	(1.7)	(0.7)	—
Plan changes (primarily additional employees from acquisition)	(2.7)	89.5	—
Net actuarial losses/ other	2.5	12.0	—

Postretirement benefit obligation at end of year	76.7	141.8	32.3

Change in plan assets:
Fair value of plan assets at Bethlehem purchase date	51.1	10.1	—
Actual return on plan assets	6.1	1.2	—
Net company contributions	2.1	—	—
Benefits paid	(1.7)	—	—

Fair value of plan assets at end of year	57.6	11.3	—

Funded status of plan:
Unfunded obligation	19.1	130.5	32.3
Unrecognized actuarial gain/ (loss)	5.8	(12.3)	—
Unrecognized prior service cost	—	(72.4)	(32.0)

Net amount recognized in the balance sheet	$24.9	$45.8	$0.3

      The accumulated benefit obligation for pensions at December 31, 2003 was $68.7.

Weighted average assumptions as of December 31 follow:
Discount rate— ISG	n/a	6.00%	6.50%
Discount rate— Hibbing	6.25%	6.25%	n/a
Expected long-term return on plan assets— Hibbing	8.50%	8.50%	n/a
Average rate of compensation increase— Hibbing	4.11%	n/a	n/a
Projected health care cost trend rate in 2004	n/a	10.00%	10.00%
Ultimate trend rate— ISG	n/a	5.50%	5.50%
Ultimate trend rate— Hibbing	n/a	5.00%	n/a
Year ultimate trend rate is achieved— ISG	n/a	2013	2012
Year ultimate trend rate is achieved— Hibbing	n/a	2009	n/a
Net periodic post retirement benefit cost:
Service cost	$1.5	$2.8	$—
Interest cost	3.0	5.8	0.1
Expected return on plan assets	(2.8)	(0.7)	—
Amortization of unrecognized prior service cost/other	0.5	11.4	0.2

Total net periodic postretirement benefit cost	$2.2	$19.3	$0.3

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The plan asset allocations and target allocations are:

	Pension Assets		Other Benefits

	2004		2004
	Target	2003	Target	2003

Asset category:
Equity securities	70.0%	74.5%	65.0%	67.1%
Debt securities	25.0	20.5	35.0	32.9
Real estate	5.0	5.0	0.0	0.0

Total	100.0%	100.0%	100.0%	100.0%

      The expected return on plan assets represents the weighted average expected returns for each asset category. Expected returns are based on historical performance adjusted for current trends.

      A one-percentage-point increase or decrease in assumed health care cost trend rates would have the following effects:

	Increase	Decrease

Effect on total of service and interest cost components	$1.1	$(0.9)
Effect on accumulated postretirement benefit obligation	18.1	(15.2)

      As a result of the Bethlehem acquisition, ISG is required to provide lifetime medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) to Bethlehem’s retirees and their surviving spouses. Upon a retiree’s death, his or her surviving spouse and dependent children may elect coverage up to an additional 36 months. ISG charges the participants a premium to participate in this program, and individuals who leave the program may not re-enter. Persons with ongoing illnesses or a high expectation of using healthcare services are more likely to enroll in this program than others. COBRA regulations preclude the use of a factor to reflect this phenomenon in establishing premiums. Therefore, ISG is likely to incur healthcare costs in excess of the premium amounts received from the participants. Accordingly, we recorded an actuarial liability of $50.9 in connection with the Bethlehem acquisition. Differences between our future experience and the actuarially expected amounts will be amortized over the expected remaining lives of the participants.

      In connection with COBRA, the following amounts were recorded:

Liability recognized at acquisition	$50.9
Interest cost on the liability	2.0
Premiums received in excess of healthcare claims and expenses	1.5

Balance: December 31, 2003	$54.4

      The amounts recorded in our balance sheet for pension, other postretirement benefits and COBRA are:

	2003	2002

Pensions	$24.9	$—
Other postretirement benefits	45.8	0.3
COBRA	54.4	—

Total	125.1	0.3
Current portion	(24.1)	(0.3)

Long-term pension and other retiree benefits	$101.0	$—

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(10)	Commitments

      As part of the acquisition of the assets of LTV, ISG assumed a five-year supply contract to provide hot rolled bands to United States Steel Corporation (U.S. Steel) at predetermined prices. At inception, the U.S. Steel supply contract was scheduled to provide a total of 2,250,000 net tons through March 2006. The contracted selling prices to U.S. Steel were below the current market prices. Accordingly, ISG recorded a liability that is being amortized to income as the products are shipped representing the net present value of the difference between the contract prices and current market prices. In November 2003, the contract was modified as part of an asset swap agreement with U.S. Steel that was accounted for as a nonmonetary transaction. The revised contract is in effect until March 1, 2006 and requires ISG to provide U.S. Steel with up to 840,000 net tons of hot rolled bands at prices below current market price. The recorded liability of $15.0 at December 31, 2003 is being amortized into income as the products are shipped.

      We have entered into various supply agreements for services, natural gas transportation, industrial gases and certain raw materials that contain minimum annual requirements. Based upon prices in effect at December 31, 2003, the following table presents firm commitments relating to these agreements for the next five years and thereafter:

2004	$198.0
2005	239.4
2006	216.1
2007	207.5
2008	207.3
2009 and thereafter	825.3

$1,893.6

      The Company leases certain manufacturing equipment, office space and computer equipment under non-cancelable leases that expire at various dates through 2018. Rental expenses on operating leases were $23.8 for the year ended December 31, 2003 and $0.2 for the period ended December 31, 2002. Future minimum operating lease payments under non-cancelable operating leases in effect at December 31, 2003 are as follows:

2004	$34.6
2005	33.4
2006	24.0
2007	21.1
2008	20.4
2009 and thereafter	83.1

$216.6

(11)	Related Parties

      The Company has transactions in the normal course of business with various related parties. Approval by a majority of ISG’s disinterested directors is required to approve any transactions between ISG and a 5% or greater stockholder.

      Wilbur L. Ross is a director of the Company and is a principal of WL Ross and Co., which manages two funds that beneficially own 32.9% of ISG’s common stock at December 31, 2003. During the year ended December 31, 2003 and period ended December 31, 2002, the Company incurred $5.9 and $6.2 for fees and out-of-pocket expenses associated with financial advisory services.

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Cleveland-Cliffs Inc. is a beneficial owner of 5.7% of ISG’s common stock as of December 31, 2003 and the Chairman and Chief Executive Officer was a director of ISG from ISG’s inception until February 2004. The Company has a 15-year supply agreement with Cleveland-Cliffs to purchase all of its iron ore pellet requirements for use in certain of ISG’s blast furnaces at prices that are adjusted annually for changes in the producer price index and ISG’s average realized hot rolled band selling prices. The supply agreement can be extended beyond the initial term with the consent of both parties or can be terminated at the end of the initial term with a two-year advance termination notice. During the year ended December 31, 2003 and for the period ended December 31, 2002, the Company purchased iron ore pellets for $236.1 and $119.7, respectively, under this agreement. Under the Bethlehem acquisition, ISG assumed an agreement to sell iron ore pellets to Cleveland-Cliffs that resulted in sales of approximately $20.7 since the date of acquisition.

      Park Corporation, whose Chairman and Chief Executive Officer served as a director of ISG from June 2002 to May 5, 2003, beneficially owned 9.0% of ISG’s common stock as of December 31, 2003 through Georgia Financial LLC, its wholly-owned subsidiary. The Park Corporation provided $6.4 of supplies and services to ISG during 2003. Under the Bethlehem acquisition, ISG assumed an agreement that resulted in approximately $6.9 of ingot sales to Park Corporation since the date of acquisition. All transactions with Park Corporation were at market prices.

      GE Capital is a stockholder of ISG. The Company has various capital lease arrangements financed through GE Capital and a $60.0 credit agreement for Columbus Coatings Company. Since the date of acquisition, the Company made lease payments of approximately $1.5 to GE Capital and principal payments of $2.1 under the credit agreement with Columbus Coatings Company.

      At December 31, 2003, ISG had a $4.6 account receivable from Cleveland-Cliffs, a $1.3 account receivable from Park Corporation, a $4.0 account payable to Park Corporation and a $57.8 debt to GE Capital under a credit agreement with Columbus Coatings Company.

(12)	Quarterly Information (Unaudited)

      The following is a summary of the unaudited quarterly results of operations for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002.

	Quarter Ended

	3/29/2003	6/28/2003	9/27/2003	12/31/2003

Revenue	$461.7	$1,005.1	$1,184.9	$1,418.3

Cost of sales	$451.5	$982.4	$1,125.3	$1,277.7

Net (loss) income	$(2.3)	$(27.5)	$(18.6)	$24.9

Net (loss) income applicable to common stock	$(2.3)	$(27.5)	$(18.6)	$(48.7)

Income (loss) per share:
Basic	$(0.03)	$(0.41)	$(0.24)	$(0.57)

Diluted	$(0.03)	$(0.41)	$(0.24)	$(0.57)

INTERNATIONAL STEEL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Quarter Ended

	6/29/2002	9/28/2002	12/31/2002

Revenue	$71.4	$363.7	$498.0

Cost of sales	$74.7	$287.8	$392.8

Net (loss) income	$(9.5)	$34.5	$43.1

Income (loss) per share:
Basic	$(0.15)	$0.53	$0.63

Diluted	$(0.15)	$0.51	$0.62

(13)	Subsequent Event (Unaudited)

      On February 19, 2004, we entered into an agreement to acquire most of the assets of the Weirton Steel Corporation for about $255 million, which includes assuming certain liabilities. Closing is subject to bankruptcy court approval, anti-trust matters and customary closing conditions. The process of obtaining bankruptcy court approval will include the solicitation by Weirton of competing offers for its assets, and there can be no assurance that this transaction will be consummated.

The Board of Directors and Stockholders
International Steel Group Inc.:

      Under date of March 9, 2004, we reported on the consolidated balance sheets of International Steel Group Inc. and subsidiaries (Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2003 and the period from inception, February 22, 2002, through December 31, 2002, as contained in this annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement Schedule II-Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

      In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG LLP

Cleveland, Ohio

March 9, 2004

INTERNATIONAL STEEL GROUP INC. AND SUBSIDIARIES

SCHEDULE II— VALUATION AND QUALIFYING ACCOUNTS

		Additions

	Balance at	Charged to
	Beginning	Costs and	Charges to			Balance at
Classification	of Period	Expenses	Other		Deductions	End of Period

	(Dollars in millions)
Allowances for receivables
December 31, 2002	$—	16.2	—		(8.9)	$7.3
December 31, 2003	$7.3	96.6	26.2	(a)	(93.5)	$36.6
Valuation allowance for net deferred tax asset
December 31, 2003	$—	5.3	1,278.9	(a)	(23.9)	$1,260.3

(a)	Balance established as a result of Bethlehem acquisition.

INTERNATIONAL STEEL GROUP INC.

Consolidated Statements of Operations
(Unaudited)

(Dollars in millions, except per share data)

	Second quarter		First half

	2004	2003	2004	2003

Net sales	$2,083.8	$1,005.1	$3,854.1	$1,466.8
Costs and expenses:
Cost of sales	1,860.7	982.4	3,460.7	1,433.9
Marketing, administrative, and other expenses	61.1	39.4	116.1	43.8
Depreciation and amortization	32.5	15.9	61.3	23.7

Total costs and expenses	1,954.3	1,037.7	3,638.1	1,501.4

Income (loss) from operations	129.5	(32.6)	216.0	(34.6)
Interest and other financing expense, net	24.5	13.1	34.9	15.0

Income (loss) before income taxes	105.0	(45.7)	181.1	(49.6)
Provision (benefit) for income taxes (Note 4)	10.9	(18.2)	16.1	(19.8)

Net income (loss)	$94.1	$(27.5)	$165.0	$(29.8)

Income (loss) per common share:
Basic	$0.96	$(0.37)	$1.69	$(0.41)
Diluted	$0.92	$(0.37)	$1.62	$(0.41)

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

Consolidated Balance Sheets
June 30, 2004 and December 31, 2003

(Dollars in millions, except share data)

	June 30,	December 31,
	2004	2003

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$362.2	$193.6
Receivables, less allowances of $51.9 and $36.6.	786.2	553.9
Inventories	987.5	866.8
Assets held for sale	58.1	68.6
Prepaid and other current assets	89.0	24.5

Total current assets	2,283.0	1,707.4

Property, plant and equipment, at cost	1,117.0	948.3
Less: accumulated depreciation and amortization	(147.4)	(86.4)

Property, plant and equipment, net	969.6	861.9

Investments in joint ventures	34.7	27.0
Other assets	78.3	38.7

Total assets	$3,365.6	$2,635.0

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital leases	$58.2	$46.8
Accounts payable	612.1	427.9
Accrued compensation and benefits	244.9	212.9
Other current liabilities	210.8	143.9

Total current liabilities	1,126.0	831.5

Long term liabilities:
Debt	637.6	362.8
Capital leases	180.1	212.7
Accrued environmental	181.0	161.2
Pensions and other retiree benefits	119.4	101.0
Other obligations	13.7	16.6

Total liabilities	2,257.8	1,685.8

Stockholders’ equity:
Preferred Stock, $0.01 par value per share, authorized 10,000,000 shares, none issued	—	—
Common Stock, $0.01 par value per share, authorized 350,000,000 shares, 98,017,229 and 97,470,609 issued and outstanding	1.0	1.0
Additional paid-in capital	973.9	972.2
Retained earnings (deficit)	136.0	(29.0)
Accumulated other comprehensive (loss) income	(3.1)	5.0

Total stockholders’ equity	1,107.8	949.2

Total liabilities and stockholders’ equity	$3,365.6	$2,635.0

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

Consolidated Statements of Cash Flows
(Unaudited)

(Dollars in millions)

	First half

	2004	2003

Cash flows from operating activities:
Net income (loss)	$165.0	$(29.8)
Adjustments for items not affecting cash from operating activities:
Depreciation and amortization	61.3	23.7
Deferred income taxes	(18.8)	—
Other	14.6	(1.1)
Changes in working capital and other items:
Receivables	(147.0)	35.4
Inventories	(35.9)	119.3
Prepaids and other current assets	(62.1)	(0.6)
Accounts payable	150.9	(40.9)
Income taxes	76.4	(49.0)
Accrued compensation and benefits	(1.6)	50.2
Other	7.1	72.6

Net cash provided by operating activities	209.9	179.8

Cash flows from investing activities:
Capital expenditures and investments	(86.0)	(33.3)
Acquisitions, net of cash received (Note 2)	(187.0)	(742.2)
Proceeds from sales of assets	12.1	13.6

Net cash used in investing activities	(260.9)	(761.9)

Cash flows from financing activities:
Borrowings under revolving credit facility	—	864.6
Payments under revolving credit facility	—	(925.3)
Proceeds from debt	594.6	650.0
Payments on debt	(347.8)	(18.8)
Payments on capital leases	(17.8)	(10.3)
Issuance of common stock, net	1.8	156.7
Deferred financing fees	(11.2)	(18.1)

Net cash provided by financing activities	219.6	698.8

Increase in cash and cash equivalents	168.6	116.7
Cash and cash equivalents — beginning of period	193.6	9.8

— end of period	$362.2	$126.5

Other information:
Interest paid	$14.7	$4.8
Interest capitalized	0.2	0.1
Income taxes (received) paid, net	(39.6)	29.3
Capital lease obligation incurred	3.9	—

See accompanying notes to consolidated financial statements.

INTERNATIONAL STEEL GROUP INC.

Notes to the Second Quarter and First Half 2004 and 2003

Consolidated Financial Statements
(Unaudited)

(Dollars and shares in millions, except per share data)

(1)     Basis of Presentation

      These interim financial statements are unaudited and include only selected notes. They do not contain all information required under accounting principles generally accepted in the United States and should be read together with the audited financial statements in ISG’s Annual Report on Form 10-K for the year ended December 31, 2003 and all other reports filed with the Securities and Exchange Commission during the year 2004. These interim financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present the results for the interim periods presented. Certain prior period amounts have been reclassified to conform to the current period presentation.

(2)     Acquisitions

      ISG acquired substantially all of the assets and assumed certain liabilities of Georgetown Steel Company in June 2004, Weirton Steel Corporation in May 2004, and Bethlehem Steel Corporation in May 2003. All three businesses were in bankruptcy proceedings at the purchase date. The results of their operations have been included in ISG’s consolidated financial statements since the dates of acquisition.

      The amounts recorded for the net assets acquired follow:

	Georgetown	Weirton	Bethlehem

Acquired Assets:
Receivables, net		$124.8	$379.2
Inventories		84.8	730.3
Prepaid and other current assets		—	5.1
Assets held for sale		—	91.2
Intangible assets		—	26.4
Property, plant & equipment and non-current assets	$19.6	85.0	608.9

	19.6	294.6	1,841.1

Acquired Liabilities:
Current portion of debt and capital leases	—	—	32.7
Accounts payable	.7	32.8	251.3
Other current liabilities	.3	56.4	125.9
Debt and capital leases (less current portion)	—	17.1	358.9
Environmental and other long-term liabilities	.2	19.7	234.6

	1.2	126.0	1,003.4
Value of stock issued	—	—	(15.0)

Net assets recorded	18.4	168.6	822.7
Cash paid in future periods, net	—	—	(80.5)

Cash paid, net of cash acquired	$18.4	$168.6	$742.2

      The amounts assigned to the Weirton and Georgetown assets and liabilities are preliminary and could change as more information as to values is obtained.

INTERNATIONAL STEEL GROUP INC.

Notes to the Second Quarter and First Half 2004 and 2003

Consolidated Financial Statements — (Continued)
(Unaudited)

(Dollars and shares in millions, except per share data)

      The following unaudited pro forma consolidated information includes the results of operations of the Bethlehem and Weirton acquisitions as if they had been consummated on January 1, 2003, including the effects of the new labor agreement as it pertains to the former Bethlehem facilities and the financings incurred to fund the Bethlehem acquisition. Because Georgetown was winding down operations during 2003, ceased operations in October 2003 and is not expected to resume full operations until the fourth quarter 2004, the following pro forma information does not include any amounts related to the Georgetown operations. The following is based on historical information and does not necessarily reflect the actual results that would have occurred.

	Second Quarter		First Half

	2004	2003	2004	2003

Net sales	$2,243.9	$1,579.3	$4,310.8	$3,208.5
Net income	$119.4	$28.4	$198.2	$54.4
Income per share
Basic	$1.22	$0.37	$2.03	$0.71
Diluted	$1.17	$0.35	$1.94	$0.68

(3)     Inventories

      Inventories are stated at the lower of cost or market. Cost was determined using the last-in, first-out (LIFO) method of accounting for about 20% of inventories at December 31, 2003 and the balance, principally the inventories at the former Bethlehem facilities, was determined using the first-in, first-out (FIFO) or average cost method.

      Effective January 1, 2004, we changed to the LIFO cost method of accounting for substantially all inventories and we reduced the number of pools from a pool for each manufacturing facility to a single pool. We believe that the LIFO method of valuing inventories is preferable because it more closely matches current costs and revenues in periods of increasing costs. We believe that a single method and a single pool for substantially all inventories is preferable because, in order to further achieve the operating synergies from our acquisitions, we are reallocating the supply of semi-finished materials to our finishing facilities among our steel producing facilities and are reallocating the sources of certain raw materials among our steel producing facilities in order to improve operating efficiencies. Having a single LIFO pool for substantially all inventories eliminates the potential for changes in inventory value solely because of this movement of inventory among manufacturing facilities.

      Because of significant raw material cost increases in the first quarter 2004, we changed our interim accounting for LIFO effective January 1, 2004, from an allocation of the projected annual LIFO provision ratably over the year to an estimated year-to-date calculation. We believe that the year-to-date calculation method is preferable because it more closely matches current costs with revenues in interim periods of rapidly rising costs.

      We are accounting for inventories at Weirton, which were $118.4 at June 30, 2004, under the FIFO or average cost method during 2004 and expect to include these inventories in the single LIFO pool beginning January 1, 2005. This is consistent with the accounting for inventories in the Bethlehem acquisition during 2003 and 2004.

INTERNATIONAL STEEL GROUP INC.

Notes to the Second Quarter and First Half 2004 and 2003

Consolidated Financial Statements — (Continued)
(Unaudited)

(Dollars and shares in millions, except per share data)

      The total LIFO provision for the second quarter and first half 2004 was about $183 and $286. Because of the volatility of raw material costs expected for the remainder of 2004, it is not possible to estimate the effect of the accounting changes mentioned above on interim 2004 results.

      The components of inventories follow:

	June 30,	December 31,
	2004	2003

FIFO or average cost:
Raw materials	$517.3	$291.0
Finished and semi-finished goods	792.7	612.0

	1,310.0	903.0
LIFO reserve	(322.5)	(36.2)

Total	$987.5	$866.8

(4)     Income Taxes

      At December 31, 2003, we recorded a full valuation allowance for our net deferred tax asset as discussed below. As a result, our provision for income taxes will typically reflect the amounts we expect to pay or recover for the year until we reduce the valuation allowance. Based on our first half pretax income and forecasted pretax income for the year 2004, we expect to pay income taxes for the year after recognizing temporary differences that arise during the year, the benefit of the net operating loss (NOL) carryforward arising in 2003 and the benefit of NOL carryforwards available for the year from the Bethlehem acquisition. In addition, generally accepted accounting principles require that we recognize in 2004 the benefit of temporary differences, principally depreciation, that are expected to be available in 2005 and 2006 to carryback against the current income taxes paid for 2004. The net effect of all these items results in an estimated effective income tax rate for 2004 of about 8.9%. The expected 2004 pretax income from Weirton caused the effective tax rate for 2004 to increase to our current estimate of 8.9% from the 6.9% used in the first quarter 2004. As a result, the effective tax rate for the second quarter 2004 is 10.4% in order to bring the first half 2004 effective tax rate to the 8.9% full year rate.

      The acquisition of the Bethlehem assets was structured as a tax-free reorganization under Internal Revenue Code (IRC) Section 368(a)(1)(G). As a result, the historic tax attributes of Bethlehem are carried over to the ISG consolidated federal income tax return. These tax attributes are composed principally of NOL carryforwards, alternative minimum tax (AMT) credit carryforwards and temporary differences related to the tax basis of property, plant and equipment. The net deferred tax assets acquired related to these tax attributes were not recognized at the date of acquisition because there were a number of required actions related to, among other matters, Bethlehem’s plan of liquidation under federal bankruptcy law. During the fourth quarter of 2003, among other events, the Bankruptcy Court confirmed Bethlehem’s plan of liquidation, which subsequently became effective on December 31, 2003. Accordingly, in the fourth quarter of 2003, we determined that it was appropriate to recognize the acquired net deferred tax assets and any related valuation allowance.

      SFAS No. 109, Accounting for Income Taxes, requires that we record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during periods in which those temporary differences become deductible and before the expiration of the

INTERNATIONAL STEEL GROUP INC.

Notes to the Second Quarter and First Half 2004 and 2003

Consolidated Financial Statements — (Continued)
(Unaudited)

(Dollars and shares in millions, except per share data)

NOL carryforwards. Because of ISG’s two-year existence, limited financial performance and cumulative tax loss from inception, it was management’s judgment at December 31, 2003, that SFAS No. 109 required recording a full valuation allowance for the net deferred tax asset. That resulted in a $5.3 provision for deferred income taxes for the fourth quarter and year 2003 to provide a full valuation allowance on the previously recorded net deferred tax asset. Generally accepted accounting principles require that we recognize any tax benefits of the Bethlehem acquisition realized in 2003 through the income statement only after writing off any remaining intangible assets acquired from Bethlehem. Accordingly, in the fourth quarter of 2003, we wrote off $15.2 of intangible assets as a provision for deferred income taxes bringing the total provision for deferred taxes in the fourth quarter and year 2003 to $20.5.

(5)     Income (Loss) per Share

      The following table presents calculations of income (loss) per share of common stock:

	Second Quarter		First Half

	2004	2003	2004	2003

Net income (loss) applicable to common stock — Basic	$94.1	$(27.5)	$165.0	$(29.8)
Add: Interest expense on convertible note-net of tax	0.3	*	0.6	*

Net income (loss) applicable to common stock — Diluted	$94.4	$(27.5)	$165.6	$(29.8)

Weighted average number of shares of common stock outstanding — Basic	97.9	74.1	97.9	71.9
Incremental shares issuable upon assumed conversion of stock options	3.3	*	3.4	*
Incremental shares issuable upon assumed conversion of convertible note	1.1	*	1.1	*

Total shares — Diluted	102.3	74.1	102.4	71.9

Income (loss) per share:
Basic	$0.96	$(0.37)	$1.69	$(0.41)

Diluted	$0.92	$(0.37)	$1.62	$(0.41)

*	Antidilutive.

(6)     Pension and Other Postretirement Benefit Plans

      Under certain of ISG’s labor agreements with the United Steelworkers of America (USWA), ISG has a defined benefit retiree medical and death benefit plan (Plan), covering USWA employees who are eligible to retire under the current labor agreements. ISG does not intend to provide similar retiree medical benefits for employees who retire after the current labor agreement expires in 2008. ISG is not required to pre-fund any benefits and expects any benefits to be paid in 2004 to be minimal.

      The net periodic postretirement benefit costs presented below do not reflect the effects of the recently passed legislation “Medicare Prescription Drug, Improvement and Modernization Act of 2003” (Act). Detailed regulations necessary to implement the Act have not been issued. Accordingly, we have not been

INTERNATIONAL STEEL GROUP INC.

Notes to the Second Quarter and First Half 2004 and 2003

Consolidated Financial Statements — (Continued)
(Unaudited)

(Dollars and shares in millions, except per share data)

able to determine if the Plan meets the actuarial equivalent requirement of the Act or if we will modify the Plan.

      However, because the Plan requires that the Plan beneficiaries pay premiums beginning in 2011 to cover any cost per capita increases after 2008, the Act is not likely to have any significant effect on our accumulated postretirement benefit obligation nor our future net periodic benefit costs.

      In the Bethlehem acquisition, ISG acquired a 62.3% interest in Hibbing Taconite Company (Hibbing), an iron ore mining joint venture that is consolidated on a pro rata basis in ISG’s consolidated financial statements because ISG does not have voting control of Hibbing. Hibbing maintains a noncontributory defined benefit pension plan for hourly and salary employees with benefits based on years of service and compensation. Hibbing funds the pension plan within statutory guidelines and our share of expected 2004 funding is $3.2. Hibbing also provides retiree medical and death benefits to most full-time employees with 30 years of service or employees who are 60 years of age with 15 years of service. The Hibbing plan is the only defined benefit pension plan in these consolidated financial statements.

      ISG’s consolidated components for net periodic pension and other postemployment benefits costs for the second quarter and first half 2004 and 2003 follow:

	Second Quarter				First Half

			Other				Other
	Pension		Benefits		Pension		Benefits

	2004	2003	2004	2003	2004	2003	2004	2003

Service cost	$0.7	$0.4	$0.9	$0.4	$1.3	$0.4	$1.9	$0.7
Interest cost	1.2	0.8	2.0	0.9	2.4	0.8	4.1	1.4
Expected return on plan assets	(1.3)	(0.7)	(0.3)	—	(2.5)	(0.7)	(0.5)	—
Amortizations:
Unrecognized prior service costs	—	—	3.9	2.5	—	—	7.3	3.8
Net actuarial losses	(0.4)	0.1	—	—	—	0.1	—	—
Amortization of net (asset) obligations	0.1	—	—	—	—	—	—	—

Total cost	$0.3	$0.6	$6.5	$3.8	$1.2	$0.6	$12.8	$5.9

(7)     Contingencies

      ISG is subject to various legal actions and contingencies in the normal course of conducting business. ISG accrues liabilities for such matters when a loss is likely and the amount can be reasonably estimated. The effect of the ultimate outcome of these matters on future results of operations and liquidity cannot be predicted with any certainty. While the resolution of these matters may have a material effect on the results of operations of a particular quarter or year, we believe that the ultimate resolution of such matters in excess of liabilities recorded will not have a material adverse effect on our competitive position or financial position.

      ISG is subject to changing and increasingly stringent environmental laws and regulations concerning air emissions, water discharges and waste disposal, as well as certain remediation activities that involve the clean up of environmental media such as soils and groundwater. If, in the future, ISG is required to investigate and remediate any currently unknown contamination and wastes at plant sites, ISG could be required to record additional liabilities.

INTERNATIONAL STEEL GROUP INC.

Notes to the Second Quarter and First Half 2004 and 2003

Consolidated Financial Statements — (Continued)
(Unaudited)

(Dollars and shares in millions, except per share data)

      Environmental liabilities acquired in business combinations are recorded at their fair value based on their net present value determined using a market discount rate.

      The table below represents changes in the amounts recorded for environmental liabilities:

	First Half	Year Ended
	2004	2003

Balance — beginning of period	$208.4	$56.4
Liabilities recognized at acquisition *	11.9	159.0
Accretion and changes in estimates and timing of spending	7.4	1.0
Liabilities related to properties sold	(7.9)	—
Spending for remediation	(5.0)	(8.0)

Total	214.8	208.4
Amount included in other current liabilities — end of period	(33.8)	(47.2)

Long term balance — end of period	$181.0	$161.2

*	Includes revisions to amounts recorded for the Bethlehem acquisition as a result of additional information and analysis obtained during the period.

(8)     Subsequent Event

      On July 23, 2004, we acquired a hot briquetted iron facility in Port of Spain, Trinidad and Tobago for about $18 cash, including payment at closing of certain assumed liabilities. The facility was not operating and we expect the facility to begin production in the fourth quarter 2004.

AUDITED HISTORICAL FINANCIAL STATEMENTS OF BETHLEHEM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of
Bethlehem Steel Corporation:

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and cash flows present fairly, in all material respects, the financial position of Bethlehem Steel Corporation and its subsidiaries (“Bethlehem”) at December 31, 2002 and December 31, 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying consolidated financial statements have been prepared assuming that Bethlehem will continue as a going concern, which contemplates continuity of the company’s operations and realization of its assets and payments of its liabilities in the ordinary course of business. As more fully described in the notes to the consolidated financial statements, on October 15, 2001, Bethlehem filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The uncertainties inherent in the bankruptcy process and the company’s recurring losses from operations raise substantial doubt about Bethlehem’s ability to continue as a going concern. Bethlehem is currently operating its business as a Debtor-in-Possession under the jurisdiction of the Bankruptcy Court, and continuation of the company as a going concern is contingent upon, among other things, the confirmation of a Plan of Reorganization, the company’s ability to comply with all debt covenants under the existing debtor-in-possession financing agreements, and Bethlehem’s ability to generate sufficient cash from operations and obtain financing sources to meet its future obligations. If no reorganization plan is approved, it is possible that the company’s assets may be liquidated. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of these uncertainties.

Philadelphia, Pennsylvania

January 29, 2003

BETHLEHEM STEEL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31

	2002	2001	2000

	(Dollars in millions,
	except per share data)
Net Sales	$3,572.4	$3,334.3	$4,094.4
Costs and Expenses:
Cost of sales	3,499.8	3,468.6	3,816.6
Depreciation and amortization (Note A)	246.3	253.1	260.3
Selling, administration and general expense	88.8	106.4	113.0
Special charges (gains) (Note C)	380.5	372.3	(20.9)

Total Costs and Expenses	4,215.4	4,200.4	4,169.0

Loss from Operations before Reorganization Items	(643.0)	(866.1)	(74.6)
Reorganization Items (Note B)	(14.5)	(8.1)	—
Financing Income (Expense):
Interest and other financing costs (Notes A, B and F)	(52.4)	(93.3)	(75.4)
Interest income	—	1.9	6.6

Loss Before Income Taxes	(709.9)	(965.6)	(143.4)
Benefit (Provision) for Income Taxes (Note E)	10.3	(984.0)	25.0

Net Loss	(699.6)	(1,949.6)	(118.4)
Dividend Requirements on Preferred and Preference Stock	39.4	40.5	40.7

Net Loss Applicable to Common Stock	$(739.0)	$(1,990.1)	$(159.1)

Net Loss per Common Share (Note L):
Basic and Diluted	$(5.64)	$(15.30)	$(1.21)

The accompanying Notes are an integral part of the Consolidated Financial Statements.

BETHLEHEM STEEL CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31

	2002	2001

	(Dollars in millions,
	except per share data)
ASSETS
Current Assets:
Cash and cash equivalents (Note A)	$67.6	$104.0
Receivables, less allowances of $17.1 and $22.6	350.2	350.4
Inventories (Notes A and F)
Raw materials and supplies	224.6	259.5
Finished and semifinished products	516.3	465.8

Total Inventories	740.9	725.3
Other current assets	27.6	22.8

Total Current Assets	1,186.3	1,202.5
Investments and Miscellaneous Assets	76.9	129.6
Property, Plant and Equipment, less accumulated depreciation of $4,263.3 and $4,367.6 (Note A)	2,615.5	2,686.9
Intangible Pension Asset (Note H)	—	225.0

Total Assets	$3,878.7	$4,244.0

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$167.6	$150.1
Accrued employment costs	98.7	34.4
Other post-retirement benefits (Note H)	3.9	3.5
Accrued taxes (Note E)	31.3	14.4
Debt and capital lease obligations — current (Note F)	695.7	19.3
Other current liabilities	50.1	49.9

Total Current Liabilities	1,047.3	271.6
Long-term Debt and Capital Lease Obligations (Note F)	84.9	628.2
Deferred Gain (Note G)	81.5	103.2
Other Post-retirement Benefits (Note H)	34.7	37.8
Other Long-term Liabilities	7.1	5.6
Liabilities Subject to Compromise (Note B)	6,073.4	4,878.1
Stockholders’ Deficit (Notes I, J and K):
Preferred Stock — at $1 per share par value (aggregate liquidation preference of $462.8); Authorized 20,000,000 shares	11.3	11.4
Preference Stock — at $1 per share par value (aggregate liquidation preference of $68.3); Authorized 20,000,000 shares	2.0	2.0
Common Stock — at $1 per share par value; Authorized 250,000,000 Issued 136,092,234 and 135,780,069 shares	136.1	135.8
Common Stock — Held in treasury 4,952,123 and 4,898,134 shares at cost	(65.9)	(65.9)
Additional paid-in capital	1,909.9	1,908.2
Accumulated other comprehensive loss	(1,905.0)	(833.0)
Accumulated deficit	(3,538.6)	(2,839.0)

Total Stockholders’ Deficit	(3,450.2)	(1,680.5)

Total Liabilities and Stockholders’ Deficit	$3,878.7	$4,244.0

The accompanying Notes are an integral part of the Consolidated Financial Statements.

BETHLEHEM STEEL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2002	2001	2000

	(Dollars in millions)
Operating Activities:
Net Loss	$(699.6)	$(1,949.6)	$(118.4)
Adjustments for items not affecting cash from operating activities: Deferred income taxes (Note E)	—	984.0	(26.0)
Depreciation and amortization (Note A)	246.3	253.1	260.3
Special charges (gains) (Note C)	380.5	372.3	(20.9)
Recognition of deferred gains	(21.7)	(22.7)	(17.1)
Reorganization items (Note B)	14.5	8.1	—
Litigation recovery	—	13.0	—
Other — net	13.6	1.6	19.1
Working capital (excluding investing and financing activities):
Receivables — operating	(7.8)	9.6	81.2
Receivables — financing (Note F)	—	(212.0)	—
Inventories	(16.3)	148.7	(9.4)
Accounts payable	(14.0)	25.1	(45.2)
Employment costs and other	6.5	(8.1)	1.0
Funding post-retirement benefits (Note H):
Pension less than expense	135.2	94.5	29.0
Retiree healthcare and life insurance benefits less than expense	40.3	83.0	134.0

Cash Provided from (Used by) Operations Before Reorganization Items	77.5	(199.4)	287.6
Reorganization Items	(14.5)	(8.1)	—

Cash Provided from (Used by) Operating Activities	63.0	(207.5)	287.6

Investing Activities:
Capital expenditures	(124.3)	(89.2)	(224.3)
Cash proceeds from asset sales	27.8	47.5	128.0

Cash Used for Investing Activities	(96.5)	(41.7)	(96.3)

Financing Activities:
Borrowings (Note F)	90.6	408.8	132.3
Debt and capital lease payments (Note F)	(65.2)	(108.9)	(226.7)
Cash dividends paid (Note K)	—	(20.2)	(40.4)
Other payments	(28.3)	(36.2)	(41.3)
Purchase of Common Stock	—	—	(4.9)

Cash Provided from (Used for) Financing Activities	(2.9)	243.5	(181.0)

Net Increase (Decrease) in Cash and Cash Equivalents	(36.4)	(5.7)	10.3
Cash and Cash Equivalents — Beginning of Period	104.0	109.7	99.4

— End of Period	$67.6	104.0	109.7

Supplemental Cash Flow Information:
Interest paid, net of amount capitalized	$45.2	$105.4	$68.8
Income taxes paid (received) — net (Note E)	(9.4)	(1.4)	1.4
Capital lease obligations incurred	1.9	5.2	5.3

The accompanying Notes are an integral part of the Consolidated Financial Statements.

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	Accounting Policies

      Reorganization Under Chapter 11 — On October 15, 2001, Bethlehem and 22 of its wholly owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. See Note B, Reorganization Under Chapter 11.

      Principles of Consolidation — The consolidated financial statements include the accounts of Bethlehem Steel Corporation and all majority owned subsidiaries and a pro rata portion of a majority owned raw material joint venture. Investments in entities over which Bethlehem has significant influence are accounted for using the equity method of accounting.

      Cash and Cash Equivalents — Cash equivalents consist primarily of overnight investments, certificates of deposit and other short-term, highly liquid instruments generally with original maturities at the time of acquisition of three months or less. Cash equivalents are stated at cost plus accrued interest, which approximates market.

      Inventories — Inventories are valued at the lower of cost (principally FIFO) or market.

      Property, Plant and Equipment — Property, plant and equipment is stated at cost. Repairs, renewals, and planned major maintenance that neither materially add to the value of the property nor appreciably prolong its life are charged to expense in the year incurred. Gains or losses on dispositions of property, plant and equipment are recognized in income. Interest is capitalized on significant construction projects and totaled $1 million in 2002, none in 2001 and $12 million in 2000.

      Bethlehem’s property, plant and equipment by major classification is:

	December 31

	2002	2001

	(Dollars in millions)
Land (net of depletion)	$32.4	$30.3
Buildings	653.9	666.0
Machinery and equipment	6,046.2	6,224.3
Accumulated depreciation	(4,263.3)	(4,367.6)

	2,469.2	2,553.0
Construction-in-progress	146.3	133.9

Total	$2,615.5	$2,686.9

      Depreciation — Depreciation is based upon the estimated useful lives of each asset group. That life is 18 years for most steel producing assets. Steel producing assets, other than blast furnace linings, are depreciated on a straight-line basis adjusted by an activity factor. This factor is based on the ratio of production and shipments for the current year to the average production and shipments for the current and preceding four years at each operating location. Annual depreciation after adjustment for this activity factor is not less than 75% or more than 125% of straight-line depreciation. Depreciation after adjustment for this activity factor was $19 million less than straight-line in 2002, $24 million less than straight-line in 2001 and $9 million less than straight-line in 2000. Through December 31, 2002, $29 million less accumulated depreciation has been recorded under this method than would have been recorded under straight-line depreciation. The cost of blast furnace linings is depreciated on a unit-of-production basis.

      Amortization — Prior to January 2002, goodwill was amortized over a 30-year life using the straight-line method. Amortization was $12 million in 2001 and 2000. The balance of goodwill was written-off in 2001. See Note C, Asset Impairments and Special Charges (Gains).

      Asset Impairment — Bethlehem continually evaluates the carrying value of long-lived assets based on current events and circumstances. Bethlehem uses a probability weighted approach to determine future

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

cash flows, unless a particular set of cash flow assumptions is considered more likely to occur. In that instance Bethlehem uses the most likely future cash flows for determining asset impairment. A logical grouping of long-lived assets are considered impaired when the estimated undiscounted future cash flows are less than their carrying value. In that event, Bethlehem recognizes a loss equal to the amount by which the carrying value exceeds the estimated fair market value of the assets less any estimated disposal costs. See Note C, Asset Impairment and Special Charges (Gains).

      Foreign Currency, Interest Rate and Commodity Price Risk Management — On January 1, 2001, Bethlehem adopted FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. Adopting this standard had no effect on net income. Amounts recognized on the balance sheet at adoption were subsequently recorded in earnings.

      Periodically, Bethlehem enters into financial contracts to manage risks. Bethlehem uses foreign currency exchange contracts to manage the cost of firm purchase commitments for capital equipment or other purchased goods and services denominated in a foreign currency. Bethlehem uses interest rate swap agreements to fix the interest rate on certain floating rate financings. Bethlehem uses commodity contracts to fix the cost of a portion of its annual requirements for natural gas, zinc and other metals. Generally, foreign currency and commodity contracts are for periods of less than a year. At December 31, 2002, Bethlehem had no open derivative financial contracts or embedded derivatives.

      Environmental Expenditures — Environmental expenditures that increase the life or efficiency of property, plant and equipment, or that will reduce or prevent future environmental contamination are capitalized. Expenditures that relate to existing conditions caused by past operations and have no significant future economic benefit are expensed. Environmental expenses are accrued at the time the expenditure becomes probable and the cost can be reasonably estimated. Bethlehem does not discount any recorded obligations for future remediation expenditures to their present value nor does Bethlehem record recoveries of environmental remediation costs from insurance carriers and other third parties, if any, as assets until their receipt.

      Deferred Taxes — Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their tax bases. The realization of deferred tax assets is assessed periodically based principally on Bethlehem’s recent operating results and expected ability to generate future taxable income through operations and tax planning opportunities. During 2001, Bethlehem fully reserved its deferred tax assets. Bethlehem is continuing this policy in the future until, at a minimum, a chapter 11 plan is confirmed (see Note E, Taxes for further discussion).

      Revenue Recognition — Bethlehem recognizes substantially all revenues when products are shipped to customers and all substantial risks of ownership are transferred.

      Stock Options — FASB Statement No. 123, Accounting for Stock-Based Compensation allows companies to adopt a method of accounting that records the fair value of stock options, when granted, as compensation expense or to continue to account for options under the intrinsic method. Under Bethlehem’s current plans, exercisable options may be surrendered for the difference between the option price and the quoted market price of the Common Stock on the date of surrender. Depending on the circumstances, option holders receive either Common Stock, cash, or a combination of Common Stock and cash. Because Bethlehem may be compelled to settle the option award in cash rather than by issuing equity instruments, Bethlehem does not have the option of selecting between the fair value and intrinsic methods. Instead, the related expense is recognized periodically based on the difference between the option prices and current quoted market prices for our Common Stock.

      Use of Estimates — In preparing these financial statements, Bethlehem makes estimates and uses assumptions that affect some of the reported amounts and disclosures. See, for example, Note B,

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reorganization Under Chapter 11; Note E, Taxes; Note G, Commitments and Contingent Liabilities; and Note H, Post-retirement Benefits. In the future, actual amounts received or paid could differ from those estimates.

      New Accounting Pronouncements — During 2001, the FASB issued Statement No. 143, Accounting for Asset Retirement Obligations. The Statement, which Bethlehem must adopt as of January 1, 2003, requires the recognition of a liability and an asset for the estimated cost of disposal as part of the initial cost of a long-lived asset and subsequent amortization of the asset to expense. Bethlehem does not expect adoption will have any material effect on its balance sheet or results of operations in 2003.

      During 2001 the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement establishes a single accounting approach for measuring impairment of long-lived assets. Bethlehem’s adoption of this Statement on January 1, 2002, had no financial impact.

      During 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The Statement addresses issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities. The scope of the Statement includes costs to terminate contracts that are not capital leases, costs to consolidate facilities or relocate employees and termination benefits provided to employees who are involuntarily terminated under terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual compensation contract. The provisions of the Statement are effective for exit or disposal activities initiated after December 31, 2002. There is no immediate financial impact related to the adoption of this Statement.

      Also during 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation requires that a guarantor recognize a liability for the fair value of guarantee obligations issued after December 31, 2002. Bethlehem will record the fair value of future material guarantees, if any.

B.	Reorganization Under Chapter 11

      On October 15, 2001, Bethlehem Steel Corporation and 22 of its wholly owned subsidiaries (collectively, the Debtors) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the Code) in the United States Bankruptcy Court for the Southern District of New York (the Court). The wholly owned subsidiaries that did not file for chapter 11 reorganization are not material in relation to Bethlehem’s consolidated financial position and results of operations. Bethlehem continues to manage its properties and operate its businesses under Sections 1107 and 1108 of the Code as a debtor-in-possession. These consolidated financial statements have been prepared in conformity with generally accepted accounting principles on a going concern basis, which contemplates continuity of operations, realization of assets and payment of liabilities. Under the Code, actions by creditors to collect indebtedness owed by the Debtors prior to October 15, 2001 (pre-petition) are stayed and certain other pre-petition contractual obligations may not be enforced against the Debtors. Due to material uncertainties, it is not possible to predict the length of time the Debtors will operate under chapter 11 protection, the outcome of the reorganization in general, the effect of the reorganization on the Debtors’ businesses or the recovery by creditors of the Debtors. Any recovery by Bethlehem’s equity holders appears unlikely.

      Bethlehem continues to pursue various strategic alternatives including, among other things, possible consolidation opportunities, joint ventures with other steel operations, a stand-alone plan of reorganization and liquidation of part or all of Bethlehem’s assets. There can be no assurance that any such alternatives will be implemented. Bethlehem has an exclusive right to file a reorganization plan through July 31, 2003. After further consideration of such alternatives and negotiations with various parties in interest, Bethlehem

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expects to present a chapter 11 plan. That plan will likely cause a material change to the carrying amount of assets and liabilities in the financial statements.

      The bar date for creditors, other than employees and former employees, to file proofs of claim with the Court was September 30, 2002. Differences between the amounts reflected on Bethlehem’s records and claims by creditors will be investigated and resolved in connection with our claims resolution process. That process has commenced and, in light of the number of creditors, will take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known. It is reasonably possible that the amount of claims ultimately allowed by the Court will differ materially from the amounts presently recorded by Bethlehem. These amounts are not currently capable of being reasonably estimated.

      On January 6, 2003, International Steel Group (ISG) provided a proposal to purchase substantially all of Bethlehem’s assets under section 363 of the Code. Management and the Board of Directors of Bethlehem are currently in discussions with ISG regarding the proposal to determine whether it believes such a transaction can be developed that is in the best interest of Bethlehem’s creditors and other constituents. Any sale of assets under the proposal will require the approval of the Court and, if approved, an open auction for the assets.

      These consolidated financial statements have been prepared in accordance with the AICPA’s Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise, identifying all transactions and events that are directly associated with the reorganization of the Debtors and discontinuing interest accrual on unsecured or undersecured debt. SOP 90-7 requires that pre-petition liabilities, including claims that become known after a petition is filed, be reported on the basis of the expected amount of the claim allowed rather than the amounts for which those claims might be settled. Until other information is available, recorded liability amounts represent Bethlehem’s best estimate for potential allowed claims.

      Except for secured debt and capital lease obligations, all recorded liabilities of the Debtors that arose pre-petition have been classified as liabilities subject to compromise. The Court authorized, but did not require, payments of certain pre-petition wages, employee benefits and other obligations. Net changes in pension, other post-employment benefits and certain other accrued liabilities since October 15, 2001, are included in liabilities subject to compromise. Liabilities subject to compromise at December 31, 2002 and 2001 follows:

	December 31

	2002	2001

	(Dollars in millions)
Pension liability	$2,849.0	$1,624.0
Other post-employment benefits	2,059.0	2,005.7
Unsecured debt	526.7	526.7
Accounts payable	190.7	220.8
Accrued employment costs	186.7	270.6
Other accrued liabilities	194.6	152.8
Accrued taxes and interest	66.7	77.5

Total	$6,073.4	$4,878.1

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Net costs resulting from reorganization of the businesses have been reported in the statements of operations separately as reorganization items. For the years ended December 31, 2002 and 2001, the following have been incurred:

	2002	2001

	(Dollars in millions)
Professional fees	$17.9	$7.1
(Gains) losses from termination of contracts	(2.0)	1.4
Interest income	(1.4)	(0.4)

Total	$14.5	$8.1

      Interest on unsecured debt that was not charged to earnings for the year ended December 31, 2002, was about $45 million and about $9 million for the period from October 15 to December 31, 2001.

C.	Asset Impairments and Special Charges (Gains)

      Bethlehem recognized the following asset impairments and special charges (gains):

	2002	2001	2000

	(Dollars in millions)
Pension plan curtailment	$176.0	$—	$—
Impairment of long-lived assets	89.0	347.0	1.5
Employee benefit costs	78.5	42.5	4.5
Environmental accruals	37.0	5.0	—
Gain on sale of joint venture interests	—	(22.2)	(9.0)
Gain on Metropolitan Life conversion	—	—	(17.9)

Total	$380.5	$372.3	$(20.9)

      As discussed in Note H, Post-retirement Obligations, the Pension Benefit Guaranty Corporation (PBGC) filed a complaint in the United States District Court of Eastern Pennsylvania to terminate Bethlehem’s Pension Plan effective December 18, 2002. As a result, Bethlehem recorded a $176 million non-cash curtailment charge as required by generally accepted accounting principles.

      Bethlehem continually analyzes its ability to recover the carrying value of its long-lived assets. In 2002, based on facts and circumstances that had been evolving, Bethlehem determined that the carrying value of certain assets exceeded the related expected future cash flows. Accordingly, Bethlehem recognized non-cash impairment losses of $89 million, principally for its Pennsylvania Steel Technologies operation in Steelton, Pennsylvania as market conditions in the rail market remain depressed and a new competitor entered the market. The fair market value of the assets was estimated using expected future cash flows and other fair market value indicators. During 2001, Bethlehem recorded non-cash impairment losses of (1) $317 million for goodwill acquired in the 1998 Lukens merger, (2) $11 million for the 110-inch plate mill at Burns Harbor which is expected to remain idle indefinitely, (3) $15 million for its Chicago Cold Rolling facility and (4) $3 million for writing-off its equity investment in a joint venture that ceased operations. During 2000, Bethlehem recognized a $1.5 million loss in connection with closing its Burns Harbor ingot teeming and slab mill operations.

      Bethlehem has taken several actions to reduce employment costs. As a result of these actions, Bethlehem recognized non-cash charges to account for employee benefits (primarily pensions) as required by generally accepted accounting principles. During 2002, Bethlehem (1) reduced about 245 USWA represented positions at its Pennsylvania Steel Technologies operations in Steelton, Pennsylvania and reduced about 290 non-represented salaried positions and recognized a $76 million charge and

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2) recorded a $2.5 million non-cash charge related to Bethlehem’s permanently idled pipe mill in Steelton, Pennsylvania. During 2001, Bethlehem (1) recognized a $7.5 million charge when it eliminated about 300 non-represented salaried positions and (2) recorded a $35 million charge when it closed its Lackawanna Coke operations. During 2000, Bethlehem recorded a $4.5 million charge in connection with the closure of its Burns Harbor slab mill.

      During the fourth quarter of 2002, Bethlehem received an administrative order from the Pennsylvania Department of Environmental Protection regarding future requirements related to managing acid mine drainage at its closed coal mining facilities. As a result, Bethlehem increased its estimate of probable total future spending and recorded a $17 million non-cash charge. Earlier in 2002, Bethlehem personnel attended a meeting requested by representatives from the New York Department of Environmental Conservation to discuss the contents and timing of a Consent Order to conduct a RCRA Corrective Measures Study and to begin to implement an agreed upon plan of remediation at its closed steel manufacturing facility in Lackawanna, New York. Based upon the information received and the conceptual agreements reached at that meeting, Bethlehem recorded a $20 million non-cash charge to reflect its most current estimate of the total probable future remediation costs at Lackawanna. These cash requirements for remediation are expected to be expended over a protracted period of years, according to a schedule to be agreed upon by Bethlehem and the regulatory agencies. During 2001, in connection with its closing of the Lackawanna coke ovens, Bethlehem recognized a $5 million charge to clean out certain pipes and tanks that previously were operating.

      In 2001, Bethlehem sold its interest in MBR, a Brazilian iron ore property, for $4 million in cash and $19 million in credits against future iron ore purchases (all of which have been used) resulting in a $22 million gain. During 2000, Bethlehem sold its equity interest in Presque Isle Corporation for $10 million resulting in a $9 million gain.

      In 2000, Bethlehem received $18 million from the conversion of Metropolitan Life Insurance Company from a mutual company owned by its policyholders to a publicly held company, all of which was recognized as a gain.

D.	Acquisitions

      On June 5, 2002, Bethlehem acquired the remaining 50% ownership interest in Columbus Coatings Company (CCC) and Columbus Processing Company (CPC) joint ventures that Bethlehem did not already own from LTV Steel Corporation. CCC is an automotive quality, hot-dipped galvanized coating line and CPC is a steel slitting facility, both located in Columbus, Ohio. These interests were acquired for cash, a release of LTV’s guarantee of CCC’s debt and forgiveness of claims against LTV by Bethlehem and CCC. The value assigned to assets and liabilities acquired follows:

(Dollars in millions)

Property, plant & equipment	$155.3
Debt and capital lease obligation	(105.9)
Other — net	(0.3)

Net assets	49.1
Less:
Investment in and receivable from joint ventures and LTV	(46.7)

Cash purchase price, net of cash acquired	$2.4

      On August 1, 2001, Bethlehem purchased the remaining 45% ownership interest in Chicago Cold Rolling (CCR) that it did not already own for $1 million plus assumption of $19 million in debt.

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      These acquisitions were accounted for using the purchase method of accounting. Bethlehem’s results include the operations of the businesses since the date of acquisition. Pro-forma amounts are not significant.

E.	Taxes

      Bethlehem’s benefit (provision) for income taxes consisted of:

	2002	2001	2000

	(Dollars in millions)
Federal — deferred	$—	$(985)	$26
Federal, state and foreign — current	10	1	(1)

Total benefit (provision)	$10	$(984)	$25

      The income tax benefit recorded in 2002 represents a $10 million tax refund as a result of the “Job Creation and Workers Assistance Act of 2002” that was enacted on March 8, 2002. The Act provides Bethlehem the ability to carry back a portion of its 2001 Alternative Minimum Tax (AMT) loss for a refund of taxes paid in prior years that was not previously available.

      The benefit (provision) for income taxes differs from the amount computed by applying the federal statutory rate to pre-tax income (loss). The computed amounts and the items comprising the total differences follow:

	2002	2001	2000

	(Dollars in millions)
Pre-tax loss:
United States	$(710)	$(967)	$(144)
Foreign	—	1	1

Total	$(710)	$(966)	$(143)

Computed amounts	$249	$338	$50
Change in valuation allowance	(244)	(1,208)	(25)
Goodwill amortization/impairment	—	(115)	(4)
AMT refund	10	—	—
Percentage depletion	2	5	5
Reorganization costs	(6)	(3)	—
Other differences — net	(1)	(1)	(1)

Total benefit (provision)	$10	$(984)	$25

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of Bethlehem’s net deferred income tax asset are as follows:

	December 31

	2002	2001

	(Dollars in millions)
Temporary differences:
Employee benefits	$1,135	$985
Depreciable assets	(190)	(220)
Other	210	185

Total	1,155	950
Operating loss carry-forward	510	475
Alternative minimum tax credits	25	35

Deferred income tax asset	1,690	1,460
Valuation allowance	(1,690)	(1,460)

Deferred income tax asset — net	$—	$—

      Temporary differences represent the cumulative taxable or deductible amounts recorded in Bethlehem’s financial statements in different years than recognized in its tax returns. Bethlehem’s employee benefits temporary difference includes amounts expensed in its financial statements for post-retirement pensions, health care and life insurance that become deductible in its tax return upon payment or funding in qualified trusts. The depreciable assets temporary difference represents principally cumulative tax depreciation in excess of financial statement depreciation. Other temporary differences represent various net expenses accrued for financial reporting purposes that are not deductible for tax reporting purposes until paid. At December 31, 2002, Bethlehem had regular tax net operating loss carry-forwards (NOL) of about $1.5 billion and alternative minimum tax loss carry-forwards of about $1 billion. The NOL will expire in varying amounts from 2005 through 2022 if Bethlehem is unable to use the amounts to offset taxable income in the future. Bethlehem’s ability to reduce future income tax payments through the use of NOL could be limited if it were to undergo an ownership change as defined by the Internal Revenue Code. A chapter 11 plan may cause such an ownership change, may reduce the amount of NOL available and may limit NOL usage. Any liabilities cancelled under a chapter 11 plan will reduce Bethlehem’s NOL by the amount cancelled and, therefore, in substance will be taxable income.

      FASB Statement No. 109, Accounting for Income Taxes, requires that Bethlehem record a valuation allowance when it is “more likely than not that some portion or all of the deferred tax assets will not be realized.” It further states, “forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years.” Bethlehem incurred financial accounting losses in 1999 through 2001. Bethlehem’s results during 2001 were worse than it anticipated at the beginning of the year and it was not able to use any of the NOL expiring in 2001 in its federal income tax return for the year. In the absence of specific favorable factors, application of FASB Statement No. 109, and its subsequent interpretations require a 100% valuation allowance for any deferred tax asset when a company has cumulative financial accounting losses, excluding unusual items, over several years. Accordingly, during 2001, after consideration of these factors, Bethlehem provided a 100% valuation allowance for its deferred tax asset increasing its non-cash provision for income taxes for 2001 by $985 million. Bethlehem will continue this policy in the future until, at a minimum, a chapter 11 plan is confirmed.

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In addition to income taxes, Bethlehem incurred costs for certain other taxes as follows:

	2002	2001	2000

	(Dollars in millions)
Employment taxes	$55.9	$69.4	$69.7
Property taxes	23.0	29.2	31.4
State taxes and other	6.6	7.0	9.7

Total other taxes	$85.5	$105.6	$110.8

F.	Debt and Capital Lease Obligations

	December 31

	2002	2001

	(Dollars in millions)
Secured debt:
Notes and loans:
GECC DIP facility, Variable, Due October, 2003	$280.7	$205.6
Inventory debt, LIBOR plus 1.125%, Due October, 2003	289.9	289.9
CCC financing, Variable rate, Due October, 2003	68.2	—
Cold mill financing, LIBOR plus 2.5%, Due October, 2003	38.8	43.8
CCR financing, Variable rate, Due 2005	17.9	18.0
Dauphin County, PA Note 2%, Due 2003-2009	2.3	2.3
Capital lease obligations: Wide slab caster, 9.867%, Due 2003-2005	42.6	46.1
Ore vessel, 11.5%, Due 2003-2009	24.2	26.1
Other	16.0	15.7

Total secured debt	780.6	647.5
Unsecured debt:
Notes and loans:
7 5/8% notes, Due 2004	150.0	150.0
10 3/8% notes, Due 2003	102.8	102.8
6 1/2% notes, Due 2006	75.0	75.0
9.64%, Due 2003-2009	0.3	0.3
Debentures:
8.45%, Due 2005	73.9	73.9
Pollution control and industrial revenue bonds:
7 1/2%–8%, Due 2015-2024	127.7	127.7

Total unsecured debt	529.7	529.7
Unamortized debt discount	(3.0)	(3.0)

Total debt	1,307.3	1,174.2
Amounts classified as current	(695.7)	(19.3)
Amounts classified as subject to compromise	(526.7)	(526.7)

Long-term	$84.9	$628.2

      At December 31, 2002 and 2001, secured debt and capital lease obligations with contractual maturities of less than one year are classified as current. All unsecured debt instruments have been classified as liabilities subject to compromise. Interest or principal is not expected to be paid or accrued on unsecured debt until a chapter 11 plan has been confirmed.

      A $450 million debtor-in-possession (DIP) financing with the General Electric Capital Corporation (GECC) was approved by the Court in 2001. The Court has authorized a $5 million carve out for the protection of certain administrative costs. The GECC financing is collateralized by, among other things, a

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

senior lien on substantially all of the Debtors’ assets, excluding inventory and those assets that had previously been subject to a lien, and a junior lien on inventory and those assets that had previously been subject to a lien. The GECC financing expires on the earlier of confirmation of a chapter 11 plan or October 15, 2003. Bethlehem’s wholly owned subsidiaries that did not file for chapter 11 reorganization have guaranteed the financing. The PBGC’s legal action to terminate Bethlehem’s pension plan (see Note H, Post-retirement Benefits for more details) is an event of default under the GECC financing. However, on December 27, 2002, GECC agreed to waive such default and amended the credit facility’s pension plan related provisions. The amendment was subsequently approved by the Court. Bethlehem pays interest on this financing at its option at either (1) an indexed rate, typically based on the prime rate, plus 2.5% or (2) LIBOR plus 3.5%. At December 31, 2002 and 2001 its average rate was about 6%. The GECC financing contains certain financial performance covenants, with which Bethlehem is in compliance at December 31, 2002, and restricts its ability to pay dividends. Initial proceeds from the GECC financing were used to repurchase accounts receivable that had been sold under a previous credit facility. As part of the GECC financing, the $290 million previously borrowed under an inventory credit facility remains outstanding as secured debt for the term of the GECC financing. Interest is payable monthly in arrears on the GECC facility and as adequate protection on the inventory debt. At December 31, 2002, letters of credit outstanding under the GECC financing amounted to $16 million and, based on net eligible receivables in the borrowing base, $133 million was available for borrowing. In 2001, Bethlehem incurred $8 million in debt financing costs related to the facility that are being amortized over the two year term of the loan.

      Because of Bethlehem’s chapter 11 filing, CCC, which has not filed for chapter 11, and Bethlehem are in default under that loan agreement which would allow the lenders to call the full amount of the loan. Bethlehem believes that the market value of CCC exceeds the loan amount. In October, Bethlehem filed a motion with the Bankruptcy Court requesting approval to refinance with General Electric Capital Corporation the outstanding loan balance. A hearing was held on December 5, 2002 and the motion was approved. Closing on a new financing arrangement has been delayed indefinitely as management considers the impact of the PBGC’s legal actions to terminate Bethlehem’s pension plan.

      At December 31, 2002 and 2001, the estimated fair value of its unsecured debt was about $500 million less and $480 million less than the recorded amounts.

      The amounts included in property, plant and equipment for capital leases were $76 million (net of $17 million accumulated amortization) and $86 million (net of $10 million accumulated amortization) at December 31, 2002 and 2001.

G.	Commitments and Contingent Liabilities

      In 2000, Bethlehem sold and leased back under a long-term charter an ore vessel. The gain of $28 million was deferred and will be recognized over the eight-year life of the charter agreement. Bethlehem recognized $4 million of the gain during 2002 and 2001.

      Also in 2000, Bethlehem entered into a 12-year agreement to purchase pulverized coal for injection into L blast furnace at Sparrows Point. Bethlehem pays a minimum of $11 million per year plus additional amounts based on the amount of coal consumed. During 2002, Bethlehem made minimum payments of $11 million, paid variable fees of $5 million and purchased 561,000 tons of coal for $22 million.

      In 1998, Bethlehem sold the No. 1 Coke Oven Battery at Burns Harbor and entered into agreements to operate the facility and purchase about 800,000 tons of coke per year through the year 2007. Bethlehem purchased 845,000 tons of coke at a cost of $105 million in 2002, 821,000 tons at a cost of $99 million in 2001, and 851,000 tons at a cost of $104 million in 2000. The gain on the sale of about $160 million was

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deferred and is being recognized over the nine-year life of the operating and purchase agreements. Bethlehem has recognized $18 million of the gain in each year since 1999 as a reduction of cost of sales.

      In 1997, Bethlehem sold its interest in the Iron Ore Company of Canada (IOC) and entered into a 14-year agreement to purchase up to 1.8 million tons of iron ore pellets per year generally at market prices through the year 2004 and about 500,000 tons in the years 2005 through 2011. In 2002, Bethlehem purchased 1.9 million net tons of iron ore from IOC at a cost of $50 million.

      Future minimum payments under noncancellable operating leases at December 31, 2002 were $30 million in 2003, $28 million in 2004, $24 million in 2005, $21 million in 2006, $15 million in 2007 and $62 million thereafter. Total rental expense under operating leases was $33 million, $35 million and $36 million in 2002, 2001 and 2000.

      At December 31, 2002, Bethlehem had outstanding approximately $35 million of purchase orders for additions and improvements to its properties.

      Bethlehem has guaranteed half the debt of its Double G joint venture. As of December 31, 2002 Bethlehem’s exposure was $7 million. National Steel Corporation, its partner in the joint venture, has guaranteed the other half.

      The domestic steel industry is subject to various federal, state and local environmental laws and regulations concerning, among other things, air emissions, wastewater discharges and solid and hazardous waste disposal. Bethlehem and federal and state regulatory agencies conduct negotiations to resolve differences in interpretation of certain environmental control requirements. In some instances, those negotiations are held in connection with the resolution of pending environmental proceedings. Bethlehem believes that there will not be any significant curtailment or interruptions of any of its important operations as a result of these proceedings and negotiations. Bethlehem cannot predict the specific environmental control requirements that it will face in the future. Based on existing and anticipated regulations promulgated under presently enacted legislation, Bethlehem has recorded liabilities for future remediation costs at December 31, 2002 and 2001 of about $116 million and $77 million. Bethlehem also currently estimates that capital expenditures for environmental control in the near-term will average about $55 million per year. Estimates of future capital expenditures and operating costs required for environmental compliance and reclamation, however, are subject to numerous uncertainties, including the evolving nature of regulations, possible imposition of more stringent requirements, availability of new technologies and the timing of expenditures. Environmental claims under the Code for environmental remediation and other environmental matters are expected to be ultimately resolved along with all other unsecured claims as part of a chapter 11 plan. Bethlehem believes that the future costs of environmental compliance will not have a material adverse effect on its competitive position with respect to other integrated domestic steelmakers that are subject to the same environmental requirements.

      In the ordinary course of its business, Bethlehem is involved in various pending or threatened legal proceedings. These proceedings include a large number of cases in which plaintiffs allege injury due to exposure to asbestos, allegedly resulting from past operations of Bethlehem and others. All of the asbestos cases resolved to date have either been dismissed as to Bethlehem or settled for immaterial amounts. The prosecution of any claims and any payments related to litigation existing on October 15, 2001, the date of Bethlehem’s filing for protection under chapter 11 of the Code, are automatically stayed pending resolution of all unsecured claims as part of a chapter 11 plan.

      Bethlehem cannot predict with certainty the outcome of any legal or environmental proceedings to which it is party. In Bethlehem’s opinion, however, adequate reserves have been recorded for losses that are probable and result from legal proceedings and environmental reclamation requirements relating to events occurring prior to December 31, 2002. If such reserves prove to be inadequate, however, it is reasonably possible that Bethlehem could be required to record a charge to earnings that could be material

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to the results of operations in a particular future quarterly or annual period. Bethlehem believes that any ultimate liability arising from these actions that is reasonably possible over what has been recorded will not be material to Bethlehem’s consolidated financial condition or near-term cash flow requirements.

H.	Post-Retirement Benefits

      On December 18, 2002, the PBGC filed a complaint in the United States District Court for the Eastern District of Pennsylvania alleging there was sufficient cause under applicable laws to terminate the Pension Plan of Bethlehem Steel Corporation and Subsidiary Companies (the Plan). The complaint requests, among other things, that the PBGC be appointed as the Plan’s trustee and December 18, 2002 be established as the Plan’s termination date. Bethlehem is considering all legal options and has until February 21, 2003 to respond. As a result of the PBGC’s actions, Bethlehem recognized a curtailment loss of $176 million in 2002 as required by generally accepted accounting principles and will not record future pension expense under the Plan. A termination would require Bethlehem to transfer administration responsibilities for the Plan and transfer ownership of the Plan’s assets to the PBGC.

      Bethlehem’s pension plan provides post-retirement benefits for substantially all its employees. Defined benefits are based on years of service and the five highest consecutive years of pensionable earnings during the last ten years prior to retirement or a minimum amount based on years of service. Bethlehem funds annually the amount required under ERISA minimum funding standards plus additional amounts as appropriate based on liquidity. In addition, Bethlehem currently provides other post-retirement benefits (OPEB) for health care and life insurance to most employees and their dependents.

      Under applicable accounting principles, Bethlehem is required to record a minimum pension liability at year-end, using its November 30, 2002 measurement date, equal to the unfunded accumulated pension obligation of $2,796 million for 2002 and $1,624 million for 2001. The difference between the unfunded pension accumulated and projected benefit obligations represents the projected future increases in salaries and wages used for actuarial purposes. Those applicable accounting principles require that any excess of the minimum liability over the accrued expense be recorded as an intangible asset up to the unamortized past service costs with the balance charged to other comprehensive income. As a result of the PBGC’s actions Bethlehem was required to immediately recognize these unamortized past service costs as a plan curtailment. (See Note C, Asset Impairments and Special Charges (Gains).)

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following sets forth the plans’ funded status at Bethlehem’s valuation date together with certain actuarial assumptions used and the amounts recognized in its consolidated balance sheets and statements of operations on a going concern basis in accordance with generally accepted accounting principles:

	Pension		OPEB

	2002	2001	2002	2001

	(Dollars in millions)
Change in benefit obligation:
Projected benefit obligation — beginning of year	$6,495	$6,060	$3,031	$2,775
Current service cost	62	60	14	13
Interest cost	444	463	209	213
Actuarial adjustments	189	469	77	223
Other	5	32	—	12
Benefits/administration fees paid	(612)	(589)	(224)	(205)

Projected benefit obligation — November 30	6,583	6,495	3,107	3,031

Change in plan assets Fair value of plan assets — beginning of year	4,753	5,735	17	90
Actual return on plan assets	(472)	(393)	—	1
Employer contributions	15	8	—	—
Benefits/administration fees paid	(619)	(597)	(1)	(74)

Fair value of plan assets — November 30	3,677	4,753	16	17

Unfunded projected benefit obligation	2,906	1,742	3,091	3,014
Unrecognized:
Net actuarial (loss)	(1,905)	(838)	(992)	(960)
Effect of future salary increases	(110)	(120)	—	—
Prior service from plan amendments	—	(223)	(10)	(12)
December — net/other	53	5	9	5

Accrued expense	$944	$566	$2,098	$2,047

Balance sheet accounts:
Current and long-term liabilities	$—	$—	$39	$41
Liabilities subject to compromise	2,849	1,624	2,059	2,006
Adjustments to recognize minimum pension liability:
Accumulated other comprehensive loss	(1,905)	(833)	—	—
Intangible pension asset	—	(225)	—	—

Accrued expense	$944	$566	$2,098	$2,047

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pension			OPEB

	2002	2001	2000	2002	2001	2000

	(Dollars in millions)
Components of net expense:
Current service cost	$62	$60	$64	$14	$13	$12
Interest cost	444	463	468	209	213	212
Expected return on plan assets	(426)	(520)	(557)	(1)	(1)	(7)
Other	—	8	—	—	3	—
Amortizations:
Initial net obligation	2	34	34	—	—	—
Plan amendments	61	50	50	2	2	2
Actuarial (gain) loss	—	—	(12)	46	34	38
PBGC, Multiemployer, other	7	8	8	7	7	7

Net expense*	$150	$103	$55	$277	$271	$264

*Excludes amounts in special charges.
Assumptions:
Expected return on plan assets	9 1/2%	9 1/2%	9 1/2%	7 1/8%	8%	8%
Discount rate — expense	7 1/8%	8%	8%	7 1/8%	8%	8%
Discount rate — projected obligation	6 3/4%	7 1/8%	8%	6 3/4%	7 1/8%	8%
Rate of compensation increase	3%	3%	2.9%	3%	3%	2.9%
Trend rate
— beginning next year	n/a	n/a	n/a	8.1%	8.8%	8.6%
— ending rate	n/a	n/a	n/a	4.8%	4.8%	4.8%
— ending year	n/a	n/a	n/a	2010	2010	2010

      A one-percentage-point change in assumed health care cost trend rates would have an effect of $20 million on the total service and interest cost components of the 2003 OPEB expense and of $260 million on the November 30, 2002 projected benefit obligation for OPEB.

      Bethlehem filed a motion with the Court to form a committee under Section 1114 of the Code with the possible outcome being a reduction or elimination of Bethlehem’s requirement to pay retiree medical and life insurance benefits.

I.	Stockholder Rights Agreement

      Bethlehem has a Stockholder Rights Agreement under which holders of Common Stock have rights to purchase a new series of Preference Stock, or under certain circumstances, additional shares of Common Stock. The rights generally become exercisable if a person or group begins a tender or exchange offer that would result in that person or group owning 15% or more of Bethlehem’s Common Stock. Under these circumstances, each right entitles the holder to purchase one one-hundredth of a share of Series A Junior Participating Preference Stock at an exercise price of $60 per unit. The rights also become exercisable if a person or group acquires 15% or more of Common Stock or acquires 5% or more of Common Stock and makes a filing under the Hart- Scott-Rodino Antitrust Improvements Act of 1976. Under these circumstances, each right entitles the holder (other than the acquirer) to purchase, for the right’s exercise price, a number of shares of Common Stock (or, in certain circumstances, other consideration) worth twice the right’s exercise price. Bethlehem may redeem new rights under certain circumstances at one cent per right. If the rights are not redeemed or extended, they will expire in October 2008.

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

J.	Stock Options

      At December 31, 2002, Bethlehem had options outstanding under various Plans approved by its stockholders. New options can be granted only under the Plan approved in 2001, which reserved 6,400,000 shares of Common Stock for such use. At December 31, 2002, options on 5,480,750 shares of Common Stock were available for granting. Under the plans, the option price is the fair market value of its Common Stock on the date the option is granted. Options issued under the Plans become exercisable one to four years after the date granted and expire ten years from the date granted. Exercisable options may be surrendered for the difference between the option price and the quoted market price of the Common Stock on the date of surrender. Depending on the circumstances, option holders receive either Common Stock, cash, or a combination of Common Stock and cash. Because of the surrender component in its options, related expense is recognized periodically based on the difference between the option price and current quoted market prices. No options were granted in 2002. Compensation expense recognized and weighted average fair value for the options granted in 2002, 2001 and 2000 were not material.

      Changes in options outstanding during 2002, 2001 and 2000 were as follows:

	Number of	Weighted
	Options	Average Price

Balance December 31, 1999	5,682,077	$13
Granted	889,250	6
Terminated or canceled	(286,899)	15
Surrendered or exercised	(1,000)	6

Balance December 31, 2000	6,283,428	12
Granted	1,145,450	3
Terminated or canceled	(514,919)	13
Surrendered or exercised	(10,360)	8

Balance December 31, 2001	6,903,599	11
Terminated or canceled	(668,745)	10

Balance December 31, 2002	6,234,854	$11

      Options exercisable at the end of 2002, 2001 and 2000 were 4,938,516; 4,575,387 and 4,303,416.

      Information on its stock options at December 31, 2002 follows:

	Number of	Average	Average	Number of	Average
Range of	Options	Exercise	Contractual	Options	Exercise
Exercise Prices	Outstanding	Price	Life (Years)	Exercisable	Price

$2.375 – 7.37	1,864,727	$4	8	751,914	$5
8.125 – 20.375	4,370,127	13	4	4,186,602	13

Total	6,234,854	11	5	4,938,516	12

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

K.	Stockholders’ Deficit

										Accumulated

	Preferred Stock		Preference Stock		Common Stock		Common Stock			Other
	$1.00 Par Value		$1.00 Par Value		$1.00 Par Value		Held in Treasury		Additional	Compre-
									Paid-In	hensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit

	(Shares in thousands and dollars in millions, except per share data)
Balance December 31, 1999	11,623	$11.6	2,010	$2.0	133,589	$133.6	2,119	$(60.6)	$1,961.5	$—	$(771.0)
Net loss for year											(118.4)
Dividends on Preferred Stock									(40.4)
Preference Stock:
Stock dividend			100	0.1					(0.1)
Issued			84	0.1					0.1
Converted			(138)	(0.1)	138	0.1
Common Stock:
Acquired							2,732	(5.1)
Issued					897	0.9			5.7

Balance December 31, 2000	11,623	11.6	2,056	2.1	134,624	134.6	4,851	(65.7)	1,926.8	—	(889.4)
Net loss for year											(1,949.6)
Minimum pension adjustment										(833.0)
Dividends on Preferred Stock									(20.2)
Preference Stock:
Stock dividend			102	0.1					(0.1)
Issued			19	—
Converted	(265)	(0.2)	(149)	(0.2)	783	0.8			(0.4)
Common Stock:
Acquired							47	(0.2)
Issued					374	0.4			2.1

Balance December 31, 2001	11,358	11.4	2,028	2.0	135,781	135.8	4,898	(65.9)	1,908.2	(833.0)	(2,839.0)
Net loss for year											(699.6)
Minimum pension adjustment										(1,072.0)
Preference Stock:
Converted	(103)	(0.1)	(62)	—	306	0.3			(0.2)
Common Stock:
Acquired							54	—
Issued					5				1.9

Balance December 31, 2002	11,255	$11.3	1,966	$2.0	136,092	$136.1	4,952	$(65.9)	$1,909.9	$(1,905.0)	$(3,538.6)

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Total non-owner changes in equity were as follows:

	2002	2001	2000

	(Dollars in millions)
Net Loss	$(699.6)	$(1,949.6)	$(118.4)
Minimum Pension Adjustment	(1,072.0)	(833.0)	—

	$(1,771.6)	$(2,782.6)	$(118.4)

      Preferred and Preference Stock issued and outstanding:

	December 31

	2002	2001

	(Shares in thousands)
Preferred Stock — Authorized 20,000 shares
$5.00 Cumulative Convertible Preferred Stock	2,500	2,500
$2.50 Cumulative Convertible Preferred Stock	3,999	4,000
$3.50 Cumulative Convertible Preferred Stock	4,756	4,858
Preference Stock — Authorized 20,000 shares
Series “A” 5% Cumulative Convertible Preference Stock	1,288	1,324
Series “B” 5% Cumulative Convertible Preference Stock	678	704

      Each share of $3.50 Cumulative Convertible Preferred Stock issued in 1993 is convertible into 2.39 shares of Common Stock, subject to certain events. Each share of the $5.00 Cumulative Convertible Preferred Stock and the $2.50 Cumulative Convertible Preferred Stock issued in 1983 is convertible into 1.77 and .84 shares of Common Stock, subject to certain events. During 2001, Bethlehem declared and paid only the first and second quarter dividend on Preferred Stock. Under Delaware law, Bethlehem has insufficient “surplus” to pay dividends on Preferred and Common Stock. The remaining 2001 and all of 2002 quarterly dividends are in arrears. Bethlehem’s failure to pay dividends on its Preferred Stock for six consecutive quarters triggers the right of the holders of a majority of the Preferred Stock to demand that two directors nominated by them be appointed to the Board. To date, the holders of a majority of the Preferred Stock have not made any demand to have any new directors appointed to the Board. Dividend payments are also restricted by Bethlehem’s GECC financing (See Note F, Debt and Capital Lease Obligations).

      In accordance with its labor agreements, Bethlehem issues Preference Stock to a trustee under the Employee Investment Program. Series “A” and Series “B” of Preference Stock have a cumulative dividend of 5% per annum payable at Bethlehem’s option in cash, Common Stock or additional shares of Preference Stock. Each share of Preference Stock is entitled to vote with Common Stock on all matters and is convertible into one share of Common Stock.

BETHLEHEM STEEL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

L.	Earnings Per Share

      The following presents the details of Bethlehem’s earnings per share calculations:

	2002	2001	2000

	(Shares in thousands and dollars
	in millions, except per share data)
Basic and Diluted Earnings Per Share
Net loss	$(699.6)	$(1,949.6)	$(118.4)
Less dividend requirements
$2.50 preferred dividend-cash	(10.0)	(10.0)	(10.0)
$5.00 preferred dividend-cash	(12.5)	(12.5)	(12.5)
$3.50 preferred dividend-cash	(16.9)	(17.7)	(17.9)
5% preference dividend-stock	—	(0.3)	(0.3)

Total preferred and preference dividends	(39.4)	(40.5)	(40.7)
Net loss applicable to Common Stock	$(739.0)	$(1,990.1)	$(159.1)

Average Shares of Common Stock outstanding	130,981	130,077	131,747

Basic and Diluted Earnings Per Share	$(5.64)	$(15.30)	$(1.21)

M.	Quarterly Financial Data (Unaudited)

	2002				2001

	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q

		(Dollars in millions, except per share data)
Net sales	$803.8	$933.5	$938.5	$896.6	$877.9	$911.1	$825.4	$719.9
Cost of sales	811.5	931.2	887.5	869.6	910.8	915.2	844.0	798.6
Net loss	(97.3)	(118.9)	(54.2)	(429.2)	(118.4)	(1,131.9)	(152.2)	(547.1)
Net loss per Common Share — basic & diluted	(0.82)	(0.98)	(0.49)	(3.35)	(0.99)	(8.80)	(1.25)	(4.27)

N.	Information About Products and Services

	Percentage of Bethlehem’s
	Net Sales By Major Product

	2002	2001	2000

Steel mill products:
Hot-rolled sheets	16.1%	15.3%	14.9%
Cold-rolled sheets	16.1	15.2	18.9
Coated sheets	31.2	29.0	27.9
Tin mill products	8.2	7.9	6.3
Plates	17.4	21.6	20.5
Rail products	2.8	3.5	3.9
Other steel mill products	1.6	1.5	2.0
Other products and services (including raw materials and freight)	6.6	6.0	5.6

	100.0%	100.0%	100.0%

      Bethlehem’s largest customer, General Motors Corporation, accounts for about 10% of its consolidated sales in 2002, 2001 and 2000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Weirton Steel Corporation:

      We have audited the accompanying consolidated balance sheets of Weirton Steel Corporation and subsidiaries (the “Debtor-in-Possession” or the “Company”) as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The accompanying year ended December 31, 2001 consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows were audited by other auditors who have ceased operations. The auditors’ report, dated January 24, 2002, on those consolidated financial statements was unqualified and included an explanatory paragraph that indicated there was substantial doubt about the Company’s ability to continue as a going concern.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the 2003 and 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Weirton Steel Corporation and subsidiaries as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.
      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant recurring losses from operations, has an accumulated deficit, and as discussed in note 2 to the consolidated financial statements, filed a voluntary petition seeking to reorganize under Chapter 11 of the federal bankruptcy laws and entered into an agreement to sell substantially all of its assets, which raise substantial doubt about its ability to continue as a going concern. Although the Company is currently operating as a debtor-in-possession under the jurisdiction of the Bankruptcy Court, the continuation of the business as a going concern is contingent upon, among other things: (1) the ability to receive waivers for current noncompliance with certain terms of various financing arrangements; (2) the ability to maintain future compliance with all terms of the debtor-in-possession and other financing agreements; (3) the ability of the Company to successfully achieve required cost savings to complete its restructuring; (4) the ability of the Company to achieve sustainable profitability; (5) the resolution of the uncertainty as to the amount of creditor claims that will be allowed; and (6) the ability of the Company to confirm a plan or reorganization under the Bankruptcy Code and obtain the required debt and equity financing to emerge from bankruptcy protection. Management’s plans in regard to these matters are described in note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.
      As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, in 2003.

Pittsburgh, Pennsylvania
March 26, 2004

WEIRTON STEEL CORPORATION AND SUBSIDIARIES

DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Dollars in thousands, except per share data)

	Year Ended December 31,

	2003	2002	2001

NET SALES	$1,057,834	$1,036,159	$960,358
OPERATING COSTS:
Cost of sales	1,100,442	1,046,707	1,041,501
Selling, general and administrative expenses	19,337	26,621	34,515
Depreciation	59,124	65,185	65,194
Pension and OPEB curtailment	572,150	—	—
Restructuring and severance charges	4,595	—	141,326

Total operating costs	1,755,648	1,138,513	1,282,536

LOSS FROM OPERATIONS	(697,814)	(102,354)	(322,178)
Reorganization items	(12,799)	—	—
Income (loss) from unconsolidated subsidiaries	396	3,425	(18,673)
Interest expense (excluding contractual interest expense of $2,588 in 2003)	(21,432)	(32,028)	(38,458)
Write off of reimbursement contingency	18,983	—	—
Gain (loss) on early extinguishment of debt	13,554	153	(958)
Other income (loss), net	(929)	9,926	719

LOSS BEFORE INCOME TAXES	(700,041)	(120,878)	(379,548)
Income tax provision (benefit)	—	(3,475)	153,765

NET LOSS	(700,041)	(117,403)	(533,313)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in additional minimum pension liability	146,655	(146,655)	—

COMPREHENSIVE INCOME (LOSS)	$(553,386)	$(264,058)	$(533,313)

PER SHARE DATA:
Weighted average number of common shares (in thousands):
Basic	42,078	41,940	41,491
Diluted	42,078	41,940	41,491
Basic loss per share:	$(16.64)	$(2.80)	$(12.85)
Diluted loss per share:	$(16.64)	$(2.80)	$(12.85)

The accompanying notes are an integral part of these statements.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES

DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	December 31,

	2003	2002

ASSETS:
Current assets:
Cash and equivalents, including restricted cash of $214 and $197, respectively	$230	$219
Receivables, less allowances of $7,546 and $6,487, respectively	119,460	97,347
Inventories	138,735	165,454
Other current assets	11,157	4,089

Total current assets	269,582	267,109
Property, plant and equipment, net	319,137	376,758
Intangible pension asset	—	40,388
Other assets and deferred charges	8,892	11,860

TOTAL ASSETS	$597,611	$696,115

LIABILITIES:
Current liabilities:
Debtor-in-possession facility	$141,087	$—
Senior credit facility	—	115,121
Notes and bonds payable	55,461	16,084
Payables	26,465	80,689
Accrued pension obligation	—	78,200
Postretirement benefits other than pensions	—	32,000
Accrued employee costs and benefits	27,070	42,534
Accrued taxes other than income	12,618	14,768
Other current liabilities	5,162	2,035

Total current liabilities	267,863	381,431
Notes and bonds payable	—	278,922
Accrued pension obligation	—	329,842
Postretirement benefits other than pensions	—	324,278
Other long term liabilities	4,238	46,529
Liabilities subject to compromise	1,592,165	—

TOTAL LIABILITIES	1,864,266	1,361,002
REDEEMABLE STOCK:
Preferred stock, Series A, $0.10 par value; 1,508,069 and 1,516,405 shares authorized and issued; 1,430,119 and 1,462,260 subject to put	19,837	20,305
Less: Preferred treasury stock, Series A, at cost, 55,728 and 54,151 shares	(805)	(782)
Preferred stock, Series C, $0.10 par value; 1,934,874 shares authorized and issued	—	48,372

TOTAL REDEEMABLE STOCK	19,032	67,895
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, Series A, $0.10 par value, 77,950 and 54,145 shares not subject to put	1,130	784
Common stock, $0.01 par value; 50,000,000 shares authorized; 44,056,828 and 43,848,529 shares issued	441	438
Additional paid-in capital	458,199	457,973
Common stock issuable, 278,637 and 292,171 shares	86	135
Less: Common treasury stock, at cost, 1,977,508 and 1,971,113 shares	(11,476)	(11,431)
Accumulated deficit	(1,734,067)	(1,034,026)
Accumulated other comprehensive loss	—	(146,655)

TOTAL STOCKHOLDERS’ DEFICIT	(1,285,687)	(732,782)

TOTAL LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS’ DEFICIT	$597,611	$696,115

The accompanying notes are an integral part of these statements.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES

DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,

	2003	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS	$(700,041)	$(117,403)	$(533,313)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED BY OPERATING ACTIVITIES:
Depreciation	59,124	65,185	65,194
(Income) loss from unconsolidated subsidiaries	(396)	(3,425)	18,673
Amortization of deferred financing costs	4,406	3,296	2,360
Non-cash restructuring charges	4,400	—	141,326
Reorganization charges	12,799	—	—
Pension and OPEB curtailment	572,150	—	—
Write-off of reimbursement contingency	(18,983)	—	—
(Gain) loss on early extinguishment of debt	(13,554)	(153)	958
Deferred income taxes	—	—	153,765
Cash provided (used) by working capital items:
Receivables	(22,113)	5,699	(28,059)
Inventories	26,719	(28,604)	65,527
Other current assets	(4,224)	1,891	5,265
Payables	25,095	9,492	(5,618)
Accrued employee costs and benefits	1,860	(5,495)	2,494
Other current liabilities	939	14,075	8,916
Accrued pension obligation	28,634	35,406	10,262
Other postretirement benefits	(6,764)	(8,097)	(12,424)
Other	(2,684)	479	(5,069)

NET CASH USED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS:	(32,633)	(27,654)	(109,743)
Payments related to reorganization items	(9,506)	—	—

NET CASH USED BY OPERATING ACTIVITIES	(42,139)	(27,654)	(109,743)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital spending	(4,716)	(10,257)	(10,410)
Loans and advances to unconsolidated subsidiaries	—	—	(793)
Distribution from unconsolidated subsidiary	836	955	—

NET CASH USED BY INVESTING ACTIVITIES	(3,880)	(9,302)	(11,203)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings on senior credit facility	(115,121)	27,340	87,781
Net borrowings on debtor-in-possession revolving loan facility	141,087	—	—
Proceeds from vendor financing	—	16,319	11,531
Proceeds from issuance of debt	—	3,000	65,000
Repayment of debt obligations	(2,236)	(248)	(65,000)
Proceeds from issuance of debtor-in-possession term loan	25,000
Common shares issuable	—	—	(208)
Deferred financing costs	(2,700)	(10,606)	(8,815)

NET CASH PROVIDED BY FINANCING ACTIVITIES	46,030	35,805	90,289

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	11	(1,151)	(30,657)
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	219	1,370	32,027

CASH AND EQUIVALENTS AT END OF PERIOD	$230	$219	$1,370

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net of capitalized interest	$20,197	$19,966	$31,453
Income taxes paid (refunded), net	55	(3,445)	(6,814)

NONCASH FINANCING ACTIVITIES:

In 2002, the Company issued $118.2 million in face amount of new Senior Secured Notes and 1.9 million shares of Series C Redeemable Preferred Stock with a mandatory redemption of $48.4 million in 2013 in exchange for $215.0 million in Senior Notes. The City of Weirton issued $27.3 million in principal amount of new Series 2002 Secured Pollution Control Revenue Refunding Bonds in exchange for $45.6 million of Series 1989 Bonds, which the Company is obligated to pay under the terms of a related loan agreement.

The accompanying notes are an integral part of these statements.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES

DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(Dollars in thousands, except per share data)

	Preferred
	Series A
	Not Subject to					Common		Common			Accumulated
	Put		Common Stock		Additional	Shares Issuable		Treasury Stock			Other	Stockholders’
					Paid-in					Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Shares	Amount	Deficit	Loss	(Deficit)

CONSOLIDATED STOCKHOLDERS’ EQUITY AT DECEMBER 31, 2000	18,782	$273	43,788,832	$438	$460,521	279,792	$279	2,498,198	$(15,301)	$(383,310)	$—	$62,900
Net loss	—	—	—	—	—	—	—	—	—	(533,313)	—	(533,313)
Conversion of preferred stock	(63)	(1)	23,931	—	349	—	—	—	—	—	—	348
Exercise of preferred stock put options	—	—	—	—	126	—	—	—	—	—	—	126
Purchase of treasury stock	—	—	—	—	2	—	—	125	—	—	—	2
Reclassification of preferred Series A not subject to put	18,907	274	—	—	—	—	—	—	—	—	—	274
Employee stock purchase plan:
Shares issued	—	—	—	—	(329)	(59,978)	(61)	(59,978)	390	—	—	—
Shares issuable	—	—	—	—	—	339,976	71	—	—	—	—	71
Board of Directors compensation plans:
Shares issued	—	—	—	—	(798)	(127,606)	(126)	(127,606)	925	—	—	1

CONSOLIDATED STOCKHOLDERS’ EQUITY (DEFICIT) AT DECEMBER 31, 2001	37,626	546	43,812,763	438	459,871	432,184	163	2,310,739	(13,986)	(916,623)	—	(469,591)
Net loss	—	—	—	—	—	—	—	—	—	(117,403)	—	(117,403)
Conversion of preferred stock	—	—	35,766	—	518	—	—	—	—	—	—	518
Exercise of preferred stock put options	—	—	—	—	66	—	—	—	—	—	—	66
Reclassification of preferred Series A not subject to put	16,519	238	—	—	—	—	—	—	—	—	—	238
Employee stock purchase plan:
Shares issued	—	—	—	—	(2,482)	(339,976)	(71)	(339,626)	2,555	—	—	2
Shares issuable	—	—	—	—	—	199,963	43	—	—	—	—	43
Additional minimum pension liability	—	—	—	—	—	—	—	—	—	—	(146,655)	(146,655)

CONSOLIDATED STOCKHOLDERS’ EQUITY (DEFICIT) AT DECEMBER 31, 2002	54,145	$784	43,848,529	$438	$457,973	292,171	$135	1,971,113	$(11,431)	$(1,034,026)	$(146,655)	$(732,782)

Net loss	—	—	—	—	—	—	—	—	—	(700,041)	—	(700,041)
Conversion of preferred stock	—	—	8,336	1	120	—	—	—	—	—	—	121
Exercise of preferred stock put options	—	—	—	—	22	—	—	—	—	—	—	22
Reclassification of preferred Series A not subject to put	23,805	346	—	—	—	—	—	—	—	—	—	346
Employee stock purchase plan:
Shares issued	—	—	199,963	2	84	(213,527)	(57)	6,395	(45)	—	—	(16)
Shares issuable	—	—	—	—	—	199,993	8	—	—	—	—	8
Additional minimum pension liability	—	—	—	—	—	—	—	—	—	—	146,655	146,655

CONSOLIDATED STOCKHOLDERS’ EQUITY (DEFICIT) AT DECEMBER 31, 2003	77,950	$1,130	44,056,828	$441	$458,199	278,637	$86	1,977,508	$(11,476)	$(1,734,067)	$—	$(1,285,687)

The accompanying notes are an integral part of these statements.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES

DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

NOTE 1.	Basis of Presentation and Significant Accounting Policies

      The financial statements herein include the accounts of Weirton Steel Corporation and its consolidated subsidiaries. Entities of which the Company owns a majority interest and controls are consolidated; entities of which the Company owns a less than majority interest and does not control are not consolidated and are reflected in the consolidated financial statements using the equity method of accounting. All intercompany accounts and transactions with consolidated subsidiaries have been eliminated in consolidation. Weirton Steel Corporation and/or Weirton Steel Corporation together with its consolidated subsidiaries are hereafter referred to as the “Company,” “we,” “us” and “our.”

      The Company operates a single segment, the making and finishing of carbon steel products, including tin mill and sheet products.

      Certain reclassifications have been made to prior year amounts to conform with current year presentation.

Cash

      The liability representing outstanding checks drawn against a zero-balance general disbursement bank account is included in accounts payable for financial statement presentation. Such amounts were $5.2 million and $5.4 million as of December 31, 2003 and 2002, respectively.

      Under its debtor-in-possession financing facility (the “DIP Facility”) and its prior senior credit facility, the Company is required to utilize all available cash on a daily basis to pay down amounts outstanding under the facility. Cash needs are funded by borrowing from amounts available under the facility. Amounts received from customers and held in blocked accounts pending transfer to pay down amounts outstanding under the facility are shown as a reduction to the facility. See Note 6.

Inventories

      Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out method. Inventory costs include materials, labor and manufacturing overhead.

Property, Plant and Equipment

      Property, plant and equipment is valued at cost. Major additions are capitalized, while the cost of maintenance and repairs, which do not improve or extend the lives of the respective assets, is charged to expense in the year incurred. Interest costs applicable to facilities under construction are capitalized. Gains or losses on property dispositions are credited or charged to income.

      Production variable depreciation is applied by establishing production capacity at the steel-making facility and the finishing facility. Actual forecasted production is then used to establish a percent of peak capacity or base capacity. The percent of peak capacity or base capacity is then applied as an adjustment factor to the unadjusted actual steel-making and finishing depreciation to arrive at the adjusted actual steel-making and finishing depreciation. All other depreciable assets are depreciated on a straight-line basis.

      The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s financial statements. In accordance with Statement 144, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. The estimated fair value would consider future discounted cash flows. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

      Based on the Company’s filing under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court, impairment indicators were present at December 31, 2003 for all of the Company’s long-lived assets. As such, the Company compared the estimated undiscounted future cash flows to the carrying value of the attributable long-lived assets. As the Company’s average long-lived assets are already more than two-thirds depreciated, the levels of cash flows necessary for recoverability were greatly reduced. The Company’s recoverability estimates are based on higher selling prices as reflected in current market conditions and the Company’s assumption that labor costs will decline due to a labor agreement comparable to the International Steel Group Inc. (“ISG”) model which includes lower legacy costs.

      Based on the impairment model utilized by the Company, in accordance with SFAS No. 144, the estimated undiscounted future cash flows exceed the carrying value of the attributable long-lived assets, and therefore, no impairment charge was recorded in 2003. Should future actual results or assumptions change, the Company may be required to record an impairment charge in a future period. Additionally, the impairment analysis does not contemplate the Asset Purchase Agreement (“APA”) with ISG or related fair value of long-lived assets which may be derived therefrom.

Debtor-in-Possession (“DIP”) Facility and Senior Credit Facility

      As discussed under the “Cash” sub-heading above, the Company’s current DIP facility and its prior senior credit facility provided that the Company utilize all available cash from collections and proceeds of asset sales to pay-down amounts outstanding under the facility. Due to this requirement, the balances outstanding under the DIP facility and its prior senior credit facility are accounted for as a current liability.

Research and Development

      The Company incurs research and development costs to improve existing products, develop new products and develop more efficient operating techniques. The costs are charged to expense as incurred and totaled $0.5 million, $0.9 million and $1.0 million in 2003, 2002 and 2001, respectively.

Revenue Recognition

      Revenues are recognized generally when products are shipped or services are provided to customers, the customer takes ownership and assumes risk of loss, the sales price is fixed and determinable, and collectability is reasonably probable. Costs associated with revenues, including shipping and other transportation costs, are recorded in cost of sales.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Stock Based Compensation

      The Company accounts for its stock plans under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” under which compensation costs, if applicable, have been determined.

      At December 31, 2003, the Company has two stock-based employee compensation plans, which are described more fully in Note 12. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees.” No stock-based employee compensation cost is reflected in the Company’s net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on the Company’s net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

	2003	2002	2001

Net loss:
As reported	$(700,041)	$(117,403)	$(533,313)
Fair value of stock based employee compensation	(930)	(947)	(1,043)

Pro forma	$(700,971)	$(118,350)	$(534,356)

Basic loss per share:
As reported	$(16.64)	$(2.80)	$(12.85)
Pro forma	(16.66)	(2.82)	(12.88)
Diluted loss per share:
As reported	$(16.64)	$(2.80)	$(12.85)
Pro forma	(16.66)	(2.82)	(12.88)

      The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2001. No options were granted under the 1987 Stock Option Plan in 2003 or 2002; no options were granted under the 1998 Stock Option Plan in 2003 or 2002.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

	2001	2000

1987 Stock Option Plan:
Fair value of options granted	—	$1.76
Average risk free interest rate	—	5.93%
Expected dividend yield	—	0%
Expected life of options	—	7 years
Expected volatility rate	—	0.62
1998 Stock Option Plan:
Weighted average fair value of options granted	$0.70	$2.06
Average risk free interest rate	4.94%	6.65%
Expected dividend yield	0%	0%
Expected life of options	5 years	5 years
Expected volatility rate	0.71	0.66

Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates

      The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, valuation allowances for receivables and inventories, environmental liabilities, and assets and obligations related to employee benefits. Actual results could differ.

Recently Adopted Accounting Policies

      In December 2003, Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 132 (revised), “Employers Disclosure about Pensions and Other Postretirement Benefits.” The Statement prescribes employers’ disclosures about pension plans and other postretirement benefit plans; it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The Company’s disclosures in Note 7 and Note 8 incorporate the requirements of Statement 132 (revised).

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Statement requires the Company to classify a financial instrument within its scope as a liability (or an asset in some circumstances). These include certain financial instruments that a) are mandatorily redeemable, b) embody an obligation to repurchase the Company’s equity shares or c) embody an obligation that the Company must or may settle by issuing a variable number of its equity shares. The provisions of SFAS No. 150 were effective as of the first interim period beginning after June 15, 2003. For further discussion refer to the “Preferred Stock” discussion in Note 11. In accordance with the provisions of SFAS No. 150, both the Preferred Series C and Preferred Series D stocks were reclassified to liabilities upon adoption of SFAS No. 150 and then reclassified to liabilities subject to compromise in accordance with the requirements of Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”, discussed below.

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”). FIN 46 requires the primary beneficiary to consolidate certain variable interest entities (“VIEs”). The primary beneficiary is generally defined as one having the majority of the risks and rewards arising from the VIE. For VIEs in which a significant (but not majority) variable interest is held, certain disclosures are required. The consolidation requirements of FIN 46 apply immediately to VIEs created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period ending after December 15, 2003. The adoption of FIN 46 is not applicable to the financial position or results of operations of the Company.

      In December 2002, FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure; Amendment of FASB Statement No. 123.” SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS 123 to provide more frequent and more prominent disclosure. The Company has adopted both the annual and interim disclosure provisions of SFAS 148, and these disclosures are properly included in the notes to these consolidated financial statements. The Company is not changing to the fair value based method of accounting for stock-based employee compensation. Therefore, the transition provisions are not applicable.

      In April 2002, FASB issued SFAS No. 145, “Recission of FASB Statements No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical correction.” Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS No. 145 eliminates SFAS No. 4 and, thus, the exception to applying Opinion 30 to all gains and losses related to extinguishment of debt. As a result gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Opinion 30. Applying the provision of Opinion 30 will distinguish transactions that are part of an equity’s recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. As a result, the amounts previously reported as extraordinary gain (loss) on extinguishment of debt have been reclassified in the accompanying statement of operations for all periods presented.

      In November 2002, FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 elaborates on the disclosures and clarifies the accounting related to a guarantor’s obligation in issuing a guarantee. The adoption of FIN 45 did not have a material effect on the financial position or results of operations of the Company.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      In November 1990, the American Institute of Certified Public Accountants (“AICPA”) issued SOP 90-7. The SOP was prepared to provide guidance on financial reporting by entities that have filed petitions with the Bankruptcy Court and expect to reorganize as a going concerns under Chapter 11 of Title 11 of the United States Code. The Company entered bankruptcy on May 19, 2003, and adopted SOP 90-7 for all reporting subsequent to that date. SOP 90-7 requires that the financial statements for periods following the Chapter 11 filing through the Effective Date of a plan of reorganization distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, revenues, expenses, realized gains and losses and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately as Reorganization items, net in the Consolidated Statements of Operations. The Consolidated Balance Sheet as of December 31, 2003 distinguishes pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

NOTE 2.	Bankruptcy Proceedings

      On May 19, 2003, Weirton Steel Corporation filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of West Virginia (the “Court”). Weirton continues to manage its business as a debtor-in-possession. As a debtor-in-possession, management is authorized to operate the business, but may not engage in transactions outside the ordinary course of business without Court approval. In connection with the filing of the Chapter 11 petition, Weirton has obtained Court orders that authorize it to pay certain pre-petition liabilities (such as employee wages and benefits, certain taxes and certain interest on senior secured indebtedness) and to take certain actions intended to preserve the going concern value of the business and enhance the prospects of reorganization. In addition, after December 31, 2003, Weirton obtained court orders that authorized us to pay certain pre-petition liabilities for critical raw materials.

      On October 7, 2003, Weirton filed a plan of reorganization to emerge from bankruptcy as a stand-alone company and on November 13, 2003, the Company filed a modified plan of reorganization. The plan, which called for the Company to emerge from bankruptcy, was subject to numerous conditions and uncertainties, including, among other things, approval of its terms by the Court and creditors, achieving new labor contracts with the Company’s unions, and obtaining requisite financing.

      On February 25, 2004, the Company entered into that certain Amended and Restated APA with ISG Weirton Inc. and its parent corporation, Cleveland-based International Steel Group (“Group” and together with ISG Weirton, “ISG”), pursuant to which the Company agreed to sell substantially all of its assets to ISG for approximately $255.0 million, subject to purchase price adjustments in the APA, consisting of cash and the assumption of certain liabilities. The transaction is subject to Bankruptcy Court approval and other conditions, including consideration of higher or otherwise better offers. If approved and if all conditions precedent are met or if not met, waived, the sale is expected to be completed in the second quarter of 2004. The transaction is the latest in a steel industry that has been rapidly consolidating since 2001. ISG has been a major player in consolidation, acquiring companies and lowering its costs through labor agreements that have scaled back health care and pension costs, and made significant reductions in the ranks of represented workers and management. On February 26, 2004 the Company’s attorneys filed documents related to the APA and requested a series of hearings to move the process toward a final sale. Relevant dates, subject to change, include: March 8 for the approval of auction procedures; April 6 as the

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

deadline for competing bids to be received; April 12 for an auction; and April 14 for the Bankruptcy Court to approve the sale of the entity who submits the highest or otherwise best bid at the auction. The APA contains a provision that entitles ISG, in the event that it is not the successful bidder and subject to certain other conditions, to be paid the following “Termination Payments” (i) reimbursement of its expenses incurred in connection with the transaction up to a maximum of $0.5 million, and (ii) a break-up fee in the amount of $4.74 million. To cover the Termination Payments and provide additional consideration of $1.0 million to the Company, any competing bid must be at least $6.24 million above the ISG offer to purchase the assets that are the subject of the APA.

      On February 26, 2004, the Company’s wholly owned subsidiary, FW Holdings, Inc., which holds a capital lease for the steam and power generation facilities used in the Company’s operations, filed a voluntary petition with the Court under Chapter 11. Also on February 26, 2004, another wholly owned subsidiary of the Company, Weirton Venture Holdings Corporation, which holds a 50% interest in WeBco International, LLC, filed a voluntary petition under chapter 11 of the Bankruptcy Code. Both of these cases are being jointly administered with the bankruptcy case of the Company, and both of these subsidiaries also are selling all or substantially all of their assets to ISG Weirton pursuant to the APA.

      These financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and payment of liabilities in the ordinary course of business. As a result of the Chapter 11 filing, there is no assurance that the carrying amounts of assets will be realized or that liabilities will be settled for amounts recorded.

      These financial statements have been prepared in accordance with the AICPA’s Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”). SOP 90-7 requires that the financial statements for periods following the Chapter 11 filing through the Effective Date of the plan of reorganization distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, revenues, expenses, realized gains and losses and provisions for losses directly associated with the reorganization and restructuring of the business are reported separately as Reorganization items, net in the Consolidated Statements of Operations. The Consolidated Balance Sheet as of December 31, 2003 distinguishes pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The assets subject to the APA with ISG, discussed above, were not classified as “held for sale” at December 31, 2003, as there has been no Bankruptcy Court approval. If the APA is consummated, we will recognize a significant loss on the sale of these assets at the closing of the contemplated transaction.

      Under the Bankruptcy Code and related rules, the Company is required to file certain information and reports with the Court. During the eight months ended December 31, 2003, the Company filed with the Court its required Monthly Operating Reports in the form prescribed by the United States Trustee for the Northern District of West Virginia. Monthly Operating Reports are unaudited and prepared in a format prescribed by applicable bankruptcy rules. Those rules are not necessarily in accordance with Generally Accepted Accounting Principles or with requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      Under bankruptcy law, actions by creditors to collect pre-petition indebtedness owed by Weirton at the filing date are stayed, and other pre-petition contractual obligations may not be enforced against Weirton. In addition, Weirton has the right, subject to Court approval and other conditions, to assume or

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

reject any pre-petition executory contracts and unexpired leases. Parties affected by these rejections may file claims with the Court. The amounts of claims filed by creditors could be significantly different from their recorded amounts. Due to material uncertainties, it is not possible to predict the length of time Weirton will operate under Chapter 11 protection, the outcome of the proceedings or the amount or nature of any recovery by claimants.

      Except for fully secured debt, a vendor-financing obligation under a capital lease, real and personal property taxes, accrued wages and related payroll taxes and withholdings, all recorded pre-petition liabilities of the Company have been classified as liabilities subject to compromise. The Court authorized payments of certain pre-petition wages, employee benefits and other obligations. Net changes in pension, other postretirement benefits and certain other accrued liabilities since May 19, 2003, are included in liabilities subject to compromise. The Preferred Series C and Preferred Series D stock are also considered liabilities subject to compromise. See Note 11 for further discussion. As of December 31, 2003, payments of approximately $4.9 million have been made on liabilities subject to compromise. Liabilities subject to compromise at December 31, 2003 were as follows:

December 31,
2003

(In millions)
Other postemployment benefits	$343.5
Pension	825.1
Under Secured or Unsecured Debt	248.9
Accounts payable	78.3
Accrued employment costs	16.2
Other accrued liabilities	30.0
Accrued interest	1.8
Preferred Series C and D stock	48.4

$1,592.2

      Net costs resulting from reorganization of the business have been reported separately in the audited consolidated condensed statement of operations as reorganization items. For the year, the following have been incurred:

(In millions)

Reorganization fees (substantially professional fees)	$12.8

NOTE 3.	Organization and Background

Background

      The Company and its predecessor companies have been in the business of making and finishing steel products for over 90 years. From November 1929 to January 1984, the Company’s business was operated as either a subsidiary or a division of National Steel Corporation (“National”). Incorporated in Delaware in November 1982, the Company acquired the principal assets of National’s former Weirton Steel Division in January 1984.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      The Company’s authorized capital consists of 50.0 million shares of Common Stock, par value $0.01 per share, and 7.5 million shares of Preferred Stock, par value $0.10 per share, issuable in series, as designated by the Company’s Board of Directors. The Company has 3.5 million shares of Preferred Stock that is authorized, unissued and undesignated.

      Prior to 1989, the Company was owned entirely by its employees through an Employee Stock Ownership Plan (the “1984 ESOP”). In June 1989, the Company’s Common Stock commenced trading publicly on the New York Stock Exchange following an underwritten secondary offering from the 1984 ESOP. In connection with that offering, the Company established a second Employee Stock Ownership Plan (the “1989 ESOP”) and funded it with 1.8 million shares of Convertible Voting Preferred Stock, Series A (the “Series A Preferred”).

Industry Conditions and Management’s Plans

      On March 5, 2002, after a trade investigation by the U.S. International Trade Commission (“ITC”) under Section 201 of the Trade Practices Act of 1974 regarding the illegal dumping of steel by foreign competitors, President Bush imposed tariffs on flat-rolled products over a three-year period at 30% in year one, 24% in year two and 18% in year three, in addition to tariff relief with respect to other products. The ITC conducted a mid-term review of the tariff program and in December 2003 and the President terminated the program.

      In September 2002, the U.S. Court of International Trade ruled against several Japanese steel companies attempting to overturn the Administration’s tariff on tin mill products (“TMP”). In another ruling, the same court vacated an August 2000 ITC affirmative ruling against dumped imports of Japanese TMP. The commission had ruled to affix duties of 95% for five years on certain Japanese tin producers. The Company and the ITC have appealed the decision. In February 2004, the ITC upheld its 2000 decision that Japan sold TMP in domestic markets at prices that violated federal trade law and injured the domestic steel industry. The ruling will ensure that a 95% tariff on Japanese TMP, imposed in 2000, will continue at least through 2005.

      Hot Rolled selling prices for steel have more than doubled since last year. The increase in selling prices is related to various factors including, lack of domestic supply and raw material surcharges caused by substantial increases in the cost of coke, iron ore, natural gas, and scrap steel, which are the major raw materials needed to produce raw steel.

      In January 2004, citing the global shortage of ironmaking coke, the Company started to temporarily curtail certain operations with temporary layoffs. Operating reductions will include certain finishing and rolling processes and idling the smaller of its two blast furnaces. The shortage of coke has impacted several other domestic steel producers, including several that already have reduced their operations. U.S. Steel, which is Weirton Steel’s primary coke supplier, declared force majeure as a result of a fire at a West Virginia coal mine. The mine provided metallurgical coal to U.S. Steel’s coke making plant in Clairton, PA. This mine has not yet fully resumed operations causing U.S. Steel to reduce shipments of coke to all of this coke facility’s customers, including Weirton Steel. Reduced coke production from U.S. Steel has aggravated an already worldwide shortage of coke. Coke is manufactured when metallurgical coal is baked in the absence of air. This material is one of several components used in blast furnaces to help produce molten iron, which is mixed with other ingredients to produce raw steel. Weirton Steel annually uses approximately 1.2 million tons of coke in its two blast furnace ironmaking operations. Adding to the coke shortage is China’s increasing demand for the material to supply its steelmaking operations.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      In light of the conditions discussed above, operating difficulties ensuing at year-end and inability to reach satisfactory labor agreements with its principal union, the Company determined it could not carry forward with its proposed reorganization plan. As a result, the Company pursued the alternative of an asset sale, and on February 25, 2004 announced that it had agreed to sell substantially all its assets to ISG for a total consideration of approximately $255.0 million (subject to purchase price adjustments in the APA) in cash and assumption of certain liabilities. The sale to ISG is subject to the bankruptcy process, including auction proceedings if other bidders emerge. If the Company is unable to either complete the sale of the Company’s assets or continue with the plan of reorganization, it may be forced into Chapter 7 liquidation

Employees

      Substantially all of the Company’s employees participate in the 1984 ESOP and the 1989 ESOP which owned approximately 17% of the issued and outstanding common shares and substantially all the shares of the Company’s Series A preferred stock as of December 31, 2003. The shares of common stock and Series A preferred stock held by the 1984 ESOP and the 1989 ESOP collectively represented 38% of the voting power of the Company’s voting stock as of December 31, 2003.

      In June 2001, the Company and four bargaining units, covering all represented employees, ratified labor agreements which extended through September 1, 2002. The Company and the bargaining units reopened and modified the agreements to allow for the necessary workforce reductions to implement the Company’s planned employment cost savings program. These agreements extend through at least March 31, 2004. Approximately 85% of the Company’s workforce is covered under these collective bargaining agreements. The termination provisions of labor agreements covering three bargaining units represented by the Independent Steelworkers Union (“ISU”) state that the agreements shall terminate at the expiration of sixty (60) days after either party shall give written notice of termination to the other party, but in any event shall not terminate earlier than March 31, 2004. To date, neither party has exercised the right to give written notice of termination and the agreements will remain in effect, subject to the sixty (60) days written notice of termination provisions. A similar termination provisions is found in the labor agreement covering the plant protection bargaining unit represented by the Independent Guard Union (“IGU”). However, this agreement further provides that it shall not terminate in any event earlier than 60 days after the date of ratification of the written agreement. To date, neither party has exercised the right to give written notice of termination and there is no successor ISU agreement.

      On March 3, 2004, in connection with the proposed sale of substantially all of the company assets to ISG, the ISU announced that they have reached a tentative labor agreement with ISG.

      In February 2004, affected hourly employees represented by the ISU and the IGU ratified identical amendments to existing labor agreement provisions requiring the payment of all accrued vacation pay on the third Thursday in February, 2004. Subject to an exception for single day vacations, the amendments now provide for vacation payments to be made in weekly increments at the time the employee goes on scheduled vacation. Payments for unused vacation weeks will be made on December 9, 2004.

Other

      On September 6, 2001, the Company was de-listed from the NYSE for failure to maintain adequate market capitalization. Since then, the Company’s common stock has traded on the OTC Bulletin Board under the symbol WRTL.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

NOTE 4.	Inventories

      Inventories consisted of the following:

	December 31,

	2003	2002

Raw materials	$35,850	$44,117
Work-in-process	34,175	46,906
Finished goods	68,710	74,431

	$138,735	$165,454

NOTE 5.	Property, Plant and Equipment

      Property, plant and equipment consisted of the following:

	December 31,

	2003	2002

Land	$1,505	$1,508
Buildings	51,945	51,852
Machinery, equipment and other	915,328	931,000
Construction-in-progress	11,935	17,805

	980,713	1,002,165
Less: Allowances for depreciation	(661,576)	(625,407)

	$319,137	$376,758

      There was no capitalized interest applicable to facilities under construction for the years ended December 31, 2003 and 2002.

      Included within construction-in-progress is $11.2 million for idle equipment related to a new polymer coating process for both the years ended December 31, 2003 and 2002. The Polymer assets are included as part of the APA with ISG. Under an emergence plan, the Company would actively seek various alternatives in order to start its polymer project, including a strategic partnership or additional financing. The Company estimates that an additional investment of approximately $46.0 million is needed before the polymer project can be started. The polymer coating equipment will start being depreciated when it is placed into production or will be written-off if abandoned or no additional funding can be secured to adequately finance the project.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

NOTE 6.	Liquidity and Financing Arrangements

	December 31,		December 31,
	2003		2002

Secured Debt:
Obligation under revolving DIP Facility	$141,087		$—

Obligation under Senior Credit Facility	$—		$115,121

Obligation under term DIP Facility	$25,000		$—
Vendor financing obligations (capital lease)	27,693		29,024
6 1/4% Term Loan due 8/14/14	2,768		2,923

Total	55,461		31,947

Under Secured or Unsecured Debt:
10% Senior Secured Notes due 4/1/08	165,839		177,662
9% Secured Series 2002 Pollution Control Bonds due 4/1/12	42,772		45,162
Vendor financing obligations	543		566
11 3/8% Senior Notes due 7/1/04	12,658		12,658
10 3/4% Senior Notes due 6/1/05	16,336		16,336
8 5/8% Pollution Control Bonds due 11/1/14	10,720		10,720
Less: Unamortized debt discount	—		(45)

Total under or unsecured debt	248,868		263,059

Total	304,329		295,006
Less: Current portion	(55,461)		(16,084	)(1)
Less: debt subject to compromise	(248,868	)(1)	—

Long-term debt	$—		$278,922

(1)	Included in the current portion of long-term debt at December 31, 2002, was approximately $13.6 million in contingent interest payments. At December 31, 2003 contingent interest of $13.6 million is recorded as debt subject to compromise. The contingent payments were based on excess cash flow as defined in the indentures governing the debt securities issued in connection with the 2002 exchange offers. A gain on early extinguishment of debt of $13.6 million was recorded in 2003 for contingent interest payments that were not required to be made. Pending any changes in the terms of the underlying debt, gains will be recognized in the future for any future contingent interest payments that are not required to be made. The gain from contingent interest is a reduction in the related debt that is recorded in Liabilities Subject to Compromise at December 31, 2003.

DIP Facility and Senior Credit Facility

      At December 31, 2003, the Company had outstanding $141.1 million under the DIP Facility, which is presented net of $2.8 million of all available cash from lockboxes. Additionally, the Company utilized $0.5 million under its debtor-in-possession letter of credit sub-facility at December 31, 2003. At December 31, 2002, the Company had outstanding $115.1 million under its 2002 amended and restated revolving senior financing credit facility with a syndicate of lenders (the “Senior Credit Facility”), which

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

is presented net of $5.8 million of all available cash from lockboxes. At December 31, 2002, the Company also utilized an additional $0.5 million under its letter of credit sub-facility. After consideration of amounts outstanding under its letter of credit sub-facility and the amounts restricted in the “availability block”, discussed below, the Company had $9.0 million available for additional borrowing under the DIP Facility at December 31, 2003 and $23.0 million available for additional borrowing under the Senior Credit Facility at December 31, 2002. The Senior Credit Facility was terminated in connection with our bankruptcy case and, as permitted by the Court, outstanding obligations under that facility were satisfied.

      The DIP Facility has been structured to provide the Company with up to $225.0 million in financing during the course of its bankruptcy case. The DIP Facility consists of a term loan of $25.0 million and a revolving loan facility of up to $200.0 million. The borrowing base for the revolving loan facility is determined by the Company’s levels of accounts receivable and inventory in a manner substantially similar to the Senior Credit Facility. The DIP Facility also includes a letter of credit sub-facility of up to $5.0 million. The DIP Facility revolving loan lenders consist of Fleet Capital Corporation, “now Bank of America Business Capital”, Foothill Capital Corporation, The CIT Group/ Business Credit, Inc., GMAC Commercial Finance LLC and GE Capital and the DIP Facility term loan lender is Manchester Securities Corporation. Fleet Capital Corporation, “now Bank of America Business Capital”, acts as Agent for the DIP Facility lenders. The DIP Facility is collateralized by a senior lien on our inventories, accounts receivable, property, plant and equipment and substantially all of our other tangible and intangible assets with certain exceptions for prior existing senior liens. Priority in the encumbered plant, property and equipment collateral goes first to the term loan lender and in all other collateral to the revolving loan lenders. Proceeds from permitted sales of the respective types of collateral must be used to pay down the related loan. In the case of revolving loans, amounts repaid may become available for reborrowing. The DIP Facility has a term extending through the earliest to occur of (i) November 20, 2004, (ii) the occurrence of a Default or Event of Default (as defined in the DIP Facility), or (iii) confirmation of a final bankruptcy reorganization plan, unless the facility is terminated earlier as provided by its terms.

      In the absence of default, the Company is required to pay interest on outstanding amounts under the revolving portion of the DIP Facility of either (1) the prime rate announced from time to time by Fleet Bank, plus 2.25% or (2) LIBOR, plus 3.75%, at its option. The non-default interest rate applicable to the term portion is 14.5% per annum. Default rates of interest on revolving loans and the term loan under the DIP Facility are increased by 2.0% and 3.0% per annum, respectively, over the non-default rates. To maintain the DIP Facility, the Company is required to pay, from time to time, certain non-refundable fees, including a facility fee, unused line fee, administrative fee and monitoring fee. In addition, a deferred fee will be payable to the revolving lenders upon the earliest to occur of (i) confirmation of a plan of reorganization, (ii) sale of substantially all our assets or (iii) repayment in full of our obligations under the DIP Facility. Optional prepayment of the term loan under the DIP Facility also requires a prepayment fee, the size of which varies depending on the time of payment.

      The DIP Facility contains certain representations and warranties about Weirton and its business, affirmative and negative covenants requiring or restricting Weirton’s ability to engage in specified transactions and activities, and Events of Default, many of which have been derived from similar provisions in our former Senior Credit Facility and others that we believe are customary for a facility of this type. As under the prior Senior Credit Facility, amounts available for revolving borrowings depend on Weirton’s borrowing base of eligible receivables and inventory and are subject to certain limitations and reserves. Under the DIP Facility, the company is required to maintain minimum initial “availability block” of $10.0 million and at December 31, 2003, the “availability block” had increased to $11.8 million. The

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

DIP Facility requires increases in the “availability block” over time to a $20.0 million level by July 31, 2004. The DIP Facility provides the agent, for the lenders, the authority to establish additional reserves that it deems necessary, including, accelerating the scheduled increases of the “availability block.” The required increase in availability may be offset by asset sale proceeds, which increases effective borrowing capacity. The DIP Facility also contains certain performance covenants focused on meeting financial objectives and complying with budgetary limitations, and the failure to observe these covenants could result in one or more Events of Default. Among other things, these covenants require Weirton to attain increasing amounts of cumulative EBITDAR (earnings before interest expense, income taxes, depreciation and Restructuring Expenses, as defined in the DIP Facility) for specified periods during the term of the DIP Facility and minimum monthly EBITDAR during the last five months of the term. In addition, Weirton may not permit Restructuring Expenses to exceed monthly budgeted amounts by more than 10% overall and by more than 15% on a categorical basis. The Company is not permitted to allow consolidated accounts payable at the end of any month to be less than 50% of the projected budgeted amount for that date.

      The DIP Facility Events of Default encompass a wide range of occurrences, including, among other things: failure to pay obligations in a timely manner; breaches of representations, warranties and covenants (subject, in some cases, to cure periods); business disruptions and other factors producing a Material Adverse Effect (as defined in the DIP Facility) on Weirton’s business, assets, financial condition or income (other than as contemplated in our budget); material uninsured losses to collateral; changes in control and executive management; defaults on other indebtedness in excess of $0.5 million in the aggregate; and a number of events potentially affecting our bankruptcy case adversely, including our failure to file a plan of reorganization within 270 days of the petition filing date, the filing of reorganization plans unacceptable to any DIP Facility lender, the conversion of our case into a Chapter 7 (liquidation) proceeding, the filing of certain bankruptcy pleadings, the granting of authority to Weirton to incur certain impermissible liens or impermissible debt, the appointment of a bankruptcy trustee with enlarged powers, or the issuance of an order lifting the automatic stay in bankruptcy to allow persons to proceed against any of Weirton’s material property.

      In December 2003, the Company’s cumulative retention and severance expense and its aggregate Cumulative Restructuring Expense exceeded those allowed under the DIP Facility’s performance covenants, resulting in Events of Default. Due to the cumulative nature of these covenants, violations also occurred in January and February, and the Company anticipates that violations will continue on a monthly basis going forward. Additionally, in January and February, the Company also violated the cumulative other post-retirement benefits expense covenant and also anticipates that it will violate this on an ongoing monthly basis. The Company and its DIP Lenders have negotiated waivers of the December, January and February covenant violations, and those waivers are pending the Bankruptcy Court’s approval.

      In the absence of executed waivers for all known covenant violations, and the resulting Events of Default, the DIP Lenders can seek remedies available under the DIP Agreement, including accelerating the outstanding obligation. However, pending resolution of the sale of the Company’s assets to ISG, the DIP Lenders have not exercised any remedies available to them as a result of the Events of Default.

      In the event the sale of the Company’s assets to ISG or another successful bidder, would be delayed or terminated, the Company would continue to seek waivers to successive monthly covenant violations as they arise. The DIP lenders have not made any prospective commitments to waive future covenant violations resulting from the cumulative nature of the existing covenant violations.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      Due to the covenant violations above, the Company is in cross default of it $27.7 million Vendor Financing obligation and $2.8 million 6 1/4% Term Loan and has classified both of these item as current liabilities.

Senior Credit Facility

      The DIP Facility replaced the Senior Credit Facility, of which approximately $154.6 million was outstanding on the petition filing date. Subsequently, the DIP term loan facility of $25.0 million was drawn down to repay a portion of the outstanding amounts under the revolving credit portion of the DIP Facility.

      On May 3, 2002, our senior credit facility was amended and restated to allow, among other things, the exchange offers to be made and to provide additional collateral with a broader security base. The lenders under the senior credit facility were given a first priority security interest in the Company’s hot strip mill and tin mill assets, in addition to inventory, accounts receivable and the No. 9 tin tandem mill, which served as collateral prior to the amendment.

      The senior credit facility was established on October 26, 2001 by agreement with Fleet Capital Corporation, “now Bank of America Business Capital”, as agent for itself and other lenders, Foothill Capital Corporation, as syndication agent, the CIT Group/ Business Credit, Inc. and GMAC Business Credit LLC, which serve as co-documentation agents for the facility, and Transamerica Business Capital Corporation. Initial borrowings under the facility were used to refinance the existing Inventory Facility and Receivables Participation Agreements. At December 31, 2002, the Company had borrowed $121.0 million, under the senior credit facility, which is presented net of $5.8 million, of all available cash from lockboxes. At December 31, 2002, the Company also utilized an additional $0.5 million, under the letter of credit sub-facility. After consideration of amounts outstanding under the letter of credit sub-facility, the Company had $23.0 million, available for additional borrowing under the facility as of December 31, 2002.

      The senior credit facility, which was scheduled to mature on March 31, 2004, consisted of up to $200.0 million of available revolving loans, including a $25.0 million letter of credit sub-facility, all secured by a first priority lien in the Company’s inventory, accounts receivable and three major items of real property: the Company’s tin mill assets, hot strip mill assets, and the No. 9 tandem mill (in each case including related fixtures and equipment).

      Amounts available to the Company under the senior credit facility were based upon the level of qualifying accounts receivable and inventory subject to a minimum availability reserve. Borrowings under the senior credit facility bore interest at variable rates on the basis of either LIBOR or the prime rate announced from time to time by Fleet Capital Corporation, “now Bank of America Business Capital”, at the Company’s option, plus an applicable margin. At December 31, 2002, the weighted average interest rate for the senior credit facility was 5.56%. In addition to such interest, the Company would have also been required to pays a commitment fee equal to 0.50% per annum on unused portions of the facility.

      Under blocked account arrangements required by the senior credit facility, all available cash from lockboxes was used on a daily basis to pay down amounts outstanding under the facility. The facility required the cash credited to the blocked accounts to be transferred to the agent for the lenders and used by it to pay outstanding obligations. As a result, the Company was not able to use that cash. The Company’s cash needs were funded by daily borrowings under the senior credit facility. Thus, applicable cash is shown as a reduction to the senior credit facility.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

The Exchange Offers

      The Company and the City of Weirton, West Virginia, a local governmental entity, completed two exchange offers in June 2002.

      The principal amount of notes and bonds, originally outstanding, tendered and remaining are as follows:

	Outstanding		Outstanding
	Prior to	Tendered for	After
	Exchange	Exchange	Exchange

11 3/8% Senior Notes due 2004	$122,724	$110,066	$12,658
10 3/4% Senior Notes due 2005	121,256	104,920	16,336
8 5/8% Pollution Control Bonds due 11/1/14	56,300	45,580	10,720

Total	$300,280	$260,566	$39,714

      The Company issued $118.2 million in face amount of 10% Senior Secured Notes due 2008 (“senior secured notes”) and 1.9 million shares of Series C Convertible Redeemable Preferred Stock (“Series C Preferred”) with a mandatory redemption in 2013 of $48.4 million in exchange for the tendered senior notes due 2004 and 2005 (“senior notes”). The City of Weirton issued $27.3 million in principal amount of Series 2002 Secured Pollution Control Revenue Refunding Bonds (“secured series 2002 bonds”) in exchange for the tendered 8 5/8% Pollution Control Bonds (“series 1989 bonds”). These notes and bonds are secured by second priority interests in our hot strip mill, our No. 9 tin tandem mill, and our tin assets.

      Through March 31, 2003, the senior secured notes were to accrue and pay interest at a rate of 0.5%. From April 1, 2003 to March 31, 2005, the senior secured notes were to accrue and pay interest at rates ranging from 0.5% to 10%. That range includes contingent interest, which is based on the Company’s “excess cash flow” as defined in the indenture governing the senior secured notes. Beginning April 1, 2005, the senior secured notes will accrue and pay interest at the rate of 10%.

      Through March 31, 2003, the secured series 2002 bonds were to also accrue and pay interest at a rate of 0.5%. From April 1, 2003 to March 31, 2005, the secured series 2002 bonds were to accrue and pay interest at rates ranging from 0.5% to 9%. That range includes contingent interest, which is based on the Company’s “excess cash flow” as defined in the indenture governing the secured series 2002 bonds. Beginning April 1, 2005, the secured series 2002 bonds were to accrue and pay interest at the rate of 9%.

Troubled Debt Restructuring Accounting

      The debt and preferred stock issued in connection with the June 2002 exchange offers, were accounted for in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings.” SFAS No. 15 requires that a comparison be made between the maximum future cash outflows associated with the senior secured notes and Series C Preferred (including principal, stated and contingent interest, and related costs on the senior secured notes and the mandatory redemption of the Series C Preferred), and the recorded assets and liabilities relating to the outstanding senior notes as of the date of the exchange. A similar comparison was made between the cash flows associated with the secured series 2002 bonds and the carrying amount of the series 1989 bonds.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      The details of the comparison of the maximum future cash outflows associated with the new securities issued and the recorded assets and liabilities related to the previously outstanding senior notes and bonds are summarized below:

	Senior	Series 1989
	Notes	Bonds

Principal value of notes and bonds	$214,986	$45,580
Accrued interest	23,972	2,490
Other assets and liabilities	(2,529)	(238)

Total associated net liability	$236,429	$47,832

	Senior Secured
	Notes & Series C	Secured Series
	Preferred Stock	2002 Bonds

Principal value of notes and bonds	$118,242	$27,348
Future maximum interest payments	59,589	19,799
Issuance costs	10,073	2,669
Maximum mandatory redemption value	48,372	—

Total maximum cash flow associated with securities issued	236,276	49,816

Excess (shortfall) of the carrying value of assets and liabilities associated with the exchanged instruments compared to the total cash flow associated with the new securities issued	$153	$(1,984)

      Because the carrying value of assets and liabilities associated with the senior notes tendered for exchange exceeded the maximum future cash outflows associated with the new instruments issued, the Company recorded a gain of $0.2 million. The recorded liability of the senior secured notes is the total future cash outflow associated with the new notes. Because all future cash payments are included in the recorded value of the senior secured notes, the Company will not record interest expense on the senior secured notes and, when future payments occur, they will be recorded as a reduction of that liability. In the event that the Company does not pay the full amount of contingent interest, the liability will still be reduced by the maximum interest amount and the difference between the maximum interest amount and the actual amount of interest paid will be recorded as a gain. These liabilities have been reclassified as liabilities subject to compromise at December 31, 2003.

      In the exchange of the series 1989 bonds, the maximum future cash outflows associated with the secured series 2002 bonds exceeded the carrying value of the assets and liabilities of the series 1989 bonds tendered for exchange. Accordingly, no gain was recorded and the value of the secured series 2002 bonds was initially recorded at the carrying value of the assets and liabilities associated with the series 1989 bonds. The Company will record interest expense on the secured series 2002 bonds at a rate of 0.58%, which is imputed by comparing the maximum cash flows associated with the secured series 2002 bonds and their initial carrying value. In the event that the Company does not pay the full amount of contingent interest, the difference between the maximum interest and the actual interest paid will first reduce any accrued and unpaid interest recorded and then reduce the recorded liability for the secured series 2002 bonds. These liabilities have been reclassified as liabilities subject to compromise at December 31, 2003.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Vendor Financing Programs

      The Company obtained assistance from its key vendors and others through its vendor financing programs to improve its liquidity in 2001 through 2002. Under the vendor financing programs, the Company negotiated arrangements with over 60 vendors, utilities and local entities in the form of purchase credits or other concessions and improvements in terms to achieve one-time cash benefits of approximately $30 million in the aggregate. The vendor financing programs were structured principally as a sale and leaseback transaction of steam and electrical generation assets, direct advances or concessions by certain vendors, and the transfer of a major operating lease to a public entity (eliminating the Company’s need to secure its obligations under the lease with a letter of credit). The Company treats the sale and leaseback as a secured financing. The obligations bear an implicit interest rate of 12% through 2007 and 16% from 2008 to 2012. The Company began making quarterly payments on the lease of $1.3 million in the first quarter of 2003. Based on an index of hot band prices, the Company may be required to pre-pay up to $2.0 million of principal in any given year. In connection with Chapter 11 filings in February 2004 of the Company’s subsidiary holding the lease, payments on the lease may be discontinued pending resolution of the consolidated bankruptcy case. The Company also has the option to terminate the lease and repurchase the assets in 2007 at the present value of the remaining lease payments.

      The voluntary bankruptcy filing by the Company, as guarantor, and its wholly owned subsidiary, as lessee, constituted Events of Default under the lease agreement. As a result, lessor has various remedies available to it, including accelerating the lease obligation and demanding surrender of the steam and electrical generating assets for sale to a third party. To date, the lessor has not exercised these options, but it is pursuing a challenge to its standing in the consolidated bankruptcy case. Due to the DIP covenant violations, the Company is in cross default of it $27.7 million Vendor Financing obligation and has classified this item in current liabilities.

Term Loan Agreement

      As permitted by its senior credit facility, on August 15, 2002 the Company entered into a term loan agreement with Steelworks Community Federal Credit Union under which it borrowed $3.0 million out of a maximum amount available of $3.1 million. The loan is being amortized by equal quarterly principal payments which commenced on September 30, 2002 and a final $1.1 million principal payment due August 14, 2014. The Company’s obligations under the agreement are collateralized by its General Office, Research and Development Facility, and railroad rolling stock. Although the agreement imposes no independent financial maintenance covenants on the Company, the loan contains cross default provisions linked to certain of the default thresholds under the Company’s DIP facility. Due to the DIP covenant violations, the Company is in cross default of it $2.8 million 6 1/4% Term Loan and has classified this item in current liabilities

Other

      At December 31, 2003 the Company had $55.5 million in principal payments due in 2004 in respect of its debt obligations. The vendor financing programs are included in the above amounts. In addition to the payments above the Company has contingent interest payments which are based on the Company’s “excess cash flow” as defined in the indentures governing the senior secured notes and the secured series 2002 bonds. The contingent interest was $13.6 million in 2003 and is expected to be $13.6 million in 2004, with no contingent interest payment thereafter.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Receivables Participation Agreements

      Prior to the consummation of the senior credit facility, the Company, through its wholly-owned subsidiary, Weirton Receivables Inc. (“WRI”), was party to two receivables facilities with a group of three banks (the “WRI Amended Receivables Facilities”). The WRI Amended Receivables Facilities provided for a total commitment by the banks of up to $80.0 million, including a letter of credit subfacility of up to $25.0 million. The Company sold substantially all of its accounts receivable as they were generated to WRI. Upon the consummation of the senior credit facility, the WRI Amended Receivables Facilities were terminated and accounts receivable totaling $25.0 million were repurchased and refinanced under the senior credit facility.

      For 2001, the Company recognized $1.1 million in discount expense from the sale of the funded participation interest. Discount expense was recorded as a reduction to other income for financial reporting purposes.

Inventory Facility

      In November 1999, the Company entered into a working capital facility of up to $100.0 million secured by a first priority lien on the Company’s inventory (the “Inventory Facility”). Upon the consummation of the senior credit facility, the Inventory Facility was terminated and the amounts outstanding were refinanced through the senior credit facility. Borrowings under the Inventory Facility were based upon the levels and composition of the Company’s inventory. The amount available for borrowing was limited by both the Inventory Facility and the Company’s senior note indentures, which at that time limited the amount of indebtedness that could be incurred under such working capital facilities. During 2001, the Company incurred interest expense of $2.9 million related to the facility. On October 26, 2001, prior to refinancing the facility, borrowings under the facility were $47.8 million.

      In 2001, the Company incurred a $1.0 million loss on the early extinguishment of debt pertaining to costs incurred in the closing of the Inventory Facility.

Leases

      The Company uses certain lease arrangements to supplement its financing activities. Rental expense under operating leases was $7.4 million, $8.3 million and $5.3 million for the years ended December 31, 2003, 2002 and 2001, respectively. The minimum future lease payments under non-cancelable operating leases are $6.4 million, $4.0 million, $0.6 million and $0.2 million for the years ending 2004 through 2007, respectively, with minimal payments due in 2008.

NOTE 7.	Employee Retirement Benefits

Pensions

      During 2002, the Company applied to the Internal Revenue Service (the “IRS”) for waivers regarding its pension plan funding obligations for plan years 2002 and 2003. In April 2003, the IRS granted the Company contingent funding waivers for the 2002 plan year and the first quarterly 2003 plan year contributions. The effect of the waivers would have been to allow Weirton to stretch out its required funding for the plan over a five-year period. The waivers were granted contingent upon the Company providing “adequate security” for its rescheduled obligations within 90 days of issuance. The DIP Facility and Court orders applicable to the Company in connection with its bankruptcy case prevented the

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Company from providing security. As a result of the Company’s inability to satisfy the security requirements, the required aggregate of $47.6 million in pension obligations retroactively became due. As with all pension liabilities, the $47.6 million is classified as liabilities subject to compromise.

      During February 2003, the Company’s unionized employees ratified new labor agreements, which, among other things, provided for a freeze of further benefit accruals under the Company’s defined benefit pension plan as of April 30, 2003. The Company applied the same freeze to its non-unionized workforce. In accordance with SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” the Company recognized a pension curtailment charge of $38.8 million (included in the overall pension and OPEB curtailment cost of $572.2 million). The curtailment charge reflects the full recognition of the unrecognized prior service cost and transition obligation, since all benefit accrual associated with expected future years of service has been eliminated. Because the pension plan freeze constituted a significant event, the Company re-measured its pension plan assets and liabilities as of February 28, 2003. The accounting rules provide that if, at any plan measurement date, the fair value of plan assets is less than the plan’s accumulated benefit obligation (“ABO”), the sponsor must establish a liability at least equal to the amount by which the ABO exceeds the fair value of plan assets. The liability must be offset by the recognition of an intangible asset and/or a charge against stockholders’ deficit. Even though the freeze operates to moderate the Company’s long term funding burden with respect to the plan, because the Company was required to recognize all prior service cost and transition obligation with the pension curtailment, the difference between the ABO and plan assets at February 28, 2003 was taken as a direct charge of $15.3 million to stockholders’ deficit.

      On October 21, 2003, the Pension Benefit Guaranty Corporation (“PBGC”) filed a complaint to terminate as of that date , the Company’s funded defined benefit plan. On November 7, 2003, the Company consented to the termination of its pension plan and the PBGC assumed all assets and liabilities of the Plan as of that date. As a result, the Company’s benefit obligations for purposes of FAS 87 accounting have been eliminated. The Company’s accrued pension cost, which was $221 million as of December 31, 2002, has been eliminated. However, the PBGC has filed a claim against the Company in Bankruptcy Court for $825.1 million, equal to the PBGC’s estimate of the unfunded benefit liability. The Company has recorded pension obligations of $825.1 million as part of liabilities subject to compromise as of December 31, 2003 (see note 2). This claim will be settled in the course of bankruptcy proceedings.

Benefits Other than Pensions

      Historically the Company provided healthcare and life insurance benefits to substantially all its retirees and their dependents. The healthcare plans contained cost-sharing features including co-payments, deductibles and lifetime maximums. The life insurance benefits provided to retirees are generally based upon annual base pay at retirement, for salaried employees and specific amounts for represented employees. These welfare benefits were generally paid as incurred, without pre-funding.

      On March 15, 2004 the U.S. Bankruptcy Court for the Northern District of West Virginia entered an order authorizing the Company to terminate retiree benefits (of all retirees of the Company as of April 1, 2004) effective as of April 1, 2004. This order is subject to a stipulated order that the Company pay, on or before April 1, 2004, $1.4 million for the benefit of the exempt, salaried, non-union represented retirees of the Company as of April 1, 2004.

      For all exempt, salaried, non-represented active employees, the Company intends to notify these employees of the termination of this benefit plan effective in the second quarter.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      All represented active employees will be subject to the effects bargaining agreement. The Company’s intent is to terminate this benefit as part of the effects bargaining agreement.

      The funded status and amounts recognized in the Company’s consolidated financial statements related to employee retirement benefits are set forth in the following table (in thousands):

	Pension Benefits		Other Benefits

	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Change in benefit obligation:
Benefit obligation at beginning of year	$1,013,368	$904,479	$418,201	$389,076
Service cost	5,768	13,564	4,282	4,546
Interest cost	49,997	62,117	25,594	27,008
Amendments	—	156	—	—
Curtailment gain	(77,107)	—	(42,589)	—
Actuarial loss	48,323	100,497	17,301	29,183
Benefits paid	(59,563)	(67,445)	(35,573)	(31,612)
Settlement (gain) or loss	(980,786)	—	—	—

Benefit obligation at end of year	$—	$1,013,368	$387,216	$418,201

Change in plan assets:
Fair value of plan assets at beginning of year	$528,676	$633,189	$—	$—
Actual return on plan assets	68,251	(38,262)	—	—
Employer contributions	1,138	1,194	35,573	31,612
Benefits paid	(59,563)	(67,445)	(35,573)	(31,612)
Settlement payments	(538,502)	—	—	—

Fair value of plan assets at end of year	$—	$528,676	$—	$—

Reconciliation of funded status:
Accumulated benefit obligation	$—	$936,736	$—	$—
Effect of projected compensation increases	—	76,632	—	—

Actuarial present value of projected benefit obligation	—	1,013,368	387,216	418,201
Plan assets at fair value	—	528,676	—	—

Projected benefit obligation greater than plan assets	—	484,692	387,216	418,201
Items not yet recognized:
Prior service cost	—	(39,127)	—	9,381
Actuarial losses	—	(223,287)	(43,743)	(71,304)
Net Transition Obligation	—	(1,261)	—	—

Accrued benefit obligation	$—	$221,017	$343,473	$356,278

Amounts recognized in the consolidated balance sheets:
Accrued benefit liability	$—	$408,060	$343,473	$356,278
Intangible assets	—	(40,388)	—	—
Accumulated other comprehensive income	—	(146,655)	—	—

Net amount recognized	$—	$221,017	$343,473	$356,278

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

	Pension Benefits		Other Benefits

	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Other comprehensive income (loss) attributable to change in additional minimum liability recognition	146,655	(146,655)	—	—
Weighted-average assumptions used to determine benefit obligations at December 31
Discount rate	6.00%	6.50%	6.00%	6.50%
Rate of compensation increase	n/a	4.00%	4.00%	4.00%
Measurement date	10/31/03	12/31/02	12/31/03	12/31/02

      The pension and OPEB curtailment gain (loss) of $572,150 included in the statement of operations included the following:

Pension freeze curtailment	$(38,803)
OPEB curtailment	3,217
FASB 87 settlement	288,437
PBGC pension plan termination claim	(825,100)
Other	99

$(572,150)

      The medical cost and administrative expense rates used to project anticipated cash flows and measure the Company’s postretirement benefit obligation as of December 31, 2003, 2002 and 2001 are as follows:

	For Retirees Who Have			For Retirees Who Are
	Not Yet Reached Age 65			Age 65 and Older

	2003	2002	2001	2003	2002	2001

Base medical cost trend:
Rate in first year	8.00%	9.00%	10.00%	6.50%	7.00%	7.50%
Ultimate rate	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%
Year in which ultimate rate is reached	2008	2008	2008	2008	2008	2008
Major medical cost trend:
Rate in first year	10.00%	11.75%	13.75%	—	—	—
Ultimate rate	4.50%	4.50%	4.50%	—	—	—
Year in which ultimate rate is reached	2008	2008	2008	—	—	—
Administrative expense trend	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%

      A one percentage point change in the assumed health care cost trend rates would have the following effects:

	One Percentage	One Percentage
	Point Increase	Point Decrease

Effect on total of service and interest cost components for 2003	$1,189	$(1,268)
Effect on 2003 accumulated postretirement benefit obligation	$14,637	$(15,605)

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Other

      During the year ended December 31, 2002, the Company was required to record an additional minimum pension liability of $187.1 million. In accordance with SFAS No. 87 “Employers Accounting for Pensions,” to offset this additional minimum pension liability, $40.4 million was recorded as a reduction in an intangible asset. Because the additional minimum pension liability exceeded unrecognized prior service costs, the Company was required to record $146.7 million as a component of comprehensive loss and is shown as an increase to shareholders’ deficit.

      As a condition of the purchase of the Company’s assets from National in 1984, National agreed to retain liability for pension service and the cost of life and health insurance for employees of the Company’s predecessor business who retired through May 1, 1983. National also retained the liability for pension service through May 1, 1983 for employees of the predecessor business who subsequently became active employees of the Company. As required, National established and funded its own defined benefit plan (“Plan 056”) under which pension benefits were calculated by crediting employees’ service time with National (together with subsequent Weirton service for benefit eligibility). Pension benefits payable to Company retirees with National service time are calculated under the Weirton’s defined benefit plan and are then reduced by amounts paid or payable according to National’s plan.

      By agreement with National, when the Company induced an employee to retire prior to attaining age 62 by offering some form of benefit enhancement, the Company was obligated to reimburse National on a monthly basis for all benefits paid by the National pension plan to the time the pensioner reached 62 years of age. The obligation to reimburse National was recorded at the time the enhanced benefit is granted.

      In March 2002, National filed for protection under federal bankruptcy law. On December 6, 2002 the PBGC filed an action with the U.S. District Court of Northern Illinois seeking to terminate all seven of National’s pension plans, including the Plan 056, which covers the Company’s employees and on May 31, 2003 the PBGC assumed control of Plan 056. On October 17, 2003 National filed a claim with the Court against Weirton in the amount of $2.8 million for obligations for reimbursement obligations related to induced retirements and at December 31, 2003 Weirton carried a liability subject to compromise equal to that claim. On December 19, 2003, National’s Plan of Liquidation became effective and the balance of $19.0 million which related to potential future reimbursements to National was recognized as “write-off of reimbursement contingency,” since no additional payments would be made by National on Weirton’s behalf.

NOTE 8.	Postemployment Benefits

      The components comprising the Company’s obligations for postemployment benefits are (i) workers’ compensation, which is $1.6 million of “Other long term liabilities” and $26.8 million of “Liabilities subject to compromise”; (ii) severance programs which include medical coverage continuation; and (iii) sickness and accident protection, which includes medical and life insurance benefits.

      Actuarial assumptions and demographic data, as applicable, that were used to measure the postemployment benefit obligation as of December 31, 2003 and 2002, were consistent with those used to measure pension and other postretirement benefit obligations for each respective year. As of December 31, 2003 and 2002, the Company had accrued $39.4 million and $35.8 million, respectively, for postemployment benefit obligations. The workers’ compensation liability is discounted at a rate of 6.0% and 6.5%, at December 31, 2003 and 2002, respectively. Workers’ compensation at December 31, 2003

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

consisted of $1.6 million of “Other long term liabilities” and $26.8 million of “Liabilities subject to compromise.”

NOTE 9.	Restructuring Charges

      The Company’s filing of bankruptcy under Chapter 11 of the United States Bankruptcy Code required it to find ways to increase efficiency and decrease its costs, including the employment component of its cost structure. In response, the Non-Represented Salaried Workforce Reduction Program (the “Program”) was adopted by Weirton’s senior management on October 22, 2003. The Program was designed to permanently reduce the non-represented salaried workforce by at least one hundred 100 to 175 employees. The Court approved the Program and authorized the payment of workforce reduction benefits by Order entered October 22, 2003. For the Program, the Company paid $0.2 million in 2003, related to amounts accrued for workforce reduction benefits. As of December 31, 2003 the Company had approximately $4.4 million recorded as a liability relating to the future payments for the Program. The Company will make payments related to the Program of approximately $2.1 million during 2004, $1.1 million during 2005, $0.3 million during 2006, $0.2 million during 2007, $0.2 million during 2008 and $0.5 million for the years thereafter.

      As part of a five part strategic restructuring plan, the Company began an operating cost savings program in 2001. In conjunction with that program, the Company’s management and the ISU negotiated labor agreements that became effective in late October 2001 and the agreement provided for the permanent elimination reductions. These workforce reductions were a key component to the operating cost savings program. The Company recorded a fourth quarter 2001 restructuring charge of $129.0 million. The fourth quarter 2001 restructuring charge, consisted of a $90.0 million increase in our accrued pension cost and a $28.6 million increase in our liability for other postretirement benefits. Also, as part of the fourth quarter 2001 restructuring charge, the Company recorded a $7.7 million liability to reimburse National for induced retirements. The remaining $2.7 million of the fourth quarter 2001 restructuring charge was related to other separation and severance benefits provided to the affected employees.

      In March 2001, prior to the initiation of the Company’s strategic restructuring plan, the Company established and implemented the 2001 Workforce Downsizing Program. The program reduced non-represented staff employees by approximately 10%. As a result, the Company recorded a first quarter 2001 restructuring charge of $12.3 million consisting of an increase in accrued pension cost of $5.4 million and an increase in our liability for other postretirement benefits of $3.9 million. The remaining $3.0 million consisted of a $0.6 million liability to reimburse National for induced retirements and $2.4 million of other separation and severance benefits provided to the affected employees. For the 2001 Workforce Downsizing Program, the Company paid $0.1 million and $4.1 million in 2003 and 2002, respectively, related to amounts accrued for salary continuance and other termination benefits for the affected employees as well as legal, actuarial and other services provided in connection with the headcount reduction programs.

NOTE 10.	Income Taxes

      Deferred income tax assets and liabilities are recognized reflecting the future tax consequences of net operating loss and tax credit carryforwards and differences between the tax basis and the financial reporting

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

basis of assets and liabilities. The components of the Company’s deferred income tax assets and liabilities were as follows:

	December 31,

	2003	2002

Deferred tax assets:
Net operating loss and tax credit carryforwards	$204,364	$159,428
Deductible temporary differences:
Allowance for doubtful accounts	1,870	2,175
Inventories	669	1,214
Pensions	321,789	143,385
Workers’ compensation	12,894	11,474
Postretirement benefits other than pensions	135,232	139,797
Equity investments	(5,552)	2,849
Accrued Interest related to debt exchange	24,851	30,065
Value difference in new debt (2002 exchange offers)	32,976	32,976
Other deductible temporary differences	21,963	26,218
Valuation allowance	(675,075)	(459,407)

	75,981	90,173
Deferred tax liabilities:
Accumulated depreciation	(75,981)	(90,173)

Net deferred tax asset	$—	$—

      As of December 31, 2003, the Company had available, for federal and state income tax purposes, regular net operating loss carryforwards of approximately $487 million expiring in 2007 through 2023; an alternative minimum tax (“AMT”) net operating loss carryforward of approximately $386 million expiring in 2020 through 2023; an AMT credit of approximately $9.1 million; general business tax credits of approximately $.9 million expiring in 2004 to 2005; and a Michigan Low-Grade Hematite Pellet credit of $4.1 million expiring beginning in 2006.

      In 2003, 2002 and 2001, as a result of the losses incurred, the Company did not generate any liability for regular federal income tax. In 2003, 2002 and 2001, the Company did not generate any liability for AMT.

      The Company has provided a 100% valuation allowance for its deferred tax assets as of December 31, 2003 and 2002. During 2002, in connection with the recognition of the additional minimum pension liability discussed in Note 7, the Company increased the valuation allowance for deferred tax assets by $57.2 million through comprehensive loss, while also recording an increase in the valuation allowance of $42.1 million through a charge to the consolidated statement of operations for all other components of the deferred tax assets. During 2003, the connection with reversal of the minimum pension liability in note 7, the Company decreased the valuation allowance for deferred tax assets by $57.2 million through comprehensive loss, while also recording an increase in the valuation allowance of $272.9 million through a charge to the consolidated statement of operations for all other components of the deferred tax assets. The

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Company will continue to provide a 100% valuation allowance for the deferred income tax assets until it returns to an appropriate level of taxable income.

      The ultimate realization of the net deferred tax assets depends on the Company’s ability to generate sufficient taxable income in the future. If the Company were to be reorganized and were able to generate sufficient taxable income in the future, the Company will reduce the valuation allowance through a reduction of income tax expense.

      The elements of the Company’s deferred income taxes associated with its results for the years ended December 31, 2003, 2002 and 2001, respectively, are as follows:

	2003		2002	2001

Current income tax provision (benefit):
Federal	$	(—)	$(3,475)	$—
Deferred income tax provision (benefit)		(272,868)	(42,136)	(144,471)
Valuation allowance		272,868	42,136	298,236

Total income tax provision (benefit)		(—)	(3,475)	$153,765

      In June 2002, the Company received an income tax refund of $3.5 million in accordance with the Job Creation and Worker Assistance Act of 2002 signed by President Bush on March 9, 2002. This new act provided for an expansion of the carryback of net operating losses (“NOLs”) from two years to five years for NOLs arising in 2001 and 2002. The Company was able to carryback its AMT NOL recorded in 2001 to the 1997 through 1999 tax years when it paid an AMT. This carryback allowed the Company to recover the entire amount of alternative minimum taxes paid during those prior taxable years.

      The total income tax provision (benefit) recognized by the Company for the years ended December 31, 2003, 2002 and 2001, reconciled to that computed under the federal statutory corporate rate follows:

	2003	2002	2001

Tax provision (benefit) at federal statutory rate	$(245,013)	$(41,091)	$(132,841)
State income taxes, net of federal	(28,002)	(4,696)	(15,182)
Other	147	176	3,524
Change in valuation allowance	272,868	42,136	298,264

Income tax provision (benefit)	$—	$(3,475)	$153,765

NOTE 11.	Preferred Stock

      In accordance with SFAS No. 150, both the Preferred Series C and Preferred Series D stocks have been reclassified from redeemable preferred stock to liabilities subject to compromise during the third quarter of 2003.

Series D

      On May 16, 2003, the Company issued and contributed 380,000 shares of Series D Preferred Stock, par value $0.10 per share, to its 1989 ESOP as required under amendments to collective bargaining

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

agreements reached with unions earlier in the year. The Series D Preferred, is redeemable at the Company’s option at $20 per share prior to February 28, 2005 and at $40 per share thereafter. The Series D Preferred Stock is mandatorily redeemable on March 1, 2015, at $40 per share or $15.2 million. The Preferred Series D has a liquidation value of $100 per share and, by its terms, can not be redeemed prior to the Senior Secured Debt. No cash proceeds were received in the transaction.

Series C

      During 2002 the Company issued shares of Series C Preferred to the holders of senior notes who tendered their outstanding notes in the exchange offers. The Series C Preferred is subject to mandatory redemption on April 1, 2013 at a redemption price of $25 per share in cash. Prior to April 1, 2013, the Company has the option of redeeming the Series C Preferred, in whole or in part in cash, at the end of each 12-month period beginning April 1 of each year based on the following redemption schedule:

12-Month Period	Redemption Price
Beginning April 1	Per Share

2003	$12.50
2004	15.00
2005	17.50
2006	20.00
2007	22.50
2008 and thereafter	25.00

      In addition, if the Company’s capital structure is amended to permit the issuance of additional shares of common stock, the Company will have the option to redeem all of the outstanding shares of Series C Preferred at any time prior to April 1, 2013 by delivering to the holders of Series C Preferred shares of common stock having a value equal to the then current aggregate redemption price for all outstanding shares of Series C Preferred.

      The Series C Preferred is not convertible at the option of the holders of the stock. However, the Company has the option of causing the conversion of the Series C Preferred into shares of its common stock prior to April 1, 2006 in connection with a significant transaction. A significant transaction is any transaction in which either an entity acquires more than 50% of the voting power of the Company’s capital stock or the Company enters into a merger or other business combination in which it is not the surviving entity.

      The Series C Preferred is non-voting stock and it is not entitled to receive dividends.

Series A

      In June 1989, the Company sold 1.8 million shares of the Series A Preferred to the 1989 ESOP, which has since allocated those shares to participants. Each share of Series A Preferred is convertible at any time into one share of common stock, subject to adjustment, is entitled to 10 times the number of votes allotted to the common stock into which it is convertible, and has a preference on liquidation over common stock of $5 per share. The Series A Preferred has no preference over common stock as to dividends. The Series A Preferred is not intended to be readily tradable on an established market. As such, participants to whom shares of Series A Preferred are distributed from the 1989 ESOP following termination of service are given a right, exercisable for limited periods prescribed by law, to cause the

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

Company to repurchase the shares at fair value. The Company also has a right of first refusal upon proposed transfers of distributed shares of Series A Preferred. In 1994, the 1989 ESOP was amended to provide for recontribution to the plan by the Company for shares of Series A Preferred reacquired for allocation among active employee participants on a per capita basis. If not repurchased by the Company or reacquired for allocation by the 1989 ESOP, shares of Series A Preferred automatically convert into common stock upon transfer to a non-qualified (non-employee) holder.

NOTE 12.	Stock Plans

      The Company has two stock option plans (the “1987 Stock Option Plan” and the “1998 Stock Option Plan”), an employee stock purchase plan (the “2000 Employee Stock Purchase Plan”) and deferred and stock compensation plans for nonemployee members of the board of directors (the “Directors’ Deferred Compensation Plan” and the “Directors’ Stock Compensation Policy”).

1987 and 1998 Stock Option Plans

      The Company may grant options for up to 750,000 shares under the 1987 Stock Option Plan, as amended. Under the plan, the option exercise price equals the stock’s market price on the date of grant. Generally, the options granted under the 1987 Stock Option Plan vest in one-third increments beginning on the date of grant, with the remaining two-thirds becoming exercisable after the first and second years. The options expire approximately 10 years from the date of grant. No options were granted in 2003, 2002 or 2001 under the 1987 Stock Option Plan

      During 2000, the 1998 Stock Option Plan was amended to increase the number of options the Company may grant from 3,250,000 shares to 6,500,000 shares. The option price and vesting requirements are determined by a Stock Option Committee appointed by the board of directors. No options were granted in 2003 or 2002 under the 1998 Stock Option Plan. The options granted during 2001 under the 1998 Stock Option Plan vest in one-third increments beginning on the date of grant, with the remaining two-thirds becoming exercisable after the first and second years. The options expire 10 years from the date of grant. The options granted during 2000 under the 1998 Stock Option Plan vest on May 23, 2010 and expire the following day. The options granted during 2000 are subject to accelerated vesting based on the continued employment of the recipients and the attainment of certain market prices for the Company’s common stock. The stock prices necessary for accelerated vesting range from $6.12 to $12.41 and must be maintained for 20 consecutive trading days for accelerated vesting to occur. Options that vest pursuant to the accelerated vesting provisions expire on May 24, 2010. All the options granted during 1999 and 1998 under the 1998 Stock Option Plan had vested as of December 31, 2000 and expired on June 24, 2002.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      The following is a summary of stock option activity under the 1987 and 1998 Stock Option Plans:

	1987 Stock Option Plan		1998 Stock Option Plan

		Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price

Balance Dec. 31, 2000	549,168	4.45	2,973,500	5.48
Granted	—	—	200,000	1.13
Exercised	—	—	—	—
Forfeited	(113,168)	7.45	(1,172,500)	5.36

Balance Dec. 31, 2001	436,000	3.68	2,001,000	5.11
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(77,499)	4.17	(742,834)	5.09

Balance Dec. 31, 2002	358,501	$3.56	1,258,166	$5.13
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(35,001)	2.47	(642,500)	4.25

Balance Dec. 31, 2003	323,500	$2.40	615,666	$6.05

      The following table represents additional information with regard to the 1987 and 1998 Stock Option Plans

	Outstanding			Exercisable

		Weighted	Weighted Average		Weighted
Range of	Number of	Average	Remaining	Number of	Average
Exercise Prices	Shares	Exercise Price	Contractual Life	Shares	Exercise Price

1987 Stock Option Plan:
$1.75-$3.13	267,500	$2.40	4.74 years	267,500	$2.40
$8.69	56,000	8.69	0.96 years	56,000	8.69
1998 Stock Option Plan:
$5.56	350,000	$5.56	6.42 years	—	—
$6.69	265,666	6.69	6.42 years	—	—
at December 31, 2003:

2000 Employee Stock Purchase Plan

      In May 2000, the Company replaced the 1994 Employee Stock Purchase Plan, which expired in 1999, with the 2000 Employee Stock Purchase Plan. The Company reserved 1.0 million shares of its common stock to be offered over a four and a half year period beginning July 1, 2000 to eligible employees under its 2000 Employee Stock Purchase Plan. The 2000 Employee Stock Purchase Plan provides for participants to purchase the Company’s common stock at 85% of the lesser of the stock’s closing price at the beginning or the end of each year. (For 2000, 85% of the lesser of the stock’s closing price on July 1, 2000 or December 31, 2000 was used to determine the purchase price.) As of December 31, 2003 and

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

2002, 199,993 and 199,963 shares, respectively, were issuable in accordance with the 2000 Employee Stock Purchase Plan.

Board of Directors’ Deferred Compensation Plan

      During 1991, the Company adopted a deferred compensation plan (the “Directors’ Deferred Compensation Plan”) to permit nonemployee members of the board of directors to receive shares of common stock in lieu of cash payments for total compensation or a portion thereof for services provided in their capacity as a member of the board of directors. The Company reserved 445,000 shares for issuance under the Directors’ Deferred Compensation Plan. During 2000, the Directors’ Deferred Compensation Plan was modified to allow directors to either defer shares issuable to a non-qualified trust maintained by an institutional trustee until such time as the shares are distributed to the directors or to defer share equivalents to a separate account maintained by the Company. The cost of the shares held in the trust are accounted for as a reduction to equity. The liability to compensate the directors is retained until such time as the shares are issued from the trust. The Directors’ Deferred Compensation Plan provides for the stock portion of the directors’ compensation to be valued at 90% of the lesser of the stock’s average trading price at the beginning or the end of each year. As of December 31, 2003 and 2002, a total of 287,749 and 333,268 shares, respectively, with a cost of $0.5 million and $0.6 million, respectively, were held by the trust for future distribution. As of December 31, 2003 and 2002, 78,644 and 92,208 shares, respectively, valued at $0.1 million were issuable and deferred by directors choosing to have shares issued to the Company maintained trust.

      As of December 31, 2002 and 2001, there were insufficient shares authorized for distributions under the Directors’ Deferred Compensation Plan. As such, the Company invests cash in money market funds to account for the shares that would have been issued to the trust. At December 31, 2002, the Company had a liability to fund $0.2 million for services rendered during 2002. On May 15, 2003 the Board of Directors’ Deferred Compensation Plan was suspended and no liabilities were unfunded at December 31, 2003.

Board of Directors’ Stock Compensation Policy

      Under a stock compensation policy initiated in 1998, the Company’s non-employee directors receive a portion of their annual retainers payable in shares of the Company’s common stock. The directors may elect to defer all or a portion of the shares under the Directors’ Deferred Compensation Plan. As of December 31, 2003 and 2002, no shares were issuable to non-employee directors; all shares otherwise attributable to retainers for 2003 and 2002 were deferred under the Directors’ Deferred Compensation Plan.

NOTE 13.	ESOP Financing

      The purchase by the 1989 ESOP of the Series A Preferred was financed through the issuance of a $26.1 million promissory note to the Company payable ratably over a 10 year period. The Company’s contribution to the 1989 ESOP for the principal and interest components of debt service was immediately returned. As such, the respective interest income and expense on the ESOP notes were entirely offset within the Company’s net financing costs. As of December 31, 2003, all shares originally financed had been allocated to participants of the 1989 ESOP, of which 1,347,373 shares (including recontributed shares) remained in the trust under the 1989 ESOP.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

NOTE 14.	Repurchases of Common Stock for Treasury

      During April 1998, the Company announced that it had been authorized by the board of directors to repurchase up to 10%, or approximately 4.2 million shares, of its outstanding common stock. In February 2000, the Company announced that it had been authorized by the board of directors to repurchase an additional 12% of its capital stock. Under these stock repurchase programs, the Company paid $16.0 million during 2000 to repurchase approximately 2.6 million shares of its outstanding common stock at prices ranging from $2.38 to $9.00 per share. There were no repurchases of outstanding common stock during 2003 or 2002 pursuant to the stock repurchase program. Repurchased shares of common stock are held in the Company’s treasury. The Company’s current DIP facility prohibits common stock repurchases by the Company.

NOTE 15.	Losses Per Share

      For the years ended December 31, 2003, 2002 and 2001, basic and diluted losses per share were the same; however, common stock equivalents totaling 2,895,139, 3,251,234 and 3,878,469, respectively, were excluded from both the basic and diluted losses per share calculations due to their anti-dilutive effect.

NOTE 16.	Environmental Compliance, Legal Proceedings and Commitments and Contingencies

Environmental Compliance

      The Company, as well as its domestic competitors, is subject to stringent federal, state and local environmental laws and regulations concerning, among other things, waste water discharges, air emissions and waste disposal. The Company spent approximately $0.3 million, $1.4 million and $1.9 million for pollution control capital projects in 2003, 2002 and 2001, respectively.

      The Company continued its environmental remediation and regulatory compliance activities required under its 1996 consent decree with federal and state environmental authorities that had settled certain water discharge, air emissions and waste handling enforcement issues. Under the consent decree, the Company committed to undertake environmental upgrade and modification projects totaling approximately $19.8 million, of which $16.6 million had been spent through December 31, 2003.

      As part of a related corrective action order, the Company also continued its investigative activities and interim corrective measures aimed at determining the nature and extent of hazardous substances which might be located on its property. These activities are being accomplished on an area by area basis and generally are at an early stage. Because the Company does not know the nature and extent of hazardous substances which may be located on its properties, it is not possible at this time to estimate the ultimate cost to comply with the corrective action order.

      At December 31, 2003, the Company had accrued approximately $9.0 million related to the consent decree, the corrective action order, and other environmental liabilities, of that, $0.4 million is classified as “Other long term liabilities” and $8.6 million is classified as “Liabilities subject to compromise.”

Legal Proceedings

      The Company, in the ordinary course of business, is the subject of, or party to, various pending or threatened legal actions. The Company believes that any ultimate liability resulting from these actions will

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

not have a material adverse effect on its financial position or results of operations. On a quarterly and annual basis, management establishes or adjusts financial provisions and reserves for contingencies.

Commitments and Contingencies

      The Company obtains insurance for automobile, general liability and property damage. However, the Company has elected to retain a portion of expected losses for property damage and general liability claims through the use of deductibles.

      Additionally the Company’s health care and workers’ compensation plans are self insured. Provisions for losses under those programs, other than post-retirement benefits costs, which are actuarially determined, are recorded based on estimates (utilizing claims experience and other data), of the aggregate liability for claims incurred and claims incurred but not reported.

      The Company is an integrated producer and does not own or operate sources of raw material supply. In October 1991, the Company entered into a supply agreement with a subsidiary of Cleveland-Cliffs Inc. to provide the majority of its iron ore pellet requirements beginning in 1992 and extending through 2008. This contract was modified in November of 2003 to purchase 67% of Company’s iron ore pellet requirements for 2004 and 2005 years respectively. The pricing for the Company’s requirements fluctuates primarily on world pellet market prices.

      In December 2003, the Company has entered into an amendment to the memorandum of understanding with U.S. Steel to provide it with 850,000 net tons of coke in each of 2004 and 2005 years respectively. In addition the Company has also secured through the amendment 1,000,000 tons of iron ore pellets in each of 2004 and 2005 years respectively. The price of coke fluctuates on an annual basis based on the market price for coke. The Company continually evaluates potential new sources for coke and processes for utilizing coke more efficiently in its steel making facilities. The Company obtains its limestone, tin, zinc, scrap metal and other raw materials requirements from multiple sources.

      During the fourth quarter of 2003 the Company negotiated special terms related to its natural gas supply agreement, as a result the Company received $4.0 million in cash and recognized a corresponding reduction in natural gas expense.

NOTE 17.	Claims and Allowances

      The Company’s policy is to fully reserve for claims that have been or may be incurred on all products that have been shipped. The reserve is calculated based on claims that have been submitted but not settled. The calculation also considers anticipated claims based on historical performance. The reserve for claims and allowances is netted against accounts receivable for financial reporting purposes.

      The following is a roll-forward of the Company’s claims and allowances activity:

	2003	2002

Beginning Balance	$4,521	$3,195
Additions to Reserve	16,620	16,272
Settled Claims	(15,292)	(14,946)

Ending Balance	$5,849	$4,521

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

NOTE 18.	Disclosures About Fair Value of Financial Instruments and Significant Group Concentrations of Credit Risk

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Redeemable Preferred Stock

      The fair value of the Series A, Series C and Series D Preferred was determined to be zero at December 31,2003, based upon the assumption that no future plan, whether through sale or emergence from bankruptcy would yield any value to the holder of the preferred stock. The Preferred Series A was based upon an independent appraisal performed as of December 31, 2002.

Long-term Debt Obligations

      In light of the Company’s Chapter 11 Bankruptcy filing and the uncertainty surrounding the APA it is not practicable for the Company to estimate the fair value of the Company’s long-term debt obligations for the year ended December 31, 2003.

	2003		2002

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Redeemable Preferred stock	$67,437	$—	$67,895	$2,374
Long term debt obligations	279,329	—	295,006	75,594

Significant Group Concentrations of Credit Risk

      One customer accounted for 12% of the Company’s trade receivables at December 31, 2003. There were no significant concentrations of credit risk as of or for the year ended December 31, 2002. One customer accounted for 15% of net sales in 2001.

NOTE 19.	Subsidiaries and Joint Ventures

      On February 26, 2004, the Company’s wholly owned subsidiary, FW Holdings, Inc., which holds a capital lease for the steam and power generation facilities used in the Company’s operations, filed a voluntary petition with the Court under Chapter 11. Also on February 26, 2004, another wholly owned subsidiary of the Company, Weirton Venture Holdings Corporation, which holds a 50% interest in WeBco International, LLC, filed a voluntary petition under chapter 11 of the Bankruptcy Code. Both of these cases are being jointly administered with the bankruptcy case of the Company, and both of these subsidiaries also are selling all or substantially all of their assets to ISG Weirton pursuant to the APA.

FW Holdings

      In 2001 the Company formed its wholly owned subsidiary, FW Holdings, Inc. (“FW Holdings”) in connection with a sale and leaseback financing of steam and electrical generation assets. See discussion in Note 6, “Liquidity and Financing Arrangements.”

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

MetalSite

      During the first quarter of 2001, MetalSite LP (“MetalSite”) continued to incur significant losses. Additionally, the difficulties experienced by other Internet and e-commerce companies, as well as questions about MetalSite’s capacity to obtain additional financing, raised doubts about the Company’s ability to realize its investment in MetalSite. As such, the Company incurred equity losses, including a charge to write its investment in MetalSite to zero, of $5.8 million during the first quarter of 2001. The Company maintains no balance related to MetalSite on its balance sheet. In August 2001 MetalSite sold all of its assets to Management Sciences Associates, Inc.

GalvPro

      The Company incurred equity losses, including a charge to write its investment in GalvPro LP (“GalvPro”) to zero, of $12.2 million during the first quarter of 2001. In August 2001, GalvPro filed a petition in the United States Bankruptcy Court for the Southern District of Indiana seeking protection under Chapter 11 of the United States Bankruptcy Code. In 2002, the assets of GalvPro were sold to Steel Dynamics Inc., subsequently the GalvPro’s Chapter 11 case was converted to a Chapter 7 proceeding and was later dismissed. The Company has no direct liability from GalvPro’s filing and therefore continues to carry no balance for its investment in GalvPro as of December 31, 2003.

WVHC and WeBCo

      WeBCo International LLC (“WeBCo”) was formed in 1997 with the Balli Group, plc. The primary function of WeBCo is to market and sell the partners’ products globally. As of December 31, 2003, Weirton owned 100% of Weirton Ventures Holding Corporation (“WVHC”) and WVHC owns 50% of WeBCo, and the carrying amount of the Company’s investment in WeBCo was $3.3 million.

Brightsmith, LLC

      In the first quarter of 2002, W&A Manufacturing LLC (“W&A”) changed its name to Brightsmith, LLC (“Brightsmith”). W&A was formed in 1998 with ATAS International for the purpose of manufacturing steel roofing products. As of December 31, 2003, the Company owned 50% of Brightsmith, and the carrying amount of the Company’s investment in Brightsmith was $0.3 million.

      The Company accounts for its investments in WeBCo and W&A using the equity method of accounting.

Related Party Transactions

      The Company had no purchases of goods and services from unconsolidated subsidiaries in 2003 and had $8.0 million and $31.1 million in 2002 and 2001, respectively. The Company’s sales of steel to unconsolidated subsidiaries totaled $25.7 million, $35.5 million and $9.0 million in 2003, 2002 and 2001, respectively. These transactions arose in the ordinary course of business and were transacted at arms-length. Pursuant to certain service agreements, the Company provides services to subsidiaries. The Company billed for these arrangements at amounts approximating the cost to provide the service. Such amounts were minimal in 2003, and 2002 and $0.5 million in 2001. At December 31, 2003 and 2002, the Company had outstanding trade receivables from unconsolidated subsidiaries of $0.4 million and $1.8 million respectively.

WEIRTON STEEL CORPORATION AND SUBSIDIARIES
DEBTOR-IN-POSSESSION AS OF MAY 19, 2003
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2003

In Thousands of Dollars, Except Per Share Amounts,

or in Millions of Dollars Where Indicated

      In each of 2003 and 2002, the Company received distributions of $0.8 million and $1.0 million, respectively, from WeBCo. There were no dividends or partnership distributions received from equity affiliates in 2001.

NOTE 20.	(Unaudited)

	Quarterly Periods in 2003					Quarterly Periods in 2002
(Dollars in millions,
except per share data)	4th		3rd	2nd	1st	4th	3rd	2nd	1st

Net sales	$284		$271	$243	$260	$275	$274	$251	$236
Gross profit	(6)		(10)	(15)	(12)	2	12	(10)	(14)
Operating income (loss)	(561	)(1)	(30)	(36)	(71)	(22)	(11)	(33)	(36)
Net income (loss)	(544	)(1)	(37)	(44)	(75)	(24)	(13)	(39)	(45)
Basic loss per share	$(12.93)		$(0.88)	$(1.05)	$(1.78)	$(0.59)	$(0.30)	$(0.85)	$(1.06)
Diluted loss per share	$(12.93)		$(0.88)	$(1.05)	$(1.78)	$(0.59)	$(0.30)	$(0.85)	$(1.06)

(1)	After eliminating the FAS No. 87 accruals and recording the $825 million PBGC claim for Pension, this amount includes a net charge of $537 million.

$600,000,000

INTERNATIONAL STEEL GROUP INC.

6.500% SENIOR NOTES DUE 2014

ISG

PROSPECTUS

September      , 2004

PART II

Item 20.  Indemnification of Directors and Officers.

Elimination of Liability in Certain Circumstances

      Pursuant to the authority conferred by Section 102 of the General Corporation Law of the State of Delaware, our certificate of incorporation contains a provision providing that none of our directors shall be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of a director’s duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transactions from which the director derived an improper personal benefit.

      Our certificate of incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action, to the fullest extent permissible under Delaware law as so amended.

Indemnification and Insurance

      Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as us to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with, among other things, their service to the corporation in those capacities. Our certificate of incorporation contains provisions requiring us to indemnify and hold harmless our directors, officers and employees to the fullest extent permitted or required by law. Among other things, these provisions provide that we are required to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the indemnitee is or was acting in an official capacity as our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against all expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with such proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be amended (but, in the case of any amendment, only to the extent that the amendment permits us to provide broader indemnification rights than law permitted us to provide prior to the amendment). These provisions also provide for the advance payment of fees and expenses incurred by the indemnitee in defense of any such proceeding, subject to reimbursement by the indemnitee if it is ultimately determined that the indemnitee is not entitled to be indemnified by us. We have entered into agreements with our directors, executive officers and certain other key employees providing contractually for indemnification consistent with our certificate of incorporation and bylaws.

      Our certificate of incorporation also permits us to secure insurance on our behalf and on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the bylaws would permit indemnification. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims.

Item 21.  Exhibits

      The following is a list of all exhibits filed as part of this registration statement on Form S-4.

Exhibit
Number		Description of Document

3.1		Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
4.1		Exchange and Registration Rights Agreement, dated as of April 14, 2004, by and among International Steel Group Inc., certain subsidiaries of International Steel Group Inc., Goldman, Sachs & Co., UBS Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc (incorporated by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
4.2		Indenture, dated as of April 14, 2004, by and among International Steel Group Inc., certain subsidiaries of International Steel Group Inc., and The Bank of New York, as trustee, including the Form of International Steel Group Inc.’s 6.50% Senior Notes due 2014 (incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
4	.3***	First Supplemental Indenture, dated as of August 23, 2004, by and among International Steel Group Inc., certain subsidiaries of International Steel Group Inc., and The Bank of New York, as trustee.
5	.1***	Opinion of Jones Day.
5	.2***	Opinion of Faegre & Benson LLP.
10.1		Credit and Guaranty Agreement, dated as of May 7, 2003, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate Inc., ISG Piedmont Inc., ISG Burns Harbor, Inc., ISG Sparrows Point Inc., ISG Steelton Inc., and ISG Lackawanna Inc., as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.2		First Amendment to Credit and Guaranty Agreement, dated as of August 6, 2003, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Riverdale Inc., ISG Plate Inc., ISG Piedmont Inc., ISG Burns Harbor, Inc., ISG Sparrows Point Inc., ISG Steelton Inc., and ISG Lackawanna Inc., as Borrowers, certain subsidiaries of the company, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, the CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).

Exhibit
Number	Description of Document

10.3	Second Amendment and Limited Waiver to Credit and Guaranty Agreement, dated as of September 30, 2003, by and among International Steel Group Inc., as a Guarantor, IS Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate Inc., ISG Piedmont Inc., ISG Burns Harbor, Inc., ISG Sparrows Point Inc., ISG Steelton Inc., and ISG Lackawanna Inc., as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.4	Third Amendment to Credit and Guaranty Agreement, dated as of March 21, 2004, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate LLC (f/k/a ISG Plate Inc.), ISG Piedmont LLC (f/k/a ISG Piedmont Inc.), ISG Burns Harbor LLC (f/k/a ISG Burns Harbor Inc.), ISG Sparrows Point LLC (f/k/a ISG Sparrows Point Inc.), ISG Steelton LLC (f/k/a ISG Steelton Inc.), and ISG Lackawanna LLC (f/k/a ISG Lackawanna Inc.), as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.5	Fourth Amendment to Credit and Guaranty Agreement, dated as of April 27, 2004, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate LLC (f/k/a ISG Plate Inc.), ISG Piedmont LLC (f/k/a ISG Piedmont Inc.), ISG Burns Harbor LLC (f/k/a ISG Burns Harbor Inc.), ISG Sparrows Point LLC (f/k/a ISG Sparrows Point Inc.), ISG Steelton LLC (f/k/a ISG Steelton Inc.), and ISG Lackawanna LLC (f/k/a ISG Lackawanna Inc.), as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.6	Amended and Restated International Steel Group Inc. Officer Cash and Stock Bonus Plan dated as of July 16, 2003 (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.7	2002 Stock Option Plan of International Steel Group Inc. dated as of June 28, 2002 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.8	Release and Settlement Agreement, dated April 22, 2003, by and between International Steel Group Inc. and the Pension Benefit Guaranty Corporation (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).

Exhibit
Number		Description of Document

10	.9**	Pellet Sale and Purchase Agreement, dated as of April 10, 2002, by and among Cleveland-Cliffs Iron Company, Cliffs Mining Company, North shore Mining Company, North shore Sales Company, ISG Cleveland Inc. and ISG Indiana Harbor, Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.10		Asset Purchase Agreement, dated as of February 26, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.11		First Amendment to the Asset Purchase Agreement, dated as of April 11, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.12		Second Amendment to the Asset Purchase Agreement, dated as of June 4, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.13		Third Amendment to the Asset Purchase Agreement, dated as of July 8, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.14		Asset Purchase Agreement, dated as of March 12, 2003, by and among International Steel Group Inc., ISG Acquisition, Inc., Bethlehem Steel Corporation, and the other sellers named therein (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.15		Amendment No. 1 to Asset Purchase Agreement, dated as of April 22, 2003, by and among International Steel Group Inc., ISG Acquisition, Inc., Bethlehem Steel Corporation, and the other sellers named therein (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.16		Amendment No. 2 to Asset Purchase Agreement, dated as of May 6, 2003, by and among International Steel Group Inc., ISG Acquisition, Inc., Bethlehem Steel Corporation, and the other sellers named therein (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.17		Form of Indemnification Agreement with directors of International Steel Group Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.18		Form of Indemnification Agreement with officers of International Steel Group Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.19		Form of Indemnification Agreement with a person who is both an officer and director of International Steel Group Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.20		Amended and Restated Asset Purchase Agreement, dated as of February 25, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).

Exhibit
Number		Description of Document

10.21		Amendment No. 1 to Amended and Restated Asset Purchase Agreement, dated as of March 8, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.22		Amendment No. 2 to Amended and Restated Asset Purchase Agreement, dated as of April 21, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.23		Amendment No. 3 to Amended and Restated Asset Purchase Agreement, dated as of May 5, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.24		Employment Agreement, by and between Rodney B. Mott and International Steel Group, dated as of February 25, 2004 (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.25		Employment Agreement, by and between Jerome V. Nelson and International Steel Group, dated as of February 26, 2004 (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.26		Employment Agreement, by and between V. John Goodwin and International Steel Group, dated as of March 31, 2004 (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.27		Employment Agreement, by and between Leonard M. Anthony and International Steel Group, dated as of March 31, 2004 (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10	.28***	Fifth Amendment to Credit and Guaranty Agreement, dated as of June 21, 2004, by and among International Steel Group Inc., ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate LLC (f/k/a ISG Plate Inc.), ISG Piedmont LLC (f/k/a ISG Piedmont Inc.), ISG Burns Harbor LLC (f/k/a ISG Burns Harbor Inc.), ISG Sparrows Point LLC (f/k/a ISG Sparrows Point Inc.), ISG Steelton LLC (f/k/a ISG Steelton Inc.), and ISG Lackawanna LLC (f/k/a ISG Lackawanna Inc.), as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, The CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent and Lasalle Bank National Association, as Co-Documentation Agent.
12	.1***	Ratio of Earnings to Fixed Charges.
21	.1***	List of Subsidiaries.
23	.1***	Consent of Independent Registered Public Accounting Firm — KPMG LLP (ISG).
23	.2***	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP.
23	.3***	Consent of Independent Registered Public Accounting Firm — KPMG LLP (Weirton).
23	.4***	Consent of Jones Day (included in Exhibit 5.1).
23	.5***	Consent of Faegre & Benson LLP (included in Exhibit 5.2).
24	.1***	Power of Attorney.
25	.1***	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.
99	.1*	Letter of Transmittal.
99	.2*	Notice of Guaranteed Delivery.

Exhibit
Number		Description of Document

99	.3*	Letter regarding Exchange Offer.
99	.4*	Letter to Depository Trust Company Participants.

*	Previously filed

**	Confidential treatment granted as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission

***	Filed herewith

Item 22.  Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, International Steel Group Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

INTERNATIONAL STEEL GROUP INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	September 1, 2004

* Wilbur L. Ross, Jr.	Chairman of the Board of Directors and Director	September 1, 2004

Rand V. Araskog	Director	September 1, 2004

William C. Bartholomay	Director	September 1, 2004

* James C. Boland	Director	September 1, 2004

* Peter J. Powers	Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Acquisition Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG ACQUISITION INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Cleveland Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG CLEVELAND INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Cleveland West Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG CLEVELAND WEST INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Cleveland West Properties Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG CLEVELAND WEST PROPERTIES INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Cleveland Works Railway Company. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG CLEVELAND WORKS RAILWAY COMPANY

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Hennepin Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG HENNEPIN INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Indiana Harbor Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG INDIANA HARBOR INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Riverdale Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG RIVERDALE INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG South Chicago & Indiana Harbor Railway Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG SOUTH CHICAGO & INDIANA HARBOR RAILWAY COMPANY

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Warren Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG WARREN INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG/ EGL Holding Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG/ EGL HOLDING COMPANY

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* John C. Mang III	Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Burns Harbor LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG BURNS HARBOR LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Lackawanna LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG LACKAWANNA LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Piedmont LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG PIEDMONT LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Plate LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG PLATE LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Railways Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG RAILWAYS INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Leonard M. Anthony	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Real Estate Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG REAL ESTATE INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Sales Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG SALES INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Sparrows Point LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG SPARROWS POINT LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Steelton LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG STEELTON LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Steelton Services LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG STEELTON SERVICES LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Venture Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG VENTURE INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Technologies Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG TECHNOLOGIES INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver to this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Hibbing Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG HIBBING INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, Hibbing Taconite Holding Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

HIBBING TACONITE HOLDING INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Lackawanna Services LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG LACKAWANNA SERVICES LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Sparrows Point Services LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG SPARROWS POINT SERVICES LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Plate Services LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG PLATE SERVICES LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Burns Harbor Services LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG BURNS HARBOR SERVICES LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony
Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, Tow Path Valley Business Park Development Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

TOW PATH VALLEY BUSINESS PARK DEVELOPMENT COMPANY

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Columbus Coatings LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG COLUMBUS COATINGS LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Vice President and Manager (Principal Financial Officer) (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Columbus Processing LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG COLUMBUS PROCESSING LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, Pristine Resources Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

PRISTINE RESOURCES INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, Tecumseh Redevelopment Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

TECUMSEH REDEVELOPMENT INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Chicago Cold Rolling LLC has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG CHICAGO COLD ROLLING LLC

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Manager (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Manager (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Manager	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and managers above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, Hibbing Land Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

HIBBING LAND CORPORATION

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President, Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Weirton Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG WEIRTON INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President Chief Executive and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, ISG Georgetown Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on September 1, 2004.

ISG GEORGETOWN INC.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title:	Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RODNEY B. MOTT Rodney B. Mott	President and Director (Principal Executive Officer)	September 1, 2004

/s/ LEONARD M. ANTHONY Leonard M. Anthony	Chief Financial Officer, Vice President, Secretary and Director (Principal Financial Officer)	September 1, 2004

* Lonnie A. Arnett	Vice President and Assistant Secretary (Principal Accounting Officer)	September 1, 2004

* V. John Goodwin	Chief Operating Officer and Director	September 1, 2004

*	The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to the Registration Statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ LEONARD M. ANTHONY

Name: Leonard M. Anthony

Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description of Document

3.1		Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
4.1		Exchange and Registration Rights Agreement, dated as of April 14, 2004, by and among International Steel Group Inc., certain subsidiaries of International Steel Group Inc., Goldman, Sachs & Co., UBS Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc (incorporated by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
4.2		Indenture, dated as of April 14, 2004, by and among International Steel Group Inc., certain subsidiaries of International Steel Group Inc., and The Bank of New York, as trustee, including the Form of International Steel Group Inc.’s 6.50% Senior Notes due 2014 (incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
4	.3***	First Supplemental Indenture, dated as of August 23, 2004, by and among International Steel Group Inc., certain subsidiaries of International Steel Group Inc., and The Bank of New York, as trustee.
5	.1***	Opinion of Jones Day.
5	.2***	Opinion of Faegre & Benson LLP.
10.1		Credit and Guaranty Agreement, dated as of May 7, 2003, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate Inc., ISG Piedmont Inc., ISG Burns Harbor, Inc., ISG Sparrows Point Inc., ISG Steelton Inc., and ISG Lackawanna Inc., as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/ Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.2		First Amendment to Credit and Guaranty Agreement, dated as of August 6, 2003, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Riverdale Inc., ISG Plate Inc., ISG Piedmont Inc., ISG Burns Harbor, Inc., ISG Sparrows Point Inc., ISG Steelton Inc., and ISG Lackawanna Inc., as Borrowers, certain subsidiaries of the company, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, the CIT Group/ Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).

Exhibit
Number		Description of Document

10.3		Second Amendment and Limited Waiver to Credit and Guaranty Agreement, dated as of September 30, 2003, by and among International Steel Group Inc., as a Guarantor, IS Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate Inc., ISG Piedmont Inc., ISG Burns Harbor, Inc., ISG Sparrows Point Inc., ISG Steelton Inc., and ISG Lackawanna Inc., as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/ Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.4		Third Amendment to Credit and Guaranty Agreement, dated as of March 21, 2004, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate LLC (f/k/a ISG Plate Inc.), ISG Piedmont LLC (f/k/a ISG Piedmont Inc.), ISG Burns Harbor LLC (f/k/a ISG Burns Harbor Inc.), ISG Sparrows Point LLC (f/k/a ISG Sparrows Point Inc.), ISG Steelton LLC (f/k/a ISG Steelton Inc.), and ISG Lackawanna LLC (f/k/a ISG Lackawanna Inc.), as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/ Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.5		Fourth Amendment to Credit and Guaranty Agreement, dated as of April 27, 2004, by and among International Steel Group Inc., as a Guarantor, ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate LLC (f/k/a ISG Plate Inc.), ISG Piedmont LLC (f/k/a ISG Piedmont Inc.), ISG Burns Harbor LLC (f/k/a ISG Burns Harbor Inc.), ISG Sparrows Point LLC (f/k/a ISG Sparrows Point Inc.), ISG Steelton LLC (f/k/a ISG Steelton Inc.), and ISG Lackawanna LLC (f/k/a ISG Lackawanna Inc.), as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS Securities LLC, as Joint Lead Arranger and Joint Book runner, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book runner and Syndication Agent, The CIT Group/ Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent, and LaSalle Bank National Association, as Co-Documentation Agent (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.6		Amended and Restated International Steel Group Inc. Officer Cash and Stock Bonus Plan dated as of July 16, 2003 (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.7		2002 Stock Option Plan of International Steel Group Inc. dated as of June 28, 2002 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.8		Release and Settlement Agreement, dated April 22, 2003, by and between International Steel Group Inc. and the Pension Benefit Guaranty Corporation (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10	.9**	Pellet Sale and Purchase Agreement, dated as of April 10, 2002, by and among Cleveland-Cliffs Iron Company, Cliffs Mining Company, North shore Mining Company, North shore Sales Company, ISG Cleveland Inc. and ISG Indiana Harbor, Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).

Exhibit
Number	Description of Document

10.10	Asset Purchase Agreement, dated as of February 26, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.11	First Amendment to the Asset Purchase Agreement, dated as of April 11, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.12	Second Amendment to the Asset Purchase Agreement, dated as of June 4, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.13	Third Amendment to the Asset Purchase Agreement, dated as of July 8, 2002, by and among WLR Acquisition Corp., LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, and Cuyahoga Valley Railway (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.14	Asset Purchase Agreement, dated as of March 12, 2003, by and among International Steel Group Inc., ISG Acquisition, Inc., Bethlehem Steel Corporation, and the other sellers named therein (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.15	Amendment No. 1 to Asset Purchase Agreement, dated as of April 22, 2003, by and among International Steel Group Inc., ISG Acquisition, Inc., Bethlehem Steel Corporation, and the other sellers named therein (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.16	Amendment No. 2 to Asset Purchase Agreement, dated as of May 6, 2003, by and among International Steel Group Inc., ISG Acquisition, Inc., Bethlehem Steel Corporation, and the other sellers named therein (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.17	Form of Indemnification Agreement with directors of International Steel Group Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.18	Form of Indemnification Agreement with officers of International Steel Group Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-107524), as amended).
10.19	Form of Indemnification Agreement with a person who is both an officer and director of International Steel Group Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (Reg. No.333-107524), as amended).
10.20	Amended and Restated Asset Purchase Agreement, dated as of February 25, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.21	Amendment No. 1 to Amended and Restated Asset Purchase Agreement, dated as of March 8, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).

Exhibit
Number		Description of Document

10.22		Amendment No. 2 to Amended and Restated Asset Purchase Agreement, dated as of April 21, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.23		Amendment No. 3 to Amended and Restated Asset Purchase Agreement, dated as of May 5, 2004, by and among Weirton Steel Corporation, FW Holdings Inc., Weirton Venture Holdings Corporation, ISG Weirton Inc., and International Steel Group Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.24		Employment Agreement, by and between Rodney B. Mott and International Steel Group, dated as of February 25, 2004 (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.25		Employment Agreement, by and between Jerome V. Nelson and International Steel Group, dated as of February 26, 2004 (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.26		Employment Agreement, by and between V. John Goodwin and International Steel Group, dated as of March 31, 2004 (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10.27		Employment Agreement, by and between Leonard M. Anthony and International Steel Group, dated as of March 31, 2004 (incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2004).
10	.28***	Fifth Amendment to Credit and Guaranty Agreement, dated as of June 21, 2004, by and among International Steel Group Inc., ISG Acquisition Inc., ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., ISG Plate LLC (f/k/a ISG Plate Inc.), ISG Piedmont LLC (f/k/a ISG Piedmont Inc.), ISG Burns Harbor LLC (f/k/a ISG Burns Harbor Inc.), ISG Sparrows Point LLC (f/k/a ISG Sparrows Point Inc.), ISG Steelton LLC (f/k/a ISG Steelton Inc.), and ISG Lackawanna LLC (f/k/a ISG Lackawanna Inc.), as Borrowers, certain subsidiaries of the Registrant, as Guarantors, the Lenders party thereto from time to time, UBS AG, Stamford Branch, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, The CIT Group/Business Credit, Inc., as Collateral Agent, Fleet Capital Corporation, as Co-Documentation Agent and Lasalle Bank National Association, as Co-Documentation Agent.
12	.1***	Ratio of Earnings to Fixed Charges.
21	.1***	List of Subsidiaries.
23	.1***	Consent of Independent Registered Public Accounting Firm — KPMG LLP (ISG).
23	.2***	Consent of Independent Registered Public Accounting Firm — PricewaterhouseCoopers LLP.
23	.3***	Consent of Independent Registered Public Accounting Firm — KPMG LLP (Weirton).
23	.4***	Consent of Jones Day (included in Exhibit 5.1).
23	.5***	Consent of Faegre & Benson LLP (included in Exhibit 5.2).
24	.1***	Power of Attorney.
25	.1***	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.
99	.1*	Letter of Transmittal.
99	.2*	Notice of Guaranteed Delivery.
99	.3*	Letter regarding Exchange Offer.
99	.4*	Letter to Depository Trust Company Participants.

*	Previously filed

**	Confidential treatment granted as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission

***	Filed herewith